Exhibit 10.12

MEZZANINE C LOAN AGREEMENT

Dated as of November 30, 2012

by and among

ESH MEZZANINE C LLC,

ESH MEZZANINE C-2 LLC,

ESH CANADA MEZZANINE C LLC,

and

ESH CANADA MEZZANINE C-2 LLC

collectively, as Borrower

and

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

and

GERMAN AMERICAN CAPITAL CORPORATION,

and

CITIGROUP GLOBAL MARKETS REALTY CORP.,

and

BANK OF AMERICA, N.A.,

and

GOLDMAN SACHS MORTGAGE COMPANY,

collectively, as Lender

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SCHEDULES AND EXHIBITS

Schedule I	–	Reserved

Schedule II	–	Reserved

Schedule III	–	Reserved

Schedule IV	–	Trademark License Agreements

Schedule V	–	Maryland Properties

Schedule VI	–	Reserved

Schedule VII	–	Ratable Share

Schedule VIII	–	Release Amounts

Schedule IX	–	Reserved

Schedule X	–	Organizational Chart of Borrower

Schedule XI	–	Litigation

Schedule XII	–	Condemnations

Schedule XIII	–	Reserved

Schedule XIV	–	Leases

Schedule XIV-A	–	Leases

Schedule XIV-B	–	Leases

Schedule XV	–	Reserved

Schedule XVI	–	Reserved

Schedule XVII	–	Required Capital Expenditures

Schedule XVIII	–	Clearing Banks and Property Banks

Schedule XIX	–	Reserved

Schedule XX	–	Additional Property

Schedule XXI	–	Additional Property Management Agreements

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Exhibit A	–	Reserved

Exhibit B	–	Tax Certificates

Exhibit C	–	Restructuring

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MEZZANINE C LOAN AGREEMENT

THIS MEZZANINE C LOAN AGREEMENT, dated as of November 30, 2012 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), among JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a banking association chartered under the laws of the United States of America, having an address at 383 Madison Avenue, New York, New York 10179, GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation having an address at 60 Wall Street, New York, New York 10005, CITIGROUP GLOBAL MARKETS REALTY CORP., a New York corporation having an address at 388 Greenwich Street, 19th Floor, New York, New York 10013, BANK OF AMERICA, N.A., a national banking association having an address at One Bryant Park, New York, New York 10026 and GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership having an address at 200 West Street, New York, New York 10282 (together with their respective successors and assigns, each, a “Co-Lender” and, collectively, “Lender”) and ESH MEZZANINE C LLC, ESH MEZZANINE C-2 LLC, ESH CANADA MEZZANINE C LLC, and ESH CANADA MEZZANINE C-2 LLC, each a Delaware limited liability company, having an office at 11525 North Community House Road, Suite 100, Charlotte, North Carolina 28277 (together with their respective successors and assigns, each, an “Individual Borrower” and, collectively, “Borrower”).

W I T N E S S E T H:

WHEREAS, JPMorgan Chase Bank, National Association, a banking association chartered under the laws of the United States of America, having an address at 383 Madison Avenue, New York, New York 10179, German American Capital Corporation, a Maryland corporation having an address at 60 Wall Street, New York, New York 10005, Citigroup Global Markets Realty Corp., a New York corporation having an address at 388 Greenwich Street, 19th Floor, New York, New York 10013, Bank of America, N.A., a national banking association having an address at One Bryant Park, New York, New York 10026 and Goldman Sachs Mortgage Company, a New York limited partnership having an address at 200 West Street, New York, New York 10282, collectively as mortgage lender (“Mortgage Lender”), have made a loan in the original principal amount of Two Billion Five Hundred Twenty Million and No/100 Dollars ($2,520,000,000.00) (the “Mortgage Loan”) to ESA P Portfolio L.L.C., ESA P Portfolio MD Borrower L.L.C., ESA Canada Properties Borrower L.L.C. and ESH/TN Properties L.L.C. (together with their respective successors and assigns, each, an “Individual Mortgage Borrower” and collectively, “Mortgage Borrower”) pursuant to that certain Loan Agreement dated as of the date hereof (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Mortgage Loan Agreement”) among Mortgage Borrower, Maryland Owner (as hereinafter defined), Signatory Trustee (as hereinafter defined), Canadian Trust (as hereinafter defined), Operating Lessee (as hereinafter defined) and Mortgage Lender, which Mortgage Loan is evidence by those certain promissory notes of even date herewith (collectively, as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Mortgage Note”) made by Mortgage Borrower to Mortgage Lender and secured by, among other things, the Security Instruments (as hereinafter defined) by the applicable Individual Mortgage Borrower or Property Owner (as hereinafter defined), as applicable, and Operating Lessee in favor of Mortgage Lender pursuant to which Mortgage Borrower, Property Owner and Operating Lessee have granted the Mortgage Lender a first-priority mortgage on, among other things, the Properties (as hereinafter defined);

WHEREAS, JPMorgan Chase Bank, National Association, a banking association chartered under the laws of the United States of America, having an address at 383 Madison Avenue, New York, New York 10179, German American Capital Corporation, a Maryland corporation having an address at 60 Wall Street, New York, New York 10005, Citigroup Global Markets Realty Corp., a New York corporation having an address at 388 Greenwich Street, 19th Floor, New York, New York 10013, Bank of America, N.A., a national banking association having an address at One Bryant Park, New York, New York 10026 and Goldman Sachs Mortgage Company, a New York limited partnership having an address at 200 West Street, New York, New York 10282, collectively as mezzanine a lender (“Mezzanine A Lender”) have made a loan in the original principal amount of Five Hundred Million and No/100 Dollars ($500,000,000) (the “Mezzanine A Loan”) to ESH Mezzanine A LLC, ESH Mezzanine A-2 LLC, ESH Canada Mezzanine A LLC and ESH Canada Mezzanine A-2 LLC, each a Delaware limited liability company (together with their respective successors and assigns, each, an “Individual Mezzanine A Borrower” and collectively, “Mezzanine A Borrower”) pursuant to that certain Mezzanine A Loan Agreement dated as of the date hereof (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Mezzanine A Loan Agreement”) among Mezzanine A Borrower and Mezzanine A Lender, which Mezzanine A Loan is evidenced by those certain promissory notes of even date herewith (collectively, as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Mezzanine A Note”) made by Mezzanine A Borrower to Mezzanine A Lender and secured by, among other things, the “Collateral” as defined in the Mezzanine A Loan Agreement (the “Mezzanine A Collateral”), pursuant to that certain Pledge and Security Agreement (Mezzanine A), dated as of the date hereof, by Mezzanine A Borrower in favor of Mezzanine A Lender;

WHEREAS, JPMorgan Chase Bank, National Association, a banking association chartered under the laws of the United States of America, having an address at 383 Madison Avenue, New York, New York 10179, German American Capital Corporation, a Maryland corporation having an address at 60 Wall Street, New York, New York 10005, Citigroup Global Markets Realty Corp., a New York corporation having an address at 388 Greenwich Street, 19th Floor, New York, New York 10013, Bank of America, N.A., a national banking association having an address at One Bryant Park, New York, New York 10026 and Goldman Sachs Mortgage Company, a New York limited partnership having an address at 200 West Street, New York, New York 10282, collectively as mezzanine b lender (“Mezzanine B Lender”) have made a loan in the original principal amount of Three Hundred Thirty Million and No/100 Dollars ($330,000,000) (the “Mezzanine B Loan”) to ESH Mezzanine B LLC, ESH Mezzanine B-2 LLC, ESH Canada Mezzanine B LLC and ESH Canada Mezzanine B-2 LLC, each a Delaware limited liability company (together with their respective successors and assigns, each, an “Individual Mezzanine B Borrower” and collectively, “Mezzanine B Borrower”) pursuant to that certain Mezzanine B Loan Agreement dated as of the date hereof (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Mezzanine B Loan Agreement”) among Mezzanine B Borrower and Mezzanine B Lender, which Mezzanine B Loan is evidenced by those certain promissory notes of even date herewith (collectively, as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Mezzanine B Note”) made by Mezzanine B Borrower to Mezzanine B Lender and secured by, among other things, the “Collateral” as defined in the Mezzanine B Loan Agreement (the “Mezzanine B Collateral”), pursuant to that certain Pledge and Security Agreement (Mezzanine B), dated as of the date hereof, by Mezzanine B Borrower in favor of Mezzanine B Lender;

WHEREAS, Borrower is the legal and beneficial owner, directly or indirectly, of all of the interests in Mezzanine A Borrower, Mezzanine B Borrower, Mortgage Borrower, Property Owner and certain other Mortgage Loan Parties (as hereinafter defined);

WHEREAS, Borrower has requested Lender to make a loan to it in the principal amount of Two Hundred Fifty Million and No/100 Dollars and ($250,000,000) (the “Loan”); and

WHEREAS, it is a condition to the making of the Loan to Borrower, that Borrower has entered into that certain Pledge and Security Agreement (Mezzanine C), dated as of the date hereof, in favor of Lender (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Pledge Agreement”), pursuant to which Borrower has granted to Lender a first priority security interest in the Collateral (as hereinafter defined) as collateral security for the Debt (as hereinafter defined).

NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

I.	DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“Accounts” shall have the meaning set forth in Section 4.1.39(a) hereof.

“Additional Insolvency Opinion” shall mean any non-consolidation opinion that would be satisfactory to a prudent lender acting reasonably and is required to be delivered subsequent to the Closing Date pursuant to, and in connection with, the Loan Documents.

“Additional Mortgages” shall have the meaning set forth in Section 7.7.1(b) hereof.

“Additional Property” shall mean those Individual Properties set forth on Schedule XX hereto.

“Additional Property Acquisition Date” shall have the meaning set forth in Section 7.7.3 hereof.

“Additional Property Management Agreement” shall mean those Individual Properties set forth on Schedule XXI hereto.

“Additional Property Mortgage Borrower” shall have the meaning set forth in Section 7.7.1 hereof.

“Additional Property Outside Date” shall have the meaning set forth in Section 7.7.1 hereof.

“Additional Property Reserve Account” shall have the meaning set forth in Section 7.7.1 hereof.

“Additional Property Reserve Funds” shall have the meaning set forth in Section 7.7.1 hereof.

“Additional Subordination of Management Agreement” shall have the meaning set forth in Section 7.7.1(d) hereof.

“Adjusted Release Amount” shall mean, with respect to any Individual Property, the sum of (a) the Release Amount in respect of such Individual Property and (b) the product of (x) the Release Price Percentage and (y) the applicable Release Amount in respect of such Individual Property.

“Affected Property” shall have the meaning set forth in Section 9.1.4 of the Mortgage Loan Agreement.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

“Affiliated Fees” shall mean Operating Expenses that are: (a) amounts due and owing to Guarantor or any Affiliate of Guarantor, and (b) amounts payable to Manager or Franchise Servicer which constitute an incentive fee or an “override” payment or profit payment (it being understood and agreed, however, that amounts payable pursuant to the Services Agreement shall not constitute “Affiliated Fees”).

“Affiliated Manager” shall mean any Manager in which Borrower, Beneficial Owner, Mortgage Borrower, Senior Mezzanine Borrower or Guarantor has, directly or indirectly, more than a twenty percent (20%) legal, beneficial or economic interest therein. HVM shall not be deemed an Affiliated Manager solely by reason of HVM Manager 2 LLC, a Delaware limited liability company (or any successor or assign thereof) or any other Person, in each case, acting as its non-member manager with the right to control such entity; provided that HVM Manager 2 LLC or such other Person does not own any equity interest in Manager.

“Agent” shall mean Wells Fargo Bank, National Association, a national banking association, or any successor Eligible Institution acting as Agent under the Cash Management Agreement.

“Agreement” shall have the meaning set forth in the introductory paragraph hereto.

“ALTA” shall mean American Land Title Association, or any successor thereto.

“Annual Budget” shall mean the operating budget, including all planned Capital Expenditures, for the Properties, together with a management narrative with respect to the performance of the Mortgage Loan Collateral on a combined basis, prepared by or on behalf of Borrower or Mortgage Borrower for the applicable Fiscal Year or other period.

“Approved Annual Budget” shall have the meaning set forth in Section 5.1.11(e) hereof.

“Approved Bank” shall mean a bank or other financial institution which has a minimum long-term unsecured debt rating of at least “AA” by S&P and Fitch, “Aa2” by Moody’s and “AA” by DBRS.

“Approved Rating Agencies” shall mean each of S&P, Moody’s, Morningstar, Fitch, DBRS and Kroll or any other nationally-recognized statistical rating agency which has been approved by Lender and, in each case designated by Lender to assign a rating to the Securities.

“Asset Transfer” shall have the meaning set forth on Exhibit C hereto.

“Assignment of Title Proceeds” shall mean that certain Mezzanine C Assignment of Title Insurance Proceeds by and among Borrower, ESA P Portfolio L.L.C., a Delaware limited liability company, ESA Canada Administrator L.L.C., a Delaware limited liability company, and Lender and agreed to by Property Owner, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of any Individual Property.

“Bankruptcy Action” shall mean, with respect to any Person, (a) such Person filing a voluntary petition or application under the Bankruptcy Code, the BIA, the CCAA or any other federal or state bankruptcy or insolvency law; (b) the soliciting of or causing to be solicited petitioning creditors for any involuntary petition against such Person under the Bankruptcy Code, the BIA, the CCAA or any other federal or state bankruptcy or insolvency law; (c) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code, the BIA, the CCAA or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning or applicant creditors for any involuntary petition from any Person; (d) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such person or any portion of any Individual Property; or (e) such Person making an assignment for the benefit of creditors.

“Bankruptcy Code” shall mean Title 11 of the United States Code, 11 U.S.C. § 101, et seq., as the same may be amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights or any other Federal or state bankruptcy or insolvency law.

“Beneficial Owner” shall mean, collectively, Canadian Beneficiary and Maryland Beneficiary.

“BIA” shall mean the Bankruptcy and Insolvency Act (Canada), R.S. 1985, c. B3.

“Borrower” shall mean the entities identifed as “Borrower” in the introductory paragraph hereto, together with their respective successors and permitted assigns.

“Borrower’s knowledge”, “Borrower’s best knowledge”, “known to Borrower”, and similar phrases, shall mean (and shall be limited to) the actual knowledge of Vivek Melwani, William Rahm, A.J. Agarwal, Tyler Henritze, Daniel Kamensky, Michael Barr, Jim Donald, Peter Crage or Christopher Dekle as of the Closing Date after conducting such due diligence as each of them, as senior executives of experienced investors in commercial properties and/or operators of commercial properties similar to the Properties, as applicable, have reasonably deemed appropriate in connection with the ownership of the Collateral, the Senior Mezzanine Collateral and the Mortgage Loan Collateral and the borrowing of the Loan; provided, however, in all cases where such a qualification is used, there are no unknown breaches or violations of the so qualified representations or warranties that would in the aggregate have a Material Adverse Effect. Lender acknowledges and agrees that the foregoing individuals are identified solely for the purpose of defining the scope of knowledge and not for the purpose of imposing any liability upon any such individual or creating any duties running from any such individual to Borrower, Lender or any other party.

“BREP” shall mean, collectively, Blackstone Real Estate Partners VI L.P., Blackstone Real Estate Partners (AIV) VI L.P., Blackstone Real Estate Partners VI.TE.1 L.P., Blackstone Real Estate Partners VI.TE.2 L.P., Blackstone Real Estate Partners VI.F L.P. and Blackstone Real Estate Holdings VI L.P., each a Delaware limited partnership, together with their respective permitted successors and assigns.

“Budget Trigger Event” shall mean, on any date of determination, a Debt Yield of less than nine and one half percent (9.50%) as of the last day of the calendar quarter immediately preceding the date of determination based upon the trailing twelve (12) month period ending on the last day of such calendar quarter.

“Budget Trigger Event Cure” shall mean, the achievement of a Debt Yield of nine and one half percent (9.50%) or greater as of the calendar quarter immediately preceding the date of determination based upon the trailing twelve (12) month period ending on the last day of such calendar quarter.

“Budget Trigger Event Period” shall mean the period commencing on the occurrence of a Budget Trigger Event and continuing until the occurrence of the applicable Budget Trigger Event Cure.

“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York, or the place of business of the trustee under a Securitization (or, if no Securitization has occurred, Lender), or any Servicer or the financial institution that maintains any collection account for or on behalf of any Servicer or any Reserve Funds or the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business.

“Canada Asset Transfer” shall have the meaning set forth on Exhibit C hereto.

“Canada Equity Transfer” shall have the meaning set forth on Exhibit C hereto.

“Canada Operating Lessee Holdco” shall have the meaning set forth on Exhibit C hereto.

“Canadian Beneficiary” shall mean ESA Canada Beneficiary L.L.C., a Delaware limited liability company, together with its successors and permitted assigns.

“Canadian Cash Management Account” shall have the meaning set forth in the Canadian Cash Management Agreement.

“Canadian Cash Management Agreement” shall mean that certain Cash Management Agreement, dated as of the Closing Date, by and among Canadian Mortgage Borrower, Canadian Owner, Canadian Mezzanine Borrower, Canadian Operating Lessee, Canadian Operating Lessee Holdco and the other parties thereto, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Canadian Hotel Taxes Reserve Account” shall have the meaning set forth in Section 7.5.1 hereof.

“Canadian HST Taxes” shall mean the Goods and Services Tax and Harmonized Sales Tax imposed under Part IX of the Excise Tax Act (Canada) and the Regulations thereto and collected by the government of Canada.

“Canadian Mortgage Borrower” shall mean ESA Canada Properties Borrower L.L.C., a Delaware limited liability company, together with its successors and permitted assigns.

“Canadian Mezzanine Borrower” shall mean, collectively, ESH Canada Mezzanine A LLC, ESH Canada Mezzanine B LLC, ESH Canada Mezzanine C LLC, ESH Canada Mezzanine A-2 LLC, ESH Canada Mezzanine B-2 LLC, and ESH Canada Mezzanine C-2 LLC, each a Delaware limited liability company.

“Canadian Operating Lease” shall mean that certain Amended and Restated Operating Lease between Canadian Operating Lessee, as lessee, and Canadian Trust.

“Canadian Operating Lessee” shall mean ESA Canada Operating Lessee Inc. f/k/a BRE/ESA Canada Operating Lessee Inc., an Ontario corporation, together with its permitted successors and permitted assigns.

“Canadian Operating Lessee Holdco” shall mean New ESA Canada Operating Lessee LLC, a Delaware limited liability company, together with its permitted successors and permitted assigns.

“Canadian Owner” shall mean, collectively, Signatory Trustee and Canadian Trust.

“Canadian Owner Indebtedness” shall have the meaning set forth in the Security Instruments related to the Canadian Properties.

“Canadian Pledge Agreement” shall mean that certain Pledge of Equity Interests, dated as of the Closing Date, by and among ESH Canada Mezzanine C LLC, a Delaware limited liability company, and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Canadian Properties” shall mean those Individual Properties located in Canada.

“Canadian Replacement Reserve Account” shall have the meaning set forth in Section 7.3.1 hereof.

“Canadian Replacement Reserve Monthly Deposit” shall have the meaning set forth in Section 7.3.1 hereof.

“Canadian Trust” shall mean ESA Canada Properties Trust, a Delaware statutory trust, together with its successors and permitted assigns.

“Capital Expenditure Reserve Account” shall have the meaning set forth in Section 7.1.1 hereof.

“Capital Expenditure Reserve Funds” shall have the meaning set forth in Section 7.1.1 hereof.

“Capital Expenditures” shall mean, for any period, the amount expended for items capitalized under GAAP and the Uniform System of Accounts (including expenditures for building improvements or major repairs) and non-recurring expenses associated with rebranding and repositioning (including signage, marketing, advertising and naming) relating to the Properties or any Individual Property.

“Cash Management Account” shall mean, collectively, the Domestic Cash Management Account and the Canadian Cash Management Account.

“Cash Management Agreement” shall mean, collectively, the Domestic Cash Management Agreement and the Canadian Cash Management Agreement.

“Cash Trap Event” shall have the meaning set forth in the Mortgage Loan Agreement.

“Cash Trap Event Cure” shall have the meaning set forth in the Mortgage Loan Agreement.

“Cash Trap Event Period” shall have the meaning set forth in the Mortgage Loan Agreement.

“Casualty” shall have the meaning set forth in Section 6.2 hereof.

“Cause” shall have the meaning set forth in Section 4.1.30(f) hereof.

“CCAA” shall have the meaning set forth in Section 9.4(b) hereof.

“Centerbridge” shall mean, Centerbridge Capital Partners, L.P., a Delaware limited partnership, together with its permitted successors and assigns.

“Clearing Accounts” shall mean those certain clearing accounts into which all credit card deposits and other amounts hereunder which are not contemplated to be deposited into the Property Accounts are transferred directly and from which all amounts on deposit are transferred to the Cash Management Account and which Clearing Accounts shall be Eligible Accounts.

“Clearing Bank” shall mean, collectively, those certain clearing banks, which each establish, maintain and hold a Clearing Account.

“Closing Date” shall mean the date of the funding of the Loan.

“Code” shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Co-Lender” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

“Collateral” shall have the meaning set forth in the Pledge Agreement and shall also include all amounts on deposit in the Debt Service Account and the Reserve Funds, if any.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of any Individual Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting such Individual Property or any part thereof.

“Consumer Price Index” shall mean the Consumer Price Index as published by the United States Department of Labor, Bureau of Labor Statistics or any substitute index hereafter adopted by the Department of Labor.

“Contractual Obligation” shall mean as to any Person, any provision of any security issued by such Person or any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound, or any provision of the foregoing.

“Contribution Agreement” shall mean that certain Contribution Agreement, dated as of the date hereof, by and among each Individual Borrower and Property Owner, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Control” or “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise. “Controlled” and “Controlling” shall have correlative meanings.

“Covered Disclosure Information” shall have the meaning set forth in Section 9.2(b) hereof.

“Covered Rating Agency Information” shall have the meaning set forth in Section 9.2(j) hereof.

“DBRS” shall mean DBRS, Inc., and its successors in interest.

“Debt” shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums (including any Yield Maintenance Default Premium or Prepayment Premium) due to Lender in respect of the Loan under the Note, this Agreement, the Pledge Agreement or any other Loan Document.

“Debt Service” shall mean, with respect to any particular period of time, scheduled interest payments due on the Loan.

“Debt Service Account” shall have the meaning set forth in Section 2.6.4 hereof.

“Debt Service Coverage Ratio” shall have the meaning set forth in the Mortgage Loan Agreement.

“Debt Yield” shall have the meaning set forth in the Mortgage Loan Agreement.

“Deemed Approved Annual Budget” shall mean for any Fiscal Year, the Approved Annual Budget or Deemed Approved Annual Budget for the previous Fiscal Year as increased by (a) actual Taxes, Insurance Premiums and Ground Rent, (b) Replacements equal to four percent (4%) of Gross Income from Operations and (c) for all other items, a percentage equal to the change in the Consumer Price Index for the prior Fiscal Year.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” shall mean, with respect to the Loan, a rate per annum equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) four percent (4%) above the Interest Rate otherwise applicable to the Loan.

“Disclosure Document” shall mean a prospectus, prospectus supplement (including any amendment or supplement to either thereof), private placement memorandum, or similar offering memorandum, offering circular, structural and collateral term sheet, time of sale information, road show presentation materials or other offering document or any other marketing materials or information provided to prospective investors or such other information reasonably requested by Lender, in each case in preliminary or final form and including all exhibits and annexes thereto, used in connection with a Securitization.

“Discounted Payoff” shall have the meaning set forth in Section 10.26 hereof.

“Domain Names” shall mean Internet domain names.

“Domestic Cash Management Account” shall have the meaning set forth in the Domestic Cash Management Agreement.

“Domestic Cash Management Agreement” shall mean that certain Domestic Cash Management Agreement, dated as of the Closing Date, by and among Borrower, Mortgage Borrower, the other Mortgage Loan Parties, Other Mezzanine Borrowers, Agent, Lender, Mortgage Lender and Other Mezzanine Lenders, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, relating to funds deposited in the Domestic Cash Management Account.

“Domestic Hotel Taxes Reserve Account” shall have the meaning set forth in Section 7.5.1 hereof.

“Domestic Replacement Reserve Account” shall have the meaning set forth in Section 7.3.1 hereof.

“Domestic Replacement Reserve Monthly Deposit” shall have the meaning set forth in Section 7.3.1 hereof.

“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity that has a Moody’s rating of at least “Baa3” and which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. § 9.10(b), having in either case a combined capital and surplus of at least $50,000,000.00 and subject to supervision or examination by federal and state authority, as applicable. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” shall mean (a) a depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short-term unsecured debt obligations or commercial paper of which are rated at least “A-1+” by S&P, “P-1” by Moody’s, F-1+, by Fitch and “R-1” (middle) by DBRS in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of Letters of Credit and accounts in which funds are held for more than thirty (30) days, the long-term unsecured debt obligations of which are rated at least “A+” by S&P, “Aa3” by Moody’s, A+ by Fitch and “A”(high) by DBRS), (b) for purposes of acting as the agent under the Domestic Cash Management Agreement, Wells Fargo Bank, N.A.; provided that Wells Fargo Bank, N.A. meets the criteria set forth in clause (a) or, if Wells Fargo Bank, N.A. does not otherwise satisfy such criteria on the date hereof, the rating by S&P and the other Approved Rating Agencies for the short term unsecured debt obligations or commercial paper and long term unsecured debt obligations of the same does not decrease below the ratings in effect as of the date hereof; or (c) for purposes of acting as a Clearing Bank or Property Bank, subject to and in accordance with the terms of this Agreement, the Cash Management Agreement and each respective Clearing Account Agreement or Property Account Agreement, as applicable, each of the banks set forth on Schedule XVIII hereto; provided that the rating by S&P and the other Approved Rating Agencies for the short term unsecured debt obligations or commercial paper and long term unsecured debt obligations of the same does not decrease below the ratings in effect as of the date hereof.

“Eligibility Requirements” means, with respect to any Person, (a) that such Person has capital/statutory surplus or shareholder’s equity or net worth of not less than $700,000,000.00 (inclusive of the equity directly or indirectly owned by such Person in the Related Parties and acquired pursuant to Section 5.2.10) and (b) such Person is an entity organized under the laws of a state or commonwealth in the United States of America.

“Embargoed Person” shall have the meaning set forth in Section 4.1.35 hereof.

“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement (Mezzanine C), dated as of the Closing Date, executed by Borrower in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Equity Asset” shall have the meaning set forth in the Mortgage Loan Agreement.

“Equity Transfer” shall have the meaning set forth on Exhibit C hereto.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

“ESA Brand” shall mean, collectively, the name and mark “Extended Stay America”, “Crossland Economy Suites”, “Extended Stay Deluxe”, “Homestead Suites”, “StudioPlus Deluxe Studios” and “Homestead”, alone or in combination with other words or symbols, any variation or derivative thereof, and any names and marks now owned or acquired after the Closing Date.

“ESH Hospitality” shall mean ESH Hospitality LLC, a Delaware limited liability company, together with its successors and assigns.

“Event of Default” shall have the meaning set forth in Section 8.1(a) hereof.

“Excess Cash Flow” shall mean all remaining amounts on deposit in the Cash Management Account (regardless of whether such amounts are more or less than the operating rent due under the Operating Lease) after the payment or disbursement of all escrows, reserves, Debt Service and other amounts required to be made in accordance with clauses (A) through (Q) of Section 2.6.1(f)(i) of the Mortgage Loan Agreement and clauses (A) through (F) of Section 2.6.1(f)(ii) of the Mortgage Loan Agreement and the equivalent provisions of the Cash Management Agreement.

“Excess Cash Flow Reserve Fund” shall have the meaning set forth in the Mortgage Loan Agreement.

“Excess Operating Expenses” means, for any period, any Operating Expenses (other than Affiliated Fees) and any amounts payable under the Services Agreement which have been incurred or are required to be paid in or in respect of such period and which are not otherwise set forth in an Approved Annual Budget or Deemed Approved Annual Budget.

“Exchange Act” shall have the meaning set forth in Section 9.1.1(h) hereof.

“Excluded Taxes” shall mean any of the following Section 2.7 Taxes imposed on or with respect to a Lender or Agent or required to be withheld or deducted from a payment to a Lender or Agent, (a) Section 2.7 Taxes imposed on or measured by net income (however denominated), franchise Section 2.7 Taxes, and branch profits Section 2.7 Taxes, in each case, imposed as a result of such Lender or Agent being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Section 2.7 Tax (or any political subdivision thereof), (b) Other Connection Taxes, (c) any backup withholding Section 2.7 Tax, (d) in the case of a Lender, U.S. federal withholding Section 2.7 Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan (other than pursuant to Section 2.7(f)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.7, amounts with respect to such Section 2.7 Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (e) Taxes attributable to such Lender or Agent’s failure to comply with Section 2.7(e) and (f) any U.S. federal withholding Section 2.7 Taxes imposed under FATCA.

“Existing Canada Operating Lessee” shall mean ESA Canada Operating Lessee Inc., an Ontario corporation, together with its successors and permitted assigns.

“Existing US Operating Lessee” shall mean ESA P Portfolio Operating Lessee Inc., a Delaware corporation, together with its successors and permitted assigns.

“Extended Stay” shall mean Extended Stay LLC, a Delaware limited liability company, together with its successors and assigns.

“Face Amount” shall mean the actual principal amount of the related Mezzanine Loan being retired pursuant to a Discounted Payoff.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable), any current or future regulations thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreements entered into by the United States in connection with the implementation of such Sections of the Code (or any such amended or successor version thereof).

“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

“Fitch” shall mean Fitch, Inc.

“Free Prepayment Amount” shall have the meaning set forth in Section 2.4.1(c).

“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

“Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (foreign, federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Grantor Trust” shall mean a grantor trust under Subpart E of Part 1 of Subchapter J of the Code.

“Gross Income from Operations” shall have the meaning set forth in the Mortgage Loan Agreement.

“Ground Lease” shall have the meaning set forth in the Mortgage Loan Agreement.

“Ground Lease Property” shall have the meaning set forth in the Mortgage Loan Agreement.

“Ground Lease Reserve Account” shall have the meaning set forth in Section 7.4.1 hereof.

“Ground Lease Reserve Deposit” shall have the meaning set forth in Section 7.4.1 hereof.

“Ground Lease Reserve Fund” shall have the meaning set forth in Section 7.4.1 hereof.

“Ground Lessor” shall have the meaning set forth in the Mortgage Loan Agreement.

“Ground Rent” shall have the meaning set forth in Section 7.4.1 hereof.

“Guarantor” shall mean, individually or collectively, as the context may require, Centerbridge, Paulson and BREP or any Person executing any Replacement Guaranty in accordance with Section 5.2.10(f) hereof.

“Guarantor Bankruptcy Event” shall mean if Guarantor or any guarantor or indemnitor under any guaranty or indemnity issued in connection with the Loan shall make an assignment for the benefit of creditors or if a receiver, liquidator or trustee shall be appointed for Guarantor or any guarantor or indemnitor under any guarantee or indemnity issued in connection with the Loan or if Guarantor or such other guarantor or indemnitor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Guarantor or such other guarantor or indemnitor, or if any proceeding for the dissolution or liquidation of Guarantor or such other guarantor or indemnitor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Guarantor or such other guarantor or indemnitor, upon the same not being discharged, stayed or dismissed within ninety (90) days.

“Guaranty” shall mean that certain Guaranty Agreement (Mezzanine C), dated as of the Closing Date hereof, from Guarantor to Lender, and any Replacement Guaranty delivered pursuant to Section 5.2.10(f) hereof, as each of the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Hotel Taxes” shall mean federal, provincial, state and municipal excise, occupancy sales and use taxes collected by or on behalf of Mortgage Borrower or any other Loan Party directly from patrons or guests of the Properties as part of or based on the sales price of any goods, services or other items, such as gross receipts, room, admission, cabaret or equivalent taxes and required to be paid to a Governmental Authority.

“Hotel Taxes Certificate” shall mean an Officer’s Certificate from Operating Lessee (or Manager, if so directed by Operating Lessee) setting forth the actual amount of Hotel Taxes due with respect to the Property for the calendar month immediately preceding the date of such certificate.

“Hotel Taxes Reserve Account” shall have the meaning set forth in Section 7.5.1 hereof.

“Hotel Taxes Shortfall” shall have the meaning set forth in Section 7.5.2(b) hereof.

“HVM” shall mean HVM L.L.C., a Delaware limited liability company f/k/a Homestead Village Management, LLC, together with its successors and assigns.

“HVM Manager” shall mean HVM Manager 2 LLC, a Delaware limited liability company, together with its successors and assigns.

“HVM Transfer” shall have the meaning set forth on Exhibit C hereto.

“Improvements” shall have the meaning set forth in the granting clause of the related Security Instrument with respect to each Individual Property.

“Indebtedness” of a Person, at a particular date, means the sum (without duplication) at such date of (a) all indebtedness or liability of such Person (including, without limitation, amounts for borrowed money and indebtedness in the form of mezzanine debt or preferred equity); (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations in respect of letters of credit; (e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; and (g) obligations secured by any Liens, whether or not the obligations have been assumed.

“Indemnified Liabilities” shall have the meaning set forth in Section 10.13(b) hereof.

“Indemnified Person” shall mean Lender, any Affiliate of Lender that has filed any registration statement relating to the Securitization or has acted as the sponsor or depositor in connection with the Securitization, any Affiliate of Lender that acts as an underwriter, placement agent or initial purchaser of Securities issued in the Securitization, any other co-underwriters, co placement agents or co initial purchasers of Securities issued in the Securitization, and each of their respective officers, directors, partners, employees, representatives, agents and Affiliates and each Person or entity who Controls any such Person within the meaning of Section 15 of the Securities Act of 1933 as amended or Section 20 of the Security Exchange Act of 1934 as amended, any Person who is or will have been involved in the origination of the Loan on behalf of Lender, any Person who is or will have been involved in the servicing of the Loan secured hereby, any Person in whose name the encumbrance created by the Pledge Agreement is or will have been recorded, any Person who may hold or acquire or will have held a full or partial interest in the Loan secured hereby (including, but not limited to, investors or prospective investors in the Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan secured hereby for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business).

“Indemnified Taxes” means (a) Section 2.7 Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnifying Person” shall mean Borrower and Extended Stay.

“Independent Director” shall mean an individual who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience and who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional Independent Directors, another nationally-recognized company regularly engaged in the business of providing professional Independent Directors, in each case that is not an Affiliate of Borrower or any other Loan Party and that provides professional Independent Directors and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Director and is not, and will not while serving as Independent Director be, any of the following:

(a) a member, partner, equityholder, manager, director, officer or employee of Borrower, Senior Mezzanine Borrower or any Mortgage Loan Party or any of their respective Affiliates (other than serving as an Independent Director and/or a Special Member of (i) the Borrower, Senior Mezzanine Borrower or any Mortgage Loan Party or (ii) an Affiliate of Borrower, Senior Mezzanine Borrower or any Mortgage Loan Party that is not in the direct chain of ownership of Borrower, Senior Mezzanine Borrower or any Mortgage Loan Party, provided that such Independent Director is employed by a company that routinely provides professional Independent Directors or managers in the ordinary course of its business);

(b) a creditor, supplier or service provider (including provider of professional services) to Borrower, Senior Mezzanine Borrower or any Mortgage Loan Party or any of their respective Affiliates (other than a nationally recognized company that routinely provides professional Independent Directors and other corporate services to Borrower, Senior Mezzanine Borrower or any Mortgage Loan Party or any of their respective Affiliates in the ordinary course of its business);

(c) a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or

(d) a Person that Controls any of (a), (b) or (c) above.

A natural person who otherwise satisfies the foregoing definition and is an Independent Director of a “special purpose entity” Affiliated with Borrower, Senior Mezzanine Borrower or any Mortgage Loan Party shall be qualified to serve as an Independent Director of Borrower, Senior Mezzanine Borrower or any Mortgage Loan Party, provided that the fees that such individual earns from serving as an Independent Director of Affiliates of Borrower, Senior Mezzanine Borrower or any Mortgage Loan Party in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year.

For purposes of this paragraph, a “special purpose entity” is an entity whose Organizational Documents contain restrictions on its activities and impose requirements intended to preserve such entity’s separateness that are substantially similar to the Special Purpose Entity requirements of this Agreement.

“Individual Borrower” shall have the meaning set forth in the Recitals hereto.

“Individual Mortgage Borrower” shall have the meaning set forth in the Recitals hereto.

“Individual Property” shall mean (i) each parcel of real property, the Improvements thereon and all personal property owned by the applicable Mortgage Borrower, Property Owner and/or Operating Lessee or leased pursuant to a Ground Lease by Mortgage Borrower and/or Operating Lessee and encumbered now or hereafter encumbered by a Security Instrument, together with all rights pertaining to such property and Improvements, as more particularly described in the granting clauses of each Security Instrument and referred to therein as the “Property”.

“Insolvency Opinion” shall mean that certain non-consolidation opinion letter dated the date hereof delivered by Richards, Layton & Finger, P.A. in connection with the Loan.

“Insurance Premiums” shall have the meaning set forth in the Mortgage Loan Agreement.

“Insurance Proceeds” shall have the meaning set forth in the Mortgage Loan Agreement.

“Intellectual Property” shall mean any intellectual property worldwide, owned by IP Owner including (a) the Trademarks; (b) patents, industrial designs, and applications for any of the foregoing, including any continuations, divisionals, continuations in part, renewals, extensions and reissues; (c) copyrights in published and unpublished works of authorship, whether registered or unregistered (including without limitation databases and other compilations of information, computer software, middleware, user interface, source code, object code, algorithms, and the like, and user manuals and other training documentation related thereto), and all derivative works, renewals, extensions, restorations, and reversions thereof; (d) Domain Names; (e) trade secrets and proprietary confidential information, including confidential show-how and know-how, processes, schematics, concepts, ideas, inventions, business methods and processes, marketing plans, research and development, formulae, drawings, prototypes, models, designs, customer and supplier information and lists, databases and other compilations of information, computer software and systems, middleware, user interface, source code, object code, algorithms, and the like, and user manuals and other training documentation related thereto, and other nonpublic, confidential, or proprietary information; (f) any registrations, applications for registration or issuance, recordings, reissues, renewals, divisions, continuations, and extensions relating to any of the foregoing (a) through (d); and (g) for all of the foregoing (a) through (f), any of which is now owned or acquired after the Closing Date, including (i) any variations on, and applications and registrations for, the ESA Brand not in existence as of the Closing Date, and (ii) any of the foregoing relating to any Trademark License Agreement.

“Interest Period” shall mean the period commencing on and including the first (1st) day of each calendar month during the term of the Loan and ending on and including the final calendar day of such calendar month; however, the initial Interest Period shall commence on and include the Closing Date and shall end on and include the final calendar day of the calendar month in which the Closing Date occurs.

“Interest Rate” shall mean a rate of eleven and five hundred thousandths percent (11.500%) per annum.

“IP Owner” shall mean ESH Strategies Branding LLC, a Delaware limited liability company, together with its successors and permitted assigns.

“IP Owner Agreement” shall mean that certain IP Owner Estoppel and Agreement, dated as of the date hereof among Borrower, IP Owner and Lender, as the same may be amended, restated, replaced or otherwise modified from time to time.

“IRS” shall mean the United States Internal Revenue Service.

“Kroll” shall mean Kroll Bond Ratings, and its successor-in-interest.

“Lease” shall mean, with the exception of (a) the Ground Lease, (b) any occupancy agreement with hotel guests at any Individual Property, or (c) gas, oil or mineral rights leases with respect to any Individual Property provided such lease does not have a material adverse effect on the business operations or value of the applicable Individual Property, any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect), including, without limitation, the Operating Lease, pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Individual Property, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

“Legal Requirements” shall mean, with respect to the Collateral, the Senior Mezzanine Collateral and the Mortgage Loan Collateral, all federal, state, provincial, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Operating Lessee, Property Owner, the Collateral, the Senior Mezzanine Collateral, the Mortgage Loan Collateral or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting Borrower, Senior Mezzanine Borrower, Mortgage Borrower, Operating Lessee, Property Owner, the Collateral, the Senior Mezzanine Collateral, the Mortgage Loan Collateral or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to such Individual Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

“Lender” shall have the meaning set forth in the introductory paragraph hereto, together with their collective successors and assigns.

“Lender’s Portion” shall mean a fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the Loan and the denominator of which is the aggregate outstanding principal balance of the Loan, the Mortgage Loan and the Other Mezzanine Loans.

“Letter of Credit” shall mean an irrevocable, unconditional, transferable, clean sight draft letter of credit in favor of Lender and entitling Lender to draw thereon based solely on a statement executed by an officer or other authorized representative of Lender stating that it has the right to draw thereon under this Agreement, and issued by a domestic Approved Bank or the U.S. agency or branch of a foreign Approved Bank, or if there are no domestic Approved Banks or U.S. agencies or branches of a foreign Approved Bank then issuing letters of credit, then such letter of credit may be issued by an Eligible Institution, and upon which letter of credit Lender shall have the right to draw in full: (a) if Lender has not received at least thirty (30) days prior to the date on which the then outstanding letter of credit is scheduled to expire, a notice from the issuing financial institution that it has renewed the applicable letter of credit; (b) thirty (30) days prior to the date of termination following receipt of notice from the issuing financial institution that the applicable letter of credit will be terminated; and (c) thirty (30) days after Lender has given notice to Borrower that the financial institution issuing the applicable letter of credit ceases to either be an Approved Bank or meet the rating requirement set forth above.

“Liabilities” shall have the meaning set forth in Section 9.2(b) hereof.

“Lien” shall mean, with respect to each Individual Property or any other applicable Collateral, Senior Mezzanine Collateral or Mortgage Loan Collateral, any mortgage, deed of trust, deed to secure debt, indemnity deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance or charge, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Liquidation Event” shall have the meaning set forth in Section 2.4.2(a) hereof.

“Loan” shall mean the loan made by Lender to Borrower in accordance with this Agreement.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Pledge Agreement, the Environmental Indemnity, the Subordination of Management Agreement, the Guaranty, the Contribution Agreement, the Cash Management Agreement, the Canadian Pledge Agreement, the Assignment of Title Proceeds and all other documents executed and/or delivered in connection with the Loan.

“Loan-to-Value Ratio” shall mean, as of the date of its calculation, the ratio of (a) the outstanding principal amount of the Loan as of the date of such calculation to (b) the fair market value of the Property (for purposes of the REMIC provisions, counting only real property and excluding any personal property or going concern value), as determined, in Lender’s reasonable discretion, by any customary and commercially reasonable method permitted to a REMIC Trust.

“London Business Day” shall mean any day other than a Saturday, Sunday or any other day on which commercial banks in London, England are not open for business.

“Management Agreement” shall mean those certain Management Agreements, dated as of the Closing Date, between the applicable Operating Lessee and Manager, pursuant to which Manager is to provide management and other services with respect to the Properties and any Additional Property Management Agreement delivered pursuant to Section 7.7 hereof, as each may be amended or modified from time to time in accordance with the terms and provisions of this Agreement, or, if the context requires, the Replacement Management Agreement executed in accordance with the terms and provisions of this Agreement.

“Management Incentive Compensation Plan” shall mean (i) that certain HVM Management Incentive Plan and (ii) those certain grant agreements to be issued pursuant to the Management Incentive Plan described in clause (i) to the participant relating to the grant of class B units (the terms of which are described in that certain ESA Incentive Plan Term Sheet dated as of the date hereof).

“Manager” shall mean HVM (and with respect to the Individual Properties located in Canada, HVM Canada Hotel Management ULC, an Alberta unlimited liability corporation, as applicable), or, if the context requires, a Qualified Manager who is managing the Properties in accordance with the terms and provisions of this Agreement.

“Manager Appointment Agreement” shall mean that certain Manager Appointment Agreement, dated as of the date hereof, among HVM, HVM Manager, Mortgage Lender, Mezzanine A Lender, Mezzanine B Lender and Lender, as the same may be amended or modified from time to time in accordance with the terms and provisions of this Agreement.

“Manager Collateral Release Date” shall mean the earlier to occur of (a) a Public Sale or (b) the first date following the end of any calendar quarter in which the Debt Yield exceeds thirteen and one half percent (13.50%).

“Maryland Beneficiary” shall mean collectively, ESA P Portfolio MD Beneficiary L.L.C., a Delaware limited liability company, together with its successors and permitted assigns.

“Maryland Mortgage Borrower” shall mean ESA P Portfolio MD Borrower L.L.C., a Delaware limited liability company, together with its successors and permitted assigns.

“Maryland Owner” shall mean ESA P Portfolio MD Trust, a Delaware statutory trust, together with its successors and permitted assigns.

“Maryland Owner Indebtedness” shall have the meaning set forth in the Security Instruments related to the Maryland Properties.

“Maryland Properties” shall mean each of those certain Individual Properties located in the State of Maryland as listed on Schedule V attached hereto and any Additional Property located in the State of Maryland.

“Material Action” shall mean, with respect to any person, any Bankruptcy Action with respect to such person or dissolution of such Person.

“Material Adverse Effect” shall mean any and all events, conditions or set of facts that constitute a breach of any representations and warranties set forth in this Agreement or any other Loan Document and that collectively results in a diminution in the value of the Collateral taken as a whole by an amount which exceeds $36,000,000.

“Maturity Date” shall mean December 1, 2019, or such other date on which the outstanding principal balance of the Loan becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Mezzanine A Adjusted Release Amount” shall mean the “Adjusted Release Amount” as defined in the Mezzanine A Loan Documents.

“Mezzanine A Borrower” shall mean, collectively, ESH Mezzanine A LLC, ESH Mezzanine A-2 LLC, ESH Canada Mezzanine A LLC and ESH Canada Mezzanine A-2 LLC, each a Delaware limited liability company, together with their respective successors and permitted assigns.

“Mezzanine A Collateral” shall have the meaning set forth in the Recitals hereto.

“Mezzanine A Debt Service Account” shall have the meaning ascribed to such term in the Mezzanine A Loan Documents.

“Mezzanine A Lender” shall mean collectively, JPMorgan Chase Bank, National Association, German American Capital Corporation, Bank of America, N.A., Citigroup Global Markets Realty Corp and Goldman Sachs Mortgage Company, together with their respective successors and assigns.

“Mezzanine A Loan” shall mean that certain loan made as of the date hereof by Mezzanine A Lender to Mezzanine A Borrower in the original principal amount of Five Hundred Million and No/100 Dollars ($500,000,000).

“Mezzanine A Loan Agreement” shall mean that certain Mezzanine A Loan Agreement, dated as of the date hereof, between Mezzanine A Borrower and Mezzanine A Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified, from time to time.

“Mezzanine A Loan Default” shall mean an “Event of Default” under the Mezzanine A Loan and as defined in the Mezzanine A Loan Agreement.

“Mezzanine A Loan Documents” shall mean all documents evidencing the Mezzanine A Loan and all documents executed and/or delivered in connection therewith.

“Mezzanine A Release Amount” shall mean the “Release Amount” as defined in the Mezzanine A Loan Documents.

“Mezzanine Borrower” shall mean, collectively, Mezzanine A Borrower, Mezzanine B Borrower and Borrower.

“Mezzanine B Adjusted Release Amount” shall mean the “Adjusted Release Amount” as defined in the Mezzanine B Loan Documents.

“Mezzanine B Borrower” shall mean, collectively, ESH Mezzanine B LLC, ESH Mezzanine B-2 LLC, ESH Canada Mezzanine B LLC and ESH Canada Mezzanine B-2 LLC, each a Delaware limited liability company, together with their respective successors and permitted assigns.

“Mezzanine B Collateral” shall have the meaning set forth in the Recitals hereto.

“Mezzanine B Debt Service Account” shall have the meaning ascribed to such term in the Mezzanine B Loan Documents.

“Mezzanine B Lender” shall mean collectively, JPMorgan Chase Bank, National Association, German American Capital Corporation, Bank of America, N.A., Citigroup Global Markets Realty Corp. and Goldman Sachs Mortgage Company, together with their respective successors and assigns.

“Mezzanine B Loan” shall mean that certain loan made as of the date hereof by Mezzanine B Lender to Mezzanine B Borrower in the original principal amount of Three Hundred Thirty Million and No/100 Dollars ($330,000,000).

“Mezzanine B Loan Agreement” shall mean that certain Mezzanine B Loan Agreement, dated as of the date hereof, between Mezzanine B Borrower and Mezzanine B Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified, from time to time.

“Mezzanine B Loan Default” shall mean an “Event of Default” under the Mezzanine B Loan and as defined in the Mezzanine B Loan Agreement.

“Mezzanine B Loan Documents” shall mean all documents evidencing the Mezzanine B Loan and all documents executed and/or delivered in connection therewith.

“Mezzanine B Release Amount” shall mean the “Release Amount” as defined in the Mezzanine B Loan Documents.

“Mezzanine Collateral” shall mean, collectively, the “Collateral” as defined in each of the Mezzanine Loan Agreements.

“Mezzanine Debt Service” shall mean, with respect to any particular period of time interest and principal payments then due under the Mezzanine Loans.

“Mezzanine Lender” shall mean, individually or collectively, as the context may require, Mezzanine A Lender, Mezzanine B Lender and Lender, together with their respective successors and permitted assigns.

“Mezzanine Loan” shall mean, individually or collectively, as the context may require, the Mezzanine A Loan, the Mezzanine B Loan and the Mezzanine C Loan.

“Mezzanine Loan Agreement” shall mean, individually or collectively, as the context may require, the Mezzanine A Loan Agreement, the Mezzanine B Loan Agreement and this Agreement.

“Mezzanine Loan Default” shall mean, a Mezzanine A Loan Default, a Mezzanine B Loan Default and/or an Event of Loan Default.

“Mezzanine Loan Documents” shall mean, individually or collectively, as the context may require, the Mezzanine A Loan Documents, the Mezzanine B Loan Documents and the Loan Documents.

“Mezzanine Notice” shall have the meaning set forth in Section 9.8 hereof.

“Monthly Debt Service Payment Amount” shall mean commencing on the Payment Date occurring in January 2013 and continuing to and including the Maturity Date, an amount equal to the interest which accrues on the Loan for the immediately preceding Interest Period calculated in accordance with Section 2.2 hereof.

“Monthly Domestic Hotel Taxes Deposit” shall have the meaning set forth in Section 7.5.1 hereof.

“Monthly Hotel Taxes Deposit” shall have the meaning set forth in Section 7.5.1 hereof.

“Monthly HST Deposit” shall have the meaning set forth in Section 7.5.1 hereof.

“Monthly Tax and Insurance Escrow Deposit” shall have the meaning set forth in Section 7.2 hereof.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Morningstar” shall mean Morningstar Credit Ratings, LLC, or any of its successors in interest, assigns, and/or changed entity name or designation resulting from any acquisition by Morningstar, Inc. or other similar entity of Morningstar Credit Ratings, LLC.

“Mortgage Adjusted Release Amount” shall mean the “Adjusted Release Amount” as defined in the Mortgage Loan Documents.

“Mortgage Borrower” shall have the meaning set forth in the Recitals hereto.

“Mortgage Debt Service Account” shall have the meaning ascribed to such term in the Mortgage Loan Documents.

“Mortgage Guaranty” shall mean the “Guaranty” as defined in the Mortgage Loan Agreement.

“Mortgage Guarantor” shall mean the “Guarantor” as defined in the Mortgage Loan Agreement.

“Mortgage Lender” shall have the meaning set forth in the Recitals hereto.

“Mortgage Loan” shall have the meaning set forth in the Recitals hereto.

“Mortgage Loan Agreement” shall have the meaning set forth in the Recitals hereto.

“Mortgage Loan Default” shall mean an “Event of Default” under the Mortgage Loan and as defined in the Mortgage Loan Agreement.

“Mortgage Loan Documents” shall mean the “Loan Documents” as defined in the Mortgage Loan Agreement.

“Mortgage Loan Party” shall mean “Loan Party” as defined in the Mortgage Loan Agreement.

“Mortgage Release Amount” shall mean the “Release Amount” as defined in the Mortgage Loan Documents.

“Mortgage Reserve Funds” shall mean the “Reserve Funds” as defined in the Mortgage Loan Agreement.

“Net Liquidation Proceeds After Debt Service” shall mean, with respect to any Liquidation Event, all amounts paid to or received by or on behalf of Mortgage Borrower in connection with such Liquidation Event, including, without limitation, proceeds of any sale, refinancing or other disposition or liquidation, less (i) in the case of a Liquidation Event arising from a Casualty or Condemnation, Lender’s, Senior Mezzanine Lender’s and/or Mortgage Lender’s reasonable out-of-pocket costs incurred in connection with the recovery thereof, (ii) the costs incurred by or on behalf of any Mortgage Loan Party in connection with a restoration of all or any portion of the Properties made in accordance with the Mortgage Loan Documents, (iii) amounts required or permitted to be deducted therefrom and amounts paid pursuant to the Mortgage Loan Documents to Mortgage Lender or pursuant to the Senior Mezzanine Loan Documents to the Senior Mezzanine Lender, (iv) in the case of a foreclosure sale, disposition or Transfer of any Individual Property in connection with realization thereon following an Event of Default under the Mortgage Loan, reasonable and customary costs and expenses of sale or other disposition (including attorneys’ fees and brokerage commissions), (v) in the case of a foreclosure sale, such costs and expenses incurred by Mortgage Lender under the Mortgage Loan Documents as Mortgage Lender shall be entitled to receive reimbursement for under the terms of the Mortgage Loan Documents and (vi) in the case of a refinancing of the Mortgage Loan or the Senior Mezzanine Loan, the actual out-of-pocket costs and expenses (including attorneys’ fees) incurred by or on behalf of the applicable Mortgage Loan Party or the Senior Mezzanine Borrower.

“Net Operating Income” shall mean for any period, the amount obtained by subtracting Operating Expenses for such period from Gross Income from Operations for such period.

“Net Proceeds” shall have the meaning set forth in the Mortgage Loan Agreement.

“Net Sales Proceeds” shall have the meaning set forth in the Mortgage Loan Agreement.

“New HVM” shall have the meaning set forth in Exhibit C hereto.

“New HVM Manager” shall have the meaning set forth in Exhibit C hereto.

“New Note” shall have the meaning set forth in Section 9.1.4 hereof.

“New Parent” shall have the meaning set forth on Exhibit C hereto.

“Non-U.S. Lender” shall mean a Lender that is not a U.S. Person.

“Note” shall mean, collectively, (i) that certain Promissory Note C-1, dated the date hereof, in the principal amount of Seventy Five Million and No/100 Dollars ($75,000,000.00) by Borrower in favor of JPMorgan Chase Bank, National Association, (ii) that certain Promissory Note C-2, dated the date hereof, in the principal amount of Seventy Five Million and No/100 Dollars ($75,000,000.00), made by Borrower in favor of German American Capital Corporation, (iii) that certain Promissory Note C-3, dated the date hereof, in the principal amount of Thirty-Three Million Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three and No/100 Dollars ($33,333,333.00), made by Borrower in favor of Citigroup Global Markets Realty Corp., (iv) that certain Promissory Note C-4, dated the date hereof, in the principal amount of Thirty-Three Million Three Hundred Thirty-Three Thousand Three Hundred Thirty-Four and No/100 Dollars ($33,333,334.00), made by Borrower in favor of Bank of America, N.A. and (v) that certain Promissory Note C-5, dated the date hereof, in the principal amount of Thirty-Three Million Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three and No/100 Dollars ($33,333,333.00), made by Borrower in favor of Goldman Sachs Mortgage Company, as each of the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, to which all applications of prepayments and repayments hereunder shall be applied pro rata, pari passu based on the relative principal balance of each such promissory note.

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by an authorized senior officer of Borrower.

“Operating Expenses” shall have the meaning set forth in the Mortgage Loan Agreement.

“Operating Lease” shall mean collectively those certain Lease Agreements dated as of the date hereof, between the applicable Mortgage Borrower (other than Maryland Mortgage Borrower and Canadian Mortgage Borrower) and Property Owner, collectively, as lessor, and the applicable Operating Lessee, as lessee.

“Operating Lessee” shall mean, collectively, ESA P Portfolio Operating Lessee Inc., a Delaware corporation, ESA Canada Operating Lessee Inc., an Ontario corporation, New

ESA P Portfolio Operating Lessee LLC a Delaware limited liability company, and New ESA Canada Operating Lessee, LLC, a Delaware limited liability company, together with their respective successors and permitted assigns (including pursuant to a Restructuring).

“Operating Lessee HoldCo” shall mean, individually or collectively, as the context may require, the Canadian Operating Lessee Holdco and the U.S. Operating Lessee Holdco, together with their respective successors and permitted assigns (including pursuant to a Restructuring).

“Order Date” shall mean October 8, 2010.

“Organizational Documents” means as to any Person, the certificate of incorporation and by-laws with respect to a corporation; the certificate of organization and operating agreement with respect to a limited liability company; the certificate of limited partnership and partnership agreement with respect to a limited partnership, or any other organizational or governing documents of such Person.

“Other Charges” shall mean all Ground Rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Individual Property, now or hereafter levied or assessed or imposed against such Individual Property or any part thereof.

“Other Connection Taxes” shall mean, with respect to any Lender or Agent, Section 2.7 Taxes imposed as a result of a present or former connection between such Lender or Agent and the jurisdiction imposing such Section 2.7 Taxes (other than a connection arising from such Lender or Agent having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, any Loan Document).

“Other Mezzanine Adjusted Release Amount” shall mean, individually or collectively, as the context may require, the Mezzanine A Adjusted Release Amount and the Mezzanine B Adjusted Release Amount.

“Other Mezzanine Borrower” shall mean, individually or collectively, as the context may require, Mezzanine A Borrower and Mezzanine B Borrower, together with their respective successors and permitted assigns.

“Other Mezzanine Debt Service Account” shall mean, individually or collectively, as the context may require, the Mezzanine A Debt Service Account and the Mezzanine B Debt Service Account.

“Other Mezzanine Guaranty” shall mean, individually or collectively, as the context may require, the “Guaranty” as defined in each of the Other Mezzanine Loan Agreements.

“Other Mezzanine Guarantor” shall mean, individually or collectively, as the context may require, the “Guarantor” as defined in each of the Other Mezzanine Loan Agreements.

“Other Mezzanine Lender” shall mean, individually or collectively, as the context may require, Mezzanine A Lender and Mezzanine B Lender, together with their respective successors and assigns.

“Other Mezzanine Loan” shall mean, individually or collectively, as the context may require, the Mezzanine A Loan and the Mezzanine B Loan.

“Other Mezzanine Loan Agreement” shall mean, individually or collectively, as the context may require, the Mezzanine A Loan Agreement and the Mezzanine B Loan Agreement.

“Other Mezzanine Loan Default” shall mean, individually or collectively, as the context may require, a Mezzanine A Loan Default and a Mezzanine B Loan Default.

“Other Mezzanine Loan Documents” shall mean, individually or collectively, as the context may require, the Mezzanine A Loan Documents and the Mezzanine B Loan Documents.

“Other Mezzanine Release Amount” shall mean, individually or collectively, as the context may require, the Mezzanine A Release Amount and the Mezzanine B Release Amount.

“Other Taxes” shall mean any present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Section 2.7 Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Section 2.7 Taxes that are Other Connection Taxes imposed with respect to an assignment, other than an assignment pursuant to Section 2.7(f).

“Participant Register” shall have the meaning set forth in Section 9.3(b) hereof.

“Paulson” shall mean Paulson Advantage Plus Master Ltd., an Exempted Company incorporated in the Cayman Islands with limited liability, together with its successors and permitted assigns.

“Payment Date” shall mean the first (1st) day of each calendar month until the Loan is repaid in full in accordance herewith.

“Permitted Encumbrances” shall mean, with respect to an Individual Property, (a) the Liens and security interests created by the Mortgage Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy relating to such Individual Property or any part thereof, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent or which are being contested in accordance with the terms of this Agreement, and (d) such other title and survey exceptions as Mortgage Lender has approved or may approve in writing in Mortgage Lender’s sole discretion, which Permitted Encumbrances in the aggregate do not materially adversely affect the value or use of such Individual Property or Mortgage Borrower’s ability to repay the Mortgage Loan, Maryland Owner’s ability to pay the Maryland Owner Indebtedness, or Canadian Owner’s ability to pay the Canadian Owner Indebtedness.

“Permitted Investments” shall have the meaning set forth in the Mortgage Loan Agreement.

“Permitted Transfer” shall mean any of the following: (a) any transfer, directly as a result of the death of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by the decedent in question to the Person or Persons lawfully entitled thereto and (b) any transfer, directly as a result of the legal incapacity of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by such natural person to the Person or Persons lawfully entitled thereto.

“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personal Property” shall have the meaning set forth in the granting clause of the Security Instrument with respect to each Individual Property.

“Pledge Agreement” shall have the meaning set forth in the Recitals hereto.

“PPSA” or “Personal Property Security Act” shall mean the Personal Property Security Act (Ontario) and other personal property security legislation of the applicable Canadian province or provinces in respect of the Borrower or the Collateral (including the Civil Code of Quebec and the regulation respecting the registration of personal and movable real rights promulgated thereunder) as all such legislation now exists or may from time to time hereafter be amended, modified, recodified, supplemented or replaced, together with all rules, regulations and interpretations thereunder or related thereto.

“Prepayment Notice” shall have the meaning set forth in Section 2.4.1(b) hereof.

“Prepayment Premium” shall mean an amount equal to (i) the outstanding principal amount of the portion of the Loan being prepaid, multiplied by (ii) (a) three percent (3%) if the relevant prepayment occurs after the twelfth (12th) Payment Date following the Prepayment Start Date, but on or prior to the eighteenth (18th) Payment Date following the Prepayment Start Date, (b) one percent (1%) if such prepayment occurs after the eighteenth (18th) Payment Date following the Prepayment Start Date, but on or prior to the twenty-fourth (24th) Payment Date after the Prepayment Start Date and (c) zero, if such prepayment occurs on any date thereafter.

“Prepayment Rate” shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date, as determined by Lender on the basis of “Statistical Release H.15 (519), Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select. If more than one issue of United States Treasury Securities has the remaining term to the Maturity Date, the “Prepayment Rate” shall be the yield on such United States Treasury Security most recently issued as of the Prepayment Rate Determination Date. The rate so published shall control absent manifest error.

“Prepayment Rate Determination Date” shall mean the date which is five (5) Business Days prior to the date that such prepayment shall be applied in accordance with the terms and provisions of Section 2.4 hereof.

“Prepayment Release Date” shall mean the twelfth (12th) Payment Date following the Prepayment Start Date (i.e., December 1, 2013).

“Prepayment Start Date” shall mean December 1, 2012.

“Priority Waterfall Payments” shall mean the payments described in Sections 2.6.1(f)(i)(A) through (F) and Section 2.6.1(f)(ii)(A) through (C) of the Mortgage Loan Agreement.

“Properties” shall mean, collectively, each and every Individual Property which is subject to the terms of this Agreement.

“Property Account” shall mean, collectively, each of those certain accounts for each Individual Property established, maintained and held by the applicable Property Bank and from which all amounts on deposit are transferred to the Cash Management Account and which Property Accounts shall be Eligible Accounts.

“Property Bank” shall mean, collectively, the banks which maintain and hold the Property Accounts.

“Property Owner” shall mean, collectively, Maryland Owner and Canadian Owner.

“Property Release Corporation” shall have the meaning set forth in Section 2.5.2(h).

“Property Uncross” shall have the meaning set forth in Section 9.1.4 hereof.

“Provided Information” shall mean any and all historical financial and other information provided in writing to Lender at any time by, or on behalf of, any Indemnifying Person with respect to the Properties, Borrower, Other Mezzanine Borrower, Mortgage Borrower, Beneficial Owner, any other Mortgage Loan Party, Guarantor and/or Manager.

“Public Sale” shall mean the Sale or Pledge, in one or a series of transactions, (a) of all or any portion of the direct or indirect legal or beneficial interests in Borrower and Mezzanine Borrower to a Public Vehicle or (b) through which Borrower and/or Mezzanine Borrower or any direct or indirect owner of a legal or beneficial interest in Borrower and/or Mezzanine Borrower becomes, or is merged with or into, a Public Vehicle.

“Public Vehicle” shall mean a Person whose securities are listed and traded on a nationally or internationally recognized securities exchange or quoted on a nationally or internationally recognized automated quotation system and shall include a majority owned subsidiary of any such Person or any operating partnership through which such Person conducts all or substantially all of its business.

“Qualified Manager” shall mean either (a) HVM L.L.C. (and, with respect to the Individual Properties located in Canada, HVM Canada Hotel Management ULC, an Alberta unlimited liability corporation, as applicable), (b) an Affiliate of HVM L.L.C., (c) an Affiliate of Borrower or any Guarantor, (d) New HVM or (e) in the reasonable judgment of Lender, a reputable and experienced management organization possessing experience in managing properties similar in size, scope, use and value as the Properties, provided, that, with respect to clauses (b), (c), (d) and (e), while the Loan is securitized and Securities therein are outstanding, Borrower shall have obtained (i) a Rating Agency Confirmation from the applicable Approved Rating Agencies with respect to the management of the Properties by such Person and (ii) if such entity is an Affiliated Manager, an Additional Insolvency Opinion.

“Ratable Share” shall mean, with respect to any Co-Lender, its share of the Loan based on the proportion of the outstanding principal of the Loan advanced by such Co-Lender to the total outstanding principal amount of the Loan. The Ratable Share of each Co-Lender on the date of this Agreement after giving effect to the funding of the Loan on the Closing Date is set forth on Schedule VII attached hereto and made a part hereof.

“Rating Agencies” shall mean each of S&P, Moody’s, Fitch, Morningstar, Kroll and DBRS or any other nationally-recognized statistical rating agency which has assigned a rating to the Securities.

“Rating Agency Confirmation” means, collectively, a written affirmation from each of the Approved Rating Agencies that the credit rating of the Securities given by such Approved Rating Agency of such Securities immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Approved Rating Agency’s sole and absolute discretion. With respect to any request for a Rating Agency Confirmation hereunder, if any Approved Rating Agency waives in writing or declines or refuses to review, in writing, then a Rating Agency Confirmation from such Approved Rating Agency shall not be required with respect to the requested action. In the event that, at any given time, no Approved Rating Agency has elected to consider whether to grant or withhold such an affirmation in a timely manner and Lender does not otherwise have an approval right with respect to such event, then the term Rating Agency Confirmation shall be deemed instead to require the written reasonable approval of Lender based on its good faith determination of whether the Approved Rating Agencies would issue a Rating Agency Confirmation, provided that the foregoing shall be inapplicable in any case in which Lender has an independent approval right in respect of the matter at issue pursuant to the terms of this Agreement. For the avoidance of doubt and notwithstanding the foregoing, if the Loan has not been securitized, or no Securities are outstanding, then no Rating Agency Confirmation shall be required hereunder.

“Register” shall have the meaning set forth in Section 9.3 hereof.

“Related Parties” shall mean, individually or collectively as the context requires, ESH Hospitality LLC, Extended Stay LLC, Other Mezzanine Borrower, CP ESH Investors, LLC and ESH Hospitality Holdings LLC, each a Delaware limited liability company and Guarantor.

“Release” shall have the meaning set forth in Section 2.5.2 hereof.

“Release Prepayment” shall have the meaning set forth in Section 2.5.2 hereof.

“Released Property” shall have the meaning set forth in Section 2.5.2 hereof.

“Release Amount” shall mean, for an Individual Property, the amount set forth on Schedule VIII hereto, as the same may be reduced from time to time (a) pursuant to Section 2.4.2, (b) intentionally omitted, (c) by voluntary prepayments made pursuant to Section 2.4.1 or any repayments that are not made in connection with the release of any Individual Property, which prepayments or repayments, as applicable, shall be applied to reduce the Release Amounts of the Individual Properties subject to the Lien of the applicable Security Instrument at the time of such prepayment or repayment, as applicable, pro rata, and (d) in connection with any prepayments or repayments that are made in connection with the release of any Individual Property, by an amount equal to the excess, if any, of (x) the principal amount prepaid or repaid, as applicable, in connection with each release of such Individual Property or Individual Properties over (y) the Adjusted Release Amount of such Individual Property or Individual Properties being released, which excess amount shall be applied to reduce the Release Amounts of the Individual Properties that remain subject to the Lien of the Security Instrument following such prepayment or repayment, as applicable, pro rata.

“Release Parcel(s)” shall have the meaning set forth in Section 2.5.4 hereof.

“Release Price Percentage” shall mean, with respect to each Individual Property fifteen percent (15%).

“Rents” shall have the meaning set forth in the Mortgage Loan Agreement.

“Replacement Guaranty” shall have the meaning set forth in Section 5.2.10(f) hereof.

“Replacement Management Agreement” shall mean either (a) a management agreement with a Qualified Manager substantially in the same form and substance as the applicable Management Agreement, or (b) a management agreement with a Qualified Manager, which management agreement shall be reasonably acceptable to Lender in form and substance, provided, that (x) with respect to this subclause (b), Lender, at its option, while the Loan is securitized and Securities therein are outstanding, may require that Borrower obtain a Rating Agency Confirmation from the applicable Approved Rating Agencies with respect to the management agreement and (y) in the case of either (a) or (b), the replacement Qualified Manager shall enter into an assignment of management agreement and subordination of management fees substantially in the form of the Assignment of Management Agreement (or such other form and substance reasonably acceptable to Lender and Manager).

“Replacement Reserve Account” shall have the meaning set forth in Section 7.3.1 hereof.

“Replacement Reserve Fund” shall have the meaning set forth in Section 7.3.1 hereof.

“Replacement Reserve Monthly Deposit” shall have the meaning set forth in Section 7.3.1 hereof.

“Replacement Trademark License Agreement” shall mean a trademark license agreement between Operating Lessee and/or Borrower and IP Owner substantially in the same form and substance as the Trademark License Agreement.

“Replacements” shall have the meaning set forth in Section 7.3.1(a) hereof.

“Required Capital Expenditures” shall have the meaning set forth in Section 7.1.1 hereof.

“Required Excess Cash” shall have the meaning set forth in the Mortgage Loan Agreement.

“Reserve Funds” shall mean the Tax and Insurance Escrow Fund, the Replacement Reserve Fund, the Ground Lease Reserve Fund, the Capital Expenditure Reserve Fund, the Hotel Taxes Reserve Account, the Additional Property Reserve Fund or any other escrow fund established by the Loan Documents.

“Restoration” shall mean the repair and restoration of an Individual Property after a Casualty or Condemnation as nearly as possible to the condition the Individual Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.

“Restricted Party” shall mean collectively, Borrower, Mortgage Borrower, any other Mortgage Loan Party, any Beneficial Owner and Other Mezzanine Borrower so long as the applicable Other Mezzanine Loan is still outstanding.

“Restricted Pledge Party” shall mean, collectively, any Borrower, Mortgage Borrower, any Mortgage Loan Party, Other Mezzanine Borrower, Extended Stay LLC, CP ESH Investors, LLC, ESH Hospitality LLC, ESH Hospitality Holdings LLC and any other direct or indirect equity holder in Borrower up to, but not including, the first direct or indirect equity holder that has substantial assets other than the Collateral.

“Restructuring” shall have the meaning set forth in Section 5.2.10(d) hereto.

“S&P” shall mean Standard & Poor’s Ratings Services.

“Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, assignment, transfer, encumbrance, pledge, grant of option or other transfer or disposal of a legal or beneficial interest, whether direct or indirect.

“Section 2.7 Taxes” shall mean any present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority including any interest, additions to tax or penalties applicable thereto.

“Securities” shall have the meaning set forth in Section 9.1.1 hereof.

“Securities Act” shall have the meaning set forth in Section 9.2(a) hereof.

“Securitization” shall have the meaning set forth in Section 9.1.1 hereof.

“Securitization Vehicle” means each Grantor Trust into which all or a portion of the Loan has been transferred.

“Security Instrument” shall have the meaning set forth in the Mortgage Loan Agreement.

“Senior Mezzanine Borrower” shall mean, individually or collectively, as the context may require, the Mezzanine A Borrower and the Mezzanine B Borrower.

“Senior Mezzanine Collateral” shall mean, individually or collectively, as the context may require, the “Collateral” as defined in each of the Senior Mezzanine Loan Agreements.

“Senior Mezzanine Debt Service Account” shall mean, individually or collectively, as the context may require, the Mezzanine A Debt Service Account and the Mezzanine B Debt Service Account.

“Senior Mezzanine Lender” shall mean, individually or collectively, as the context may require, Mezzanine A Lender and Mezzanine B Lender, together with their respective successors and assigns.

“Senior Mezzanine Loan Agreement” shall mean, individually or collectively, as the context may require, the Mezzanine A Loan Agreement and the Mezzanine B Loan Agreement.

“Senior Mezzanine Loan Default” shall mean, individually or collectively, as the context may require, a Mezzanine A Loan Default and/or a Mezzanine B Loan Default.

“Senior Mezzanine Loan Documents” shall mean, individually or collectively, as the context may require, the Mezzanine A Loan Documents and the Mezzanine B Loan Documents.

“Senior Mezzanine Loan” shall mean, individually or collectively, as the context may require, the Mezzanine A Loan and the Mezzanine B Loan.

“Senior Mezzanine Pledge Agreement” shall mean, individually or collectively, as the context may require, the pledge agreements executed in connection with the Senior Mezzanine Loans.

“Senior Mezzanine Reserve Funds” shall mean, individually or collectively, as the context may require, the “Reserve Funds” as defined in each of the Senior Mezzanine Loan Agreements.

“Service Contracts” shall mean, collectively, (a) that certain Software License Agreement, dated July 1, 2004 among Existing Operating Lessee, ESA 2007 Operating Lessee Inc., HVM and Remco Software, Inc., as amended, (b) that certain Software Maintenance Agreement, dated July 1, 2004 among Existing Operating Lessee, ESA 2007 Operating Lessee Inc., HVM and Remco Software, Inc., as amended, (c) that certain Master Services Agreement, dated May 29, 2007, among Existing Operating Lessee, HVM and Definition6 LLC, as amended, and (d) that certain Master Services Agreement, dated October 1, 2007 among Existing Operating Lessee, HVM and Pegasus Solutions, Inc., as amended and as each of the same may be further amended, restated, replaced or otherwise modified from time to time.

“Servicer” shall have the meaning set forth in Section 9.7 hereof.

“Services Agreement” shall mean, that certain Services Agreement, dated as of the date hereof, between ESH Hospitality and Manager as the same may be amended or modified from time to time in accordance with the terms and provisions of this Agreement.

“Servicing Agreement” shall have the meaning set forth in Section 9.7 hereof.

“Severed Loan Documents” shall have the meaning set forth in Section 8.2(c) hereof.

“Signatory Trustee” shall mean ESA Canada Administrator L.L.C., a Delaware limited liability company, together with its successors and permitted assigns.

“Special Purpose Entity” shall mean a limited partnership or limited liability company, trust, or corporation, that complies with the following requirements unless it has received either prior written consent to do otherwise from Lender or a permitted administrative agent thereof, or, while the Loan is securitized and Securities therein are outstanding, a Rating Agency Confirmation from each of the Approved Rating Agencies, in each case:

(i) is and shall be organized solely for the purpose of (A) with respect to ESH Mezzanine C LLC, owning a 100% limited liability company interest in, and acting as the sole equity member of ESH Mezzanine B LLC, a Delaware limited liability company; (B) with respect to ESH Mezzanine C-2, owning a 100% limited liability company interest in, and acting as sole equity member of ESH Mezzanine B-2 LLC, a Delaware limited liability company; (C) with respect to ESH Canada Mezzanine C LLC, owning 100% of the limited liability company interest in, and acting as a shareholder of, ESH Canada Mezzanine B LLC; (D) with respect to ESH Canada Mezzanine C-2 LLC, owning a 100% limited liability company interest in, and acting as the sole equity member of ESH Canada Mezzanine B-2, a Delaware limited liability company (the interests referred to in the foregoing clauses (A), (B), (C) and (D) are hereinafter referred to as, collectively, the “Pledged Company Interests”); (E) entering into the Loan Agreement and the other Loan Documents with the Lender; and (F) engaging in any lawful act or activity and exercising any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above-mentioned purposes;

(ii) from and after its date of formation, has not engaged, and shall not engage in any business unrelated to the applicable purposes set forth in clause (i) above;

(iii) from and after its date of formation, has not owned and shall not own any real property;

(iv) from and after its date of formation, has not had, does not have and shall not have any assets other than (A) the Pledged Company Interests, and (B) cash, cash equivalents and accounts receivable;

(v) from and after its date of formation, has not engaged in, sought, consented to or permitted and shall not engage in, seek, consent to or permit (A) any dissolution, winding up, liquidation, consolidation or merger, or (B) any sale or other transfer of all or substantially all of its assets or any sale of assets outside the ordinary course of its business, except as permitted by the Loan Documents;

(vi) shall not cause, consent to or permit any amendment of its Organizational Documents with respect to the matters set forth in this definition;

(vii) if such entity is a limited partnership, from and after its date of formation, has and shall have at least one general partner and has and shall have, as its only general partners, Special Purpose Entities, each of which (A) is a corporation or single-member Delaware limited liability company, (B) has at least two (2) Independent Directors, and (C) holds a direct interest as general partner in the limited partnership of not less than one half of one percent (0.5%);

(viii) if such entity is a corporation, from and after its date of formation, has and shall have at least two (2) Independent Directors, and shall not cause or permit the board of directors of such entity to take any Material Action unless at least two (2) Independent Directors shall have participated in such vote and shall have voted in favor of such action;

(ix) if such entity is a limited liability company (other than a limited liability company meeting all of the requirements applicable to a single-member limited liability company set forth in this definition of “Special Purpose Entity”), from and after its date of formation, has and shall have at least one (1) member or manager that is a Special Purpose Entity, that is a corporation or a limited liability company meeting all of the requirements applicable to a single-member limited liability company set forth in this definition of “Special Purpose Entity”, that has at least two (2) Independent Directors and that directly owns at least one half of one percent (0.5%) of the equity of the limited liability company;

(x) if such entity is a single-member limited liability company, (A) is and shall be a Delaware limited liability company, (B) from and after its date of formation,

has and shall have at least two (2) Independent Directors serving as managers of such company, (C) shall not take any Material Action unless two (2) Independent Directors then serving as managers of the company shall have consented in writing to such action, and (D) from and after its date of formation, has and shall have either (1) a member which owns no economic interest in the company, has signed the company’s limited liability company agreement and has no obligation to make capital contributions to the company, or (2) two natural persons or one entity that is not a member of the company, that has signed its limited liability company agreement and that, under the terms of such limited liability company agreement becomes a member of the company immediately prior to the withdrawal or dissolution of the last remaining member of the company;

(xi) from and after its date of formation, has not and shall not (and, if such entity is (a) a limited liability company, has and shall have a limited liability agreement or an operating agreement, as applicable, (b) a limited partnership, has a limited partnership agreement, or (c) a corporation, has a certificate of incorporation or articles that, in each case, provide that such entity shall not) without the affirmative vote of two (2) Independent Directors take any Material Action;

(xii) from and after its date of formation, has been and shall pay its debts and liabilities (including, a fairly-allocated portion of any personnel and overhead expenses that it shares with any Affiliate) from its assets as the same shall become due, and shall maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided, however, that the provisions of this clause (xii) shall not require, and shall not be construed to require, any direct or indirect partner, member or shareholder in an Individual Borrower to make any capital contributions to such Individual Borrower and failure to comply with the provisions of this clause (xii) shall, in no event give rise, or be construed to give rise, to any liability or obligation on the part of any such direct or indirect partner, member or shareholder under this Agreement, any of the other Loan Documents (including, without limitation, the guarantor) or otherwise, except with respect to distributions of capital received in violation of applicable state law;

(xiii) from and after its date of formation, has not failed and shall not fail to correct any known misunderstanding regarding the separate identity of such entity and has not identified and shall not identify itself as a division of any other Person;

(xiv) from and after its date of formation, has maintained and shall maintain its bank accounts, books of account, books and records separate from those of any other Person and, to the extent that it is required to file tax returns under applicable law, has filed and shall file its own tax returns, except to the extent that it is required by law to file consolidated federal or unitary state tax returns (or any analogous combined state tax returns), including for the avoidance of doubt that the provisions of this clause (xiv) shall not prohibit any Individual Borrower, Senior Mezzanine Borrower or any Mortgage Loan Party from filing a consolidated federal or unitary or combined state tax return with any other Individual Borrower, Senior Mezzanine Borrower or Mortgage Loan Party;

(xv) from and after its date of formation, has maintained and shall maintain its own records, books, resolutions and agreements;

(xvi) except with respect to the other Individual Borrowers as contemplated by the Loan Documents, from and after its date of formation, has not commingled and shall not commingle its funds or assets with those of any other Person and has not participated and shall not participate in any cash management system with any other Person;

(xvii) from and after its date of formation, has held and shall hold its assets in its own name;

(xviii) from and after its date of formation, has conducted and shall conduct its business in its name or in a name franchised or licensed to it, except for business conducted on behalf of itself by another Person under a business management services agreement that is on commercially-reasonable terms, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent or contractor of such entity;

(xix) (A) from and after its date of formation, has maintained and shall maintain its financial statements, accounting records and other entity documents separate from those of any other Person; (B) from and after its date of formation, has shown and shall show, in its financial statements, its asset and liabilities separate and apart from those of any other Person; and (C) from and after its date of formation, has not permitted and shall not permit its assets to be listed as assets on the financial statement of any of its Affiliates (except with respect to any other Individual Borrower) except as required by GAAP; provided, however, that (i) any such consolidated financial statement contains a note indicating that the Borrower’s separate assets and credit are not available to pay the debts of such Affiliate that is not a Borrower and that the Borrower’s liabilities do not constitute obligations of the consolidated entity (except with respect to any other Individual Borrower) and (ii) such assets shall also be listed on such Individual Borrower’s own separate balance sheet;

(xx) except with respect to another Individual Borrower as contemplated by the Loan Documents, from and after its date of formation, has paid and shall pay its own liabilities and expenses, including the salaries of its own employees, out of its own funds and assets, and from and after its date of formation has maintained and shall maintain a sufficient number of employees in light of its contemplated business operations;

(xxi) from and after its date of formation, has observed and shall observe all partnership, corporate or limited liability company formalities, as applicable, as they relate to separateness;

(xxii) from and after its date of formation has incurred, created or assumed and will incur, create or assume no Indebtedness other than (a) the Loan, (b) liabilities incurred in the ordinary course of business relating to the ownership and operation of Senior Mezzanine Borrower, Mortgage Borrower, Property Owner and certain other Mortgage Loan Parties, and the routine administration of each Mortgage Loan Party, provided that such liabilities shall be in amounts not to exceed Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) outstanding in the aggregate at any given time, which liabilities are not more than ninety (90) days past the later of (1) the date incurred or (2) the date invoiced and are not evidenced by a note and (c) such other liabilities that are permitted pursuant to this Agreement;

(xxiii) from and after its date of formation, has not paid and shall not assume or guarantee or become obligated for the debts of any Person other than the other Individual Borrowers, and has not held and shall not hold out its credit as being available to satisfy the obligations of any Person other than the other Individual Borrowers;

(xxiv) except with respect to another Individual Borrower as contemplated under this definition with respect to the other Individual Borrowers or the Contribution Agreement, from and after its date of formation, has not and shall not acquire obligations or securities of its partners, members or shareholders or any other owner or Affiliate;

(xxv) from and after its date of formation, shall allocate fairly and reasonably any overhead expenses that are shared with any of its Affiliates, constituents, or owners, or any guarantors of any of their respective obligations, or any Affiliate of any of the foregoing, including, but not limited to, paying for shared office space and for services performed by any employee of an Affiliate;

(xxvi) from and after its date of formation, has maintained and used and shall maintain and use separate stationery, invoices and checks bearing its name and not bearing the name of any other entity unless such entity is clearly designated as being the Borrower’s agent;

(xxvii) from and after its date of formation, has not pledged and shall not pledge its assets to secure the obligations of any Person other than the other Individual Borrowers pursuant to the Loan Documents

(xxviii) from and after its date of formation, has not held and shall hold itself out and identify itself as a separate and distinct entity under its own name or in a name franchised or licensed to it by an Individual Borrower and not as a division or part of any other Person;

(xxix) from and after its date of formation, has maintained and shall maintain its assets in such a manner that it shall not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xxx) from and after its date of formation, has not made and shall not make loans to any Person and shall not hold evidence of indebtedness issued by any other Person or entity (other than cash and investment-grade securities and other Permitted Investments issued by an entity that is not an Affiliate of or subject to common ownership with such entity);

(xxxi) from and after its date of formation, has not identified and shall not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it, and has not identified and shall not identify itself as a division of any other Person;

(xxxii) other than capital contributions and distributions permitted under the terms of its Organizational Documents, from and after its date of formation, has not and shall not enter into or be a party to, any transaction with any of its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are commercially reasonable terms comparable to those of an arm’s-length transaction with an unrelated third party;

(xxxiii) from and after its date of formation, has not had and shall not have any obligation to, and has not and shall not indemnify its partners, officers, directors or members, as the case may be, in each case unless such an obligation or indemnification is fully subordinated to the Debt and shall not constitute a claim against it in the event that its cash flow is insufficient to pay the Debt;

(xxxiv) if such entity is a corporation, shall consider the interests of its creditors in connection with all corporate actions;

(xxxv) from and after its date of formation, has not had and shall not have any of its obligations guaranteed by any Affiliate except as provided by the Guaranty and the Contribution Agreement;

(xxxvi) from and after its date of formation, has not and shall not form, acquire or hold any subsidiary, other than Senior Mezzanine Borrower, Mortgage Borrower and the other Mortgage Loan Parties and except as set forth in clause (iv) of this definition;

(xxxvii) from and after its date of formation, has complied and shall comply in all material respects with all of the terms and provisions contained in its Organizational Documents that relate to its separateness; and

(xxxviii) from and after its date of formation, has caused and shall cause its subsidiaries, if any, to comply in all material respects with all of the terms and provisions contained in such subsidiary’s Organizational Documents that relate to its separateness.

“State” shall mean, with respect to an Individual Property, the Country, the State or Commonwealth in which such Individual Property or any part thereof is located.

“Subordination of Management Agreement” shall mean that certain Subordination of Management Agreement (Mezzanine C), dated as of the Closing Date, among Lender, Borrower, Operating Lessee and Manager, and any Additional Subordination of Management Agreement delivered hereunder, as each of the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Tax and Insurance Escrow Fund” shall have the meaning set forth in Section 7.2 hereof.

“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against any Individual Property or part thereof.

“Threshold Amount” shall have the meaning set forth in Section 5.1.21 hereof.

“Title Insurance Policies” shall mean, with respect to each Individual Property, an ALTA mortgagee title insurance policy in the form (acceptable to Mortgage Lender) (or, if an Individual Property is in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and acceptable to Mortgage Lender) issued with respect to such Individual Property and insuring the lien of the Security Instrument encumbering such Individual Property.

“Trade Payables” shall mean trade payables and other liabilities incurred in the ordinary course of business relating to the ownership and operation of the Collateral or any portion thereof (excluding for purposes of calculating the limitations set forth in clause (xxii) of the definition of Special Purpose Entity (as defined in the Mortgage Loan Agreement), Taxes, Hotel Taxes, Capital Expenditures and Other Charges) and the routine administration of Mortgage Borrower or any other Mortgage Loan Party.

“Trademark License Agreements” shall mean, individually or collectively, those Trademark License Agreements set forth in Schedule IV hereof.

“Trademarks” shall mean trademarks, service marks, certification marks, collective service marks, business names, trade names, corporate names, d/b/a’s, trade dress, designs, logos, slogans, and all other indicia of origin or quality, and general intangibles of like nature, whether registered or unregistered, and all goodwill of any business associated with the use thereof and symbolized thereby, including the ESA Brand.

“Transfer” shall have the meaning set forth in Section 5.2.10(b) hereof.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the applicable State in which the applicable Collateral or Mortgage Loan Collateral is located.

“UCC Title Insurance Policy” shall mean, with respect to the Collateral, a UCC title insurance policy in a form reasonably acceptable to Lender issued with respect to the Collateral and insuring the Lien of the Pledge Agreement encumbering such Collateral.

“Uniform System of Accounts” shall mean the Uniform System of Accounts for Hotels (10th edition), as adopted by the American Hotel and Motel Association.

“U.S. Asset Transfer” shall have the meaning set forth on Exhibit C hereto.

“U.S. Equity Transfer” shall have the meaning set forth on Exhibit C hereto.

“U.S. Operating Lessee Holdco” shall have the meaning set forth on Exhibit C hereto.

“U.S. Person” shall mean a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Certificate” shall have the meaning set forth in Section 2.7(e) hereof.

“Yield Maintenance Default Premium” shall mean an amount equal to the greater of (a) five percent (5%) of the outstanding principal of the Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the Note in respect of the principal amount being prepaid assuming that all scheduled payments are made timely and that such outstanding principal amount and accrued and unpaid interest thereon is paid on the Payment Date immediately following the Prepayment Release Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment Date), over (ii) the principal amount being prepaid.

Section 1.2 Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “Borrower shall cause Mortgage Borrower” and words of similar import when used in this Agreement shall mean “Borrower shall cause Senior Mezzanine Borrower to cause Mortgage Borrower.” Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. Wherever a representation, warranty or certificate is based upon the knowledge of any Individual Borrower, the knowledge of each Individual Borrower shall be imputed to each other Individual Borrower. Terms used herein and not otherwise defined herein but defined by cross-reference to the Mortgage Loan Agreement or the Other Mezzanine Loan Agreement shall have the meaning set forth in the Mortgage Loan Agreement or Other Mezzanine Loan Agreement, as applicable, as of the Closing Date, notwithstanding any subsequent amendment or restatement of or modification to the Mortgage Loan Agreement or the Other Mezzanine Loan Agreement, as applicable, to such defined terms unless Lender shall have consented in writing to such amendment, restatement or modification. With respect to the obligation of Borrower to cause another entity to perform its obligations the terms “shall cause, shall not cause or shall permit” shall apply to an obligation only to the extent of Borrower’s capacity, power and authority to do so under its organizational documents or the organizational documents of such entity.

II.	GENERAL TERMS

Section 2.1 Loan Commitment; Disbursement to Borrower.

2.1.1 Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

2.1.2 Intentionally omitted.

2.1.3 Single Disbursement to Borrower. Borrower may request and receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed. Borrower and Lender acknowledge and agree that the Loan shall be fully funded as of the Closing Date.

2.1.4 The Note, Pledge Agreement and Loan Documents. The Loan shall be evidenced by the Note and secured by the Pledge Agreement and the other Loan Documents.

2.1.5 Use of Proceeds. Borrower shall use the proceeds of the Loan to (a) repay or discharge any existing loans relating to the Collateral, (b) if applicable, make an equity contribution to Senior Mezzanine Borrower in order to cause Senior Mezzanine Borrower to use such proceeds pursuant to Section 2.1.5 of the applicable Senior Mezzanine Loan Agreement and to make an equity contribution to Mortgage Borrower in order to cause Mortgage Borrower to use such amounts for any use permitted pursuant to Section 2.1.5 of the Mortgage Loan Agreement, (c) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender and (d) distribute the balance, if any, to Extended Stay.

Section 2.2 Interest Rate.

2.2.1 Interest Rate. Interest on the outstanding principal balance of the Loan shall accrue at the Interest Rate or as otherwise set forth in this Agreement from (and including) the Closing Date to (but excluding) the Maturity Date.

2.2.2 Interest Calculation. Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the related Interest Period for which the calculation is being made by (b) a daily rate based on the applicable Interest Rate and a three hundred sixty (360) day year by (c) the outstanding principal balance of the Loan.

2.2.3 Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal balance of the Loan and, to the extent permitted by law, all accrued and unpaid interest in respect of the Loan and any other amounts due pursuant to the Loan Documents, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein. If the Loan is not repaid on the Maturity Date, default interest will accrue from and after the Maturity Date and will be calculated by multiplying (a) the actual number of days elapsed from the date such payment was due for which the calculation is being made by (b) a daily rate based on the applicable Default Rate and a three hundred sixty (360) day year by (c) the outstanding principal balance of the Loan.

2.2.4 Usury Savings. This Agreement, the Note and the other Loan Documents are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

Section 2.3 Loan Payment.

2.3.1 Monthly Debt Service Payment Amounts. Borrower shall pay to Lender (a) on the Closing Date, an amount equal to interest only on the outstanding principal balance of the Loan from the Closing Date up to and including November 30, 2012, which interest shall be calculated in accordance with the provisions of Section 2.2 hereof and (b) commencing on the Payment Date occurring in January 2013 and on each Payment Date thereafter up to and including the Maturity Date, Borrower shall make a payment to Lender equal to interest only on the outstanding principal balance of the Loan for the related Interest Period immediately preceding such Payment Date. If Lender accepts such an interest payment after the occurrence and during the continuance of an Event of Default, the application of interest set forth in the preceding sentence shall not include the amount by which interest at the Default Rate exceeds interest at the Interest Rate which shall be applied by Lender in such order and priority as Lender may determine in its sole and absolute discretion.

2.3.2 Payments Generally. For purposes of making payments hereunder (but not for purposes of calculating Interest Periods), if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately preceding Business Day and with respect to payments of principal due on the Loan on the Maturity Date, interest shall be payable at the related Interest Rate or the Default Rate, as the case may be, through and including the day immediately preceding such Maturity Date. All amounts due under this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever.

2.3.3 Payment on Maturity Date. Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Pledge Agreement and the other Loan Documents.

2.3.4 Late Payment Charge. If any principal, interest or any other sums due under the Loan Documents is not paid by Borrower on or prior to the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of four percent (4%) of such unpaid sum or the Maximum Legal Rate in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Pledge Agreement and the other Loan Documents to the extent permitted by applicable law.

2.3.5 Method and Place of Payment. Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender (a) not later than 11:00 a.m., New York City time, on the date when due for all payments other than the payment due on the Maturity Date and (b) not later than 2:00 p.m. New York City time on the Maturity Date, and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office (or as otherwise directed by Lender), and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

Section 2.4 Prepayments.

2.4.1 Voluntary Prepayments. (a) Except as otherwise provided in this Section 2.4, Borrower shall not have the right to prepay any portion of the Loan in whole or in part on or prior to the Prepayment Release Date.

(b) After the Prepayment Release Date, Borrower may prepay the Loan in whole, or in part, provided that (i) no Event of Default exists; (ii) Borrower gives Lender not less than seven (7) Business Days prior written notice that Borrower intends to prepay all or a portion of the Loan, and the amount of the Loan that Borrower intends to prepay (the “Prepayment Notice”); and (iii) Borrower pays Lender, in addition to the outstanding principal amount of the Loan to be prepaid: (A) if such prepayment of the Loan occurs on a day that is not a Payment Date, all amounts of interest which would have accrued on the amount of the Loan to be prepaid through and including the last day of the Interest Period related to the Payment Date next occurring following the date of such prepayment of the Loan, or, if such prepayment of the Loan occurs on a Payment Date, all amounts of accrued and unpaid interest through and including the last day of the Interest Period related to such Payment Date; (B) if such prepayment is not a prepayment of any Free Prepayment Amount, the applicable Prepayment Premium; and (C) all other sums then due and payable under this Agreement, the Note, and the other Loan Documents, including, but not limited to, all of Lender’s reasonable costs and expenses (including reasonable attorney’s fees and disbursements) incurred by Lender in connection with such prepayment of the Loan, including, without limitation, any costs and expenses associated with any revoked Prepayment Notice. Any Prepayment Notice may be rescinded by Borrower upon delivery of written notice to Lender on or prior to the date specified for prepayment in the Prepayment Notice, provided that Borrower shall be responsible for the reasonable costs and expenses incurred by Lender in connection with the rescission of such Prepayment Notice.

(c) Notwithstanding the foregoing, Borrower shall be permitted to prepay an applicable portion of the Loan as follows without any Prepayment Premium or other prepayment penalty, premium or charge: (i) from and after the Prepayment Start Date through and including the sixth (6th) Payment Date, an amount not to exceed fifteen percent (15%) of the original principal balance of the Loan and (ii) after the sixth (6th) Payment Date, an amount which, when aggregated with all amounts (if any) prepaid pursuant to clause (i) above, shall not exceed twenty-five percent (25%) of the original principal balance of the Loan (such amounts, collectively, the “Free Prepayment Amount”), in each case provided (A) there is no Event of Default continuing as of the date of the applicable prepayment, (B) Borrower provides a Prepayment Notice to Lender in the manner specified in Section 2.4.1(b) and (C) Borrower pays Lender, in addition to the outstanding principal amount of the Loan to be prepaid, if such prepayment of the Loan occurs on a day that is not a Payment Date, all amounts of interest which would have accrued on the amount of the Loan to be prepaid through and including the last day of the Interest Period related to the Payment Date next occurring following the date of such prepayment of the Loan, or, if such prepayment of the Loan occurs on a Payment Date, all amounts of accrued and unpaid interest through and including the last day of the Interest Period related to such Payment Date; and all other sums then due and payable under this Agreement, the Note, and the other Loan Documents, including, but not limited to, all of Lender’s reasonable costs and expenses (including reasonable attorney’s fees and disbursements) incurred by Lender in connection with such prepayment, including, without limitation, any costs and expenses associated with any revoked Prepayment Notice.

(d) No Other Mezzanine Borrower shall be permitted to make voluntary prepayments in respect of its applicable Other Mezzanine Loan pursuant to the respective Section 2.4.1 of the related Other Mezzanine Loan Agreement without Borrower making a pro rata (based on the ratio of the then-outstanding principal balance of the Loan to the aggregate then outstanding principal balances of the Loan and each Other Mezzanine Loan) prepayment of the Loan in accordance with the Loan Documents (unless waived by Lender with respect to the Loan). The provisions of this Section 2.4.1(d) shall not be construed to contravene in any manner the restrictions and other provisions regarding releases, Transfers, Sales or Pledges set forth in this Agreement and the other Loan Documents.

2.4.2 Liquidation Events; Mandatory Prepayments. (a) Subject to the provisions of Section 2.4.2 of the Mortgage Loan Agreement and subject to Section 2.4.2 of each Senior Mezzanine Loan Agreement, in the event of (i) any Casualty to all or any portion of the Properties, or any Individual Property or any material portion thereof, or to any other Mortgage Loan Collateral, (ii) any Condemnation of all or any portion of the Properties, or any Individual Property or any material portion thereof, or of any other Mortgage Loan Collateral, (iii) a Transfer of any Individual Property or other Mortgage Loan Collateral or the Senior Mezzanine Collateral in connection with realization thereon by Mortgage Lender following a Mortgage Loan Default or Senior Mezzanine Lender following a Senior Mezzanine Loan Default, including without limitation a foreclosure sale, (iv) any refinancing of the Mortgage Loan or any Senior Mezzanine Loan, (v) the receipt by Mortgage Borrower of any excess proceeds realized under its owner’s title insurance policy after application of such proceeds by Mortgage Borrower to cure any title defect or (vi) the receipt by Mortgage Borrower of any excess proceeds realized pursuant to a lawsuit, claim or other proceeding brought to enforce its rights under a warranty deed after application of such proceeds by Mortgage Borrower to cure any title defect (each, a “Liquidation Event”), Borrower shall cause the related Net Liquidation Proceeds After Debt Service to be deposited directly into the Debt Service Account. On each date on which Lender actually receives a distribution of Net Liquidation Proceeds After Debt

Service, Borrower shall prepay the outstanding principal balance of the Loan in an amount equal to one hundred percent (100%) of such Net Liquidation Proceeds After Debt Service and as a prepayment of accrued and unpaid interest and any other sums due hereunder, and (except as provided in the following sentence) any applicable Prepayment Premium or Yield Maintenance Default Premium to the extent otherwise payable under Section 2.4.3. No Yield Maintenance Default Premium shall be due in connection with any application of Net Liquidation Proceeds After Debt Service in respect of a Liquidation Event described in clause (i), (ii), (v) or (vi) above in prepayment of the Loan. No Prepayment Premium shall be due in connection with any application of Net Liquidation Proceeds After Debt Service in respect of a Liquidation Event described in clause (i), (ii), (v) or (vi) above in prepayment of the Loan. Notwithstanding the foregoing, any Net Liquidation Proceeds After Debt Service related to a Liquidation Event described in clause (i), (ii), (v) or (vi) above shall be applied, if no Event of Default has occurred and is continuing, (A) first, to the reduction of any non-principal amounts outstanding on the Loan other than accrued or unpaid interest on the Loan, (B) second, to the reduction of the accrued and unpaid interest on the portion of the Loan, if any, that is represented by the Release Amount in respect of the applicable Individual Property or Mortgage Loan Collateral which gives rise to the distribution of such Net Liquidation Proceeds After Debt Service, (C) third, to the reduction of the outstanding principal balance of the Loan (and, if applicable, the Release Amount in respect of the related Individual Property shall be reduced in an amount equal to the principal portion of such prepayment). After the occurrence and during the continuance of an Event of Default, the Net Liquidation Proceeds After Debt Service may be applied to the Debt in any order or priority in Lender’s sole discretion. For the avoidance of doubt, no prepayment made pursuant to this Section 2.4.2 shall be applied against or reduce the Free Prepayment Amount. Any Net Liquidation Proceeds After Debt Service remaining after the repayment of the Debt in full shall be paid to Borrower.

(b) Borrower shall promptly notify Lender of any Liquidation Event once Borrower has knowledge of such event. The provisions of Section 2.4.2(a) above shall not be construed to contravene in any manner the restrictions and other provisions regarding refinancing of the Mortgage Loan or Transfer of the Collateral or the Properties or other Mortgage Loan Collateral or the Senior Mezzanine Collateral set forth in this Agreement and the other Loan Documents.

2.4.3 Prepayments After Default. If, during the continuance of an Event of Default, payment of all or any part of the Debt is tendered by Borrower or otherwise recovered by Lender (including, without limitation, through application of any Reserve Funds), such tender or recovery shall include (a) interest at the Default Rate on the outstanding principal amount of the Loan from the date such Event of Default occurred through the end of the Interest Period related to the Payment Date next occurring following the date of such tender or recovery, or if such tender or recovery occurs on a Payment Date, through and including the Interest Period related to such Payment Date, (b) if such tender or recovery occurs on or prior to the Prepayment Release Date, an amount equal to the Yield Maintenance Default Premium, and (c) if such tender or recovery occurs after the Prepayment Release Date, an amount equal to the applicable Prepayment Premium, if any.

Section 2.5 Release of Collateral. Except as set forth in this Section 2.5, no repayment or prepayment of all or any portion of the Loan shall cause, give rise to a right to require, or otherwise result in, the release of any Lien of the Pledge Agreement or any other Loan Documents on the Collateral.

2.5.1 Release Upon Payment in Full. (a) If Borrower has elected to prepay the Loan in its entirety and the requirements of Section 2.4 and this Section 2.5 have been satisfied, or the Loan is repaid in full on the Maturity Date, all of the Collateral shall be released from the Liens of the Pledge Agreement and other Loan Documents.

(b) In connection with the release of the Lien of the Pledge Agreement and the other Loan Documents, Borrower shall submit to Lender, not less than seven (7) Business Days prior to the date on which Borrower intends to prepay the Loan in full, a release of Lien (and related Loan Documents) for the Collateral for execution by Lender. Such release shall be in a form appropriate in each jurisdiction in which the Collateral is located and that would be satisfactory to a prudent lender acting reasonably. In addition, Borrower shall provide all other documentation of a ministerial or administrative nature which Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer’s Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, and (ii) will effect such release in accordance with the terms of this Agreement. Borrower shall pay all reasonable third-party costs and expenses incurred by Lender in connection with any such release.

2.5.2 Release Prepayments. Borrower shall prepay a portion of the Loan (each such prepayment, a “Release Prepayment”) in connection with the release of an Individual Property by Mortgage Borrower (each, a “Release”) so long as the requirements of Section 2.4 (including without limitation payment of any applicable Prepayment Premium) and this Section 2.5.2 have been satisfied, and provided that no Event of Default has occurred and is continuing. In connection with such prepayment Borrower may obtain the release of Borrower’s obligations under the Loan Documents with respect to such Individual Property (other than those expressly stated to survive) (each such Individual Property the obligations with respect to which are released in accordance with Section 2.5.2, a “Released Property”) upon the satisfaction of each of the following conditions:

(a) The amount of the outstanding principal balance of the Loan to be prepaid shall equal or exceed the Adjusted Release Amount in respect of the applicable Released Property, such prepayment shall be deemed a voluntary prepayment for all purposes hereunder, including, the requirements of Section 2.4.1(b) hereof;

(b) In the case of a release of an Individual Property by Mortgage Borrower pursuant to Section 2.5.3 of the Mortgage Loan Agreement, immediately following the release of the applicable Individual Properties, (A) the Net Operating Income attributable to the remaining Individual Properties in one (1) state may not exceed thirty-five percent (35%) of the total Net Operating Income for the Collateral (as defined in the Mortgage Loan Agreement) and (B) the Net Operating Income attributable to the remaining Individual Properties in any three (3) states combined may not exceed seventy percent (70%) of the total Net Operating Income for the Collateral (as defined in the Mortgage Loan Agreement);

(c) After giving effect to such Release, the Debt Yield for the Collateral then remaining subject to the Lien of the Security Instruments shall be equal to or greater than (i) if less than twenty-five (25) Individual Properties in the aggregate have been released on or prior to the date of such Release, the Debt Yield for the Collateral immediately prior to giving effect to the release or (ii) if twenty-five (25) or more Individual Properties in the aggregate have been or will be released on or prior to the date of any such release (taking into account the Individual Properties to be released on the date of such release), the greater of (x) the Debt Yield as of the Closing Date and (y) the Debt Yield for the Collateral immediately prior to giving effect to such Release; provided, that, notwithstanding the foregoing, with respect to a requested Release of an Individual Property in conjunction with the sale of such Individual Property in an arm’s length transaction to a third party purchaser, if the Debt Yield after giving effect to the release would be less than the amount described in clauses (i) and (ii) of this Section 2.5.2 (c), as applicable, but the other requirements set forth this Section 2.5.2 are satisfied (including, without limitation, payment of the applicable Other Mezzanine Adjusted Release Amounts), Borrower shall be permitted to obtain a release (or assignment) of the Lien of the Security Instrument with respect to the applicable Individual Property, provided that in lieu of paying the applicable Adjusted Release Amount in connection with such release, Borrower shall pay to Lender (together with all other amounts due to Lender pursuant to this Section 2.5.2,) an amount equal to the greater of (A) the Adjusted Release Amount applicable to such Individual Property and (B) the lesser of (I) the Lender’s Portion of Net Sales Proceeds or (II) the amount of a pro rata prepayment of the Loan and the Other Mezzanine Loans that would be necessary to, after giving effect to the requested release of the applicable Individual Property, satisfy the Debt Yield test set forth above in this Section 2.5.2(c);

(d) The single purpose nature and bankruptcy remoteness of Borrower, Senior Mezzanine Borrower and Mortgage Borrower and each other Mortgage Loan Party following such Release shall not be adversely affected by reason of the Release and shall not cause Borrower or any Mortgage Loan Party to fail to comply with the terms and provisions of the Loan Documents, provided, however, that Borrower shall not be required to provide an Additional Insolvency Opinion in connection with a release under this Section 2.5.2;

(e) Intentionally omitted;

(f) Concurrently with the payment of the Adjusted Release Amount, (i) Mortgage Borrower shall make a partial prepayment of the Mortgage Loan equal to the related Mortgage Adjusted Release Amount applicable to such Individual Property, together with any related interest, fees or other amounts payable under the Mortgage Loan Documents in connection with such prepayment, including, to the extent required under the applicable Mortgage Loan Documents, to the extent prepayment is made on a date other than a Payment Date, interest which would have accrued on the outstanding principal balance of the Mortgage Loan pursuant to the Mortgage Loan Documents through the end of the interest period set forth therein and (ii) Other Mezzanine Borrowers shall make partial prepayments of the Other Mezzanine Loans equal to the Other Mezzanine Adjusted Release Amount in respect of such Individual Property, together with any related interest, fees, prepayment premiums or other amounts payable under the related Other Mezzanine Loan Documents in connection with such prepayment, including, to the extent required under the applicable Other Mezzanine Loan Documents, to the extent such prepayment is made on a date other than a Payment Date, interest which would have accrued on the outstanding principal balance of the related Other Mezzanine Loan pursuant to the Other Mezzanine Loan Documents through the end of the interest period set forth therein;

(g) Borrower shall have paid all reasonable third-party costs and expenses incurred by Lender in connection with any such Release Prepayment; and

(h) Upon notice to Lender and in consideration of managing its tax affairs, Mortgage Borrower, any Mortgage Loan Party may, in connection with a Release:

(i) contribute or cause to be contributed such Individual Property to an entity taxed as a Subchapter C Corporation (a “Property Release Corporation”) (which entity shall be deemed a Mortgage Loan Party (A) for purposes of Section 5.3 hereof and any analogous provision of this Agreement and (B) for so long as it owns any Individual Property, for all other purposes hereunder), provided that such entity is a direct or indirect subsidiary of Mortgage Borrower or any other Mortgage Loan Party; and

(ii) cause such entity to transfer such Individual Property to a third party purchaser, it being acknowledged that such contribution shall not relieve Borrower of its obligation to satisfy the conditions to a Release Prepayment, subject to the following conditions:

(A) any Property Release Corporation shall at all times be a Special Purpose Entity (as defined in the Mortgage Loan Agreement);

(B) Mortgage Borrower or any other Mortgage Loan Party shall form the Property Release Corporation and contribute the Individual Property to such Property Release Corporation no earlier than ten (10) Business Days prior to entering into a binding contract of sale to sell the Individual Properties to be contributed;

(C) the Property Release Corporation shall consummate the sale and release of the Individual Property(ies) contributed to such Property Release Corporation;

(D) any Property Release Corporation shall be liquidated promptly following the release of the Individual Property it owns, but in no event more than ten (10) Business Days following the sale of such Individual Property(ies); and

(E) if (I) the Property Release Corporation does not enter into a binding contract of sale within ten (10) Business Days of such transfer or (II) the Property Release Corporation does not transfer the applicable Individual Property pursuant to the contract of sale, then, in each case, the Individual Property shall be transferred back to Mortgage Borrower in a manner reasonably acceptable to Lender.

In addition, such contribution and such conveyance shall take place in accordance with escrow instructions or other arrangements reasonably acceptable to Mortgage Lender that ensure the completion of each of the contribution transaction and the release transaction. Borrower shall cause Mortgage Borrower to deliver to Lender copies of documentation related to such contribution reasonably requested by Lender.

2.5.3 Intentionally omitted.

2.5.4 Release Parcels. Lender agrees that Borrower may cause or permit Mortgage Borrower to obtain the release from the Lien of the applicable Security Instruments and the other Loan Documents non-income producing and unimproved real property (each a “Release Parcel” and, collectively, the “Release Parcels”) that is proposed to be transferred to an unrelated third party upon satisfaction of the following conditions by Borrower:

(a) Not more than ninety (90) calendar days and not less than thirty (30) calendar days prior to the date of the release, Borrower delivers to Lender a notice setting forth (i) the date of the proposed release, (ii) the name of the proposed transferee, (iii) a survey of the Release Parcel in scope and substance that would be satisfactory to a prudent lender acting reasonably, and (iv) an appraisal of the Release Parcel that is (A) executed and delivered to Lender by a qualified MAI appraiser having no direct or indirect interest in such Release Parcel or any loan secured in whole or in part thereby and whose compensation is not affected by the approval or disapproval of such appraisal by Lender, (B) addressed to Lender and its successors and assigns and (C) satisfies the requirements of the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation and Title XI of the Federal Institutions Reform, Recovery and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date of such calculation, with respect to such appraisal and the appraiser making such appraisal;

(b) Borrower delivers to Lender evidence (which may include a statement in the appraisal) that would be acceptable to a prudent lender acting reasonably that the release of the Release Parcel will not adversely affect the economic value of, or the revenue produced by, the Improvements located on the related Individual Property;

(c) As of the date Borrower delivers to Lender notice of the proposed release and as of the date of the release, no Event of Default has occurred which is continuing;

(d) Borrower delivers to Lender (i) evidence which would be satisfactory to a prudent lender acting reasonably that (A) the Release Parcel has been legally subdivided from the remainder of the related Individual Property, and (B) the Release Parcel (together with any appurtenant easements or other rights with respect to adjacent property) is not necessary for the related Individual Property to comply with any zoning, building, land use or parking or other similar Legal Requirements with respect to the related Individual Property or for the then current and any contemplated use of the related Individual Property, including without limitation for access, driveways, parking, utilities or drainage or, to the extent that the Release Parcel is necessary for any such purpose, a reciprocal easement agreement or other agreement has been executed and recorded that would allow the owner of the related Individual Property to continue to use the Release Parcel to the extent necessary for such purpose, which reciprocal easement agreement shall be superior to the Security Instruments and (ii) a certificate executed by an officer of Borrower stating that after giving effect to such transfer, each of the Release Parcel of the balance of the related Individual Property (together with any appurtenant easements or other rights with respect to adjacent property) conforms to and is in compliance in all material respects with applicable Legal Requirements and constitutes or will constitute a separate tax lot;

(e) Intentionally omitted;

(f) Borrower delivers evidence in the form of a certificate executed by Borrower that Mortgage Borrower and any other applicable Mortgage Loan Party has complied with any requirements applicable to the release in the Leases, reciprocal easement agreements, operating agreements, parking agreements or other similar agreements affecting the related Individual Property and that the release does not violate any of the provisions of such documents in any respect and that any such release of a Release Parcel shall not result in any right in favor of a third party of offset, abatement or reduction of rent payable to Mortgage Borrower or any Mortgage Loan Party or any right in favor of a third party of termination, cancellation or surrender under any Leases, reciprocal easement agreements or other material agreement by which Mortgage Borrower or the related Individual Property is bound or encumbered;

(g) No release shall be permitted if the aggregate amount of proceeds received by Mortgage Borrower from the sale of Release Parcels shall exceed (i) Two Hundred Fifty Thousand Dollars ($250,000) with respect to any one (1) Individual Property (other than relating to the Individual Property in Phoenix, Arizona (ESA #316) which proceeds shall not exceed Four Hundred Fifty Thousand Dollars ($450,000)) and (ii) with respect to all of the Properties, Twenty-Five Million Dollars ($25,000,000);

(h) Borrower delivers to Lender any other information and documents of a ministerial or administrative nature which would be required by a prudent lender acting reasonably relating to the release of the Release Parcel;

(i) Borrower shall have paid all reasonable third-party costs and expenses incurred by Lender in connection with any such release and the current reasonable and customary fee being assessed by the Servicer to effect such release or assignment; and

(j) Borrower shall simultaneously with the release of the Release Parcel transfer title to the Release Parcel in an arm’s-length transaction to a Person(s) other than Borrower or any Person owned or controlled by Borrower or which is an Affiliate of Borrower.

Section 2.6 Cash Management.

2.6.1 Cash Management Account.

(a) Borrower shall cause Mortgage Borrower and Property Owner to establish and maintain:

(i) a Domestic Cash Management Account to be held by Agent in trust for the benefit of Mortgage Lender, which Domestic Cash Management Account shall be under the sole dominion and control of Mortgage Lender. The Domestic Cash Management Account shall be in the name of Mortgage Borrower and Property Owner and entitled as set forth in the Domestic Cash Management Agreement. Mortgage Lender shall have the sole right to make withdrawals from the Domestic Cash Management Account and Borrower shall cause all costs and expenses for establishing and maintaining the Domestic Cash Management Account to be paid by Mortgage Borrower and the other Mortgage Loan Parties; and

(ii) a Canadian Cash Management Account to be held by Agent in trust for the benefit of Mortgage Lender, which Canadian Cash Management Account shall be under the sole dominion and control of Mortgage Lender. The Canadian Cash Management Account shall be in the name of Canadian Mortgage Borrower, Canadian Beneficiary, Canadian Owner and Canadian Trust and entitled as set forth in the Canadian Cash Management Agreement. Mortgage Lender shall have the sole right to make withdrawals from the Canadian Cash Management Account and Borrower shall cause all costs and expenses for establishing and maintaining the Canadian Cash Management Account to be paid by Mortgage Borrower and the other Mortgage Loan Parties.

(b) Borrower shall, or shall cause Mortgage Borrower and Property Owner to cause Operating Lessee or Manager to, (i) deliver irrevocable written instructions to all tenants under Leases to deliver all Rents payable thereunder directly to the applicable Property Account, (ii) deliver irrevocable written instructions to each of the credit card companies or credit card clearing banks with which Borrower, Senior Mezzanine Borrower or Mortgage Borrower or any other Mortgage Loan Party or Manager has entered into merchant’s agreements to deliver all receipts payable with respect to the Properties directly to the applicable Clearing Account, and (iii) cause to be deposited all available amounts received by any Borrower, Senior Mezzanine Borrower or Mortgage Borrower or any other Mortgage Loan Party and Manager constituting Rents into the applicable Property Account or Clearing Account within one (1) Business Day of receipt thereof.

(c) With respect to Property Accounts relating to Properties located in the United States and denominated in United States Dollars not less frequently than (A) each Business Day, with respect to accounts with a daily balance in excess of $200,000.00 or (B) weekly, with respect to accounts with a daily balance less than $200,000.00, Borrower shall, or shall cause Mortgage Borrower, to cause Property Bank to transfer all available amounts on deposit in the Property Account to the applicable Clearing Bank and not less frequently than each Business Day, each Clearing Bank shall transfer all available amounts on deposit in the applicable Clearing Account directly to the Cash Management Account. With respect to Property Accounts relating to Properties located in Canada and denominated in Canadian Dollars, not less frequently than weekly, Borrower shall, or shall cause Mortgage Borrower and Property Owner to, cause Property Bank to transfer all available amounts to the Canadian Cash Management Account.

(d) The insufficiency of funds on deposit in the Cash Management Account shall not relieve Borrower from the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

(e) Intentionally omitted.

(f) Intentionally omitted.

(g) Subject to the applicable terms and conditions set forth in Section 2.6.1(f) of the Mortgage Loan Agreement, on each Payment Date (or if such Payment Date is not a Business Day, on the immediately preceding Business Day), all funds on deposit in the Cash Management Account shall be applied by Mortgage Lender in accordance with Section 2.6.1(f) of the Mortgage Loan Agreement.

(h) Notwithstanding anything contained herein or in the other Loan Documents to the contrary Lender acknowledges and agrees that, notwithstanding the existence of a monetary Mortgage Loan Default, Mortgage Lender will apply amounts on deposit in the Cash Management Account, Property Accounts and the Clearing Account to payment of the Priority Waterfall Payments.

(i) Intentionally omitted.

(j) Borrower shall not cause or permit Mortgage Borrower to further pledge, assign or grant any security interest in the Cash Management Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Mortgage Lender as the secured party, to be filed with respect thereto. Borrower will not cause or permit Mortgage Borrower to in any way alter or modify the Cash Management Account and will notify Lender of the account number thereof.

2.6.2 Distributions to Borrower and Other Mezzanine Borrowers. All transfers of funds on deposit in the Cash Management Account to the Debt Service Account or any Other Mezzanine Loan Debt Service Account or otherwise to or for the benefit of Lender, Borrower, Other Mezzanine Lender or Other Mezzanine Borrower, pursuant to the Loan Agreement, the Cash Management Agreement or any of the other Loan Documents, Mortgage Loan Documents or Other Mezzanine Loan Documents are intended by Borrower, Mortgage Borrower and each other Mortgage Loan Party and Other Mezzanine Borrower to constitute, and shall constitute, distributions from Mortgage Borrower and other Mortgage Loan Parties to Senior Mezzanine Borrower to Borrower and from Borrower to Other Mezzanine Borrower, as applicable. No provision of the Loan Documents, the Mortgage Loan Documents or the Other Mezzanine Loan Documents shall create a debtor-creditor relationship between Borrower and either Mortgage Lender or Other Mezzanine Lender or between Lender and either (a) Mortgage Borrower or other Mortgage Loan Parties or (b) Other Mezzanine Borrower.

2.6.3 Payments Received Under the Cash Management Agreement. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, and provided no Event of Default has occurred and is continuing, Borrower’s obligations with respect to payments due and owing on each Payment Date pursuant to Section 2.3.1 hereof and amounts required to be deposited into the Reserve Funds shall be deemed satisfied to the extent sufficient amounts are deposited in the Debt Service Account to satisfy such obligations pursuant to the Cash Management Agreement on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.

2.6.4 Debt Service Account. (a) During the term of the Loan, Borrower shall establish and maintain a segregated Eligible Account (the “Debt Service Account”) to be held by Agent in trust and for the benefit of Lender, which Debt Service Account shall be under the sole dominion and control of Lender. The Debt Service Account shall be entitled “ESH Mezzanine C LLC, ESH Mezzanine C-2 LLC, ESH Canada Mezzanine C LLC and ESH Canada Mezzanine C-2, collectively for the benefit of JPMorgan Chase Bank, N.A., German American Capital Corporation, Citigroup Global Markets Realty Group, Bank of America, N.A., and Goldman Sachs Mortgage Company collectively, as lender – Debt Service Account” or such other name requested by Lender. Borrower hereby grants to Lender a first priority security interest in the Debt Service Account and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Debt Service Account, including, without limitation, executing and filing UCC-1 Financing Statements and continuations thereof. Borrower will not in any way alter or modify the Debt Service Account and will notify Lender of the account number thereof. Borrower shall not cause or permit Mortgage Borrower to in any way alter or modify the Debt Service Account or the Cash Management Agreement without the prior written consent of Lender. Lender and Servicer shall have the sole right to make withdrawals from the Debt Service Account and all costs and expenses for establishing and maintaining the Debt Service Account shall be paid by Borrower.

(b) The insufficiency of funds on deposit in the Debt Service Account shall not relieve Borrower from the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

(c) All funds on deposit in the Debt Service Account following the occurrence and during the continuance of an Event of Default may be applied by Lender in such order and priority as Lender shall determine. Provided no Event of Default shall have occurred and be continuing all funds on deposit in the Debt Service Account shall be applied by Lender in accordance with the Cash Management Agreement and this Agreement.

Section 2.7 Withholding Taxes.

(a) Each payment by Borrower under any Loan Document shall be made without withholding for any Section 2.7 Taxes, unless such withholding is required by any law. If Borrower determines, in its sole discretion exercised in good faith, that it is so required to withhold Section 2.7 Taxes, then Borrower may so withhold and shall timely pay the full amount of withheld Section 2.7 Taxes to the relevant Governmental Authority in accordance with applicable law. If such Section 2.7 Taxes are Indemnified Taxes, then the amount payable by Borrower shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section 2.7), Lender or Agent (as applicable) receives the amount it would have received had no such withholding been made.

(b) Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) As soon as practicable after any payment of Indemnified Taxes by Borrower to a Governmental Authority, Borrower shall deliver to Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent.

(d) Each Individual Borrower shall jointly and severally indemnify each Lender and Agent for any Indemnified Taxes that are paid or payable by such Lender or Agent, as applicable, in connection with any Loan Document (including amounts paid or payable under this Section 2.7) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.7(d) shall be paid within ten (10) Business Days after the applicable Lender or Agent delivers to the applicable Individual Borrower a certificate stating the amount of any Indemnified Taxes so paid or payable by such Lender or Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

(e) (i) Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Section 2.7 Tax with respect to any payments under any Loan Document shall deliver to Borrower and Agent, at the time or times reasonably requested by Borrower or Agent, such properly completed and executed documentation reasonably requested by Borrower or Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, each Lender, if requested by Borrower or Agent, shall deliver such other documentation prescribed by law or reasonably requested by Borrower or Agent as will enable Borrower or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.7(e)(ii)(A)-(E) and (iii) below) shall not be required if in any Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Upon the reasonable request of Borrower or Agent, each Lender shall update any form or certification previously delivered pursuant to this Section 2.7(e). If any form or certification previously delivered pursuant to this Section 2.7(e) expires or becomes obsolete or inaccurate in any respect to a Lender, such Lender shall promptly (and in any event within ten (10) Business Days after such expiration, obsolescence or inaccuracy) notify Borrower or Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.

(ii) Without limiting the generality of the foregoing, if a Borrower is a U.S. Person, each Lender with respect to such Borrower shall, if it is legally eligible to do so, deliver to such Borrower and Agent (in such number of copies reasonably requested by such Borrower and Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:

(A) in the case of a Lender that is a U.S. Person, IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under this Agreement, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “business profits” or “other income” article of such tax treaty;

(C) in the case of a Non-U.S. Lender for whom payments under this Agreement constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI;

(D) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN and (2) a certificate substantially in the form of Exhibit B (a “U.S. Tax Certificate”) to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;

(E) in the case of a Non-U.S. Lender that is not the beneficial owner (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (e)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if such Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners; or

(F) any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. federal withholding tax together with such supplementary documentation necessary to enable the Borrower or Agent to determine the amount of Section 2.7 Taxes (if any) required by law to be withheld.

(iii) If a payment made to any Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower, at the time or times prescribed by law and at such time or times reasonably requested by Borrower, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower as may be necessary for Borrower to comply with its obligations under FATCA, to determine that such Lender has complied with such

Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. For purposes of this Section 2.7(e)(iii), FATCA shall include any regulations or official interpretations thereof.

(f) If any Lender requests compensation under this Section 2.7, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.7, then such Lender shall use reasonable efforts to designate a different applicable lending office or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.7 in the future and (ii) would not subject such Lender to any unreimbursed cost or expense (other than de minimis amounts) and would not otherwise be disadvantageous to such Lender (except in a de minimis manner). The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(g) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Section 2.7 Taxes as to which it has been indemnified pursuant to this Section 2.7 (including additional amounts paid pursuant to this Section 2.7), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.7 with respect to the Section 2.7 Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Section 2.7 Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.7(g), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.7(g) if such payment would place such indemnified party in a less favorable position (on a net after-tax basis) than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.7(g) shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the indemnifying party or any other Person.

(h) Each party’s obligations under this Section 2.7 shall survive any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the repayment, satisfaction or discharge of the Debt and all other obligations under any Loan Document.

III.	INTENTIONALLY OMITTED

IV.	REPRESENTATIONS AND WARRANTIES

Section 4.1 Borrower Representations. Borrower, for itself and as may be applicable by the context hereof, represents and warrants as of the Closing Date that:

4.1.1 Organization. Borrower has been duly organized and are validly existing and in good standing with requisite power and authority to own their properties and other assets and to transact the businesses in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, other assets, businesses and operations. Borrower possesses all material rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties, other assets and to transact the businesses in which it is now engaged, and the sole business of Borrower is the ownership, management and operation of the related Collateral. The ownership interests of Borrower are as set forth on the organizational chart attached hereto as Schedule X and Borrower does not own equity interests in any Person other than as reflected on said Schedule X.

4.1.2 Proceedings. Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of Borrower, as applicable, and constitute legal, valid and binding obligations of Borrower enforceable against Borrower, as applicable, in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.1.3 No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement or other agreement or instrument to which Borrower is a party or by which any of Borrower’s property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or Governmental Authority having jurisdiction over Borrower or any of Borrower’s properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such Governmental Authority required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

4.1.4 Litigation. Except as disclosed on Schedule XI attached hereto, there are no actions, suits, judgments or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to Borrower’s knowledge, threatened against or affecting Borrower, Senior Mezzanine Borrower or Mortgage Borrower or any other Mortgage Loan Party or the Senior Mezzanine Collateral, Mortgage Loan Collateral or the

Collateral, which actions, suits or proceedings, if determined against Borrower, Senior Mezzanine Borrower or Mortgage Borrower or any other Mortgage Loan Party or any Senior Mezzanine Collateral, Mortgage Loan Collateral or Collateral, might materially adversely affect the condition (financial or otherwise) or business of Borrower, Senior Mezzanine Borrower or Mortgage Borrower or any other Mortgage Loan Party or the condition or ownership of any Senior Mezzanine Collateral, Mortgage Loan Collateral or Collateral.

4.1.5 Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which might materially and adversely affect Borrower, Senior Mezzanine Borrower, Mortgage Borrower or any other Mortgage Loan Party, the Senior Mezzanine Collateral, the Mortgage Loan Collateral or the Collateral or Borrower’s, Senior Mezzanine Borrower’s or Mortgage Borrower’s or any other Mortgage Loan Party’s business, properties or assets, operations or condition, financial or otherwise. None of Borrower nor Senior Mezzanine Borrower nor Mortgage Borrower nor any other Mortgage Loan Party is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower, Senior Mezzanine Borrower, Mortgage Borrower or any other Mortgage Loan Party, the Senior Mezzanine Collateral, the Mortgage Loan Collateral or any of the Collateral are bound. None of Borrower nor Senior Mezzanine Borrower nor Mortgage Borrower nor any other Mortgage Loan Party has any material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower, Senior Mezzanine Borrower or Mortgage Borrower or such other Mortgage Loan Party is a party or by which Borrower, Senior Mezzanine Borrower or Mortgage Borrower or such other Mortgage Loan Party or the Collateral or the Senior Mezzanine Collateral or the Mortgage Loan Collateral is otherwise bound, other than (a) indebtedness and other obligations that are otherwise permitted under the Loan Documents, and (b) obligations under the Loan Documents.

4.1.6 Warranty of Title. Borrower is the record and beneficial owner of, and has good title to, the Collateral, free and clear of all Liens whatsoever other than the Liens created by the Loan Documents. The Pledge Agreement, together with the UCC Financing Statements relating to the Collateral, when properly filed in the appropriate records, will create a valid, perfected first priority security interest in and to the Collateral, all in accordance with the terms thereof, for which a Lien can be perfected by filing a UCC Financing Statement. Borrower’s delivery of the certificates, if any, as set forth in Section 3 of the Pledge Agreement to Lender as set forth in the Pledge Agreement, together with the applicable undated limited liability company membership power, covering the applicable certificate duly executed in blank, creates a first priority valid and perfected security interest in the Pledged Securities (as defined in the Pledge Agreement).

4.1.7 Solvency. Borrower has not (a) entered into the transaction or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under such Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s assets is and will, immediately following the making of the Loan, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower). Except for Case Numbers 0913764, 0913833, 1010805 and 1010809 in the United States Bankruptcy Court for the Southern District of New York and Case Number 2010 01 G 4623 in the Supreme Court of Newfoundland and Labrador Trial Division, no petition in bankruptcy has been filed against Borrower or any of its constituent Persons in the last seven (7) years, and neither Borrower nor any of its constituent Persons in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Neither Borrower nor any of its constituent Persons are contemplating either the filing of a petition by it under any state, provincial or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such party’s assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or such constituent Persons.

4.1.8 Full and Accurate Disclosure. To Borrower’s knowledge, no statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower which has not been disclosed to Lender which adversely affects, nor as far as such party can reasonably foresee, might adversely affect, the Collateral the business, operations or condition (financial or otherwise) of Borrower.

4.1.9 No Plan Assets. Borrower is not an “employee benefit plan”, as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Borrower constitutes or will, during any period when the Loan remains outstanding, constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) Borrower is not a “governmental plan” within the meaning of Section 3(32) of ERISA and (b) transactions by or with Borrower are not subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement.

4.1.10 Compliance. Borrower, Senior Mezzanine Borrower, Mortgage Borrower, each other Mortgage Loan Party and the Collateral, the Senior Mezzanine Collateral, the Mortgage Loan Collateral and the respective use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes, if applicable. None of Borrower nor Senior Mezzanine Borrower nor any Mortgage Loan Party is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. There has not been committed by Borrower, Senior Mezzanine Borrower or Mortgage Borrower or any other Mortgage Loan Party or, to the best of Borrower’s knowledge, any other Person in occupancy of or involved with the operation or use of the Collateral, the Senior Mezzanine Collateral or the Mortgage Loan Collateral any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against any Collateral, Senior Mezzanine Collateral or Mortgage Loan Collateral or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents.

4.1.11 Financial Information. All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of the Collateral, the Senior Mezzanine Collateral and the Mortgage Loan Collateral (a) to Borrower’s knowledge are true, complete and correct in all material respects, (b) to Borrower’s knowledge accurately represent the financial condition of the Collateral, the Senior Mezzanine Collateral and the Mortgage Loan Collateral as of the date of such reports, and (c) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Except for Permitted Encumbrances, neither Borrower nor Senior Mezzanine Borrower nor Mortgage Borrower nor any other Mortgage Loan Party has any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower, Senior Mezzanine Borrower or Mortgage Borrower or such other Mortgage Loan Party and reasonably likely to have a materially adverse effect on any Collateral, Senior Mezzanine Collateral or Mortgage Loan Collateral or the operation of the Properties as hotels, except as referred to or reflected in said financial statements. To Borrower’s knowledge, since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower, Senior Mezzanine Borrower or Mortgage Borrower or such other Mortgage Loan Party from that set forth in said financial statements.

4.1.12 Condemnation. Except as otherwise disclosed on Schedule XII attached hereto, no Condemnation or other proceeding has been commenced or, to the best of Borrower’s knowledge, is threatened or contemplated with respect to all or any portion of any Individual Property or for the relocation of roadways providing access to any Individual Property.

4.1.13 Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

4.1.14 Intentionally Omitted.

4.1.15 Not a Foreign Person. Borrower is not a “foreign person” within the meaning of § 1445(f)(3) of the Code.

4.1.16 Intentionally Omitted.

4.1.17 Intentionally Omitted.

4.1.18 Enforceability. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditors’ rights and the enforcement of debtors’ obligations), and neither Borrower nor Guarantor have asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

4.1.19 No Prior Assignment. There are no prior assignments of the Leases, the Operating Lease or any portion of the Rents due and payable or to become due and payable which are presently outstanding.

4.1.20 Insurance. Borrower has delivered to Lender a certificate of insurance for all Policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement and will deliver to Lender certified copies of all Policies within sixty (60) days after the Closing Date. No material claims are currently pending, outstanding or otherwise remain unsatisfied under any such Policy which would reasonably be expected to have a material adverse effect on Borrower, Senior Mezzanine Borrower or Mortgage Borrower or any other Mortgage Loan Party, and neither Borrower nor Senior Mezzanine Borrower nor Mortgage Borrower nor Property Owner nor, to the best of Borrower’s knowledge, has any Person done, by act or omission, anything which would impair the coverage of any such Policy.

4.1.21 Intentionally Omitted.

4.1.22 Intentionally Omitted.

4.1.23 Intentionally Omitted.

4.1.24 Intentionally Omitted.

4.1.25 Intentionally Omitted.

4.1.26 Leases. To Borrower’s knowledge, the Properties are not subject to any Leases other than (a) the Ground Lease, (b) the Leases described in Schedule XIV attached hereto and made a part hereof, and (c) the Operating Lease. Mortgage Borrower and Property Owner, as applicable, are the owner and lessor of landlord’s interest in the Operating Lease and Operating Lessee is the owner and lessor of landlord’s interest in the Leases. Canadian Trust is the beneficial owner of the Canadian Properties and Signatory Trustee is the registered owner and lessor of landlord’s interest in the Canadian Operating Lease. To Borrower’s knowledge (i) with the exception of hotel guests, no Person has any possessory interest in any Individual Property or right to occupy the same except under and pursuant to the provisions of the Leases, (ii) the current Leases are in full force and effect, (iii) no Rent (including security deposits) has been paid more than one (1) month in advance of its due date and (iv) all work to be performed by Mortgage Borrower or Property Owner, as applicable, under each Lease has been performed as required and has been accepted by the applicable tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Mortgage Borrower or Property Owner, as applicable, to any tenant has already been received by such tenant. To Borrower’s knowledge (A) no tenant listed on Schedule XIV has assigned its Lease or sublet all or any portion of the premises demised thereby, no such tenant holds its leased premises under assignment or sublease, nor does anyone except such tenant and its employees occupy such leased premises, (B) except for those tenants listed in Schedule XIV-A, no tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part, (C) except as set forth on Schedule XIV-B, no tenant under any Lease has any right or option for additional space in the Improvements and (D) no hazardous wastes or toxic substances, as defined by applicable federal, state or local statutes, rules and regulations, have been disposed, stored or treated by any tenant under any Lease on or about the leased premises nor does Borrower have any knowledge of any tenant’s intention to use its leased premises for any activity which, directly or indirectly, involves the use, generation, treatment, storage, disposal or transportation of any petroleum product or any toxic or hazardous chemical, material, substance or waste.

4.1.27 Intentionally Omitted.

4.1.28 Inventory. Mortgage Borrower, Property Owner or Operating Lessee, as the case may be, are the owners of all of the Equipment, Fixtures and Personal Property (as such terms are defined in the Security Instruments) located on or at the Properties and shall not lease any Equipment, Fixtures or Personal Property other than as permitted hereunder. All of the Equipment, Fixtures and Personal Property are sufficient to operate the Property in the manner required hereunder and in the manner in which each is currently operated.

4.1.29 Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Collateral to the Borrower, have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Pledge Agreement and the Cash Management Agreement, have been paid, and, under current Legal Requirements, each of the Pledge Agreement and the Cash Management Agreement is enforceable in accordance with their respective terms by Lender (or any subsequent holder thereof), subject to principles of equity and bankruptcy, insolvency and other laws generally applicable to creditors’ rights and the enforcement of debtors’ obligations.

4.1.30 Special Purpose Entity/Separateness. (a) Until the Debt has been paid in full, Borrower hereby represents, warrants and covenants (as to itself) that (i) Borrower has been since its date of formation, is, and shall continue to be, a Special Purpose Entity, (ii) Mortgage Borrower and each other Mortgage Loan Party is, and shall continue to be a Special Purpose Entity (as defined in the Mortgage Loan Agreement) and (iii) Senior Mezzanine Borrower is, and shall continue to be a Special Purpose Entity (as defined in the Senior Mezzanine Loan Agreement).

(b) Intentionally Omitted.

(c) Borrower hereby represents and warrants that, prior to the date hereof, Borrower has never owned any real property and has never engaged in any business unrelated to the applicable purposes set forth in clause (i) of the definition of “Special Purpose Entity” set forth in Section 1.1 hereof.

(d) Intentionally Omitted.

(e) Any and all of the stated facts and assumptions made in any Insolvency Opinion relating to Borrower, including, but not limited to, any exhibits attached thereto, will have been and shall be true and correct in all material respects, and Borrower will have complied and will comply with all of the stated facts and assumptions made with respect to it in any Insolvency Opinion. Borrower covenants that in connection with any Additional Insolvency Opinion delivered in connection with this Agreement it shall provide an updated certification regarding compliance with the facts and assumptions made therein.

(f) Borrower covenants and agree that Borrower shall provide Lender with three (3) Business Days’ written notice prior to the removal of an Independent Director of Borrower and no Independent Director may be removed for a reason other than for Cause. “Cause” means, with respect to an Independent Director, (i) acts or omissions by such Independent Director that constitute willful disregard of, or bad faith or gross negligence with respect to, such Independent Director’s duties under this Agreement, (ii) that such Independent Director has engaged in or has been charged with, or has been convicted of, fraud or other acts constituting a crime under any law applicable to such Independent Director, (iii) that such Independent Director has breached its fiduciary duty of loyalty and care, (iv) there is a material increase in the fees charged by such Independent Director or material change to such Independent Director’s terms of services, (v) that such Independent Director is unable to perform his or her duties as Independent Director due to death, disability or incapacity, or (vi) that such Independent Director no longer meets the definition of Independent Director.

(g) In addition, the organizational documents of Borrower shall provide that, when voting with respect to any Bankruptcy Action, the Independent Directors shall consider only the interests of such Special Purpose Entity, including its creditors. Without limiting the generality of the foregoing, such documents shall expressly provide that, to the greatest extent permitted by law, except for duties to the Special Purpose Entity (including duties to the members of the Special Purpose Entity solely to the extent of their respective economic interest in the Special Purpose Entity and to the Special Purpose Entity’s creditors as set forth in the immediately preceding sentence), such Independent Directors shall not owe any fiduciary duties to, and shall not consider, in acting or otherwise voting on any matter for which their approval is required, the interests of (i) the members of the Special Purpose Entity, (ii) other Affiliates of Borrower or (iii) any group of Affiliates of which the Special Purpose Entity is a part); provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing.

(h) Any amendment or restatement of any organizational document of any Individual Borrower has been accomplished in accordance with the relevant provisions of said document prior to its amendment or restatement from time to time.

4.1.31 Management Agreement. The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice, would constitute a default thereunder.

4.1.32 Illegal Activity. No portion of the Collateral, the Senior Mezzanine Collateral or the Mortgage Loan Collateral was purchased by Borrower, Senior Mezzanine Borrower or Mortgage Borrower, as applicable, with proceeds of any illegal activity.

4.1.33 No Change in Facts or Circumstances; Disclosure. To Borrower’s knowledge (a) all information submitted by Borrower to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects and (b) there has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect the use, operation or value of the Collateral, Senior Mezzanine Collateral or the Mortgage Loan Collateral or the business operations or the financial condition of Borrower, Senior Mezzanine Borrower or Mortgage Borrower or any other Mortgage Loan Party. Borrower has disclosed to Lender all material facts known to it with respect to the Collateral and has not failed to disclose any material fact known to it that could cause any Provided Information or representation or warranty made herein to be materially misleading.

4.1.34 Investment Company Act. Borrower is not (a) an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 2005, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

4.1.35 Embargoed Person. To the best of Borrower’s knowledge, as of the date hereof and at all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower, Senior Mezzanine Borrower, Mortgage Borrower, the other Mortgage Loan Parties or Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the USA PATRIOT Act (including anti-terrorism provisions thereof), the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Borrower, Senior Mezzanine Borrower, Mortgage Borrower, any other Mortgage Loan Party or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan made by the Lender is in violation of law (“Embargoed Person”); (b) no Embargoed Person has any interest of any nature whatsoever in Borrower, Senior Mezzanine Borrower, Mortgage Borrower, any other Mortgage Loan Party or Guarantor, as applicable, with the result that the investment in Borrower, Senior Mezzanine Borrower, Mortgage Borrower, any other Mortgage Loan Party or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower, Senior Mezzanine Borrower, Mortgage Borrower, any other Mortgage Loan Party or Guarantor, as applicable, have been derived from, or are the proceeds of, any unlawful activity with the result that the investment in Borrower, Senior Mezzanine Borrower, Mortgage Borrower, any other Mortgage Loan Party or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law, or may cause any Collateral to be subject to forfeiture or seizure.

4.1.36 State of Organization. Borrower is organized under the laws of the State of Delaware.

4.1.37 Trademark License Agreements. The Trademark License Agreements to which Operating Lessee is a party are in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or giving of notice, would constitute a default thereunder.

4.1.38 Ground Lease. Borrower hereby represents and warrants to Lender the following with respect to each Ground Lease:

(a) The Ground Lease or a memorandum of the Ground Lease has been duly recorded. The Ground Lease does not prohibit the granting of any Lien upon the Collateral (or the exercise by the pledgee thereof of its rights and remedies under any document created or evidencing such Lien) or the Ground Lessor thereunder has approved and consented to the same. There have not been amendments or modifications to the terms of the Ground Lease since recordation of the Ground Lease (or a memorandum thereof), with the exception of written instruments which have been recorded or as disclosed in this Agreement.

(b) Except for the Permitted Encumbrances and other encumbrances of record, Mortgage Borrower’s interest in the Ground Lease is not subject to any Liens or encumbrances superior to, or of equal priority with, the applicable Security Instrument other than the Ground Lessor’s related fee interest.

(c) Mortgage Borrower’s interest in the Ground Lease is assignable without the consent of the Ground Lessor to Mortgage Lender, the purchaser at any foreclosure sale or the transferee under a deed or assignment in lieu of foreclosure in connection with the foreclosure of the Lien of the applicable Security Instrument or transfer of Mortgage Borrower’s leasehold state by deed or assignment in lieu of foreclosure. For the first assignment thereafter, the Ground Lease is assignable by such transferee and its successors and assigns without the consent of the Ground Lessor.

(d) As of the date hereof, the Ground Lease is in full force and effect and no default has occurred under the Ground Lease and there is no existing condition which, but for the passage of time or the giving of notice, could result in a default under the terms of the Ground Lease.

(e) Under the terms of the Ground Lease and the Mortgage Loan Documents, taken together, any related insurance and condemnation proceeds that are paid or awarded to Mortgage Borrower with respect to the leasehold interest will be applied either to the repair or restoration of all or part of the Ground Lease Property, with Mortgage Lender having the right subject to the terms of the Mortgage Loan Documents to hold and disburse the proceeds as the repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon.

(f) The Ground Lease does not impose any restrictions on subleasing, provided the tenant under the Ground Lease remains primarily liable for such tenant’s obligations thereunder.

4.1.39 Perfection of Accounts. (a) This Agreement, together with the Cash Management Agreement and the other Loan Documents, create a valid and continuing security interest (as defined in the Uniform Commercial Code) in the Debt Service Account and any related sub-account (as set forth in the Cash Management Agreement) (hereinafter referred to as “Accounts”) in favor of Lender as more fully set forth in the Cash Management Agreement, which security interest is prior to all other Liens, other than Permitted Encumbrances, and is enforceable as such against creditors of and purchasers from Borrower. Other than in connection with the Loan Documents and except for Permitted Encumbrances, Borrower has not sold, pledged, transferred or otherwise conveyed the Accounts;

(b) The Accounts constitute “deposit accounts” or “security accounts” within the meaning of the Uniform Commercial Code as set forth in the Cash Management Agreement.

(c) Pursuant and subject to the terms hereof and the Cash Management Agreement, Borrower has caused Agent to agree to comply with all written instructions originated by Lender, without further consent by Borrower, directing disposition of the Accounts and all sums at any time held, deposited or invested therein, together with any interest or other earnings thereon, and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities; and

(d) The Accounts are not in the name of any Person other than Borrower, as pledgor, or Lender, as pledgee. Borrower has not consented to Agent complying with instructions with respect to the Accounts from any Person other than Lender.

4.1.40 Operating Lease. The Operating Lease is in full force and effect and there is no material default, breach or violation existing thereunder by the applicable Individual Mortgage Borrower, Property Owner or Operating Lessee and no event has occurred that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation by any party thereunder. Neither the execution and delivery of the Loan Documents or Borrower’s performance thereunder, nor the exercise of any remedies by Lender, will adversely affect Mortgage Borrower’s or Property Owner’s rights under the Operating Lease.

4.1.41 Intentionally Omitted.

4.1.42 Intellectual Property. Operating Lessee is licensed to use, all intellectual property necessary for the current conduct Operating Lessee’s business. There is no action or proceeding pending, or to Borrower’s knowledge, threatened by or against any Mortgage Loan Party: (x) alleging the infringement, dilution, misappropriation, or other violation of any Intellectual Property covered by the Trademark License Agreement, or (y) seeking to limit, cancel, or question the validity of any Intellectual Property covered by the Trademark License Agreement (including, without limitation, the right to proceeds therefrom and the right to bring an action at law or in equity for any infringement, dilution, or violation of such Intellectual Property covered by the Trademark License Agreement and to collect all damages, settlements, and proceeds relating to such Intellectual Property covered by the Trademark License Agreement), or Operating Lessee’s use thereof. To Borrower’s knowledge, no Person has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property covered by the Trademark License Agreement. To Borrower’s knowledge Operating Lessee’s use of the Intellectual Property covered by the Trademark License Agreement is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge.

4.1.43 Title to Equity Assets. Each Property Owner and Beneficial Owner has good title to the applicable Equity Assets, free and clear of all Liens whatsoever except the Permitted Encumbrances and such other Liens as are permitted pursuant to the Mortgage Loan Documents.

4.1.44 Intentionally Omitted.

4.1.45 Schedule of Existing Trademark License Agreements. The information set forth on Schedule IV hereto reflects a true, complete and accurate recitation of all Trademark License Agreements between IP Owner, Borrower and any Mortgage Loan Party.

4.1.46 Taxes. Borrower is not nor has ever been required to file under applicable law, and Borrower has never filed, a consolidated federal income tax return or a unitary state income tax return (or any analogous combined state income tax return) with any other Person (other than another Individual Borrower, Senior Mezzanine Borrower or a Mortgage Loan Party). For the avoidance of doubt, the inclusion of the results of operations, income, profits, losses or other tax attributes of a Person that is a disregarded entity for federal or state income tax purposes (including by reason of such Person being a “qualified REIT subsidiary”) in the federal or state income tax returns of the beneficial owner of such Person shall not constitute the filing of an income tax return by such Person.

4.1.47 No Contractual Obligations. Other than the Loan Documents and the Organizational Documents of the applicable Mortgage Loan Parties and Senior Mezzanine Borrower, Borrower (i) is not subject to any Contractual Obligations, and (ii) has not entered into any agreement, instrument or undertaking by which it or its assets are bound, other than contracts entered into in the ordinary course of business relating to the ownership and operation of each Mortgage Loan Party and the routine administration of Borrower and not exceeding Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) outstanding in the aggregate at any given time.

4.1.48 Mortgage Loan Representations. All of the representations and warranties by Mortgage Borrower and each of the other Mortgage Loan Parties contained in the Mortgage Loan Documents are true and correct as of the date made thereunder, without regard to any amendment, waiver or termination of the Mortgage Loan Documents.

4.1.49 Senior Mezzanine Loan Representations. All of the representations and warranties by Senior Mezzanine Borrower contained in the Senior Mezzanine Loan Documents are true and correct as of the date made thereunder, without regard to any amendment, waiver or termination of the Senior Mezzanine Loan Documents.

Section 4.2 Survival of Representations. Borrower agrees, that all of the representations and warranties of Borrower set forth in Section 4.1 hereof and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

V.	BORROWER COVENANTS

Section 5.1 Affirmative Covenants. From the date hereof and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Liens of the Pledge Agreement and the other Loan Documents encumbering the Collateral (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

5.1.1 Existence; Compliance with Legal Requirements. Except as contemplated in connection with a Restructuring, Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and/or cause Senior Mezzanine Borrower, Mortgage Borrower and each other Mortgage Loan Party, to comply with all Legal Requirements applicable to Borrower, Senior Mezzanine Borrower and Mortgage Borrower and such other Mortgage Loan Parties and the Collateral, Senior Mezzanine Collateral and the Mortgage Loan Collateral, including, without limitation, the procurement of all necessary and required hospitality or innkeepers licenses. There shall never be committed by any Borrower, Senior Mezzanine Borrower or Mortgage Borrower or any other Mortgage Loan Party or any other Person involved with the operation or use of the Collateral, Senior Mezzanine Collateral or the Mortgage Loan Collateral, any act or omission affording the federal government or any state or local government the right of forfeiture against the Collateral, Senior Mezzanine Collateral or the Mortgage Loan Collateral or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to permit or allow, or cause Senior Mezzanine Borrower, Mortgage Borrower or Property Owner to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times cause Senior Mezzanine Borrower, Mortgage Borrower and each Mortgage Loan Party and Property Owner to maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall keep, and cause Senior Mezzanine Borrower, Mortgage Borrower and each Mortgage Loan Party and Property Owner to keep the Collateral, Senior Mezzanine Collateral and the Mortgage Loan Collateral in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto. Borrower shall keep, and cause Senior Mezzanine Borrower, Mortgage Borrower and each Mortgage Loan Party and Property Owner to keep, the Collateral, Senior Mezzanine Collateral and the Mortgage Loan Collateral insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement. After prior written notice to Lender, Borrower, at its own expense, may contest, or cause Senior Mezzanine Borrower, Mortgage Borrower or any of the other Mortgage Loan Parties to contest, by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower or to Senior Mezzanine Borrower or to Mortgage Borrower or such other Mortgage Loan Party or to the Collateral or to the Senior Mezzanine Collateral or the Mortgage Loan Collateral or any alleged violation of any Legal Requirement, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower, Senior Mezzanine Borrower or Mortgage Borrower or such other Mortgage Loan Party, as applicable, is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iii) no Collateral, Senior Mezzanine Collateral or Mortgage Loan Collateral nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower, as applicable, shall (and shall cause Mortgage Borrower and each applicable Mortgage Loan Party to) promptly upon final determination thereof comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (v) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower, Senior Mezzanine Borrower or Mortgage Borrower or such other Mortgage Loan Party, as applicable, or the Collateral, Senior Mezzanine Collateral or the Mortgage Loan Collateral; and (vi) either (A) in the case of any contest related to Mortgage Borrower or an Individual Property, Mortgage Borrower shall have furnished to Mortgage Lender such security as may be required pursuant to the Mortgage Loan Agreement or (1) if Mortgage Lender shall have waived the requirement to deposit such security, but Senior Mezzanine Lender shall not have waived the same, Borrower shall have furnished, or caused Senior Mezzanine Borrower to furnish such security to Senior Mezzanine Lender or (2) if each of Mortgage Lender and Senior Mezzanine Lender shall have waived the requirement to deposit such security, Borrower shall have furnished, or caused Mortgage Borrower to furnish, such security to Lender (unless Lender shall have waived the requirement to furnish such security), (B) in the case of any contest related to Senior Mezzanine Borrower or the Senior Mezzanine Collateral, Senior Mezzanine Borrower shall have furnished to Senior Mezzanine Lender such security as may be required pursuant to the Senior Mezzanine Loan Agreement, or if Senior Mezzanine Lender shall have waived the requirement to deposit such security, Borrower shall have furnished, or caused Senior Mezzanine Borrower to furnish, such security to Lender (unless Lender shall have waived the requirement to furnish such security), or (C) in the case of any contest related to Borrower or the Collateral, Borrower shall furnish such security as may be required in the proceeding, or as may be requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Lender may apply any such security as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or the Collateral, Senior Mezzanine Collateral or the Mortgage Loan Collateral (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.

5.1.2 Taxes and Other Charges. Borrower shall pay, or shall cause Mortgage Borrower or Property Owner to pay, all Taxes and Other Charges applicable to such Person now or hereafter levied or assessed or imposed against the Collateral, the Senior Mezzanine Collateral and the Mortgage Loan Collateral or any part thereof as the same become due and payable; provided, however, Borrower’s obligation to directly pay (or cause to be paid) Taxes shall be suspended for so long as Borrower complies with the terms and provisions of Section 7.2 hereof. Borrower will deliver, or cause to be delivered, to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid or are not then delinquent no later than ten (10) days prior to the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid. Borrower shall not suffer and shall not permit Senior Mezzanine Borrower, Mortgage Borrower or any Mortgage Loan Party to suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Collateral, the Senior Mezzanine Collateral or the Mortgage Loan Collateral, and shall promptly pay, or cause to be paid, for all utility services provided to the Properties. After prior written notice to Lender, Borrower, at its own expense, may contest or cause Mortgage Borrower or any other Mortgage Loan Party to contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower, Senior Mezzanine Borrower or Mortgage Borrower and such other Mortgage Loan Party, as applicable, is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iii) none of the Collateral, the Senior Mezzanine Collateral or the Mortgage Loan Collateral nor any part thereof or interest therein will not be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall, or shall cause Mortgage Borrower or any other Mortgage Loan Party to, promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the applicable Individual Property, Mortgage Loan Collateral, Senior Mezzanine Collateral or Collateral, as applicable; and (vi) Mortgage Borrower shall have furnished to Mortgage Lender such security as may be required pursuant to the Mortgage Loan Agreement (unless Mortgage Lender shall have waived such security). Mortgage Lender may pay over any such cash deposit or part thereof held by Mortgage Lender to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established or the Collateral, the Senior Mezzanine Collateral or any Mortgage Loan Collateral (or part thereof or interest therein) shall be in imminent danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of any Loan Document being primed by any related Lien.

5.1.3 Litigation. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower, Senior Mezzanine Borrower or Mortgage Borrower or any other Mortgage Loan Party or Manager which might materially adversely affect Borrower’s, Senior Mezzanine Borrower’s or Mortgage Borrower’s or any other Mortgage Loan Party’s condition (financial or otherwise) or business or any Collateral, Senior Mezzanine Collateral or Mortgage Loan Collateral.

5.1.4 Access to Properties. Borrower shall cause Mortgage Borrower and Property Owner to permit, and shall cause Mortgage Borrower and Property Owner to cause Operating Lessee to permit, agents, representatives and employees of Lender to inspect the Properties or any part thereof at reasonable hours upon reasonable advance notice.

5.1.5 Notice of Default. Borrower shall promptly advise Lender of any material adverse change in Borrower’s, Senior Mezzanine Borrower’s or Mortgage Borrower’s or any other Mortgage Loan Party’s condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Borrower has knowledge.

5.1.6 Cooperate in Legal Proceedings. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

5.1.7 Perform Loan Documents. Borrower, shall observe, perform and satisfy all the terms, provisions, covenants and conditions of the Loan Documents, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents executed and delivered by, or applicable to, Borrower.

5.1.8 Net Liquidation Proceeds After Debt Service. Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Net Liquidation Proceeds After Debt Service in respect of a Liquidation Event that is a Casualty or Condemnation, and Lender shall be reimbursed for any expenses incurred in connection therewith (including attorneys’ fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of a Liquidation Event that is a Casualty or Condemnation).

5.1.9 Further Assurances. Borrower, at Borrower’s sole cost and expense, shall (or shall cause Mortgage Borrower and Property Owner to or to cause Operating Lessee to):

(a) furnish to Lender (A) all certificates, appraisals, title and other insurance reports and agreements in Borrower’s, Senior Mezzanine Borrower’s, Mortgage Borrower’s, Operating Lessee’s and Property Owner’s possession, (B) each and every other document, certificate, agreement and instrument required to be furnished by Borrower to Lender pursuant to the terms of the Loan Documents or reasonably requested by Lender in connection therewith, (C) each and every other document, certificate, agreement, and instrument required to be furnished by Senior Mezzanine Borrower to Senior Mezzanine Lender pursuant to the terms of the Senior Mezzanine Loan Documents or reasonably requested by Senior Mezzanine Lender in connection therewith and (D) each and every other document, certificate, agreement, and instrument required to be furnished by Mortgage Borrower to Mortgage Lender pursuant to the terms of the Mortgage Loan Documents or which are reasonably requested by Mortgage Lender in connection therewith;

(b) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts reasonably necessary, to evidence,

preserve and/or protect the Collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require, including, without limitation, the execution and delivery of all such writings necessary to transfer any hospitality licenses with respect to the Properties into the name of Lender or its designee after the occurrence of an Event of Default to the extent such transfer is permitted by applicable law and subject to the rights of Mortgage Lender under Section 5.1.9 of the Mortgage Loan Agreement; and

(c) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

5.1.10 Principal Place of Business, State of Organization. Except as contemplated in connection with a Restructuring, Borrower will not cause or permit any change to be made in its or any Mortgage Loan Party’s name, identity (including trade name or names), place of organization or formation or Borrower’s, Senior Mezzanine Borrower’s or any Mortgage Borrower’s or other Mortgage Loan Party’s corporate, limited liability company, partnership or other structure or the characterization of Borrower’s structure for U.S. federal, state, local and foreign tax purposes, unless Borrower shall have first notified Lender in writing of such change at least thirty (30) days prior to the effective date of such change, and shall have first taken all action required by Lender for the purpose of perfecting, maintaining perfection or otherwise continuing, preserving and protecting the lien and security interests of Lender pursuant to this Agreement, the Pledge Agreement, the Cash Management Agreement and the other Loan Documents and, in the case of a change in Borrower’s, Senior Mezzanine Borrower’s or any Mortgage Loan Party’s structure, without first obtaining the prior consent of Lender in writing. Upon Lender’s request, Borrower shall execute and deliver additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Lender’s security interest in the Collateral as a result of such change of principal place of business or place of organization. Borrower shall promptly notify Lender of any change in its organizational identification number. If Borrower does not now have an organizational identification number and later obtains one, Borrower promptly shall notify Lender of such organizational identification number. At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrower intends to cause or permit any Mortgage Loan Party to operate the Properties and the other Mortgage Loan Collateral, and representing and warranting that Borrower does business and causes each Mortgage Loan Party to do business under no other trade name with respect to the Properties at such time.

5.1.11 Financial Reporting. (a) Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with the Uniform System of Accounts (or such other accounting basis acceptable to Lender) and reconciled in accordance with GAAP, proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense in connection with each Mortgage Loan Party’s operation on an individual basis of the Properties. Lender shall have the right from time to time during normal business hours upon reasonable notice to Borrower to examine such books, records and accounts at the office of Borrower, Senior Mezzanine Borrower, Mortgage

Borrower or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence of an Event of Default, Borrower shall pay any reasonable and actual costs and expenses incurred by Lender to examine Borrower’s, Senior Mezzanine Borrower’s or Mortgage Borrower’s or any Mortgage Loan Party’s accounting records with respect to the Collateral, Senior Mezzanine Collateral and the Mortgage Loan Collateral, as applicable, as Lender shall reasonably determine to be necessary or appropriate in the protection of Lender’s interest.

(b) Borrower will furnish, or cause to be furnished, to Lender annually, within ninety (90) days following the end of each Fiscal Year, a complete copy of annual financial statements for Borrower, Mortgage Borrower and each other Mortgage Loan Party and Senior Mezzanine Borrower audited by a “Big Four” accounting firm or other independent certified public accountant acceptable to Lender in accordance with the Uniform System of Accounts (or such other accounting basis acceptable to Lender) and reconciled in accordance with GAAP, covering the Collateral, Senior Mezzanine Collateral and the Mortgage Loan Collateral on a combined basis for such Fiscal Year and containing statements of profit and loss for Borrower, and Mortgage Borrower and each other Mortgage Loan Party and Senior Mezzanine Borrower on a combined basis and a balance sheet for Borrower, and Mortgage Borrower and each other Mortgage Loan Party and Senior Mezzanine Borrower. Such statements shall set forth the financial condition and the results of operations for the Collateral, Senior Mezzanine Collateral and the Mortgage Loan Collateral on a combined basis for such Fiscal Year. Borrower shall, and cause Mortgage Borrower and Property Owner to, also provide amounts representing Net Operating Income, Gross Income from Operations and Operating Expenses, as reconciled to the annual audited financial statements. Such audited consolidated financial statements may include the direct and indirect parent entity(ies) of Borrower, Mortgage Borrower, each other Mortgage Loan Party and Senior Mezzanine Borrower, as well as other entities required by GAAP to be consolidated, provided that accompanying consolidating schedules of the statement of financial position and statement of operations present separately such entities. Such annual financial statements shall be accompanied by (i) a comparison of the budgeted income and expenses and the actual income and expenses for the prior Fiscal Year, (ii) an Officer’s Certificate stating that each such annual financial statement presents fairly the financial condition and the results of operations of the Collateral and the Mortgage Loan Collateral being reported upon and has been prepared in accordance with the Uniform System of Accounts and reconciled in accordance with GAAP, (iii) an unqualified opinion of a “Big Four” accounting firm, or other independent certified public accountant reasonably acceptable to Lender, as to the financial information that is the subject of the audit, and (iv) occupancy statistics for the Properties on a combined basis as well as for each Individual Property. Together with such annual financial statements, Borrower shall furnish to Lender an Officer’s Certificate certifying as of the date thereof whether, to such officer’s knowledge, there exists an event or circumstance which constitutes an Event of Default under the Loan Documents, and if such Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

(c) Borrower will furnish, or cause to be furnished, to Lender on or before twenty (20) days after the end of each calendar month the following items with respect to the Collateral, the Senior Mezzanine Collateral and the Mortgage Loan Collateral on a combined basis, as well as each Individual Property (subject to normal year-end adjustments) as applicable, together with an Officer’s Certificate with respect thereto: (i) an occupancy report, including an average daily rate, for the subject month; (ii) monthly and year-to-date operating statements (including a Capital Expenditures report) prepared for each calendar month in accordance with the customary management operations reports for the applicable calendar month, year-to-date and trailing twelve (12) months, and containing (A) a comparison of such information for the same calendar month in the immediately preceding calendar year and (B) a comparison between budgeted income and expenses and the actual income and expenses, all in form reasonably satisfactory to Lender; and (iii) a calculation reflecting the Debt Yield as of the last day of such calendar month. All calculations of the operating rent due under each Operating Lease shall be subject to verification by Lender. All calculations of the Debt Yield shall be subject to verification by Lender.

(d) Borrower will furnish, or cause to be furnished, to Lender on or before thirty (30) days after the end of each calendar quarter the following items: (i) an Officer’s Certificate stating that the items furnished to Lender pursuant to Section 5.1.11(c) above are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower, Senior Mezzanine Borrower, Mortgage Borrower, the other Mortgage Loan Parties and the Collateral, the Senior Mezzanine Collateral and the Mortgage Loan Collateral on a combined basis as well as each Individual Property in the aggregate (subject to normal year-end adjustments) as applicable; and (ii) the most current Smith Travel Research Reports (to the extent obtained by Borrower, Senior Mezzanine Borrower, Mortgage Borrower or Property Owner) reflecting market penetration and relevant hotel properties competing with the Properties. In addition, such Officers’ Certificate shall also state as of the date thereof whether, to such officer’s knowledge, the representations and warranties set forth in subsection (xxii) of the definition of “Special Purpose Entity” in Section 1.1, subsection (xxii) of the definition of “Special Purpose Entity” in Section 1.1 of the Senior Mezzanine Loan Agreement and in subsection (xxii) of the definition of “Special Purpose Entity” in Section 1.1 of the Mortgage Loan Agreement are true and correct as of the date of such certificate; provided, however, that acceptance of such Officer’s Certificate shall not constitute a waiver by Lender of any rights it may have against Borrower by reason of the statements in such Officer’s Certificate evidencing non-compliance with any terms or provisions of this Agreement. Within thirty (30) days following receipt of written request by Lender, Borrower will furnish, or cause to be furnished to Lender a forecast for the Properties in the aggregate for the remainder of the applicable Fiscal Year.

(e) Lender hereby acknowledges receipt of the Annual Budget for the remainder of the Fiscal Year ending on December 31, 2012, which is hereby approved. Borrower shall or shall cause Operating Lessee to submit to Lender an Annual Budget for each Fiscal Year during the term of the Loan commencing with the 2014 Fiscal Year, not less than thirty (30) days prior to the commencement of such Fiscal Year, in form reasonably satisfactory to Lender. So long as an Event of Default has occurred and is continuing or a Budget Trigger Event Period exists, the Annual Budget shall be subject to Lender’s written approval, in each case, which approval shall not be unreasonably withheld or delayed (each such Annual Budget, an “Approved Annual Budget”). So long as neither a Cash Trap Trigger Event Period exists nor an Event of Default has occurred and is continuing, any Annual Budget, and any amendments or modifications thereto, shall be deemed an Approved Annual Budget and Lender shall have no approval right with respect thereto. In the event that Borrower is obligated to submit, or cause to be submitted, the proposed Annual Budget to Lender for approval pursuant to this Section 5.1.11(e) and Lender objects to the proposed Annual Budget submitted by Borrower, Lender shall advise Borrower of such objections within fifteen (15) Business Days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise, or cause to be revised, such Annual Budget and resubmit the same to Lender. Lender shall advise Borrower of any objections to such revised Annual Budget within five (5) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise, or cause to be revised, the same in accordance with the process described in this subsection (e) until Lender approves (or is deemed to have approved) the Annual Budget. If Lender fails to approve or object (together with a reasonably detailed description of such objections) to the proposed Annual Budget or any revisions thereto within periods set forth above, and Borrower’s request for approval of such proposed Annual Budget or any revisions thereto contains a legend clearly marked in bold face type, underlined, in all capital letters “REQUEST DEEMED APPROVED IF NO RESPONSE WITHIN [15 BUSINESS] [5] DAYS”, Lender shall be deemed to have approved such proposed Annual Budget or revisions thereto. Until such time as Lender approves or is deemed to have approved a proposed Annual Budget or revisions thereto, a Deemed Approved Annual Budget shall apply for the applicable Fiscal Year.

(f) Any reports, statements or other information required to be delivered under this Agreement may be delivered via email, with report files in electronic form of Microsoft Excel or Word or in .pdf format. Borrower agrees that Lender may disclose information regarding the Collateral, the Senior Mezzanine Collateral, the Mortgage Loan Collateral, Borrower, Senior Mezzanine Borrower and Mortgage Borrower and the other Mortgage Loan Parties that is provided to Lender pursuant to this Section 5.1.11 in connection with the Securitization to such parties requesting such information in connection with such Securitization.

(g) Borrower shall deliver to Lender, for informational purposes only, at Lender’s request (and in no event more frequently than one time per calendar quarter), a list of all outstanding trademark license agreements between IP Owner and third parties. Borrower shall in no event be required to deliver a detailed budget in such narrative and will be bound or limited by the proposals set forth therein.

(h) Borrower will furnish, or cause to be furnished, to Lender on or before thirty (30) days after the end of each calendar year a certification stating that as of the date thereof, IP Owner continues to be in compliance in all material respects with the terms and provisions of the IP Owner Agreement.

5.1.12 Business and Operations. Except as contemplated in connection with a Restructuring, Borrower shall, and shall cause Mortgage Borrower and each of the other Mortgage Loan Parties to, continue to engage in the businesses presently conducted by Borrower and Mortgage Borrower and the other Mortgage Loan Parties as and to the extent the same are necessary for the ownership, maintenance, leasing, management and operation of the Collateral, the Senior Mezzanine Collateral and the Mortgage Loan Collateral, as applicable. Borrower shall, and shall cause Senior Mezzanine Borrower to cause Mortgage Borrower to cause Operating Lessee to, qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of the Collateral, Senior Mezzanine Collateral and the Mortgage Loan Collateral.

5.1.13 Title to the Collateral and the Mortgage Loan Collateral. Borrower shall and shall cause Senior Mezzanine Borrower to cause Mortgage Borrower and each other Mortgage Loan Party to warrant and defend (a) the title to each Individual Property and any other Collateral, Senior Mezzanine Collateral or Mortgage Loan Collateral, as applicable, and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances) and (b) the validity and priority of the Liens of the Pledge Agreement and the other Loan Documents on the Collateral, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys’ fees and court costs) incurred by Lender if an interest in any portion of the Collateral, Senior Mezzanine Collateral or other Mortgage Loan Collateral, other than as permitted hereunder, is claimed by another Person.

5.1.14 Costs of Enforcement. In the event that Lender exercises any or all of its rights or remedies under the Pledge Agreement or any other Loan Document as and when permitted thereby or in the event of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower, Senior Mezzanine Borrower, Mortgage Borrower or any Mortgage Loan Party or any constituent Persons of any of the foregoing or an assignment by Borrower, Senior Mezzanine Borrower, Mortgage Borrower or any other Mortgage Loan Party or any constituent Persons of any of the foregoing for the benefit of its creditors, Borrower, and their successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including attorneys’ fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

5.1.15 Estoppel Statement. (a) After request by Lender, Borrower shall within ten (10) Business Days furnish Lender with a statement, duly acknowledged and certified, (i) with respect to the Loan, setting forth (A) the amount of the original principal amount of the Loan, (B) the unpaid principal amount of the Loan, (C) the Interest Rate of the Loan, (D) the date installments of interest and/or principal were last paid, (E) any offsets or defenses to the payment of the Debt, if any, and (F) that the Note, this Agreement, the Pledge Agreement and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification, (ii) with respect to the Mortgage Loan, setting forth (U) the original principal amount of the Mortgage Note, (V) the unpaid principal amount of the Mortgage Note, (W) the interest rate of the Mortgage Note, (X) the date installments of interest and/or principal under the Mortgage Loan were last paid, (Y) any offsets or defenses to the payment of the debt, if any, and (Z) that the Mortgage Note, the Mortgage Loan Agreement, the Security Instruments and the other Mortgage Loan Documents have not been modified or if modified, giving particulars of such modification, and (iii) with respect to any Senior Mezzanine Loan, setting forth the (A) unpaid principal amount of the Senior Mezzanine Note, (B) the unpaid principal amount of the applicable Senior Mezzanine Note, (C) the interest rate of the applicable Senior Mezzanine Note, (D) the date installments of interest were last paid, (E) any offsets or defenses to the payment of the debt, if any, and (F) that the applicable Senior Mezzanine Note, the applicable Senior Mezzanine Loan Agreement and the other applicable Senior Mezzanine Loan Documents have not been modified or if modified, giving particulars of such modification.

(b) Borrower shall use commercially reasonable efforts to deliver or cause to be delivered to Lender, Mortgage Lender and Other Mezzanine Lender, upon request, tenant estoppel certificates from each commercial tenant leasing space in excess of three thousand (3,000) square feet at the Properties in form and substance reasonably satisfactory to Lender provided that Borrower shall not be required to deliver or cause to be delivered such certificates to Lender and Mortgage Lender and the Other Mezzanine Lenders, collectively, more frequently than two (2) times in any calendar year; provided, that any such estoppel shall, to the extent permitted under the applicable lease, be addressed to Lender, Mortgage Lender and the Other Mezzanine Lenders.

5.1.16 Loan Proceeds. Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.5 hereof.

5.1.17 Performance by Borrower; Mortgage Loan Modification; Senior Mezzanine Loan Modification.

(a) Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower without the prior written consent of Lender.

(b) Borrower shall cause Mortgage Borrower and each other Mortgage Loan Party, in a timely manner, to observe, perform and fulfill each and every covenant, term and provision of each Mortgage Loan Document executed and delivered by, or applicable to, Mortgage Borrower and Property Owner or such Mortgage Loan Party, as applicable.

(c) Borrower shall not cause or permit Mortgage Borrower or such other Mortgage Loan Party to enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Mortgage Loan Document executed and delivered by, or applicable to, Mortgage Borrower or such other Mortgage Loan Party without the prior written consent of Lender.

(d) Borrower shall cause Senior Mezzanine Borrower, in a timely manner, to observe, perform and fulfill each and every covenant, term and provision of each Senior Mezzanine Loan Document executed and delivered by, or applicable to, Senior Mezzanine Borrower.

(e) Borrower shall not cause or permit Senior Mezzanine Borrower to enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Senior Mezzanine Loan Document executed and delivered by, or applicable to, Senior Mezzanine Borrower without the prior written consent of Lender.

5.1.18 Confirmation of Representations. Borrower shall deliver, in connection with any Securitization, (a) one or more Officer’s Certificates certifying as to the accuracy of all representations in all material respects made by Borrower in the Loan Documents as of the date of the closing of such Securitization (updated to reflect changes in fact, as applicable; provided that Lender’s acceptance of a certificate reflecting such changes shall not be deemed a waiver by Lender of any Default or Event of Default) except to the extent that any such representation is made as of a specific date in which case such representation is accurate and complete in all material respects as of such specific date, and (b) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower and the good standing of Guarantor as of the date of the Securitization.

5.1.19 No Joint Assessment. Borrower shall not cause or permit Mortgage Borrower or Property Owner to suffer, permit or initiate the joint assessment of any Individual Property (a) with any other real property constituting a tax lot separate from such Individual Property, and (b) which constitutes real property with any portion of such Individual Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Individual Property.

5.1.20 Leasing Matters. Any Leases with respect to an Individual Property in excess of three thousand (3,000) square feet written after the date hereof shall be approved by Lender, which approval shall not be unreasonably withheld, conditioned or delayed. Upon request, Borrower shall furnish, or cause to be furnished, Lender with executed copies of all Leases. All renewals of Leases and all proposed Leases shall provide for rental rates comparable to existing local market rates. All proposed Leases shall be on commercially reasonable terms and shall not contain any terms which would materially affect Lender’s rights under the Loan Documents. Borrower shall cause Mortgage Borrower and Property Owner to, and shall cause Mortgage Borrower and Property Owner to cause Operating Lessee to, (i) observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) enforce and may amend or terminate the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner and in a manner not to impair the value of the Individual Property involved except that no termination by Mortgage Borrower or Property Owner or acceptance of surrender by a tenant of any Leases in excess of three thousand (3,000) square feet shall be permitted unless by reason of a tenant default and then only in a commercially reasonable manner to preserve and protect the Individual Property; provided, however, that no such termination or surrender of any Lease will be permitted without the written consent of Lender; (iii) not collect any of the Rents more than one (1) month in advance (other than security deposits); (iv) not execute any other assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); (v) not alter, modify or change the terms of the Leases in a manner inconsistent with the provisions of the Loan Documents; and (vi) execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Leases as Lender shall from time to time reasonably require. Notwithstanding anything to the contrary contained herein, neither Borrower, Property Owner nor Operating Lessee shall enter into a lease of all or substantially all of any Individual Property without Lender’s prior written consent. Except for the immediately preceding sentence, the foregoing provisions of this Section 5.1.20 shall not apply in any manner to the Operating Lease.

5.1.21 Alterations. Borrower shall obtain Lender’s prior written consent prior to permitting Mortgage Borrower, Operating Lessee or Property Owner to perform any alterations to any Improvements (which alterations shall not include Replacements for purposes of this Section 5.1.21), which consent shall not be unreasonably withheld or delayed except with respect to alterations that may have a material adverse effect on Borrower’s, Senior Mezzanine Borrower’s, Mortgage Borrower’s or Property Owner’s financial condition or the value of the applicable Individual Property upon completion of such alterations. Notwithstanding the foregoing, Lender’s consent shall not be required in connection with any alterations that will not have a material adverse effect on Borrower’s, Senior Mezzanine Borrower’s, Mortgage Borrower’s, Operating Lessee’s or Property Owner’s financial condition or the value of the applicable Individual Property upon completion of such alterations, provided that such alterations shall not materially adversely affect (upon completion of such alterations) any structural component of any Improvements, any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements, and such alterations (a) shall (i) with respect to the aggregate for all Individual Properties then subject to any alterations being performed at one time, be subject to contracts, the aggregate remaining cost of which are no more than an amount equal to $75,000,000 and (ii) with respect to any Individual Property subject to any alterations being performed at such time, be subject to contracts, the aggregate remaining cost of which are no more $3,000,000 or the estimated cost to complete such alteration is no more than $3,000,000 (clause (i) and (ii), the “Threshold Amount”) or (b) are provided for in the Approved Annual Budget and shall be funded from sufficient reserves on deposit in the Capital Expenditure Fund in accordance with this Agreement or from Excess Cash Flow if segregated and designated for such use in a manner reasonably satisfactory to Lender, or (c) are performed in connection with the Restoration of an Individual Property after the occurrence of a Casualty in accordance with the terms and provisions of the Mortgage Loan Agreement. If the total unpaid amounts due and payable or the estimated cost to complete such alterations to the Improvements (other than the costs incurred in connection with the Restoration of an Individual Property or such amounts for which sufficient reserves are on deposit in the Capital Expenditure Fund and are to be used for such alterations in accordance with this Agreement or for which there is sufficient Excess Cash Flow designated and segregated for such use in a manner reasonably satisfactory to Lender) shall at any time exceed the Threshold Amount, Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower’s obligations under the Loan Documents any of the following: (A) cash, (B) U.S. Obligations, (C) other securities having a rating reasonably acceptable to Lender and while the Loan is securitized and Securities therein are outstanding, that the applicable Approved Rating Agencies have provided a Rating Agency Confirmation with respect to such securities, or (D) a Letter of Credit. Such security shall be in an amount equal to the excess of the total unpaid amounts with respect to alterations to the Improvements on the applicable Individual Property, which will not be paid from amounts on deposit in the Capital Expenditures Fund or existing Excess Cash Flow designated and segregated as provided above, over the Threshold Amount and Lender may apply such security from time to time at the option of Lender to pay for such alterations. Notwithstanding the foregoing to the contrary, Borrower shall be relieved of its obligation to deposit such security, provided that (1) Mortgage Borrower is required to and does deposit (or cause to be deposited) such security under the Mortgage Loan and Lender receives evidence reasonably acceptable to Lender of the deposit of such security with Mortgage Lender or (2) Senior Mezzanine Borrower is required to and does deposit (or cause to be deposited) such security under the Senior Mezzanine Loan and Lender receives evidence reasonably acceptable to Lender of the deposit of such security with Senior Mezzanine Lender.

5.1.22 Operation of Property. (a) Borrower shall cause Mortgage Borrower to cause Operating Lessee to cause the Properties to be operated, in all material respects, in accordance with the Trademark License Agreements and the Management Agreement. In the event that the Management Agreement expires or is terminated (without limiting any obligation of Borrower to cause Mortgage Borrower and Property Owner to obtain Lender’s consent to any termination or modification of the Management Agreement in accordance with the terms and provisions of this Agreement), Borrower shall cause Mortgage Borrower and Property Owner to cause Operating Lessee to promptly enter into a Replacement Management Agreement with Manager or another Qualified Manager, as applicable. In the event that any Trademark License is terminated (without limiting any obligation of Borrower to obtain Lender’s consent to any termination or modification of the Trademark License Agreement in accordance with the terms and provisions of this Agreement), Borrower shall cause Mortgage Borrower and Property Owner to cause Operating Lessee to promptly enter into a Replacement Trademark License Agreement.

(b) Borrower shall cause Mortgage Borrower to cause Operating Lessee to: (i) promptly perform and/or observe, in all material respects, all of the covenants and agreements required to be performed and observed by it under the Management Agreement and the Trademark License Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any material default under the Management Agreement and the Trademark License Agreement of which it is aware; (iii) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by Mortgage Borrower under the Management Agreement; and (iv) enforce the performance and observance of all of the material covenants and agreements required to be performed and/or observed by Manager under the Management Agreement and IP Owner under the Trademark License Agreement, in a commercially reasonable manner.

5.1.23 Ground Leases. (a) Borrower shall, at its sole cost and expense, cause Mortgage Borrower to promptly and timely perform and observe all the material terms, covenants and conditions required to be performed and observed by Mortgage Borrower as lessee under each Ground Lease (including, but not limited to, the payment of all rent, additional rent, percentage rent and other charges required to be paid under each Ground Lease).

(b) If Mortgage Borrower shall be in default under any Ground Lease, then, subject to the terms of the applicable Ground Lease and the Mortgage Loan Agreement, Mortgage Borrower shall grant Lender the right (but not the obligation), to cause the default or defaults under such Ground Lease to be remedied and otherwise exercise any and all rights of Mortgage Borrower under the Ground Lease, as may be necessary to prevent or cure any default provided such actions are necessary to protect Lender’s indirect interest in the related Ground Lease Property under the Loan Documents, and Lender shall have the right to enter all or any portion of the related Ground Lease Property at such times and in such manner as Lender deems necessary, to prevent or to cure any such default.

(c) The actions or payments of Lender to cure any default by Mortgage Borrower under each Ground Lease shall not remove or waive, as between Borrower and Lender, the default that occurred under this Agreement by virtue of the default by Mortgage Borrower under any Ground Lease. All sums expended by Lender to cure any such default shall be paid by Borrower to Lender, upon demand, with interest on such sum at the rate set forth in this Agreement from the date such sum is expended to and including the date the reimbursement payment is made to Lender. All such indebtedness shall be deemed to be secured by the Loan Documents.

(d) Borrower shall notify Lender promptly in writing of the occurrence of any material default by Ground Lessor under any Ground Lease or the occurrence of any event that, with the passage of time or service of notice, or both, would constitute a material default by Ground Lessor under any Ground Lease, and the receipt by Mortgage Borrower of any notice (written or otherwise) from Ground Lessor under any Ground Lease noting or claiming the occurrence of any default by Mortgage Borrower under any Ground Lease or the occurrence of any event that, with the passage of time or service of notice, or both, would constitute a default by Mortgage Borrower under any Ground Lease. Borrower shall promptly deliver to Lender a copy of any such written notice of default.

(e) Within twenty (20) days after receipt of written demand by Lender, but in no event more than two (2) times in any Fiscal Year (taking into account any similar requests made by Mortgage Lender and Other Mezzanine Lenders pursuant to the Mortgage Loan Documents or Other Mezzanine Loan Documents), Borrower shall use reasonable efforts to cause Mortgage Borrower to obtain from Ground Lessor under each Ground Lease and furnish to Lender the estoppel certificate of Ground Lessor stating the date through which rent has been paid and whether or not there are any defaults thereunder and specifying the nature of such claimed defaults, if any; provided, that any such estoppel shall, to the extent permitted under the applicable Ground Lease, be addressed to Lender, Mortgage Lender and the Other Mezzanine Lenders.

(f) Borrower shall and shall cause Mortgage Borrower to promptly execute, acknowledge and deliver to Lender such instruments as may reasonably be required to permit Lender to cure any default under any Ground Lease or permit Lender to take such other action required to enable Lender to cure or remedy the matter in default and preserve the indirect interest of Lender under the Loan Documents with respect to each Ground Lease Property. Borrower irrevocably appoints Lender as its true and lawful attorney-in-fact to do, in its name or otherwise, any and all acts and to execute any and all documents that are necessary to preserve any rights of Borrower, Senior Mezzanine Borrower or Mortgage Borrower under or with respect to each Ground Lease, including, without limitation, the right to effectuate any extension or renewal of each Ground Lease, or to preserve any rights of Borrower or Mortgage Borrower whatsoever in respect of any part of each Ground Lease (and the above powers granted to Lender are coupled with an interest and shall be irrevocable).

(g) Notwithstanding anything to the contrary contained in this Agreement with respect to each Ground Lease:

(i) The Lien of the related Security Instrument attaches to all of Mortgage Borrower’s rights and remedies at any time arising under or pursuant to Subsection 365(h) of the U.S. Bankruptcy Code, 11 U.S.C. Sections 101 et seq., including, without limitation, all of Mortgage Borrower’s rights, as debtor, to remain in possession of the related Ground Lease Property.

(ii) Borrower shall not cause or permit Mortgage Borrower to, without Lender’s written consent, elect to treat the Ground Lease as terminated under Subsection 365(h)(l) of the U.S. Bankruptcy Code. Any such election made without Lender’s prior written consent shall be void.

(iii) Intentionally omitted.

(iv) If, pursuant to subsection 365(h) of the Bankruptcy Code, Mortgage Borrower seeks to offset, against the rent reserved in any Ground Lease, the amount of any damages caused by the nonperformance by the applicable Ground Lessor of any of its obligations thereunder after the rejection by such Ground Lessor of such Ground Lease under the U.S. Bankruptcy Code, then Borrower shall not cause or permit Mortgage Borrower to effect any offset of such amounts unless Borrower shall have provided written notice to Lender of its intent to do so and Lender shall have consented thereto (provided that Lender shall be deemed to have consented thereto if it shall fail to object to the same in writing to Borrower within ten (10) Business Days after receipt of the aforesaid written notice from Borrower), in which case Borrower may proceed to cause or permit Mortgage Borrower to offset the amounts set forth in Borrower’s notice.

(v) If any action, proceeding, motion or notice shall be commenced or filed in respect of any Ground Lessor of all or any part of the Ground Lease Property in connection with any case under the U.S. Bankruptcy Code, Lender and Borrower, Senior Mezzanine Borrower or Mortgage Borrower, as applicable, shall, subject to the rights of Mortgage Lender pursuant to Section 5.1.23 of the Mortgage Loan Agreement, cooperatively conduct and control any such litigation with counsel agreed upon between Borrower, Senior Mezzanine Borrower or Mortgage Borrower, as applicable, and Lender in connection with such litigation. Borrower shall, upon demand, pay to Lender all costs and expenses (including reasonable attorneys’ fees and costs) actually paid or actually incurred by Lender in connection with the cooperative prosecution or conduct of any such proceedings. All such costs and expenses shall be secured by the Lien of the related Pledge Agreement and the other Loan Documents.

(vi) Borrower shall promptly, after obtaining knowledge of such filing notify Lender orally of any filing by or against the lessor under the Ground Lease of a petition under the U.S. Bankruptcy Code. Borrower shall thereafter promptly give written notice of such filing to Lender, setting forth any information available to Borrower, Senior Mezzanine Borrower and Mortgage Borrower as to the date of such filing, the court in which such petition was filed, and the relief sought in such filing. Borrower shall promptly deliver to Lender any and all notices, summonses, pleadings, applications and other documents received by Borrower, Senior Mezzanine Borrower or Mortgage Borrower in connection with any such petition and any proceedings relating to such petition.

(vii) Borrower shall not cause Senior Mezzanine Borrower or Mortgage Borrower to consent to, acquiesce in or fail to object to any attempt by any fee owner of a Ground Lease Property of which Borrower, Senior Mezzanine Borrower or Mortgage Borrower has actual knowledge to sell, transfer or otherwise convey the fee estate of any Ground Lease Property free and clear of the applicable Ground Lease under Section 363(f) of the Bankruptcy Code. Borrower acknowledges that the Lien of the related Pledge Agreement attaches to all of Borrower’s rights and remedies, if any, at any time arising under or pursuant to Subsection 363(f) of the U.S. Bankruptcy Code to consent to any such sale, transfer or other assignment.

5.1.24 Operating Lease. Borrower shall cause Mortgage Borrower and Property Owner to, (a) cause the hotel located on each Individual Property to be operated pursuant to the Operating Lease (which may be assumed as contemplated by a Restructuring); (b) promptly perform and/or observe all of the material covenants, agreements and obligations required to be performed and observed by Mortgage Borrower and Property Owner under the Operating Lease and do all things necessary to preserve and to keep unimpaired its material rights thereunder, subject to a Restructuring; (c) promptly notify Lender of any default under the Operating Lease; (d) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by Mortgage Borrower and Property Owner under the Operating Lease; (e) promptly enforce in a commercially reasonable manner the performance and observance of all of the covenants and agreements required to be performed and/or observed by Operating Lessee under the Operating Lease; (f) cause Operating Lessee to deposit all Rents from the Properties into the related Property Account or Clearing Account; and (g) cause Operating Lessee to conduct its business and operations in accordance with the terms of this Agreement, the Senior Mezzanine Loan Agreement and the Mortgage Loan Agreement as if it were a Borrower hereunder and thereunder and not allow or permit Operating Lessee to take any of the actions that Borrower, Senior Mezzanine Borrower, Mortgage Borrower and Property Owner are prohibited from taking pursuant to the terms of this Agreement, the Senior Mezzanine Loan Agreement or the Mortgage Loan Agreement, as applicable.

5.1.25 Intentionally omitted.

5.1.26 Intellectual Property. Except as permitted under the IP Owner Agreement, Borrower shall cause Mortgage Borrower or Operating Lessee to maintain the right to use the Intellectual Property licensed pursuant to the Trademark License Agreements or a Replacement Trademark License Agreement. Borrower shall cause Mortgage Borrower to, or shall cause Mortgage Borrower to cause Operating Lessee to, promptly notify Lender upon becoming aware that any Intellectual Property covered by the Trademark License Agreements or a Replacement Trademark License Agreement is infringed upon, misappropriated, or diluted by any Person in any material respect. Borrower shall cause Mortgage Borrower to, or shall cause Mortgage Borrower to cause Operating Lessee to, promptly notify the Lender if it knows that any application or registration relating to any material Intellectual Property covered by the Trademark License Agreements or a Replacement Trademark License Agreement (now or hereafter existing) may become inadvertently abandoned or dedicated to the public domain, or of any determination (including in any proceeding in the United States Patent and Trademark Office, the United States Copyright Office, similar offices or agencies in any foreign countries in which Intellectual Property covered by the Trademark License Agreements or a Replacement Trademark License Agreement is located, or any court, but excluding any determinations of the United States Patent and Trademark Office or any similar office or agency in any such foreign country issued in the ordinary course of prosecuting an Intellectual Property application covered by the Trademark License Agreements or a Replacement Trademark License Agreement) regarding the licensing of any Intellectual Property covered by the Trademark License Agreements or a Replacement Trademark License Agreement, the right to register the same, or to keep and maintain the same.

5.1.27 IP Owner Activities. IP Owner will not have any (i) employees, (ii) outstanding Indebtedness for borrowed money or (iii) material liabilities not incurred in the ordinary course of ownership, development, acquisition, maintenance or licensing of the Intellectual Property. There shall be no Liens with respect to, or upon, the Intellectual Property covered by the Trademark License Agreement or Replacement Trademark License Agreement and IP Owner’s interest in the Trademark License Agreements. For the avoidance of doubt, IP Owner shall be permitted to grant licenses with respect to the Intellectual Property to any other Person (whether such Person is or is not an Affiliate of any Mortgage Loan Party, Borrower or IP Owner) at no expense to Mortgage Borrower or any other Mortgage Loan Party.

5.1.28 Embargoed Person. Borrower has performed and shall perform reasonable due diligence to ensure that at all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower, Senior Mezzanine Borrower or Mortgage Borrower, any other Mortgage Loan Party or Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person with the result that the investment in Borrower, Senior Mezzanine Borrower or Mortgage Borrower or any other Mortgage Loan Party or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan made by Lender is in violation of law; (b) no Embargoed Person has any interest of any nature whatsoever in Borrower, Senior Mezzanine Borrower or Mortgage Borrower or any other Mortgage Loan Party or Guarantor, as applicable, with the result that the investment in Borrower, Senior Mezzanine Borrower or Mortgage Borrower or any other Mortgage Loan Party or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower, Senior Mezzanine Borrower or Mortgage Borrower or any other Mortgage Loan Party or Guarantor, as applicable, have been derived from, or are the proceeds of, any unlawful activity, including money laundering, terrorism or terrorism activities, with the result that the investment in Borrower, Senior Mezzanine Borrower or Mortgage Borrower or any other Mortgage Loan Party or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law, or may cause any portion of the Collateral, the Senior Mezzanine Collateral or the Mortgage Loan Collateral to be subject to forfeiture or seizure.

5.1.29 Mortgage Borrower and Senior Mezzanine Borrower Covenants. (a) Borrower shall cause Mortgage Borrower and each other Mortgage Loan Party to comply with all obligations with which Mortgage Borrower and such other Mortgage Loan Party have covenanted to comply under the Mortgage Loan Agreement and all other Mortgage Loan Documents (including, without limitation, those certain affirmative and negative covenants set forth in Article V of the Mortgage Loan Agreement) regardless of whether the related Mortgage Loan Document has been repaid or otherwise terminated, unless otherwise consented to in writing by Lender.

(b) Borrower shall cause Senior Mezzanine Borrower to comply with all obligations with which Senior Mezzanine Borrower has covenanted to comply under the Senior Mezzanine Loan Agreement and all other Senior Mezzanine Loan Documents (including, without limitation, those certain affirmative and negative covenants set forth in Article V of the Senior Mezzanine Loan Agreement, including the covenants of Mortgage Borrower incorporated therein by reference pursuant to Section 5.1.29 of the Senior Mezzanine Loan Agreement) regardless of whether the related Senior Mezzanine Loan Documents have been repaid or otherwise terminated, unless otherwise consented to in writing by Lender.

5.1.30 Mortgage Loan Reserve Funds and Senior Mezzanine Reserve Funds. Borrower shall cause (i) Mortgage Borrower, Property Owner and Operating Lessee to deposit and maintain each of the Mortgage Reserve Funds as more particularly set forth in Article VII of the Mortgage Loan Agreement and to perform and comply with all terms and provisions relating thereto and (ii) Senior Mezzanine Borrower to deposit and maintain each of the Senior Mezzanine Reserve Funds as more particularly set forth in Article VII of the Senior Mezzanine Loan Agreement and to perform and comply with all terms and provisions relating thereto. Borrower grants to Lender a security interest in Borrower’s interest (if any) in each of the Mortgage Reserve Funds, if any, subject to the prior rights of Mortgage Lender, and any and all monies now or hereafter deposited in each Mortgage Reserve Fund as security for payment of the Debt to the extent Borrower has an interest in the same. Subject to the qualifications regarding Borrower’s interest in the Mortgage Reserve Funds, if any, and, subject to the prior rights of Mortgage Lender until expended or applied in accordance with the Mortgage Loan Documents or the Loan Documents, Borrower’s interest in the Mortgage Reserve Funds shall constitute security for the Debt.

5.1.31 Notices. Borrower shall give notice, or cause notice to be given to Lender promptly upon the occurrence of:

(a) any Mortgage Loan Default;

(b) any Senior Mezzanine Loan Default; and

(c) any event of default under any Contractual Obligation of Borrower, or to the knowledge of Borrower, Mortgage Borrower or any other Mortgage Loan Party, that would reasonably be expected to have a material adverse effect on Borrower, the ability of Borrower to perform under the Loan Documents or the rights and remedies of Lender under the Loan Documents.

5.1.32 Special Distributions. On each date on which amounts are required to be disbursed to the Debt Service Account pursuant to the terms of the Cash Management Agreement or are required to be paid to Lender under any of the Loan Documents, Borrower shall be deemed to exercise its rights under Mortgage Borrower’s and/or any other applicable Mortgage Loan Party’s or Senior Mezzanine Borrower’s Organizational Documents to cause Mortgage Borrower and/or any other applicable Mortgage Loan Party or Senior Mezzanine Borrower to make to Borrower a distribution in an aggregate amount such that Lender shall receive the amount required to be disbursed to the Debt Service Account or otherwise paid to Lender on such date.

Section 5.2 Negative Covenants.

From the date hereof until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Collateral in accordance with the terms of this Agreement and the other Loan Documents, Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

5.2.1 Operation of Property.

(a) Except as contemplated in connection with a Restructuring, without Lender’s prior written consent (which consent shall not be unreasonably withheld), Borrower shall not cause or permit Mortgage Borrower or Property Owner to, and shall cause Mortgage Borrower and Property Owner not to cause or permit Operating Lessee to: (i) surrender, terminate, cancel, amend or modify the Management Agreement; provided, that Mortgage Borrower and Property Owner may, or may allow Operating Lessee to, without Lender’s consent, replace the Manager so long as the replacement manager is a Qualified Manager pursuant to a Replacement Management Agreement; (ii) except as permitted under the IP Owner Agreement, surrender, terminate or cancel any Trademark License Agreement(s) to which any Operating Lessee is a party; (iii) except as otherwise permitted under the IP Owner Agreement, reduce or consent to the reduction of the term of the Management Agreement or the Trademark License Agreement(s) to which any Operating Lessee is a party; (iv) increase or consent to the increase of the amount of any charges under the Management Agreement; or (v) except as otherwise permitted under the IP Owner Agreement, otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Management Agreement or the Trademark License Agreement(s) to which any Operating Lessee or any other Mortgage Loan Party is a party in any materially adverse respect to Borrower, Senior Mezzanine Borrower, Mortgage Borrower, any other Mortgage Loan Party, Operating Lessee, Property Owner, Lender, the Loan or the operation of the applicable Collateral, Senior Mezzanine Collateral or Mortgage Loan Collateral.

(b) Following the occurrence and during the continuance of an Event of Default, Borrower shall not cause or permit Mortgage Borrower or any other Mortgage Loan Party to exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Management Agreement or the Trademark License Agreement without the prior written consent of Lender, which consent may be granted, conditioned or withheld in Lender’s sole discretion.

5.2.2 Liens. Borrower shall not create, incur, assume or suffer to exist any Lien on any portion of any Collateral held by Borrower or permit any such action to be taken or cause or permit Mortgage Borrower or any other Mortgage Loan Party to create, incur, assume or suffer to exist any Lien on any portion of the Mortgage Loan Collateral or permit any such action to be taken except, in each case:

(i) Permitted Encumbrances;

(ii) Liens created by or permitted pursuant to the Loan Documents;

(iii) Liens for Taxes or Other Charges not yet due and payable; and

(iv) easements and other similar encumbrances entered into by Mortgage Borrower or Property Owner in the ordinary course of business for use, access, water and sewer lines, telephones and telegraph lines, electric lines or other utilities or for other similar purposes, provided that no such easement or other similar encumbrance shall materially impair the utility and operation of any Individual Property or materially and adversely affect the value of any Individual Property or Mortgage Borrower’s or any other Mortgage Loan Party’s condition (financial or otherwise) or business.

5.2.3 Dissolution. Except as contemplated in connection with a Restructuring, Borrower shall not (a) (i) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity that is not a Borrower, (ii) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of Borrower except to the extent permitted by the Loan Documents, or (iii) modify, amend, waive or terminate its Organizational Documents or its qualification and good standing in any jurisdiction, (b) (i) cause or permit Mortgage Borrower or any other Mortgage Loan Party to engage in any dissolution, liquidation or consolidation or merger with or into any other business entity that is not a Mortgage Borrower or a Mortgage Loan Party, (ii) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of Mortgage Borrower or any other Mortgage Loan Party except to the extent permitted by the Loan Documents or the Mortgage Loan Documents, or (iii) modify, amend, waive or terminate its Organizational Documents or its qualification and good standing in any jurisdiction, or (c) cause or permit Senior Mezzanine Borrower to (i) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which Senior Mezzanine Borrower would be dissolved, wound up or liquidated in whole or in part, or (ii) amend, modify, waive or terminate the Organizational Documents of Senior Mezzanine Borrower.

5.2.4 Change in Business. (a) Except as contemplated in connection with a Restructuring, Borrower shall not enter into any line of business other than the ownership of the Collateral, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business. Borrower shall not cause or permit Mortgage Borrower or Property Owner to enter into any line of business other than the ownership and operation of Operating Lessee and/or the applicable Mortgage Loan Collateral, or to make any material change in the scope or nature of its respective business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its respective present business.

(b) Except as contemplated in connection with a Restructuring, Borrower shall not cause or permit Mortgage Borrower or Property Owner to permit, allow or otherwise cause Operating Lessee to enter into any line of business other than the operation of the Properties pursuant to the Operating Lease, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

(c) Except as contemplated in connection with a Restructuring, Borrower shall not cause or permit any Senior Mezzanine Borrower to enter into any line of business other than the ownership of the Senior Mezzanine Collateral. or make any material change in the scope or nature of its respective business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

5.2.5 Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt owed to Borrower by any Person (other than another Individual Borrower), except for adequate consideration and in the ordinary course of Borrower’s business. In addition, Borrower shall not cause or permit Mortgage Borrower or any other Mortgage Loan Party to cancel or otherwise forgive or release any material claim or debt (other than termination of Leases in accordance herewith) owed to Mortgage Borrower or such other Mortgage Loan Party by any Person (other than another Mortgage Loan Party) except for adequate consideration and in the ordinary course of Mortgage Borrower’s or such other Mortgage Loan Party’s business, as applicable.

5.2.6 Zoning. Borrower shall not allow Mortgage Borrower or Property Owner to initiate or consent to any zoning reclassification of any portion of any Individual Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any Individual Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

5.2.7 Intentionally omitted.

5.2.8 Intentionally omitted.

5.2.9 ERISA. (a) Borrower shall not engage in any transaction, other than a transaction contemplated hereunder, which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

(b) Borrower further covenant and agree to deliver to Lender such certifications from time to time throughout the term of the Loan (but not more than one time per calendar year), as reasonably requested by Lender, that (i) Borrower is not and do not maintain an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) Borrower is not subject to any state statute regulating investment of, or fiduciary obligations with respect to governmental plans; and (iii) none of the assets of Borrower constitutes or will, during any period when the Loan remains outstanding, constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101.

5.2.10 Transfers. (a) Borrower acknowledges that Lender has examined and relied on the experience of Borrower and its general partners, members, principals and (if Borrower is a trust) beneficial owners in owning the Collateral in agreeing to make the Loan, and will continue to rely on Borrower’s ownership of the Collateral as a means of maintaining the value of the Collateral as security for repayment of the Debt and the performance of the other obligations of Borrower set forth in the Loan Documents. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Collateral so as to ensure that, should Borrower (or any other party that is liable for the Debt, whether as a primary obligor or as a guarantor thereof) default in the repayment of the Debt or performance of the other obligations of Borrower set forth in the Loan Documents, Lender can recover the Debt by a sale of the Collateral. Notwithstanding anything contained in this Agreement to the contrary and notwithstanding that certain Transfers are permitted herein and notwithstanding that certain Sales or Pledges are excluded from being Transfers pursuant to Section 5.2.10(d) below, Canadian Trust shall at all times own 100% of the interests of Canadian Mortgage Borrower.

(b) Without the prior written consent of Lender and except for (a) Permitted Encumbrances (with respect to the Mortgage Loan Collateral), (b) the release of any Individual Property by the applicable Mortgage Loan Party in accordance with Section 2.5, and (c) to the extent otherwise set forth in this Section 5.2.10, Borrower shall not, and shall not permit any Restricted Party to do any of the following (collectively, a “Transfer”): (i) sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) the Collateral, the Senior Mezzanine Collateral or the Mortgage Loan Collateral or any part of the foregoing or any legal or beneficial interest in the foregoing or (ii) permit a Sale or Pledge of an interest in any Restricted Party other than (A) pursuant to (I) Leases of space in the Improvements to tenants in accordance with the provisions of Section 5.1.20 and (II) occupancy agreements with hotel guests, and (B) Permitted Transfers.

(c) A Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the applicable Collateral or any part thereof or Mortgage Borrower or any other Mortgage Loan Party agrees to sell the applicable Mortgage Loan Collateral or any other Mortgage Loan Collateral or any part of the foregoing or Senior Mezzanine Borrower agrees to sell the Senior Mezzanine Collateral or any part thereof, in each case for a price to be paid in installments; (ii) with the exception of the Operating Lease, an agreement by Mortgage Borrower or Property Owner leasing all or a substantial part of any Individual Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Mortgage Borrower’s, Operating Lessee’s or Property Owner’s or any other Mortgage Loan Party’s (as applicable) right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interest or the creation or issuance of new partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Sale or Pledge of non-managing membership interests or the creation or issuance of new membership interests; or (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests.

(d) Notwithstanding the provisions of this Section 5.2.10, the following shall not be deemed to be a Transfer:

(i) A Public Sale; provided, that (A) if after giving effect to any such Public Sale, more than forty-nine percent (49%) in the aggregate of direct or indirect interests in a Restricted Party is owned by any Person and its Affiliates that owned less than forty-nine percent (49%) direct or indirect interest in such Restricted Party as of the Closing Date, Borrower shall deliver to Lender an Additional Insolvency Opinion reasonably acceptable to Lender and while the Loan is securitized and Securities therein are outstanding, the Approved Rating Agencies, (B) while the Loan is securitized and Securities therein are outstanding, Lender shall have received a Rating Agency Confirmation from each of the Approved Rating Agencies with respect to such Public Sale, (C) (1) no Individual Borrower shall fail to be a Special Purpose Entity by reason of such Public Sale, (2) Senior Mezzanine Borrower shall not fail to be a Special Purpose Entity (as defined in the related Senior Mezzanine Loan Agreement) by reason of such Public Sale, and (3) no Mortgage Loan Party shall fail to be a Special Purpose Entity (as defined in the Mortgage Loan Agreement) by reason of such Public Sale, (D) for so long as the Loan shall remain outstanding, no Sale or Pledge of any direct interest in Mortgage Borrower or any other Mortgage Loan Party pledged as a portion of the Mezzanine A Collateral shall be permitted, (E) intentionally omitted, (F) for so long as the Mezzanine B Loan shall remain outstanding, no Sale or Pledge of any direct interests in Mezzanine A Borrower pledged as a portion of the Mezzanine B Collateral shall be permitted in connection with a Public Sale, (G) for so long as the Loan shall remain outstanding, no Sale or Pledge of any direct interests in Mezzanine B Borrower pledged as a portion of the Collateral shall be permitted in connection with a Public Sale, (H) for so long as the Mortgage Loan or any Mezzanine Loan shall remain outstanding, (i) no pledge or other encumbrance of any direct interests in any Restricted Pledge Party shall be permitted (except as otherwise permitted pursuant to the Mortgage Loan Documents or Mezzanine Loan Documents), provided, that a pledge of the direct ownership interests in the most upper-tier Restricted Pledge Party shall be permitted if such pledge directly or indirectly secures indebtedness that is also directly or indirectly secured by substantial assets other than the Collateral; provided, further that the provisions of this subclause (H) shall not apply to any ownership interests issued pursuant to the Management Incentive

Compensation Plan in accordance with the provisions of Section 5.2.10(d)(v) below, and (ii) no Restricted Pledge Party shall issue preferred equity that has the characteristics of mezzanine debt (such as a fixed maturity date, regular payments of interest, a fixed rate of return and rights of the equity holder to demand repayment of its investment), and (I) immediately after giving effect to such Public Sale, the Debt Yield shall equal or exceed thirteen percent (13%).

(ii) The Sale or Pledge, in one or a series of transactions, of the direct or indirect equity interests in Borrower or direct or indirect equity interests in any Restricted Party; provided, that, (A) after giving effect to such Sale or Pledge, one or more of Guarantor (or Affiliate thereof) or any constituent member of Guarantor (or Affiliate thereof) individually, or collectively, in the aggregate (x) shall own not less than twenty-five percent (25%) of the direct or indirect legal and beneficial interests in Borrower (on an unencumbered and look-through basis) and (y) shall Control Borrower, (B) Lender shall receive notice of any Sale or Pledge described in this Section 5.2.10(d)(ii) not less than thirty (30) days following the consummation thereof (but the failure to deliver any such notice shall not cause the applicable Sale or Pledge to be a Transfer and shall not constitute an Event of Default unless such failure continues for ten (10) Business Days following notice of such failure from Lender), (C) for so long as the Loan is outstanding, no Sale or Pledge of any direct interest in Mortgage Borrower or other Mortgage Loan Party pledged as a portion of the Mezzanine A Collateral shall be permitted, (D) intentionally omitted, (E) for so long as the Mezzanine B Loan shall remain outstanding, no such Sale or Pledge of any direct interests in Mezzanine A Borrower pledged as a portion of the Mezzanine B Collateral shall be permitted, (F) for so long as the Loan shall remain outstanding, no Sale or Pledge of any direct interests in Mezzanine B Borrower pledged as a portion of the Collateral shall be permitted, (G) for so long as the Mortgage Loan or any Mezzanine Loan shall remain outstanding, (i) no pledge or other encumbrance of any direct interests in any Restricted Pledge Party shall be permitted (except as otherwise permitted pursuant to the Mortgage Loan Documents or the Mezzanine Loan Documents, as applicable), and except that a pledge of the direct ownership interests in the most upper-tier Restricted Pledge Party shall be permitted if such pledge directly or indirectly secures indebtedness that is also directly or indirectly secured by substantial assets other than the Collateral; provided, that the provisions of this subclause (G) shall not apply to any ownership interests issued pursuant to the Management Incentive Compensation Plan in accordance with the provisions of Section 5.2.10(d)(v) below, and (ii) no Restricted Pledge Party shall issue preferred equity that has the characteristics of mezzanine debt (such as a fixed maturity date, regular payments of interest, a fixed rate of return and rights of the equity holder to demand repayment of its investment), and (H) (1) no Individual Borrower shall fail to be a Special Purpose Entity by reason of such Sale or Pledge, (2) Senior Mezzanine Borrower shall not fail to be a Special Purpose Entity (as defined in the related Senior Mezzanine Loan Agreement) by reason of such Public Sale, and (3) no Mortgage Loan Party shall fail to be a Special Purpose Entity (as defined in the Mortgage Loan Agreement) by reason of such Sale or Pledge. If after giving effect to any such Sale or Pledge, more than forty-nine percent (49%) in the aggregate of direct or indirect interests in a Restricted Party are owned by any Person and its Affiliates that owned less than forty-nine percent (49%) direct or indirect interest in such Restricted Party as of the

Closing Date, Borrower shall deliver to Lender an Additional Insolvency Opinion acceptable to Lender and while the Loan is securitized and Securities therein are outstanding, the Approved Rating Agencies.

(iii) Any Transfer (however structured) of any direct or indirect legal or beneficial interests in any Public Vehicle, including a Public Vehicle that exists on the date hereof or a Public Vehicle which acquires a direct or indirect legal or beneficial interest in Borrower after the Closing Date in accordance with the terms of this Section 5.2.10.

(iv) Any Transfer (however structured) of any legal or beneficial interests in any Guarantor or any constituent member of any Guarantor.

(v) Any Transfer of any legal or beneficial interests in ESH Hospitality Holdings LLC (or its successors or assigns) pursuant to the Management Incentive Compensation Plan, and any subsequent Transfer of any such interests once Transferred pursuant to Management Incentive Compensation Plan; provided, that Transfers pursuant the Management Incentive Compensation Plan shall in no event exceed more than ten percent (10%) of the legal or beneficial interests in ESH Hospitality Holdings, LLC (or its successors or assigns) in the aggregate.

(vi) A Sale or Pledge made by Other Mezzanine Borrower to secure the Other Mezzanine Loans in accordance with the Other Mezzanine Loan Documents and any Transfer made in connection with the exercise of remedies by an Other Mezzanine Lender pursuant to the Other Mezzanine Loan Documents.

(vii) Without limiting any other rights of Borrower under this Agreement or the other Loan Documents, any one or more of the Transfers, steps or actions contemplated by Exhibit C hereto, including, without limitation, any actual or deemed statutory conversion, merger, consolidation, reorganization or transfer of equity or assets of ESH Hospitality Holdings LLC, ESH Hospitality, CP ESH Investors, LLC, or Extended Stay or any subsidiary of the foregoing entities, including any Operating Lessee shall be permitted; provided, that the applicable conditions set forth below are satisfied (in each case, a “Restructuring”):

(A)	In connection with an Asset Transfer:

I. The applicable Operating Lessee Holdco shall assume all of the obligations of the applicable Existing Operating Lessee under the Mortgage Loan Documents subject to the Lien of the Security Instruments pursuant to an assumption agreement and other documentation in form and substance reasonably satisfactory to Mortgage Lender;

II. Intentionally omitted;

III. Intentionally omitted;

IV. Borrower shall deliver evidence of recording of the assignment and assumption of the Operating Lease as it relates to the Operating Lease for jurisdictions where the Operating Lease or a memorandum thereof was recorded as of the Closing Date;

V. The applicable Operating Lessee Holdco shall assume all obligations of the applicable Existing Operating Lessee under third-party license agreements, including, without limitation, the Service Contracts, and to the extent required under Service Contracts, shall obtain the consent of the third party service providers party thereto to such assumption; provided, that to the extent such consent cannot be obtained Operating Lessee Holdco shall enter into replacement license agreements with such third party providers or licensors providing substantially similar third party software systems reasonably acceptable to Lender;

VI. There shall be no material litigation or adverse regulatory action pending or threatened in writing against any Operating Lessee Holdco assuming the obligations of any Operating Lessee that is not otherwise pending or threatened against the applicable Operating Lessee at the time. Borrower shall deliver customary UCC-1, judgment, bankruptcy, tax lien and litigation searches related to the applicable Operating Lessee Holdco in the jurisdiction where such Operating Lessee Holdco is organized and each jurisdiction where the Individual Properties subject to the Operating Lease being assumed are located;

VII. Operating Lessee Holdco must be able to satisfy all applicable representations and covenants in Section 4.1.30, 4.1.35, 5.1.28 and 5.2.9 of this Agreement as of the date of such Asset Transfer, and no Event of Default shall otherwise occur as a result of such Asset Transfer;

VIII. While the Loan is securitized and Securities therein are outstanding, Borrower shall deliver a Rating Agency Confirmation with respect to the Asset Transfer;

IX. Intentionally omitted;

X. Borrower, at its sole cost and expense, shall deliver to Lender an Additional Insolvency Opinion reflecting such Asset Transfer reasonably satisfactory in form and substance to Lender;

XI. Intentionally omitted;

XII. The organizational documents of each Operating Lessee Holdco will be amended to include a provision prohibiting the Operating Lessee from consenting to any amendment of the Operating Lease in substance similar to the restriction on such amendment contained in the Operating Lease; and

XIII. Borrower shall pay or shall cause to be paid any and all reasonable out-of-pocket costs incurred in connection with such Asset Transfer (including, without limitation, Lender’s counsel fees and disbursements and, while the Loan is securitized and Securities therein remain outstanding, the fees and expenses of the Approved Rating Agencies without duplication of any such amounts paid by Mortgage Borrower) and Mortgage Borrower shall pay all recording fees, title insurance premiums and mortgage and intangible taxes.

(B)	In connection with an Equity Transfer:

I. Borrower shall deliver documents evidencing the transfer of the equity interests in each Operating Lessee for which an Equity Transfer shall occur in form and substance reasonably satisfactory to Lender, including, without limitation, a termination of the Canadian Pledge Agreement in form and substance reasonably satisfactory to Lender;

II. Borrower, at its sole cost and expense, shall deliver to Lender an Additional Insolvency Opinion reflecting such Equity Transfer reasonably satisfactory in form and substance to Lender;

III. Operating Lessee Holdco must be able to satisfy all representations and covenants in Section 4.1.30, 4.1.35, 5.1.28 and 5.2.9 of this Agreement as of the date of such Equity Transfer, and no Event of Default shall otherwise occur as a result of such Asset Transfer;

IV. The organizational documents of each Operating Lessee Holdco shall be modified to include a prohibition against pledging its interest in Operating Lessee for the benefit of any Person other than Mortgage Lender and the organizational documents of each Operating Lessee will be amended to include a provision prohibiting the Operating Lessee from consenting to any amendment of the Operating Lease in substance similar to the restriction on such amendment contained in the Operating Lease.

V. If an Operating Lessee is converted to a limited liability company in connection with the Equity Transfer, Borrower shall deliver (A) a certificate of corporate status change issued by the Delaware Secretary of State, (B) a limited liability company agreement in form and substance substantially similar to the limited liability company agreements of the Loan Parties delivered on the Closing Date or otherwise reasonably acceptable to Lender; (C) customary limited liability company and authority to file bankruptcy opinions from Delaware counsel in form and substance substantially similar to the limited liability company agreements of the Loan Parties delivered on the Closing Date or otherwise reasonably acceptable to Lender; and (D) such resolutions and other documents reasonably required by Lender evidencing the authority to enter into such conversion;

VI. If requested, Lender shall have received customary legal opinions relating to authorization and enforceability substantially similar in form and substance to the opinions delivered to Lender on the Closing Date, or otherwise in form and substance reasonably acceptable to Lender; and

VII. Borrower shall pay or shall cause to be paid any and all reasonable out-of-pocket costs incurred in connection with such Equity Transfer (including, without limitation, Lender’s counsel fees and disbursements).

(C)	In connection with an HVM Transfer:

I. New HVM shall assume all of the obligations of HVM under the Management Agreements and the Loan Documents, including, if the Manager Collateral Release Date has not occurred, the Manager Appointment Agreement in a manner reasonably satisfactory to Lender in all respects, including, without limitation, by entering into an assumption agreement in form and substance reasonably satisfactory to Lender;

II. While the Loan is securitized and Securities therein are outstanding, Borrower shall deliver a Rating Agency Confirmation with respect to the HVM Transfer;

III. Borrower, at its sole cost and expense, shall deliver to Lender an Additional Insolvency Opinion reflecting such HVM Transfer in form and substance reasonably satisfactory to Lender and including a nonconsolidation pairing with New HVM;

IV. Lender shall have received customary legal opinions relating to authorization and enforceability with respect to New HVM’s assumption of the obligations under the applicable Loan Documents substantially similar in form and substance to the opinions delivered to Lender on the Closing Date, or otherwise in form and substance reasonably acceptable to Lender; and

V. Borrower shall pay any and all reasonable out-of-pocket costs incurred in connection with such HVM Transfer (including, without limitation, Lender’s counsel fees and disbursements).

In carrying out a Restructuring, Borrower and its Affiliates may take any one or more steps or other actions contemplated by Exhibit C (subject to compliance with the applicable requirements set forth in this Section 5.2.10(d)(vii)) in such order or sequence as it or they may determine to be necessary or advisable. In the event any of the terms and conditions of this Agreement, the Pledge Agreement or the other Loan Documents would by their express terms restrict or prohibit any portion of a Restructuring, such term or provision shall be construed to permit such step(s) and other action(s) to be taken in connection with a Restructuring (subject in all cases to compliance with the applicable requirements set forth in this Section 5.2.10(d)(vii)).

(e) Intentionally Omitted.

(f) In the case of a Transfer that is a Public Sale (as described in Section 5.2.10(d)(i)), at such time as (I) shareholder equity in the Public Vehicle in question in an amount greater than $200,000,000 has been sold to third parties in a public market, and (II) such Public Vehicle satisfies the Eligibility Requirements, Guarantor shall be released from the Guaranty for all liability arising after the date of such Transfer provided that such Public Vehicle shall execute a replacement guaranty in form and substance the same as the Guaranty covering all liability arising after the date of such Transfer (but not any which may have accrued prior thereto) (a “Replacement Guaranty”); provided, that if such Public Vehicle either (x) is not an entity organized in the United States, or (y) does not meet the Eligibility Requirements at the time of consummation of such Transfer, then either (1) a majority owned subsidiary of such Public Vehicle that satisfies the Eligibility Requirements, or (2) a Person reasonably acceptable to Lender, shall be permitted to execute a Replacement Guaranty and together with the Public Vehicle shall be jointly and severally liable thereunder, and Guarantor shall be released as described above.

(g) Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Transfer in violation of this Agreement. This provision shall apply to every Transfer in violation of this Agreement regardless of whether voluntary or not, or whether or not Lender has previously consented to any Transfer.

(h) Notwithstanding anything to the contrary contained herein or in any other Loan Document, to the extent any Guarantor Transfers one hundred percent (100%) of its interests in Borrower, and each Restricted Party in accordance with this Section 5.2.10, such Guarantor shall, at the sole discretion of Lender, be released from the Guaranty for all liability accruing after the date of such Transfer; provided, that the following conditions are met:

(i) Borrower shall cause a Person acceptable to Lender in its sole discretion, to execute and deliver to Lender, a replacement guaranty in form and substance the same as the Guaranty covering all liability accruing after the date of such Transfer (but not any which may have accrued prior thereto); and

(ii) Lender shall have received customary legal opinions relating to authorization and enforceability of the additional guaranty contemplated above, substantially similar in form and substance to the opinions delivered to Lender on the Closing Date relating to the Guaranty, or otherwise in form and substance reasonably acceptable to Lender, including, to the extent the Guarantor being released was included in the Insolvency Opinion delivered at closing, an Additional Insolvency Opinion with respect to any replacement guarantor.

5.2.11 Ground Lease. (a) Borrower shall not, without Lender’s written consent, cause or permit Mortgage Borrower to fail to exercise any option or right to renew or extend the term of any Ground Lease in accordance with the terms of the related Ground Lease, and shall give immediate written notice to Lender; provided, however, Borrower shall not be required to cause Mortgage Borrower to exercise any particular such option or right to renew or extend to the extent Borrower shall have received the prior written consent of Lender (which consent may be withheld by Lender in its sole and absolute discretion) allowing Borrower to forego causing Mortgage Borrower to exercise such option or right to renew or extend and for so long as the Loan or the Other Mezzanine Loan is outstanding, Mortgage Borrower shall have received the prior written consent of Lender or Other Mezzanine Lender, as applicable, to the extent required under this Agreement or the Other Mezzanine Loan Agreement, as applicable. If Borrower shall fail to cause Mortgage Borrower to exercise any such option or right as aforesaid, Lender may exercise the option or right as Mortgage Borrower’s agent and attorney-in-fact as provided above in Lender’s own name or in the name of and on behalf of a nominee of Lender, as Lender may determine in the exercise of its sole and absolute discretion.

(b) Borrower shall not cause or permit Mortgage Borrower to waive, excuse, condone or in any way release or discharge any Ground Lessor under any Ground Lease of or from such Ground Lessor’s material obligations, covenant and/or conditions under the related Ground Lease without the prior written consent of Lender.

(c) Borrower shall not, without Lender’s prior written consent, cause or permit Mortgage Borrower to surrender, terminate, forfeit, or suffer or permit the surrender, termination or forfeiture of, or change, modify or amend in a material adverse manner, any Ground Lease. Consent to one amendment, change, agreement or modification of any Ground Lease shall not be deemed to be a waiver of the right to require consent to other, future or successive amendments, changes, agreements or modifications. Any acquisition of Ground Lessor’s interest in any Ground Lease by Mortgage Borrower or any Affiliate of Mortgage Borrower shall be accomplished by Mortgage Borrower in such a manner so as to avoid a merger of the interests of lessor and lessee in such Ground Lease, unless consent to such merger is granted by Lender.

5.2.12 Operating Lease. Without Lender’s prior written consent, Borrower shall not permit Mortgage Borrower or Property Owner to (a) surrender, terminate or cancel the Operating Lease; (b) reduce or consent to the reduction of the term of the Operating Lease; (c) increase or consent to the increase of the amount of any charges under the Operating

Lease; (d) modify, change, supplement, alter or amend the Operating Lease or waive or release any of Borrower’s or Property Owner’s rights and remedies under the Operating Lease, except as contemplated in connection with a Restructuring; or (e) waive, excuse, condone or in any way release or discharge Operating Lessee of or from Operating Lessee’s material obligations, covenants and/or conditions under the Operating Lease, except to the extent such Operating Lessee’s obligations are assumed in connection with a Restructuring. Notwithstanding the foregoing provisions of this Section 5.2.12 to the contrary, Borrower may cause or permit Mortgage Borrower and Property Owner to amend the Operating Lease without Lender’s prior written consent as follows: (i) in connection with a Release Prepayment, the Operating Lease shall be amended (or deemed amended) to (x) terminate the Operating Lease with respect to the applicable Released Property and (y) reduce the amount of Minimum Rent (as defined in the Operating Lease) by the amount of Minimum Rent allocable to such Released Property as set forth in the Operating Lease; (ii) increase or reduce the amount of Percentage Rent (as defined in the Operating Lease) payable under the Operating Lease; and (iii) increase or reduce the amount of Minimum Rent payable under the Operating Lease; provided, that in the case of an increase in Minimum Rent, such Minimum Rent shall only be increased to the then fair market value, based on transfer pricing studies conducted by an Independent CPA reasonably acceptable to Lender (any “Big 4” Independent CPA being deemed acceptable).

5.2.13 Affiliate Transactions. Except as contemplated by the Loan Documents (including, without limitation, the Contribution Agreement and the Trademark License Agreements) or in connection with a Restructuring, Borrower may not enter into or be a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are commercially reasonable and are no less favorable to it than would be obtained in a comparable arm’s length transaction with an unrelated third party.

5.2.14 Intentionally Omitted.

5.2.15 Intentionally Omitted.

5.2.16 Bankruptcy Related Covenants. (a) To the extent permitted by applicable Legal Requirements, Borrower shall not, nor shall cause Senior Mezzanine Borrower or Mortgage Borrower or any other Mortgage Loan Party to, seek substantive consolidation of any of the foregoing into the bankrupt estate of Guarantor in connection with a proceeding under the Bankruptcy Code or under federal, state or foreign insolvency law involving Guarantor.

(b) To the extent permitted by applicable Legal Requirements, Borrower shall not, nor shall cause Senior Mezzanine Borrower or Mortgage Borrower or any other Mortgage Loan Party to, cause or permit Other Mezzanine Borrower, Guarantor, any other Restricted Party, or any Affiliate of the foregoing to, contest, oppose or object to any motion made by Lender to obtain relief from the automatic stay or seek to reinstate the automatic stay in connection with a proceeding under the Bankruptcy Code or under any other federal, state or foreign insolvency law involving Guarantor.

(c) To the extent permitted by applicable Legal Requirements, Borrower shall not, nor shall cause Senior Mezzanine Borrower or Mortgage Borrower or any other Mortgage

Loan Party to, cause or permit Other Mezzanine Borrower, Guarantor, any other Restricted Party, or any Affiliate of the foregoing to, provide, originate, acquire an interest in or solicit (in writing) or accept from Guarantor or any Affiliate of Guarantor, or any other Restricted Party, any debtor-in-possession financing on behalf of Guarantor in the event that Guarantor is the subject of a proceeding under the Bankruptcy Code or under federal, state or foreign insolvency law involving Guarantor.

5.2.17 Contractual Obligations. Other than the Loan Documents, neither Borrower nor any of its assets shall be subject to any Contractual Obligations, and Borrower shall not enter into any agreement, instrument or undertaking by which it or its assets are bound, except for such liabilities, in an amount not to exceed Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) in the aggregate outstanding at any one time, that are incidental to its respective activities as a regular member of Mortgage Borrower and Property Owner and each other applicable Mortgage Loan Party, as the case may be.

5.2.18 Refinancing. Borrower shall not consent to or permit a refinancing of the Mortgage Loan (other than in connection with the simultaneous refinancing of the Loan in its entirety, and in accordance with the terms and provisions of the Loan Documents and the Mortgage Loan Documents, respectively), unless it obtains the prior written consent of Lender, which consent may be given or withheld by Lender in its sole discretion. Borrower shall not consent to or permit a refinancing of any Senior Mezzanine Loan (other than in connection with the simultaneous refinancing of the Loan in its entirety, and in accordance with the terms and provisions of the Loan Documents and the Senior Mezzanine Loan Documents, respectively, unless it obtains the prior written consent of Lender, which consent may be given or withheld by Lender in its sole discretion.

Section 5.3 Taxes. Except as contemplated in connection with a Restructuring, Borrower shall not, nor shall cause Mortgage Borrower to, change its structure or mode of operation, or take any other action that is an action different in form or substance from actions previously taken by such Borrower, Senior Mezzanine Borrower or Mortgage Borrower or Mortgage Loan Party, that would require Borrower, Senior Mezzanine Borrower or Mortgage Borrower or such other Mortgage Loan Party to file a consolidated federal or a unitary state tax return (or any analogous combined state tax return) with any Person (other than Senior Mezzanine Borrower or a Mortgage Loan Party, as applicable) or to become liable for the taxes of any Person (other than Senior Mezzanine Borrower or a Mortgage Loan Party, as applicable) if Borrower, Senior Mezzanine Borrower or Mortgage Borrower or such other Mortgage Loan Party would not be so required or so liable by any applicable law in the absence of such change or other action, and neither Borrower, Senior Mezzanine Borrower nor Mortgage Borrower nor any other Mortgage Loan Party (other than Operating Lessee) shall file a consolidated federal or unitary state tax return (or combined analogous state tax return) with any Person (other than Senior Mezzanine Borrower or a Mortgage Loan Party, as applicable) or become liable for the taxes of any Person (other than Senior Mezzanine Borrower or a Mortgage Loan Party, as applicable) unless required to do so by any applicable law. For the avoidance of doubt, the inclusion of the results of operations, income, profits, losses or other tax attributes of a Person that is disregarded for federal or state income tax purposes (including by reason of such Person being a “qualified REIT subsidiary”) in the federal or state income tax returns of the beneficial owner of such Person shall not constitute the filing of an income tax return by such Person.

VI.	INSURANCE; CASUALTY; CONDEMNATION; RESTORATION

Section 6.1 Insurance. (a) Borrower shall cause Mortgage Borrower and Property Owner to maintain at all times during the term of the Loan the insurance required under Section 6.1 of the Mortgage Loan Agreement, including, without limitation, meeting all insurer requirements thereunder. In addition, Borrower shall cause Lender and Borrower each to be named as an additional insured under the insurance policies described in Section 6.1(a)(v), (vii) and (viii) of the Mortgage Loan Agreement. In addition, Borrower shall cause Lender to be named as a loss payee together with Mortgage Lender, as their interest may appear, under the insurance policies required under Sections 6.1(a)(i), (ii), (iii), (iv), (ix) and (xiv) of the Mortgage Loan Agreement. Borrower shall also cause all insurance policies required under this Section 6.1 to provide for at least thirty (30) days’ prior notice to Lender in the event of policy cancellation or material changes. Borrower shall provide Lender with evidence of all such insurance required hereunder simultaneously with Mortgage Borrower’s provision of such evidence to Mortgage Lender.

(b) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, subject to the rights of Mortgage Lender pursuant to Section 6.1(f) of the Mortgage Loan Agreement, without notice to Borrower, Senior Mezzanine Borrower, Mortgage Borrower or Property Owner, to take such action as Lender reasonably determines to be necessary to protect its interest in the Properties, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate, provided that Lender shall not obtain any insurance pursuant to this Section 6.1(b) in any case in which such insurance is being obtained by Mortgage Lender in accordance with the terms of the Mortgage Loan Agreement. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Collateral and shall bear interest at the Default Rate.

Section 6.2 Casualty. If any Individual Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall give prompt notice of such damage to Lender and shall cause Mortgage Borrower and Property Owner to promptly commence and diligently prosecute the completion of the Restoration of the Individual Property pursuant to Section 6.4 of the Mortgage Loan Agreement as nearly as possible to the condition the Individual Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Lender and otherwise in accordance with Section 6.4 of the Mortgage Loan Agreement. Borrower shall pay or cause to be paid all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower, Mortgage Borrower or Property Owner, as applicable. In addition, Lender may participate in any settlement discussions with any insurance companies (and shall have approval rights with respect to any final settlement) with respect to any Casualty (x) in which the Net Proceeds or the costs of completing the Restoration are equal to or greater than $5,000,000 or (y) which arises out of the destruction in whole of more than one Individual Property and Borrower shall deliver, or cause to be delivered, to Lender all instruments required by Lender to permit such participation.

Section 6.3 Condemnation.

Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of any Individual Property (other than an immaterial temporary taking) of all or any part of any Individual Property of which Borrower, Mortgage Borrower or Property Owner has knowledge and shall cause Mortgage Borrower and Property Owner to deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver, or cause to be delivered, to Lender all instruments requested by it to permit such participation. Borrower shall cause Mortgage Borrower and Property Owner to, at their expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until Net Liquidation Proceeds After Debt Service have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Net Liquidation Proceeds After Debt Service at the rate or rates provided herein or in the Note. If any Individual Property or any portion thereof is taken by a condemning authority, Borrower shall cause Mortgage Borrower and Property Owner promptly to commence and diligently prosecute the Restoration of the applicable Individual Property pursuant to Section 6.4 of the Mortgage Loan Agreement and otherwise comply with the provisions of Section 6.4 of the Mortgage Loan Agreement.

Section 6.4 Restoration. Borrower shall, or shall cause Mortgage Borrower and Property Owner to, deliver to Lender a copy of all reports, plans, specifications, documents and other materials that are delivered to Mortgage Lender under Section 6.4 of the Mortgage Loan Agreement and to otherwise comply in all respects with Section 6.4 of the Mortgage Loan Agreement in connection with a Restoration of any Individual Property after a Casualty or Condemnation.

VII.	RESERVE FUNDS

Section 7.1 Capital Expenditure Reserve Funds.

7.1.1 Deposits. Borrower shall deposit on the Closing Date an amount equal to Five Million Three Hundred Six Thousand Six Hundred Eighty-Two and No/100 Dollars ($5,306,682.00) (the “Capital Expenditure Reserve Funds”). The account in which the Capital Expenditure Reserve Funds are held shall hereinafter be referred to as Borrower’s “Capital Expenditure Reserve Account”. The Capital Expenditures Reserve Funds shall be used to fund the costs of Capital Expenditures on Schedule XVII hereof (the “Required Capital Expenditures”); provided, however, Required Capital Expenditures shall not include expense items that otherwise would be expensed in the operating statements of the Properties pursuant to the Uniform System of Accounts.

7.1.2 Release of Capital Expenditure Reserve Funds. Lender shall disburse to Borrower (or to Mortgage Borrower, Property Owner or Operating Lessee, if so directed by Borrower) the Capital Expenditure Funds from the Capital Expenditure Reserve Account from time to time upon satisfaction by Borrower of each of the following conditions: (a) Borrower shall, or shall cause Mortgage Borrower and Property Owner to, or to cause Operating Lessee to, submit a written request for payment to Lender at least five (5) Business Days prior to the date on which Borrower, requests such payment be made and specifies the Capital Expenditures to be paid, (b) on the date such payment is to be made, no Event of Default shall exist and remain uncured, (c) Lender shall have received an Officer’s Certificate (i) stating that, to Borrower’s knowledge, all Capital Expenditures consisting of capital improvements at the applicable Individual Property to be funded by the requested disbursement have been performed in good and workmanlike manner and in accordance with all applicable building codes, rules and regulations in all material respects, (ii) identifying each Person that supplied materials or labor in connection with the Capital Expenditures performed at such Individual Property to be funded by the requested disbursement, and (iii) stating that each such Person has been or will be paid amounts then due and payable to such Person in connection with such Capital Expenditures, with the proceeds of such disbursement, such Officer’s Certificate to be accompanied by lien waivers for such Capital Expenditures to the extent applicable to the item of Capital Expenditures in question. Lender shall not be required to make disbursements from the Capital Expenditure Reserve Account with respect to any Individual Property unless such requested disbursement is in an amount greater than One Hundred Thousand Dollars ($100,000) (or a lesser amount if the total amount in the Capital Expenditure Reserve Account is less than One Hundred Thousand Dollars ($100,000), in which case only one disbursement of the amount remaining in the account shall be made) and such disbursement shall be made only upon satisfaction of each condition contained in this Section 7.1.2.

7.1.3 Waiver of Capital Expenditure Reserve Fund Escrow. Borrower shall be relieved of its obligation to make any deposits of the Capital Expenditure Reserve Fund under Section 7.1.1 above, provided that (x) Mortgage Borrower and Property Owner establish and maintain the Capital Expenditure Reserve Funds (as defined in the Mortgage Loan Agreement) required under Section 7.1.1 of the Mortgage Loan Agreement, or (y) Senior Mezzanine Borrower establishes and maintains the Capital Expenditure Reserve Fund (as defined in the Senior Mezzanine Loan Agreement) required under Section 7.1.1 of the Senior Mezzanine Loan Agreement. Borrower shall, or shall cause Mortgage Borrower (or Senior Mezzanine Borrower, if applicable) to apply the Capital Expenditure Reserve Funds (as defined in the Mortgage Loan Agreement or, if applicable, the Senior Mezzanine Loan Agreement), as contemplated under Section 7.1 of the Mortgage Loan Agreement or the Senior Mezzanine Loan Agreement, as applicable.

Section 7.2 Tax and Insurance Escrow Fund. (a) Borrower shall pay to Lender on the Closing Date an amount equal to all Taxes and Insurance Premiums that are payable within thirty (30) days of the first Payment Date. In addition, subject to the last sentence of this Section 7.2, Borrower shall pay to Lender on each Payment Date an amount (the “Monthly Tax and Insurance Escrow Deposit”) equal to: (a) one-twelfth of the Taxes that Lender reasonably estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates, and (b) one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies. The amounts set forth in the first sentence of this Section 7.2 and in (a) and (b) above shall hereinafter be referred to as the “Tax and Insurance Escrow Fund” and the account in which such amounts are held shall hereinafter be referred to as Borrower’s “Tax and Insurance Escrow Account”. The Tax and Insurance Escrow Fund and payments of interest payable pursuant to the Note, shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Lender will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Section 5.1.2 hereof. In making any payment relating to the Tax and Insurance Escrow Fund, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Section 5.1.2 hereof, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Escrow Fund. Any amount remaining in the Tax and Insurance Escrow Fund after the Debt has been paid in full shall be returned to Borrower. In allocating such excess, Lender may deal with the Person shown on the records of Lender to be the owner of the Properties. If at any time Lender reasonably determines that the Tax and Insurance Escrow Fund is not or will not be sufficient to pay Taxes and Insurance Premiums by the dates set forth in (a) and (b) above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes and/or thirty (30) days prior to expiration of the Policies, as the case may be. Notwithstanding anything herein to the contrary, provided that, to the extent that any of the insurance required to be maintained (or caused to be maintained) by Borrower under this Agreement and/or any other Loan Document is effected under a blanket policy reasonably acceptable to Lender insuring substantially all of the real property owned, directly or indirectly, by Extended Stay, Borrower shall not be required to make deposits pursuant to the foregoing with respect to Insurance Premiums.

(b) Waiver of Tax and Insurance Escrow. Borrower shall be relieved of its obligation to make any deposits of Tax and Insurance Escrow Fund under Section 7.2 above, provided that (x) Mortgage Borrower and Property Owner are required to and do make the monthly deposits to the Tax and Insurance Escrow Fund (as defined in the Mortgage Loan Agreement) required under Section 7.2.1 of the Mortgage Loan Agreement, or (y) Senior Mezzanine Borrower is required to and does make the monthly deposits to the Tax and Insurance Escrow Fund (as defined in the Senior Mezzanine Loan Agreement) required under Section 7.2.1 of the Senior Mezzanine Loan Agreement.

Section 7.3 Replacements and Replacement Reserve.

7.3.1 Replacement Reserve Fund. Borrower shall pay to Lender on each Payment Date after the Closing Date an amount equal to four percent (4%) of Gross Income from Operations of the calendar month occurring two (2) calendar months prior to the calendar month of the Payment Date on which such deposit is required (a) relating to Individual

Properties located in the United States (the “Domestic Replacement Reserve Monthly Deposit”), which amounts shall be deposited into an account in the United States controlled by Lender (the “Domestic Replacement Reserve Account”) and (b) relating to the Canadian Properties (the “Canadian Replacement Reserve Monthly Deposit”, and together with the Domestic Replacement Reserve Monthly Deposit, the “Replacement Reserve Monthly Deposit”), which amounts shall be deposited into an account in Canada controlled by Lender and denominated in Canadian dollars (the “Canadian Replacement Reserve Account”; and together with the Domestic Replacement Reserve Account, the “Replacement Reserve Account”) to fund the costs of replacements, repairs, furniture, fixtures and hotel equipment required to be made to the Properties and the Improvements during the calendar year (collectively, the “Replacements”); provided, however, Replacements shall not include expense items that otherwise would be expensed in the operating statements of the Properties pursuant to the Uniform System of Accounts. Amounts so deposited shall hereinafter be referred to as Borrower’s “Replacement Reserve Fund”. An amount equal to a pro rata amount (based on the relative Release Amounts) of the Replacement Reserve Fund, if a positive amount, shall be retained by Lender in the Replacement Reserve Account and credited toward the future Replacement Reserves Monthly Deposits required by Lender hereunder in the event an Individual Property is released from the Lien of its related Security Instrument in accordance with Section 2.5 of the Mortgage Loan Agreement and Section 2.5 hereof. In lieu of any Replacement Reserve Monthly Deposit or in substitution of any portion of the amount on deposit in the Replacement Reserve Fund, Borrower may deliver one or more Letters of Credit to Lender. Amounts on deposit in the Replacement Reserve Account that are not expended in any given Fiscal Year shall be available to be disbursed in accordance with Section 7.3.2 below for the cost of Replacements in any subsequent Fiscal Year provided that any such non-expended balance shall not be deemed to reduce Borrower’s obligation to make the full amount of the Replacement Reserve Monthly Deposit during any subsequent Fiscal Year as and when due under this Section 7.3.1.

7.3.2 Disbursements from Replacement Reserve Account. (a) Lender shall make disbursements from the applicable Replacement Reserve Account to pay Borrower (or Mortgage Borrower, Property Owner or Operating Lessee, if so directed by Borrower) only for the costs of the Replacements. Lender shall not be obligated to make disbursements from the applicable Replacement Reserve Account to reimburse Borrower or Property Owner for costs which are to be reimbursed from the Capital Expenditure Fund.

(b) Lender shall, within five (5) Business Days of written request from Borrower and satisfaction of the requirements set forth in this Section 7.3.2, disburse to Borrower (or Mortgage Borrower, Property Owner or Operating Lessee, if so directed by Borrower) amounts from the applicable Replacement Reserve Account necessary to pay for the actual costs of Replacements or to reimburse Borrower (or Mortgage Borrower, Property Owner or Operating Lessee, if so directed by Borrower) therefor, upon completion of such Replacements. In no event shall Lender be obligated to disburse funds from the applicable Replacement Reserve Account if an Event of Default exists.

(c) Each request for disbursement from the applicable Replacement Reserve Account shall be in a form specified or approved by Lender and shall specify (i) the specific Replacements for which the disbursement is requested, (ii) the description and vendor/payee of each item purchased, if the Replacement includes the purchase or replacement of specific items, (iii) the price of all materials (grouped by type or category) used in any Replacement other than the purchase or replacement of specific items, and (iv) the cost of all contracted labor or other services applicable to each Replacement for which such request for disbursement is made. With each request Borrower shall certify that all Replacements have been made in accordance with all applicable Legal Requirements of any Governmental Authority having jurisdiction over the applicable Individual Property to which the Replacements are being provided. If the total costs of all Replacements in any request is greater than or equal to One Million and No/100 Dollars ($1,000,000.00), and if requested by Lender, such request for disbursement shall include copies of invoices in excess of Seventy-Five Thousand and No/100 Dollars ($75,000.00). Except as may be approved by Lender, each request for disbursement from the applicable Replacement Reserve Account shall be made only after completion of the Replacement for which disbursement is requested. Borrower shall provide Lender evidence of completion of the subject Replacement or portion thereof reasonably satisfactory to Lender in its reasonable judgment.

(d) In addition, as a condition to any disbursement, Borrower shall have delivered to Lender (i) if and to the extent requested by Lender copies of invoices and bills marked paid for any Replacement Reserve Funds previously disbursed to it pursuant to this Section 7.3.2 for the Replacement costs and expenses for which such Replacement Reserve Funds were disbursed, and (ii) partial lien releases and waivers from any contractors, subcontractors and others, in respect of any single Replacement with respect to which requested disbursements of Replacement Reserve Funds are reasonably expected to exceed $1,000,000.00 in the aggregate. Any lien waiver delivered hereunder shall conform to the requirements of applicable law and shall cover all work performed and materials supplied (including equipment and fixtures) for the applicable Individual Property by that contractor, supplier, subcontractor, mechanic or materialman through the date covered by the current reimbursement request.

(e) Borrower shall not make a request for disbursement from the applicable Replacement Reserve Account more frequently than once in any calendar month and (except in connection with the final disbursement) the total cost of all Replacements in any request (except for the last disbursement with respect to any Replacement) shall not be less than Twenty-Five Thousand and 00/100 Dollars ($25,000.00).

(f) Borrower shall make a capital contribution to Mortgage Borrower in an amount equal to any Replacement Reserve Funds disbursed to Borrower as and when such disbursements are made pursuant to this Section 7.3.2. Borrower shall cause Mortgage Borrower or Property Owner to pay for the related Replacement.

7.3.3 Performance of Replacements. (a) Borrower shall make or cause Mortgage Borrower and Property Owner to make each Replacement when required in order to keep each Individual Property in good order, condition and repair, and to keep each Individual Property or any portion thereof from deteriorating. Borrower shall complete or cause Mortgage Borrower and Property Owner to complete all Replacements in a good and workmanlike manner as soon as practicable, subject to force majeure delay, following the commencement of making each such Replacement.

(b) Intentionally omitted.

(c) Upon the occurrence and during the continuance of an Event of Default, in order to facilitate Lender’s completion or making of such Replacements pursuant to Section 7.3.4, Borrower shall cause Mortgage Borrower and Property Owner to grant Lender the right to enter onto any Individual Property and perform any and all work and labor necessary to complete or make such Replacements and/or employ watchmen to protect such Individual Property from damage (subject to the rights of tenants). All sums so expended by Lender, to the extent not from the Replacement Reserve Fund, shall be deemed to have been advanced under the Loan to Borrower and secured by the Collateral. For this purpose Borrower appoints and shall cause Mortgage Borrower and Property Owner to appoint Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake such Replacements in the name of Borrower, Mortgage Borrower and Property Owner (to the extent Mortgage Borrower and Property Owner have not already appointed Mortgage Lender or Senior Mezzanine Lender to undertake such Replacements pursuant to the Mortgage Loan Documents or the Senior Mezzanine Loan Documents, as applicable). Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked. Borrower empowers and shall cause Mortgage Borrower and Property Owner to empower said attorney-in-fact as follows: (i) to use any funds in the applicable Replacement Reserve Account for the purpose of making or completing such Replacements; (ii) to make such additions, changes and corrections to such Replacements as shall be necessary to complete such Replacements; (iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be reasonably required for such purposes; (iv) to pay, settle or compromise all existing bills and claims which are or may become Liens against any Individual Property, or as may be necessary for the completion of such Replacements, or for clearance of title; (v) to execute all applications and certificates in the name of Borrower, Mortgage Borrower and Property Owner which may be reasonably required by any of the contract documents; (vi) to prosecute and defend all actions or proceedings in connection with any Individual Property or the rehabilitation and repair of any Individual Property; and (vii) to do any and every reasonable act which Borrower, Mortgage Borrower and Property Owner might do in its own behalf to fulfill the terms of this Agreement.

(d) Nothing in this Section 7.3.3 shall: (i) make Lender responsible for making or completing any Replacements; (ii) require Lender to expend funds in addition to the Replacement Reserve Fund to make or complete any Replacement; (iii) obligate Lender to proceed with any Replacements; or (iv) obligate Lender to demand from Borrower, Mortgage Borrower and Property Owner additional sums to make or complete any Replacement.

(e) Upon reasonable advance notice, Borrower shall cause Mortgage Borrower and Property Owner to permit Lender and Lender’s agents and representatives (including, without limitation, Lender’s engineer, architect, or inspector) or third parties making Replacements pursuant to this Section 7.3.3 to enter onto each Individual Property during normal business hours (subject to the rights of tenants under their Leases) to inspect the progress of any Replacements and all materials being used in connection therewith, to examine all plans and shop drawings relating to such Replacements which are or may be kept at each Individual Property, and to complete any Replacements made pursuant to this Section 7.3.3. Borrower shall cause Mortgage Borrower and Property Owner to cause all contractors and subcontractors to cooperate with Lender or Lender’s representatives or such other persons described above in connection with inspections described in this Section 7.3.3(e) or the completion of Replacements pursuant to this Section 7.3.3.

(f) Lender may require an inspection of any Individual Property at Borrower’s expense prior to making a monthly disbursement from the applicable Replacement Reserve Account in respect of any single Replacement with respect to which requested disbursements of Replacement Reserve Funds are reasonably expected to exceed $1,000,000.00 in the aggregate in order to verify completion of the Replacements for which reimbursement is sought. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and reasonably approved by Borrower and/or may require a copy of a certificate of completion by an independent qualified professional reasonably acceptable to Lender prior to the disbursement of any amounts from the applicable Replacement Reserve Account. Borrower shall pay the actual out-of-pocket reasonable expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional.

(g) The Replacements and all materials, equipment, fixtures, or any other item comprising a part of any Replacement shall be constructed, installed or completed, as applicable, free and clear of all mechanic’s, materialmen’s or other liens (except for those Liens existing on the date of this Agreement which have been approved in writing by Lender).

(h) All Replacements shall comply with all applicable Legal Requirements of all Governmental Authorities having jurisdiction over the applicable Individual Property and applicable insurance requirements including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters.

(i) In addition to any insurance required under the Loan Documents or each Ground Lease, Borrower shall cause Mortgage Borrower and Property Owner to provide or cause to be provided workmen’s compensation insurance, builder’s risk, and public liability insurance and other insurance to the extent required under applicable law in connection with a particular Replacement. All such policies shall be in form and amount reasonably satisfactory to Lender. All such policies which can be endorsed with standard mortgagee clauses making loss payable to Lender or its assigns shall be so endorsed. Certified copies of such policies shall be delivered to Lender.

7.3.4 Balance in the Replacement Reserve Account. The insufficiency of any balance in any Replacement Reserve Account shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.

7.3.5 Waiver of Replacement Reserve Account. Borrower shall be relieved of its obligation to make any deposits of the Replacement Reserve Funds under Section 7.3.1 above, provided that (x) Mortgage Borrower and Property Owner are required to and do make the monthly deposits to the Replacement Reserve Fund (as defined in the Mortgage Loan Agreement) required under Section 7.3.1 of the Mortgage Loan Agreement, or (y) Senior Mezzanine Borrower is required and does make the monthly deposits to the Replacement Reserve Funds (as defined in the Senior Mezzanine Loan Agreement) required under Section 7.3.1 of the Senior Mezzanine Loan Agreement.

Section 7.4 Ground Lease Reserve Fund.

7.4.1 Deposits to Ground Lease Fund.

(a) Subject to the last sentence of Section 7.4.2, on each Payment Date after the Closing Date, Borrower shall pay to Lender one-twelfth of the rents (including both base and additional rents) and other charges (collectively, “Ground Rent”) due under each Ground Lease (the “Ground Lease Reserve Deposit”) that Lender estimates will be payable by Mortgage Borrower as lessee under the related Ground Lease (collectively, the “Ground Lease Reserve Deposit”) during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Ground Rent at least thirty (30) days prior to the respective due dates. In addition, on the Closing Date, Borrower shall pay to Lender an amount equal to any Ground Rent payable under any Ground Lease within thirty (30) days of the first Payment Date. Amounts so deposited shall hereinafter be referred to as the “Ground Lease Reserve Fund” and the account in which such amounts are held shall hereinafter be referred to as the “Ground Lease Reserve Account”.

(b) Borrower shall make a capital contribution to Mortgage Borrower in an amount equal to any Ground Lease Reserve Funds disbursed to Borrower as and when such disbursements are made pursuant to this Section 7.4.1. Borrower shall cause Mortgage Borrower or Property Owner to pay the Ground Rent.

7.4.2 Release of Ground Lease Reserve Fund. Lender shall have the right to apply amounts in the Ground Lease Reserve Fund to the payment of the Ground Rent. In making any payment relating to the Ground Rent, Lender may do so according to any bill, statement or estimate procured from the Ground Lessor under each Ground Lease, without inquiry into the accuracy of such bill, statement or estimate. If the amount of Ground Lease Reserve Funds shall exceed the amounts due for the Ground Rent under each Ground Lease for the immediately succeeding twelve (12) months as determined by Lender, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Ground Lease Reserve Fund. Any amounts remaining in the Ground Lease Reserve Fund after the Debt has been paid in full shall be returned to Borrower. If at any time Lender reasonably determines that the Ground Lease Reserve Fund is not or will not be sufficient to pay the Ground Rent by the dates set forth above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to the due date of the Ground Rent.

7.4.3 Waiver of Ground Lease Reserve Account. Borrower shall be relieved of its obligation to make any deposits of the Ground Lease Reserve Fund under Section 7.4.1 above, provided that (x) Mortgage Borrower and Property Owner are required to and do make the monthly deposits to the Ground Lease Reserve Fund (as defined in the Mortgage Loan Agreement) required under Section 7.4.1 of the Mortgage Loan Agreement, or (y) Senior Mezzanine Borrower is required to and does make the monthly deposits to the Ground Lease Reserve Fund (as defined in the Senior Mezzanine Loan Agreement) required under Section 7.4.1 of the Senior Mezzanine Loan Agreement.

Section 7.5 Hotel Taxes Reserve.

7.5.1 Hotel Taxes Reserve Account. Borrower shall, on each Payment Date, pay to Lender (a) the estimated Hotel Taxes with respect to properties located in the United States (the “Monthly Domestic Hotel Taxes Deposit”) set forth in the Approved Annual Budget for the month in which such Payment Date occurs, which amounts shall be held in an account in the United States controlled by Lender (the “Domestic Hotel Taxes Reserve Account”) or (b) the estimated Canadian HST Taxes with respect to Canadian Properties (the “Monthly HST Deposit”; and together with the Monthly Hotel Taxes Deposit, the “Monthly Hotel Taxes Deposit”), set forth in the Approved Annual Budget for the calendar month in which such Payment Date occurs, which amounts shall be held in an account in Canada controlled by Lender (the “Canadian Hotel Taxes Reserve Account”; and together with the Domestic Hotel Taxes Reserve Account, the “Hotel Taxes Reserve Account”), and disbursed pursuant to Section 7.5.2 below.

7.5.2 Disbursements from the Hotel Taxes Reserve Account. (a) Lender shall make monthly disbursements from the applicable Hotel Taxes Reserve Account to pay Borrower (or Operating Lessee, if so directed by Borrower) for the Hotel Taxes and Canadian HST Taxes, as applicable, due with respect to the Property.

(b) Lender shall, within two (2) Business Days of receipt of a Hotel Taxes Certificate disburse to Borrower and Property Owner (or Operating Lessee if so directed by Borrower and Property Owner) amounts from the applicable Hotel Taxes Reserve Account necessary to pay for the Hotel Taxes and Canadian HST Taxes, as applicable, as set forth in such Hotel Taxes Certificate. If at any time the amounts on deposit in the applicable Hotel Taxes Reserve Account for any calendar month are not sufficient to pay the Hotel Taxes and Canadian HST Taxes, as applicable, due for any calendar month as set forth in the applicable Hotel Taxes Certificate (a “Hotel Taxes Shortfall”), Borrower and Property Owner shall increase the Monthly Hotel Taxes Deposit due and payable on the next Payment Date by an amount equal to the Hotel Taxes Shortfall for the immediately preceding calendar month. If the amounts on deposit in the applicable Hotel Taxes Reserve Account in any given calendar month exceed the amount set forth on the Hotel Taxes Certificate for such month, such excess amounts shall be re-deposited promptly into the Cash Management Account on the next Payment Date and applied in accordance with Section 2.6.1(f) hereof.

7.5.3 Waiver of Hotel Taxes Reserve Account. Borrower shall be relieved of its obligation to make any deposits of the Hotel Taxes Reserve Fund under Section 7.5.1 above, provided that (x) Mortgage Borrower and Property Owner are required to and do make the monthly deposits to the Hotel Taxes Reserve Fund (as defined in the Mortgage Loan Agreement) required under Section 7.5.1 of the Mortgage Loan Agreement, or (y) Senior Mezzanine Borrower is required to and does make the monthly deposits to the Hotel Taxes Reserve Fund (as defined in the Senior Mezzanine Loan Agreement) required under Section 7.5.1 of the Senior Mezzanine Loan Agreement.

Section 7.6 Excess Cash Flow Reserve Fund. Borrower shall be permitted to cause or permit Mortgage Borrower, upon request with the prior written consent of Lender, to use amounts on deposit in the Excess Cash Flow Reserve to pay for Excess Operating Expenses

in an amount determined by Mortgage Lender. Borrower shall not cause or permit Mortgage Borrower to use amounts on deposit in the Excess Cash Flow Reserve Fund to pay for Excess Operating Expenses without such consent of Lender.

Section 7.7 Additional Property Reserve Fund.

7.7.1 Release of Additional Property Reserve Funds. Borrower shall deposit on the Closing Date an amount equal to Seven Million and No/100 Dollars ($7,000,000.00) (the “Additional Property Reserve Funds”) which amount shall be deposited into an account controlled by Lender (the “Additional Property Reserve Account”) to contribute to the applicable Mortgage Borrower or Property Owner (any such entities acquiring any Additional Properties, collectively, the “Additional Property Mortgage Borrower”) to fund the cost of the acquisition of the Additional Property. Lender shall make a one-time disbursement of the Additional Property Reserve Funds from the Additional Property Reserve Account, and Borrower shall be permitted to use such Additional Property Reserve Funds to contribute to Senior Mezzanine Borrower to contribute to the Additional Property Mortgage Borrower to purchase the Additional Property on or prior to January 4, 2013 (the “Additional Property Outside Date”); provided, that the following conditions are met:

(a) no Event of Default shall have occurred and be continuing;

(b) intentionally omitted;

(c) Borrower shall deliver to Lender copies of (i) the amendment to the applicable Operating Lease and (ii) the amendment to the applicable Trademark License Agreement, in each case to include the Additional Property delivered to Mortgage Lender pursuant to Section 7.7.1(c) of the Mortgage Loan Agreement;

(d) Borrower shall deliver to Lender (i) a copy of the assignment and assumption of each Additional Property Management Agreement executed by HFI Acquisitions Company LLC, as assignor and Operating Lessee, as assignee, and (ii) a Subordination of Management Agreement, executed by the applicable Additional Property Mortgage Borrower and consented to by Manager in substantially the same form as the Subordination of Management Agreement delivered on the Closing Date (the “Additional Subordination of Management Agreement”);

(e) Borrower shall deliver a certificate to Lender reasonably acceptable to Lender which (i) confirms the applicable representations set forth in Article IV hereof (except to the extent that any such representations and warranties are made as of a specific date and the facts and circumstances upon which such representation and warranty is based are specific to such date, in which case confirmation as to truth, completeness and correctness shall be provided as of such date), and (ii) states that (A) Borrower is, as of the date of such certificate, a Special Purpose Entity and (B) the Additional Property Mortgage Borrower is, as of the date of such certificate, a Special Purpose Entity (as defined in the Mortgage Loan Agreement);

(f) Lender shall have received customary legal opinions relating to authorization, and enforceability of the Additional Subordination of Management Agreement contemplated above, substantially similar in form and substance to the opinions delivered to Lender on the Closing Date, or otherwise in form and substance reasonably acceptable to Lender;

(g) Prior to the date of acquisition of any Additional Property, Lender shall have received copies of such other diligence information in respect of such Additional Property as is delivered to Mortgage Lender pursuant to Section 7.7.1(g) of the Mortgage Loan Agreement. Borrower and Lender acknowledge and agree that, in the event any third party report discloses material defects with respect to an Additional Property, Mortgage Lender shall have the right, pursuant to Section 7.7.1(g) of the Mortgage Loan Agreement, to deposit a portion of the disbursement from the Additional Property Reserve Funds (as defined in the Mortgage Loan Agreement) into a special reserve to be held and disbursed in accordance with the terms and conditions of Section 7.7.1(g) of the Mortgage Loan Agreement;

(h) Intentionally omitted;

(i) Mortgage Borrower shall obtain an owner’s title insurance policy with a mezzanine loan endorsement (if available) insuring the applicable Additional Property Mortgage Borrower as the owner of the applicable Additional Property, in an amount equal to the Mortgage Release Amount and the aggregate amount allocated to such Additional Property by each Mezzanine Lender under the Mezzanine Loans from a title insurance company(ies) and otherwise in form and substance reasonably satisfactory to Lender;

(j) Borrower and Guarantor shall each deliver a ratification of its respective obligations under the Loan Documents to which it is a party in form and substance reasonably acceptable to Lender;

(k) The requirements of (i) Section 7.7 of the Mortgage Loan Agreement shall have been satisfied by Mortgage Borrower (or waived by Mortgage Lender), and (ii) Section 7.7 of each Other Mezzanine Loan Agreement shall have been satisfied by the applicable Other Mezzanine Borrower (or waived by the applicable Other Mezzanine Lender);

(l) Lender shall have received payment of its reasonable costs and expenses incurred in connection herewith;

(m) Fee title to the Additional Property shall be acquired by the applicable Additional Property Mortgage Borrower and not by any other Person;

(n) Lender shall have received insurance certificates evidencing coverage for each Additional Property in compliance with the terms and conditions of this Agreement; and

(o) Lender shall have received evidence reasonably satisfactory to Lender that Borrower has caused Mortgage Borrower to deliver, or will cause Mortgage Borrower to deliver on or about the Additional Property Acquisition Date, tenant direction letters and credit card direction letters to all applicable parties with respect to the Additional Properties.

7.7.2 Prepayment of the Loan on the Additional Property Outside Date. If Mortgage Borrower has not acquired the Additional Property on or before the Additional Property Outside Date, the Additional Property Reserve Funds shall, notwithstanding anything contained in Article II hereof to the contrary, be applied to prepay the Loan without prepayment penalty, premium or reduction of the Free Prepayment Amount.

7.7.3 Definitions. Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, (a) prior to the date Additional Property Borrower acquires the Additional Property (the “Additional Property Acquisition Date”), the (i) terms “Individual Property” and “Properties” shall be deemed to exclude the Additional Properties and (ii) the term “Maryland Properties” shall be deemed to exclude those Additional Properties located in Maryland, and (b) on and after the Additional Property Acquisition Date, (i) each Additional Property shall be deemed an “Individual Property” for all purposes under the Loan Documents, (ii) the term “Properties” shall be deemed to include each Additional Property, (iii) the Additional Properties located in Maryland shall be deemed “Maryland Properties” for all purposes under the Loan Documents, (iv) the term “Maryland Indemnity Guaranty” (as defined in the Mortgage Loan Agreement) shall be deemed to include any indemnity guaranty delivered with respect to the Additional Properties located in Maryland on the Additional Property Acquisition Date and (v) the term “Subordination of Management Agreement” shall be deemed to include the Additional Subordination of Management Agreement.

Section 7.8 Reserve Funds, Generally. (a) Borrower grants to Lender a first-priority perfected security interest in each of the Reserve Funds and any and all monies now or hereafter deposited in each Reserve Fund as additional security for payment of the Debt. Until expended or applied in accordance herewith, the Reserve Funds shall constitute additional security for the Debt.

(b) Subject in all respects to the provisions of Section 2.6.1(g), upon the occurrence and during the continuance of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Funds to the payment of the Debt in any order in its sole discretion.

(c) The Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Lender.

(d) The Reserve Funds shall be held in an Eligible Account and shall be invested only in Permitted Investments as directed by Lender. All interest on a Reserve Fund shall be added to and become a part of such Reserve Fund and shall be disbursed in the same manner as other monies deposited in such Reserve Fund. Borrower shall be responsible for payment of any federal, state or local income or other tax applicable to the interest earned on the Reserve Funds.

(e) Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Reserve Fund or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. Borrower shall not, without obtaining the prior written consent of Lender, cause or permit Mortgage Borrower or any Mortgage Loan Party to further pledge, assign or grant any security interest in any Mortgage Reserve Funds or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1

Financing Statements, except those naming Mortgage Lender as the secured party, to be filed with respect thereto. Borrower shall not, without obtaining the prior written consent of Lender, cause or permit Senior Mezzanine Borrower to further pledge, assign or grant any security interest in any Reserve Funds (as defined in the related Senior Mezzanine Loan Agreement) or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Senior Mezzanine Lender as the secured party, to be filed with respect thereto.

(f) Lender shall not be liable for any loss sustained on the investment in any Permitted Investment of any funds constituting the Reserve Funds.

(g) Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys’ fees and expenses) arising from or in any way connected with the Reserve Funds or the performance of the obligations for which the Reserve Funds were established except to the extent any of the foregoing results from Agent’s or Lender’s or Servicer’s gross negligence, willful misconduct or a violation or breach of the applicable provisions of this Article VII or the Cash Management Agreement. Borrower shall assign to Lender all rights and claims Borrower may have against all persons or entities supplying labor, materials or other services which are to be paid from or secured by the Reserve Funds; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured. Notwithstanding anything to the contrary contained herein, any amounts remaining in the Reserve Funds after the Debt has been paid in full shall be deposited at the direction of Borrower.

VIII.	DEFAULTS

Section 8.1 Event of Default. (a) Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

(i) if any portion of the Debt is not paid when due;

(ii) if any of the Taxes or Other Charges are not paid when the same are due and payable other than those Taxes or Other Charges being contested by Borrower, Mortgage Borrower or Property Owner in accordance with Section 5.1.2;

(iii) if the Policies are not kept in full force and effect, or if evidence of the Policies are not delivered to Lender upon request when required pursuant to the applicable provisions of this Agreement;

(iv) if Borrower Transfers or encumbers any portion of the Collateral without Lender’s prior written consent in violation of the applicable provisions of this Agreement or the Pledge Agreement (provided, however, that failure to deliver notice of a Transfer pursuant to Section 5.2.10(d)(ii) shall not be an Event of Default if the other requirements of Section 5.2.10(d)(ii) have otherwise been complied with);

(v) if any representation or warranty made by Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender by or on behalf of Borrower shall have been false or misleading in any material respect as of the date the representation or warranty was made; provided, however, if such untrue representation or warranty is susceptible of being cured, Borrower shall have the right to cure such representation or warranty within thirty (30) days of receipt of notice from Lender;

(vi) if Borrower, Senior Mezzanine Borrower, Mortgage Borrower or any other Mortgage Loan Party shall make an assignment for the benefit of creditors;

(vii) if a receiver, liquidator or trustee shall be appointed for Borrower, Senior Mezzanine Borrower or Mortgage Borrower or any other Mortgage Loan Party or if Borrower, Senior Mezzanine Borrower or Mortgage Borrower or any other Mortgage Loan Party, shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, Senior Mezzanine Borrower or Mortgage Borrower or any other Mortgage Loan Party, or if any proceeding for the dissolution or liquidation of Borrower, Senior Mezzanine Borrower or Mortgage Borrower or any other Mortgage Loan Party shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Senior Mezzanine Borrower or Mortgage Borrower or any other Mortgage Loan Party upon the same not being discharged, stayed or dismissed within sixty (60) days;

(viii) subject to Section 8.1(c) below, if a Guarantor Bankruptcy Event occurs provided, however, it shall be at Lender’s option to determine whether a Guarantor Bankruptcy Event shall be an Event of Default except as set forth in such Section 8.1(c);

(ix) if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(x) if Borrower breaches (A) any of their respective negative covenants contained in Section 5.2 in any material respect after any applicable notice and cure periods, (B) any covenant contained in Section 5.1.11 which breach continues beyond a cure period of ten (10) Business Days, or (C) any covenant contained in Section 4.1.30; provided that, with respect to any breach in connection with a failure by Mortgage Borrower or any other Mortgage Loan Party to comply with the requirements relating to Trade Payables set forth in clause (xxii) of the definition of “Special Purpose Entity” in the Mortgage Loan Agreement, it shall only be an Event of Default if (I) Trade Payables in excess of three percent (3%) of the original aggregate principal balance of the Mortgage Loan, the Loan and the Other Mezzanine Loans are more than one hundred twenty (120) days past due, or (II) Mortgage Borrower otherwise fails to satisfy clause (xxii) of the definition of “Special Purpose Entity” in the Mortgage Loan Agreement and Borrower does not cure (or cause Mortgage Borrower to cure) any other such failure within ten (10) days after notice thereof from Lender to Borrower;

(xi) with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

(xii) if any of the assumptions related to any Borrower contained in the Insolvency Opinion delivered to Lender in connection with the Loan, or in the Additional Insolvency Opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;

(xiii) if a material default by Operating Lessee has occurred and continues beyond any applicable cure period under the Management Agreement (or any Replacement Management Agreement) and if such default permits the Manager thereunder to terminate or cancel the Management Agreement (or any Replacement Management Agreement); provided, however, that no Event of Default shall exist hereunder if a Replacement Manager is obtained within thirty (30) days of such termination or cancellation;

(xiv) intentionally omitted;

(xv) If (A) a breach or default by Mortgage Borrower under any condition or obligation contained in any Ground Lease is not cured within any applicable cure period provided therein, (B) there occurs any event or condition that gives the Ground Lessor under any Ground Lease a right to terminate or cancel the related Ground Lease, with the exception of any termination or cancellation of a Ground Lease by the related Ground Lessor due to the Casualty or Condemnation of the related Ground Lease Property, or (C) any Ground Lease Property shall be surrendered or any Ground Lease shall be terminated or cancelled for any reason or under any circumstances whatsoever, or (D) any of the terms, covenants or conditions of any Ground Lease shall be modified, changed, supplemented, altered, or amended in a manner resulting in or causing any material adverse effect to the applicable Individual Mortgage Borrower or any other Mortgage Loan Party, Borrower, Lender, the Loan or the operation of the applicable Ground Lease Property without the prior written consent of Lender; or (E) Borrower fails to cause Mortgage Borrower to permit Lender and/or its representatives at all reasonable times upon reasonable prior written notice to make investigation or examination concerning Mortgage Borrower’s performance and observance of the terms covenants and conditions of any Ground Lease; provided, however, it shall not be an Event of Default pursuant to this clause (xv) if Mortgage Borrower obtains a release of the Ground Lease Property to which the default relates within forty-five (45) days of such default or breach, together with satisfaction of the conditions set forth in Section 2.5.2 of the Mortgage Loan Agreement (excluding clause (c) thereof) and Borrower makes the applicable Release Prepayment pursuant to the terms and conditions of Section 2.5.2 hereof together with satisfaction of the other conditions set forth in Section 2.5.2 hereof;

(xvi) if (A) a material default has occurred and continues beyond any applicable cure period under any Operating Lease, (B) any Operating Lease is amended, modified or terminated in violation of the terms of this Agreement, or (C) Borrower fails to cause

Mortgage Borrower or Property Owner to enforce the material terms and provisions of each Operating Lease; provided, however, if the default is for the failure to pay rent under the Operating Lease, it shall not be a default until thirty (30) days following the expiration of any applicable cure period under the Operating Lease;

(xvii) if IP Owner shall make an assignment for the benefit of creditors or if a receiver, liquidator or trustee shall be appointed for IP Owner or if IP Owner shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, IP Owner, or if any proceeding for the dissolution or liquidation of IP Owner shall be instituted, that in each case results ion the rejection of the Trademark License Agreement; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by IP Owner, upon the same not being discharged, stayed or dismissed within ninety (90) days; or

(xviii) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xvii) above or subsection (xx) below or any of the other Loan Documents, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided, further, that Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days;

(xix) if there shall be default under any of the other Loan Documents beyond any applicable cure periods contained in such documents, whether as to Borrower, Senior Mezzanine Borrower or Mortgage Borrower or any other Mortgage Loan Party or the Collateral, the Senior Mezzanine Collateral or the Mortgage Loan Collateral, or if any other such event shall occur or condition shall exist, if the effect of such default, event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt;

(xx) a Mortgage Loan Default shall occur; or

(xxi) a Senior Mezzanine Loan Default shall occur.

(b) Upon the occurrence of an Event of Default (other than an Event of Default described in clause (vi) or (vii) above) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to all or any Collateral, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against any or all of the Collateral and may exercise all the rights and remedies of a secured party under the Uniform Commercial Code against Borrower, and any or all of the Collateral, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clause (vi) or (vii) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waive any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

(c) Notwithstanding the foregoing, if the only Event of Default then existing under this Agreement and the other Loan Documents is a Guarantor Bankruptcy Event, such Guarantor Bankruptcy Event shall be deemed a Cash Trap Event and shall not be an Event of Default until such time as there is an Event of Default under a different subsection of this Section 8.1 in addition to such Guarantor Bankruptcy Event.

Section 8.2 Remedies. (a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any portion of the Collateral. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender is not subject to any “one action” or “election of remedies” law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Collateral and the Collateral has been foreclosed upon, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full including, without limitation, any liquidation fees, workout fees, special servicing fees and interest payable on advances made by the Servicer with respect to delinquent debt service payments or expenses of curing Borrower’s defaults under the Loan Documents or other similar fees payable to Servicer or any special servicer in connection therewith.

(b) With respect to Borrower, and the Collateral, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to any individual portion of the Collateral for the satisfaction of any of the Debt in preference or priority to any other portion of the Collateral, and Lender may seek satisfaction out of all of the Collateral or any part thereof, in its absolute discretion in respect of the Debt. In addition, Lender shall have the right from time to time to partially foreclose upon the Collateral in any manner and for any amounts secured by the Pledge Agreement and the other Loan Documents then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of interest, Lender may foreclose any or all of the Collateral to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose upon all or any portion of the Collateral to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Collateral as Lender may elect. Notwithstanding one or more partial foreclosures, the Collateral shall remain subject to the Pledge Agreement and the other Loan Documents to secure payment of sums secured by the Pledge Agreement and the other Loan Documents and not previously recovered.

(c) Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, pledges and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power. Except as may otherwise be required in connection with a Securitization pursuant to Section 9.1 hereof, (i) Borrower shall be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents following an Event of Default, and (ii) the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

Section 8.3 Remedies Cumulative; Waivers. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one (1) Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

Section 8.4 Right to Cure Defaults. (a) Upon the occurrence and during the continuance of a Mortgage Loan Default, Lender may, but without any obligation to do so and without notice to or demand on Borrower or Mortgage Borrower or any Mortgage Loan Party and without releasing Mortgage Borrower or any Mortgage Loan Party from any obligation under the Mortgage Loan Documents or being deemed to have cured any Mortgage Loan Default, make, do or perform any obligation of Mortgage Borrower or any Mortgage Loan Party under the Mortgage Loan Documents in such manner and to such extent as Lender may deem necessary, any and such payment shall be deemed to be an additional loan to Borrower followed by a capital contribution or capital contribution to Mortgage Borrower and on payment to Mortgage Lender, consistent with the separateness of the Borrower, the Senior Mezzanine Borrower and the Mortgage Borrower. All actual out-of-pocket costs and expenses incurred by Lender in remedying such Mortgage Loan Default or such failed payment or act shall bear interest at the Default Rate, for the period from the date that Lender notifies Borrower that such cost or expense was incurred through the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by the Loan Documents and shall be immediately due and payable upon demand by Lender therefor.

(b) Upon the occurrence and during the continuance of a Senior Mezzanine Loan Default, Lender may, but without any obligation to do so and without notice to or demand on Borrower or Senior Mezzanine Borrower and without releasing Senior Mezzanine Borrower from any obligation under the Senior Mezzanine Loan Documents or being deemed to have cured any Senior Mezzanine Loan Default, make, do or perform any obligation of Senior Mezzanine Borrower any Senior Mezzanine Loan Party under the Senior Mezzanine Loan Documents in such manner and to such extent as Lender may deem necessary, and any such payment shall be deemed to be an additional loan to Borrower followed by a capital contribution to Senior Mezzanine Borrower and a payment to Senior Mezzanine Lender consistent with the separateness of the Borrower and the Senior Mezzanine Borrower. All actual out-of-pocket costs and expenses incurred by Lender in remedying such Senior Mezzanine Loan Default or such failed payment or act shall bear interest at the Default Rate, for the period from the date that Lender notifies Borrower that such cost or expense was incurred through the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by the Loan Documents and shall be immediately due and payable upon demand by Lender therefor.

IX.	SPECIAL PROVISIONS

Section 9.1 Securitization.

9.1.1 Sale of Notes and Securitization. Borrower acknowledges and agrees that Lender may sell all or any portion of the Loan and the Loan Documents, or issue one or more participations therein, or consummate one or more private or public securitizations of rated single- or multi-class securities (the “Securities”) secured by or evidencing ownership interests in all or any portion of the Loan and the Loan Documents or a pool of assets that include the Loan and the Loan Documents (such sales, assignments, pledges, participations and/or securitizations, collectively, a “Securitization”). At the request of Lender, and to the extent not already required to be provided by Borrower under this Agreement, Borrower shall use reasonable efforts to provide information in the possession or control of Borrower or its Affiliates and not in the possession of Lender or which may be reasonably required by Lender in order to satisfy the market standards to which Lender customarily adheres or which may be reasonably required by prospective investors, financing sources and/or the Rating Agencies in connection with any such Securitization including, without limitation, to:

(a) provide or cause Mortgage Borrower to provide additional and/or updated Provided Information, together with appropriate and customary verification and/or consents related to the Provided Information through letters of auditors or opinions of counsel of independent attorneys reasonably acceptable to Lender and the Rating Agencies;

(b) assist in preparing descriptive materials for presentations to any or all of the Rating Agencies, prospective investors and/or financing sources, and, at no material cost to Borrower, work in good faith with third-party service providers engaged by Lender to obtain, collect, and deliver requested or required information;

(c) deliver (i) updated opinions of counsel as to non-consolidation, due execution and enforceability with respect to the Collateral, Borrower and the Loan Documents, (ii) revised Organizational Documents for Borrower, (iii) opinions of counsel for the Guarantors substantially the same as those delivered as of the Closing Date, which opinions shall be addressed, for purposes of reliance thereon, to each Person acquiring any interest in the Loan in connection with any Securitization, which counsel opinions and organizational documents shall be reasonably satisfactory to Lender and the Approved Rating Agencies, and (iv) evidence of compliance with all Legal Requirements;

(d) subject to Section 9.4 hereof, confirm that the representations and warranties as set forth in the Loan Documents are true, complete and correct in all material respects as of the closing date of the Securitization with respect to the Collateral, the Senior Mezzanine Collateral, the Mortgage Loan Collateral, Borrower, Senior Mezzanine Borrower, Mortgage Borrower, any other Mortgage Loan Party, the Loan Documents, the Mortgage Loan Documents and the Senior Mezzanine Loan Documents (except to the extent that any such representations and warranties are and can only be made as of a specific date and the facts and circumstances upon which such representation and warranty is based are specific solely to a certain date in which case confirmation as to truth, completeness and correctness shall be provided as of such specific date);

(e) if requested by Lender, review and provide comments to and corrections with respect to any information regarding the Collateral, the Senior Mezzanine Collateral, the Mortgage Loan Collateral, Borrower, Senior Mezzanine Borrower, Mortgage Borrower, any other Mortgage Loan Party, Manager, the Loan, the Mortgage Loan and the Senior Mezzanine Loan which is contained in a Disclosure Document to be used by Lender or any affiliate thereof;

(f) supply to Lender such documentation, financial statements and reports in form and substance required in order to comply with any applicable securities laws;

(g) execute such amendments to the Loan Documents as may be reasonably requested by Lender or the Rating Agencies to effect the Securitization; provided that any such amendments (i) shall not increase (x) any monetary obligation of Borrower, or Guarantor or any other guarantor or indemnitor providing a guaranty or indemnity under the Loan Documents, except as contemplated by the Loan Documents or (y) any other obligation or liability of

Borrower, under the Loan Documents, or Guarantor or any other guarantor or indemnitor providing a guaranty or indemnity under the Loan Documents in any material respect, except as contemplated by the Loan Documents, (ii) shall not change the dates of the Interest Period, the Maturity Date or the Payment Date, and (iii) shall not decrease any of Borrower’s rights or remedies under the Loan Documents in any material respect; and

(h) If reasonably requested by Lender, Borrower shall provide Lender, within a reasonable period of time following Lender’s request, with any financial statements, or financial, statistical or operating information, as Lender shall reasonably determine to be required pursuant to Regulation AB under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any amendment, modification or replacement thereto or other legal requirements in connection with any Disclosure Documents or any filing pursuant to the Exchange Act in connection with the Securitization or as shall otherwise be reasonably requested by Lender.

(i) Borrower agrees that each participant shall be entitled to the benefits of Section 2.7 (subject to the requirements and limitations therein, including the requirements under Section 2.7(e) and Section 2.7(f) (it being understood that the documentation required under Section 2.7(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment; provided that such participant shall not be entitled to receive any greater payment under Section 2.7, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in any Legal Requirement that occurs after the participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.7(f) with respect to any participant.

9.1.2 Loan Components; Mezzanine Loans.

(a) Notwithstanding the provisions of Section 9.1 to the contrary, Borrower covenants and agrees that in connection with any Securitization of the Loan, upon Lender’s request (i) Borrower shall deliver one or more new component notes to replace the original notes or modify the original notes and other loan documents, as reasonably required, to reflect multiple or additional components of the Loan in Lender’s sole discretion and (ii) the Loan Documents may be amended to reallocate interest between and among such new component notes, in each case such that, if applicable, the pricing and marketability of the Securities and the size of each class of Securities and the rating assigned to each such class by the Rating Agencies shall provide the most favorable rating levels and achieve the optimum bond execution for the Loan (collectively, the “Resizing”); provided, that in creating such new notes or modified notes or loan components or effectuating such Resizing, the (A) the weighted average of the interest rates among the components and/or notes after the effective date of such modification or creation shall equal the weighted average interest rate of the Loan immediately prior to such Resizing, (B) the aggregate principal balance the notes or components after the effective date of such Resizing shall equal the aggregate outstanding principal balance of the Loan immediately prior the Resizing, and (C) prepayments shall not result in any “rate creep” except with respect to (I) mandatory prepayments in the event of a Casualty or Condemnation or (II) following an Event of Default.

(b) Notwithstanding the provisions of Section 9.1 to the contrary, Borrower covenants and agrees that after the Closing Date, Lender shall have the right in connection with a Securitization to (x) establish different interest rates and to reallocate principal balances (including, without limitation, the reallocation of the Release Amounts on a pro rata basis) of the Loan, the Mortgage Loan and the Other Mezzanine Loans amongst each other; provided, that in no event shall the weighted average interest rate of the Loan, the Mortgage Loan and the Other Mezzanine Loans following any such reallocation or modification change from the weighted average interest rate in effect immediately preceding such reallocation or modification (except in connection with a prepayment of the Loan in accordance with Section 2.4.2 hereof, a prepayment of the Mortgage Loan in accordance with Section 2.4.2 of the Mortgage Loan Agreement, or a prepayment of any Other Mezzanine Loan pursuant to Section 2.4.2 of the related Other Mezzanine Loan Agreement, or following an Event of Default, a Mortgage Loan Default or an Other Mezzanine Loan Default), and (y) convert a portion of the Loan or any Other Mezzanine Loan into a new mezzanine loan provided that the weighted average interest rate of the Loan, the Mortgage Loan and the Other Mezzanine Loans and any such new mezzanine loan shall remain the same as the weighted average interest rate of the Loan, the Mortgage Loan and the Other Mezzanine Loans immediately prior to the creation of such new mezzanine loan (except for any “rate creep” that may occur in connection with a prepayment of the Loan in accordance with Section 2.4.2 hereof, a prepayment of the Mortgage Loan in accordance with Section 2.4.2 of the Mortgage Loan Agreement, or a prepayment of any Other Mezzanine Loan pursuant to Section 2.4.2 of the related Other Mezzanine Loan Agreement, or following an Event of Default, a Mortgage Loan Default or an Other Mezzanine Loan Default); provided, that in effectuating such reallocation or creating such new mezzanine loan(s), the aggregate outstanding principal balance of the Loan, the Mortgage Loan and the Other Mezzanine Loans and such new mezzanine Loan(s) after the effective date of such reallocation or creation shall equal the aggregate outstanding principal balance of the Loan, the Mortgage Loan and the Other Mezzanine Loans immediately prior to such reallocation or creation. Borrower and Lender agree that any such reallocation shall be structured in a manner that complies with the representations, warranties and covenants regarding separateness set forth in the definition of “Special Purpose Entity” and Section 4.1.30(a) hereof. Notwithstanding the foregoing, Lender shall not reallocate principal from the Loan or any Other Mezzanine Loan to the Mortgage Loan.

(c) In addition, Lender agrees that in connection with the Loan and the Other Mezzanine Loans it shall not enter into an intercreditor, co-lender, participation or similar agreement that would contain provisions that prohibit or restrict an Affiliate of Borrower from purchasing and owning (i) all or a portion of any direct or indirect interest in the Loan or an Other Mezzanine Loan if such provisions materially vary from, or are more onerous or burdensome than, the prohibitions or restrictions on a third party purchaser of the Loan or such Other Mezzanine Loan (or any direct or indirect interest therein) or (ii) single or multi-class Securities in respect of any private or public securitization of the Loan; provided, however, that such intercreditor, co-lender, participation or similar agreement may include customary or reasonable restrictions on the exercise of the rights and remedies of such Affiliate of Borrower under the Loan or such Other Mezzanine Loan.

(d) Borrower shall execute and deliver such documents as shall reasonably be required by Lender in connection with this Section 9.1.2, all in form and substance reasonably satisfactory to Lender and the Rating Agencies within ten (10) days following such request by

Lender. It shall be an Event of Default under this Agreement, the Note, the Pledge Agreement and the other Loan Documents if Borrower fails to promptly comply with any of the terms, covenants or conditions of this Section 9.1.2. In no event shall any of the amendments or new loan documents required pursuant to this Section 9.1 modify or amend the definition of Release Amount or Mortgage Release Amount.

9.1.3 Securitizations Costs. All reasonable third party costs and expenses incurred by Borrower in connection with Borrower’s complying with requests made under Section 9.1 (including, without limitation, the fees and expenses of the Rating Agencies) shall be paid by Lender.

9.1.4 Uncross of Properties. If pursuant to Section 9.1.4 of the Mortgage Loan Agreement any Affected Property is uncrossed from the Mortgage Loan with the consent of Mortgage Lender as required thereunder (a “Property Uncross”), Borrower shall reasonably cooperate with Lender in connection with any corresponding uncrossing or severing of a pro rata portion of the Loan and/or such other modifications to the Loan as Lender may reasonably require in connection with any Property Uncross. In no event shall Borrower be obligated in connection with a Property Uncross to satisfy any requirement of the Rating Agencies or enter into any amendment or modification of the Loan Documents which would, in the aggregate, increase any monetary or other material obligation of Borrower under the Loan Documents. Lender shall cause all reasonable costs and expenses incurred by Borrower in connection with this Section 9.1.4 (including, without limitation, any costs and expenses incurred by Borrower in connection with the transfer of the portion of the Collateral to a Special Purpose Entity and the maintenance and operation of such Special Purpose Entity) to be paid by Lender or its designee.

Section 9.2 Securitization Indemnification. (a) Extended Stay and Borrower understand that certain of the Provided Information may be included in Disclosure Documents in connection with the Securitization and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, Borrower and Extended Stay will cooperate with the holder of the Note in updating the Covered Disclosure Information by providing all current information necessary to keep the Covered Disclosure Information accurate and complete in all material respects.

(b) The Indemnifying Persons agree to provide, in connection with the Securitization, an indemnification agreement (A) certifying that (i) the Indemnifying Persons have carefully examined the structural and collateral term sheet and those sections of the Disclosure Documents entitled “Risk Factors”, “Special Considerations”, “Description of the Mortgage Loan and the Properties”, “Description of Collateral”, “Description of the Mezzanine Loans”, “The Manager” and “The Borrower” (solely to the extent such sections relate to or include any Provided Information or any information regarding the Properties, Borrower, Other Mezzanine Borrower, Mortgage Borrower, any Mortgage Loan Party, the Loan, the Mortgage Loan and/or the Other Mezzanine Loan) (collectively with the Provided Information, the “Covered Disclosure Information”) and (ii) the Covered Disclosure Information does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) jointly and severally indemnifying the Indemnified Persons for any losses, claims, damages, liabilities, costs or expenses (including without limitation legal fees and expenses for enforcement of these obligations (collectively, the “Liabilities”) to which any such Indemnified Person may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Covered Disclosure Information or arise out of or are based upon the omission or alleged omission to state in the Covered Disclosure Information a material fact required to be stated therein or necessary in order to make the statements in the Covered Disclosure Information, in light of the circumstances under which they were made, not misleading and (C) agreeing to reimburse each Indemnified Person for any legal or other expenses incurred by such Indemnified Person, as they are incurred, in connection with investigating or defending the Liabilities. This indemnity agreement will be in addition to any liability which the Indemnifying Persons may otherwise have. Moreover, the indemnification provided for in clauses (B) and (C) above shall be effective whether or not an indemnification agreement described in clause (A) above is provided.

(c) In connection with filings under the Exchange Act, the Indemnifying Persons jointly and severally agree to (i) indemnify the Indemnified Persons for Liabilities to which any such Indemnified Person may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact in the Covered Disclosure Information, or the omission or alleged omission to state in the Covered Disclosure Information a material fact required to be stated therein or necessary in order to make the statements in the Covered Disclosure Information, in light of the circumstances under which they were made, not misleading and (ii) reimburse each Indemnified Person for any legal or other expenses incurred by such Indemnified Persons, as they are incurred, in connection with defending or investigating the Liabilities.

(d) Promptly after receipt by an Indemnified Person of notice of any claim or the commencement of any action, the Indemnified Person shall, if a claim in respect thereof is to be made against any Indemnifying Person, notify such Indemnifying Person in writing of the claim or the commencement of that action; provided, however, that the failure to notify such Indemnifying Person shall not relieve it from any liability which such Indemnifying Person may have under the indemnification provisions of this Section 9.2 except to the extent that it has been materially prejudiced by such failure and, provided further that the failure to notify such Indemnifying Person shall not relieve it from any liability which such Indemnifying Person may have to an Indemnified Person otherwise than under the provisions of this Section 9.2. If any such claim or action shall be brought against an Indemnified Person, and it shall notify any Indemnifying Person thereof, such Indemnifying Person shall be entitled to participate therein and, to the extent that it wishes, assume the defense thereof with counsel reasonably satisfactory to the Indemnified Person. After notice from any Indemnifying Person to the Indemnified Person of its election to assume the defense of such claim or action, such Indemnifying Person shall not be liable to the Indemnified Person for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense thereof except as provided in the following sentence; provided, however, if the defendants in any such action include both an Indemnifying Person, on the one hand, and one or more Indemnified Persons on the other hand, and an Indemnified Person shall have reasonably concluded that there are any legal defenses available to it and/or other Indemnified Persons that are different or in addition to those available to the Indemnifying Person, the Indemnified Person or Persons shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Person or Persons. The Indemnified Person shall instruct its counsel to maintain reasonably detailed billing records for fees and disbursements for which such Indemnified Person is seeking reimbursement hereunder and shall submit copies of such detailed billing records to substantiate that such counsel’s fees and disbursements are solely related to the defense of a claim for which the Indemnifying Person is required hereunder to indemnify such Indemnified Person. No Indemnifying Person shall be liable for the expenses of more than one (1) such separate counsel and local counsel unless such Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another Indemnified Person.

(e) Without the prior written consent of Lender or its designee (which consent shall not be unreasonably withheld or delayed), no Indemnifying Person shall settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless the Indemnifying Person shall have given Lender or its designee reasonable prior written notice thereof and shall have obtained an unconditional release of each Indemnified Person hereunder from all liability arising out of such claim, action, suit or proceedings and does not include a statement as to, or admission of, fault, culpability or a failure to act by or on behalf of any Indemnified Person. As long as an Indemnifying Person has complied with its obligations to defend and indemnify hereunder, such Indemnifying Person shall not be liable for any settlement made by any Indemnified Person without the consent of such Indemnifying Person (which consent shall not be unreasonably withheld or delayed).

(f) The Indemnifying Persons agree that if any indemnification or reimbursement sought pursuant to this Section 9.2 is finally judicially determined to be unavailable for any reason or is insufficient to hold any Indemnified Person harmless (with respect only to the Liabilities that are the subject of this Section 9.2), then the Indemnifying Persons, on the one hand, and such Indemnified Person, on the other hand, shall contribute to the Liabilities for which such indemnification or reimbursement is held unavailable or is insufficient: (x) in such proportion as is appropriate to reflect the relative benefits to the Indemnifying Persons, on the one hand, and such Indemnified Person, on the other hand, from the transactions to which such indemnification or reimbursement relates; or (y) if the allocation provided by clause (x) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (x) but also the relative faults of the Indemnifying Persons, on the one hand, and all Indemnified Persons, on the other hand, as well as any other equitable considerations. Notwithstanding the provisions of this Section 9.2, (A) no party found liable for a fraudulent misrepresentation shall be entitled to contribution from any other party who is not also found liable for such fraudulent misrepresentation, and (B) the Indemnifying Persons agree that in no event shall the amount to be contributed by the Indemnified Persons collectively pursuant to this paragraph exceed the amount of the fees (by underwriting discount or otherwise) actually received by the Indemnified Persons in connection with the closing of the Loan or the Securitization.

(g) The Indemnifying Persons agree that the indemnification, contribution and reimbursement obligations set forth in this Section 9.2 shall apply whether or not any Indemnified Person is a formal party to any lawsuits, claims or other proceedings. The Indemnifying Persons further agree that the Indemnified Persons are intended third party beneficiaries under this Section 9.2.

(h) The liabilities and obligations of the Indemnified Persons and the Indemnifying Persons under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

(i) Notwithstanding anything to the contrary contained herein, Borrower shall have no obligation to act as depositor with respect to the Loan or an issuer or registrant with respect to the Securities issued in any Securitization.

(j) Borrower shall jointly and severally indemnify the Lenders and each of their respective officers, directors, partners, employees, representatives, agents and Affiliates against any Liabilities to which any such Lender, each of their respective officers, directors, partners, employees, representatives, agents and Affiliates, may become subject in connection with any indemnification to the Rating Agencies in connection with issuing, monitoring or maintaining the Securities insofar as the Liabilities arise out of or are based upon any untrue statement of any material fact in any information provided by or on behalf of the Borrowers to the Rating Agencies (the “Covered Rating Agency Information”) or arise out of or are based upon the omission to state a material fact in the Covered Rating Agency Information required to be stated therein or necessary in order to make the statements in the Covered Rating Agency Information, in light of the circumstances under which they were made, not misleading.

Section 9.3 Register.

(a) The Servicer, as non-fiduciary agent of Borrower, shall maintain a record that identifies each, including the name and address of the Lender, and each Lender’s rights to principal and stated interest (the “Register”), and shall record each assignment of the Loan in the Register. The entries in the Register shall be conclusive, and the Borrower, the Lenders and the Servicer may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. Failure to make any such recordation, or any error in such recordation, however, shall not affect Borrower’s obligations in respect of the Loan. Borrower acknowledges that the Notes are in registered form and may not be transferred except by register.

(b) Each Lender that sells a participation hereunder shall, acting solely for this purpose as an agent of Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loan or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Servicer (in its capacity as Servicer) and the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

Section 9.4 Exculpation. (a) Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Pledge Agreement or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Pledge Agreement and the other Loan Documents, or in the Collateral, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of their interest in the Collateral and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Pledge Agreement and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Pledge Agreement or the other Loan Documents. The provisions of this Section 9.4 shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Pledge Agreement or any other Loan Document; (iii) affect the validity or enforceability of any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) intentionally omitted; (vi) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by the Pledge Agreement or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against all of the Collateral.

(b) Nothing contained herein shall in any manner or way release, affect or impair right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation to the extent actually incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or incurred in connection with the following (it being acknowledged that with respect to subsection (v) below, losses, damages, liabilities, and claims shall in no event be less than the amount misappropriated or converted, as applicable):

(i) fraud or intentional misrepresentation by Borrower, Senior Mezzanine Borrower, Mortgage Borrower or any other Mortgage Loan Party or Guarantor in connection with the Loan;

(ii) willful misconduct of Borrower, Senior Mezzanine Borrower, Mortgage Borrower or any other Mortgage Loan Party that results in physical damage or waste to any Collateral, Senior Mezzanine Collateral or Mortgage Loan Collateral;

(iii) the removal or disposal of any Individual Property or any other Mortgage Loan Collateral, Senior Mezzanine Collateral or any Collateral during the continuance of an Event of Default other than (A) in the ordinary course of its business or (B) with the prior written consent of Lender;

(iv) intentionally omitted;

(v) the misappropriation or conversion by Borrower, Senior Mezzanine Borrower or Mortgage Borrower or any other Mortgage Loan Party of (A) any Insurance Proceeds paid by reason of any loss, damage or destruction to the Properties, (B) any Awards received in connection with a Condemnation of all or a portion of the Properties, (C) any Rents, (D) any Rents paid more than one month in advance, or (E) any Net Liquidation Proceeds After Debt Service;

(vi) the termination of (A) any Trademark License Agreement (unless a Replacement Trademark License Agreement is entered into by Mortgage Borrower or Operating Lessee) or (B) in connection with a Bankruptcy Action of Mortgage Borrower, Operating Lessee or IP Owner, a rejection of any Trademark License Agreement by Mortgage Borrower, Operating Lessee or IP Owner, as applicable; provided, that without limiting the liability of Borrower pursuant to Section 9.4(c), with respect to a termination of the Trademark License Agreement or the rejection of a Trademark License Agreement in a Bankruptcy Action, (x) damages shall be limited to the reasonable costs associated with re-signing and renaming the Individual Properties, and (y) the liability of Borrower under this Section 9.4(b)(vi), the liability of Mortgage Borrower under Section 9.4(b)(vi) of the Mortgage Loan Agreement, the liability of any Other Mezzanine Borrower under Section 9.4(b)(vi) of any Other Mezzanine Loan Agreement, the liability of Guarantor under Section 1.2 of the Guaranty with respect to this Section 9.4(b)(vi), the liability of Mortgage Guarantor under Section 1.2 of the Mortgage Guaranty with respect to Section 9.4(b)(vi) of the Mortgage Loan Agreement, and the liability of Other Mezzanine Guarantor under Section 1.2 of each Other Mezzanine Guaranty with respect to Section 9.4(b)(vi) of the related Other Mezzanine Loan Agreement, shall not exceed Ten Million and No/100 Dollars ($10,000,000.00) in the aggregate (it being acknowledged and agreed that this for purposes of this Section 9.4(b)(vi), Lender shall only look to the assets of Borrower and not Mortgage Borrower or any Other Mezzanine Borrower, or Guarantor in its capacity as a guarantor under the Mortgage Loan or any Other Mezzanine Loan);

(vii) if Borrower fails to obtain Lender’s prior written consent to any subordinate financing or other voluntary Lien encumbering the Collateral, Senior Mezzanine Collateral or the Mortgage Loan Collateral, as applicable, if such consent is required in accordance with the applicable provisions of the Loan Documents;

(viii) if Borrower fails to obtain Lender’s prior written consent to any assignment, transfer, or conveyance of the Collateral, Senior Mezzanine Collateral or the Mortgage Loan Collateral or any interest in a Restricted Party in violation of the negative covenants set forth in Section 5.2.10 hereof; provided however, that a Transfer resulting from the consummation of any enforcement action by the holder of the Mortgage Loan or Other Mezzanine Loan shall not be a violation of Section 5.2.10 which gives rise to personal liability for Borrower under this Section 9.4;

(ix) a violation of the negative covenants set forth Section 5.2.11(c) hereof; and

(x) if Borrower fails to maintain its status as a Special Purpose Entity by reason of a material breach of Section 4.1.30 hereof, or Mortgage Borrower or any other Mortgage Loan Party fails to maintain its status as a Special Purpose Entity (as defined in the Mortgage Loan Agreement) by reason of a material breach of Section 4.1.30 of the Mortgage Loan Agreement or Senior Mezzanine Borrower fails to maintain its status as a Special Purpose Entity (as defined in the Senior Mezzanine Loan Agreement) by reason of a material breach of Section 4.1.30 of the applicable Senior Mezzanine Loan Agreement (except with respect to (A) Borrower, Senior Mezzanine Borrower or Mortgage Borrower or any other Mortgage Loan Party remaining solvent or maintaining adequate capital, (B) in the case of Mortgage Borrower or any other Mortgage Loan Party, complying with clause (xxii) of the definition of Special Purpose Entity (as defined in the Mortgage Loan Agreement) with respect to Trade Payables, and (C) in the case of Borrower or Senior Mezzanine Borrower, complying with clause (xxii) of the definition of Special Purpose Entity in the applicable Mezzanine Loan Agreement with respect to Indebtedness, or to the extent otherwise resulting solely from the insufficiency of Rents), in each case to the extent such breach is cited as a factor in a substantive consolidation of Borrower or any other Loan Party into the bankruptcy estate of any other Person.

(c) Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (i) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by the Security Instruments or to require that all Collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (ii) the Debt shall be fully recourse to Borrower in the event of: (A) Borrower, Senior Mezzanine Borrower or Mortgage Borrower or any other Mortgage Loan Party filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, the BIA or the Companies’ Creditors Arrangement Act (Canada) (“CCAA”), (B) the filing of an involuntary petition against Borrower, Senior Mezzanine Borrower or Mortgage Borrower or any other Mortgage Loan Party under the Bankruptcy Code, the BIA, the CCAA or any other Federal or state bankruptcy or insolvency law by any Affiliate of Borrower, or any Affiliate of Borrower, Senior Mezzanine Borrower or Mortgage Borrower or any other Mortgage Loan Party soliciting or causing to be solicited petitioning creditors for any involuntary petition against Borrower, Senior Mezzanine Borrower or Mortgage Borrower or any other Mortgage Loan Party from any Person, (C) Borrower, Senior Mezzanine Borrower or Mortgage Borrower or any other Mortgage Loan Party filing an answer consenting to or joining in any involuntary petition filed against it by any other Person under the Bankruptcy Code, the BIA, the CCAA or any other Federal or state bankruptcy or insolvency law, or colluding with or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person, (D) Borrower, Senior Mezzanine Borrower or Mortgage Borrower or any other Mortgage Loan Party consenting to or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for

Borrower, Senior Mezzanine Borrower or Mortgage Borrower or any other Mortgage Loan Party or any portion of any Individual Property, (E) Borrower, Senior Mezzanine Borrower or Mortgage Borrower or any other Mortgage Loan Party making an assignment for the benefit of creditors (F) Borrower, Senior Mezzanine Borrower or Mortgage Borrower or any other Mortgage Loan Party seeking substantive consolidation in connection with a proceeding under the Bankruptcy Code, the BIA, the CCAA or under federal, state or foreign insolvency law involving Borrower, Senior Mezzanine Borrower or Mortgage Borrower or any other Mortgage Loan Party, or any respective Affiliate thereof, or (G) (i) the filing of a voluntary petition by IP Owner commencing a case under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, the BIA or the CCAA, in which any Trademark License Agreement is rejected, (ii) (A) the filing of an involuntary petition against IP Owner commencing a case under the Bankruptcy Code, the CCAA, the BIA or any other Federal or state bankruptcy or insolvency law by any Affiliate of Borrower or Mortgage Borrower or (B) IP Owner or any Affiliate of Borrower or Mortgage Borrower or any other Mortgage Loan Party, soliciting, or causing to be solicited, petitioning creditors for any involuntary petition against IP Owner which results in the commencement of a case under the Bankruptcy Code, the CCAA, the BIA, or any other Federal or state bankruptcy or insolvency law and, in each of (A) and (B) above, in which such Trademark License Agreement is rejected, or (iii) any other filing of an involuntary petition against IP Owner commencing a case under the Bankruptcy Code, the CCAA, the BIA or any other Federal or state bankruptcy or insolvency law in which IP Owner, as debtor in possession (A) affirmatively consents to or affirmatively votes for the rejection of the Trademark License Agreement in any such proceeding or (B) fails to object (where it has the legal right to object) to a motion filed in any such proceeding seeking the rejection of the Trademark License Agreement and, in each of (A) and (B) above, such Trademark License Agreement is rejected.

Section 9.5 Matters Concerning Manager. If (a) the Debt has been accelerated pursuant to Section 8.1(b) hereof, (b) an Event of Default occurs and is continuing beyond any applicable notice period and cure period, or (c) Manager shall become bankrupt or insolvent, Borrower shall, at the request of Lender, cause Mortgage Borrower or Property Owner, as applicable, to terminate the Management Agreement and replace Manager with a Qualified Manager pursuant to a Replacement Management Agreement. The parties hereto acknowledge and agree that as of the Manager Collateral Release Date, the Manager Appointment Agreement shall be deemed terminated and shall be of no further force and effect, except with respect to liabilities incurred prior to the date of such termination that remain outstanding as of such date or provisions therein that expressly survive termination.

Section 9.6 Servicer. At the option of Lender, the Loan may be serviced by a master servicer, primary servicer, special servicer and/or trustee (any such master servicer, primary servicer, special servicer, and trustee, together with its agents, nominees or designees, are collectively referred to as servicer (“Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to Servicer pursuant to a pooling and servicing agreement, special servicing agreement or other agreement providing for the servicing of one or more mortgage loans (collectively, the “Servicing Agreement”) between Lender and Servicer. Lender shall be responsible for any reasonable set-up fees or any other initial costs relating to or arising under the Servicing Agreement and Borrower shall not be responsible for payment of the regular monthly master servicing fee or trustee fee due to Servicer or the trustee under the Servicing Agreement.

Notwithstanding the foregoing, Borrower shall promptly reimburse Lender on demand for (a) interest payable on advances made by Servicer with respect to delinquent debt service payments made pursuant to the Servicing Agreement (to the extent charges are due pursuant to Section 2.3.4 and interest at the Default Rate actually paid by Borrower in respect of such payments are insufficient to pay the same) or interest payable on advances made by Servicer or trustee in respect of the protection and preservation of the Property (including, without limitation, payments of Taxes and Insurance Premiums) and (b) the following costs and expenses payable by Lender to Servicer as a result of the Loan becoming specially serviced: (i) as a result of an Event of Default or prior to Securitization, if the occurrence of an Event of Default is imminent and after a Securitization, if the occurrence of an Event of Default is reasonably foreseeable, any liquidation fees that are due and payable to the Servicer under the Servicing Agreement in connection with the exercise of any and all remedies permitted under this Agreement, (ii) during the continuance of an Event of Default or prior to Securitization, if the occurrence of an Event of Default is imminent and after a Securitization, if the occurrence of an Event of Default is reasonably foreseeable, any workout fees, special servicing fees, operating advisor fees or any other similar fees that are due and payable to Servicer under the Servicing Agreement, which fees may be due and payable under the Servicing Agreement on a periodic or continuing basis and (iii) during the continuance of an Event of Default or prior to Securitization, if the occurrence of an Event of Default is imminent and after a Securitization, if the occurrence of an Event of Default is reasonably foreseeable, the costs of all property inspections and/or appraisals of the Property (or any updates to any existing inspection or appraisal) that Servicer or the trustee may be required to obtain (other than the cost of regular annual inspections required to be borne by Servicer under the Servicing Agreement) and (c) any special requests made by Borrower or Guarantor during the term of the Loan including, without limitation, in connection with a modification of the Loan (but excluding any prepayment, defeasance or assumption fee or any other matter for which a specified fee or amount is required to be paid pursuant to another provision of this Agreement).

X.	MISCELLANEOUS

Section 10.1 Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 10.2 Lender’s Discretion. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

Section 10.3 Governing Law. (A) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE COLLATERAL IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR OTHER LOAN DOCUMENTS MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND EACH OF BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH OF BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH OF BORROWER DOES HEREBY DESIGNATE AND APPOINT:

NATIONAL REGISTERED AGENTS, INC.

875 AVENUE OF THE AMERICAS, SUITE 501

NEW YORK, NEW YORK 10001

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

Section 10.4 Modification, Waiver in Writing. (a) No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

(b) Lender shall agree to execute any modifications or amendments to the release provisions and requirements of this Agreement relating to Release Prepayments as may be agreed to by Borrower, which modifications or amendments impose additional requirements to be met or satisfied by Borrower with respect to such provisions.

Section 10.5 Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 10.6 Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and by telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 10.6):

If to Lender:	JPMorgan Chase Bank, National Association
383 Madison Avenue
New York, New York 10179
Attention: Joseph E. Geoghan
Facsimile No.: (212) 272-7047

With a copy to:	German American Capital Corporation
60 Wall Street
New York, New York 10005
Attention: Robert W. Pettinato
Facsimile No.: (212) 669-0021

With a copy to:	Citigroup Global Markets Realty Corp.
388 Greenwich Street
New York, New York 10013
Attention: Ana E. Rosu Marmann
Facsimile No.: (646) 328-2938

With a copy to:	Bank of America, National Association
One Bryant Park
New York, New York 10036
Attention: Leland F. Bunch, III
Facsimile: (646) 855-5046

With a copy to:	Goldman Sachs Mortgage Company
200 West Street
New York, New York 10282
Attention: Rene Theriault
Facsimile: (917) 977-4870

and:	Goldman Sachs Mortgage Company
200 West Street
New York, New York 10282
Attention: Daniel Bennett
Facsimile: (646) 835-3184

With a copy to:	Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, New York 10281
Attention: William P. McInerney, Esq.
Facsimile No.: (212) 504-6666

If to Borrower to:

c/o HVM L.L.C.
11525 North Community House Road
Charlotte, North Carolina 28277
	Attention:	Chief Legal Officer
Facsimile No.: (980) 335-3089
Attention: Chief Financial Officer
Facsimile No.: (980) 345-2090

with a copy to:	Centerbridge Partners, L.P.
375 Park Avenue
New York, New York 10152
Attention: William D. Rahm
Facsimile No.: (212) 672-5001
Attention: General Counsel and Scott Hopson
Facsimile No.: (212) 672-4501 and (212) 672-4526

and a copy to:	Paulson & Co. Inc.
1251 Avenue of the Americas, 50th Floor
New York, New York 10020
Attention: Michael Barr
Facsimile No.: (212) 351-5892
Attention: General Counsel
Facsimile No.: (212) 977-9505

and a copy to:	The Blackstone Group
345 Park Avenue
New York, New York 10154
Attention: A.J. Agarwal
Facsimile No.: (212) 583-5725
Attention: General Counsel
Facsimile No.: (646) 253-8983
Attention: William J. Stein
Facsimile No.: (212) 583-5726

and a copy to:	Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza New York, New York 10004
Attention: Harry R. Silvera, Esq.
Facsimile No.: (212) 859-4000

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day; or in the case of telecopy, upon sender’s receipt of a machine-generated confirmation of successful transmission after advice by telephone to recipient that a telecopy notice is forthcoming.

Section 10.7 Trial by Jury. BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

Section 10.8 Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 10.9 Severability. Wherever possible, each provision of this Agreement and every other Loan Document shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or any other Loan Document, as applicable.

Section 10.10 Preferences; Fiduciary Duties. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender. Lender hereby waives any and all claims (and its right to bring any such claims, either directly or derivatively) against the directors, managers, or trustees, as applicable, of Borrower alleging breach of fiduciary duty by reason of any failure by such directors, managers, or trustees to vote to commence a voluntary bankruptcy case by any Borrower while Borrower is allegedly insolvent or is within the “zone of insolvency” as defined by, and interpreted under, the laws of the State of Delaware and Lender agrees that it shall not commence or prosecute, either directly or derivatively, any action based on such claims.

Section 10.11 Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower are not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waive the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 10.12 Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

Section 10.13 Expenses; Indemnity. (a) Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of written notice from Lender for all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby (other than the Securitization) and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Collateral) subject, however, to the terms and provisions of Section 9.1.3 hereof; (ii) Borrower’s ongoing performance of and compliance with Borrower’s respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters reasonably requested by Lender; (v) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement (other than the Securitization); (vi) the filing and recording fees and expenses, the premiums and other costs and expenses associated with obtaining the UCC Title Insurance Policy and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Collateral, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Collateral (including any fees and expenses reasonably incurred by or payable to Servicer or a trustee in connection with the transfer of the Loan to a special servicer upon Servicer’s anticipation of a Default or Event of Default, liquidation fees, workout fees, special servicing fees, operating advisor fees or any other similar fees and interest payable on advances made by the Servicer with respect to delinquent debt service payments or expenses of curing Borrowers’ defaults under the Loan Documents), or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings or any other amounts required under Section 9.7; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any cost and expenses due and payable to Lender may be paid from any amounts in the Debt Service Account.

(b) Borrower shall indemnify, defend and hold harmless Lender from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the “Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

(c) Borrower covenants and agrees to pay for or, if Borrower fails to pay, to reimburse Lender for, any fees and expenses incurred by any Rating Agency in connection with any Rating Agency review of the Loan, the Loan Documents or any transaction contemplated thereby or any consent, approval, waiver or confirmation obtained from such Rating Agency pursuant to the terms and conditions of this Agreement or any other Loan Document and Lender shall be entitled to require payment of such fees and expenses as a condition precedent to the obtaining of any such consent, approval, waiver or confirmation.

Section 10.14 Schedules and Exhibits Incorporated. The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 10.15 Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 10.16 No Joint Venture or Partnership; No Third Party Beneficiaries. (a) Borrower, and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower, and Lender nor to grant Lender any interest in the Collateral other than that of pledgee, beneficiary or lender.

(b) This Agreement and the other Loan Documents are solely for the benefit of Lender, Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender, Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

Section 10.17 Publicity. All news releases, publicity or advertising by Borrower or their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender or any of their Affiliates shall be subject to the prior written approval of Lender.

Section 10.18 Cross-Default; Cross-Collateralization; Waiver of Marshalling of Assets. (a) Borrower acknowledges that Lender has made the Loan to Borrower upon the security of its collective interest in the Collateral and in reliance upon the aggregate of the Collateral taken together being of greater value as collateral security than the sum of the individual portions of the Collateral taken separately.

(b) To the fullest extent permitted by law, Borrower for itself and its respective successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s partners members or others with interests in Borrower, and of the Collateral, and shall not assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Collateral for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Collateral in preference to every other claimant whatsoever. In addition, Borrower, for itself and its successors and assigns, waives in the event of foreclosure upon any or all of the Collateral, any equitable right otherwise available to Borrower which would require the separate sale of any portion of the Collateral or require Lender to exhaust its remedies against any portion of the Collateral or any combination of portions of the Collateral before proceeding against any other portion of the Collateral or combination of the Collateral; and further in the event of such foreclosure Borrower does hereby expressly consent to and authorize, at the option of Lender, the foreclosure and sale either separately or together of all or any portion of any combination of the Collateral.

Section 10.19 Waiver of Counterclaim. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

Section 10.20 Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower and Borrower hereby irrevocably waive the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower, or their respective Affiliates.

Section 10.21 Brokers and Financial Advisors. Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower, or Lender in connection with the transactions contemplated herein. The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

Section 10.22 Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, among Borrower, and Lender are superseded by the terms of this Agreement and the other Loan Documents.

Section 10.23 Joint and Several Liability. (a) The obligations and representations of Borrower hereunder are joint and several. Each Individual Borrower hereby jointly and severally waives presentment, demand, notice, protest and all other suretyship defenses generally and agrees that (i) any renewal, extension or postponement of the time of payment or any other indulgence, (ii) any modification, supplement or alteration of any of the obligations of any Individual Borrower hereunder, or (iii) any substitution, exchange or release of collateral or the addition or release of any Person primarily or secondarily liable hereunder, may be effected without notice to any Individual Borrower or Property Owner, and without releasing any Individual Borrower from any liability hereunder.

(b) The parties hereto acknowledge that the defined term “Borrower” (as well as the defined term defining each other Collective Group) has been defined to collectively include each Individual Borrower (and in the case of each Collective Group, defined to collectively include each member of the same). It is the intent of the parties hereto in determining whether (a) a breach of a representation or a covenant has occurred, (b) there has occurred a Default or Event of Default, or (c) an event has occurred which would create recourse obligations under Section 9.3 of this Agreement, that any such breach, occurrence or event with respect to any Individual Borrower (or with respect to any single member of a Collective Group) shall be deemed to be such a breach, occurrence or event with respect to all Individual Borrowers (and in the case of each Collective Group, each member of the same) and that all Individual Borrowers need not have been involved with such breach, occurrence or event in order for the same to be deemed such a breach, occurrence or event with respect to every Individual Borrower (and likewise that each member of a Collective Group need not have been involved with such breach, occurrence or event in order for the same to be deemed such a breach, occurrence or event with respect to such Collective Group). The term “Collective Group” as used in this Agreement shall refer to each of the groups of entities represented in this Agreement by the following defined terms: Mortgage Borrower, Mezzanine A Borrower, Mezzanine B Borrower and Guarantor. The obligations and liabilities of each Individual Borrower shall be joint and several. Nothing in this Section 10.23 shall be deemed to create any liability (joint, several or otherwise) on the part of (i) any Individual Borrower in respect of any amounts outstanding under the Mortgage Loan or the Other Mezzanine Loans or (ii) any Individual Mortgage Borrower or Other Mezzanine Borrower in respect of any amounts outstanding under the Loan.

(c) The parties hereto acknowledge and agree that if for any reason Maryland Owner is deemed or determined to not hold legal title to the Maryland Properties or is in any other way disregarded as the legal owner of the Maryland Properties, then Maryland Beneficiary shall be deemed to be “Maryland Owner” for all purposes hereunder and under the other Loan Documents.

(d) The parties hereto acknowledge and agree that if for any reason Canadian Owner is deemed or determined to not hold legal title to the Canadian Properties or is in any other way disregarded as the legal owner of the Canadian Properties, then Canadian Beneficiary shall be deemed to be “Canadian Owner” for all purposes hereunder and under the other Loan Documents.

Section 10.24 Co-Lenders. (a) Borrower hereby acknowledges and agrees that notwithstanding the fact that the Loan may be serviced by Servicer, prior to a Securitization of the entire Loan, all requests for approval and consents hereunder and in every instance in which Lender’s consent or approval is required, each of Borrower shall be required to obtain the consent and approval of each Co-Lender and all copies of documents, reports, requests and other delivery obligations of Borrower required hereunder shall be delivered by Borrower to each Co-Lender.

(b) Following the Closing Date (i) the liabilities of Lender shall be several and not joint, (ii) neither Co-Lender shall be responsible for the obligations of the other Co-Lender, and (iii) each Co-Lender shall be liable to Borrower only for their respective Ratable Share of the Loan. Notwithstanding anything to the contrary herein, all indemnities by Borrower and obligations for costs, expenses, damages or advances set forth herein shall run to and benefit each Co-Lender in accordance with its Ratable Share.

(c) Each Co-Lender agrees that it has, independently and without reliance on the other Co-Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower, and their respective Affiliates and decision to enter into this Agreement and that it will, independently and without reliance upon the other Co-Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Loan Document.

Section 10.25 Certain Additional Rights of Lender. Notwithstanding anything to the contrary contained in this Agreement, Lender shall have:

(a) upon not less than fifteen (15) Business Days’ prior written notice to Borrower, the right to request and to hold a meeting at Lender’s office in New York, New York no more than four (4) times during any calendar year to consult with an officer of Borrower that is familiar with the financial condition of each Borrower, Senior Mezzanine Borrower and Mortgage Borrower and the other Mortgage Loan Parties and the operation of the Individual Properties regarding such significant business activities and business and financial developments of Borrower, Senior Mezzanine Borrower and Mortgage Borrower and the other Mortgage Loan Parties as are specified by Lender in writing in the request for such meeting; provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of hazardous substances; and

(b) the right, in accordance with the terms of this Agreement, to examine the books and records of Borrower, Senior Mezzanine Borrower and Mortgage Borrower and the other Mortgage Loan Parties at any reasonable times upon reasonable notice no more than four (4) times during any calendar year, provided that any such examination shall be conducted so as not to unreasonably interfere with the business of Borrower, Senior Mezzanine Borrower, Mortgage Borrower or the other Mortgage Loan Parties, guests or any Tenants or other occupants of any Individual Property.

The rights described above in this Section 10.25 may be exercised by Lender on behalf of any Person which Controls Lender.

Section 10.26 Discounted Payoff.

(a) Notwithstanding anything to the contrary contained in this Agreement and without any obligation on the part of Borrower, Mortgage Borrower or any Other Mezzanine Borrower to make, or any Lender, Mortgage Lender or Other Mezzanine Lender to accept, a Discounted Payoff under this Loan Agreement, the Mortgage Loan Agreement or any Other Mezzanine Loan Agreement, as applicable, Mortgage Borrower, each Other Mezzanine Borrower shall be permitted to prepay at a discount any portion of the Mortgage Loan or related Other Mezzanine Loan, as applicable (each a “Discounted Payoff”); provided that, no Mortgage Event of Default is continuing, Mezzanine A Loan Default is continuing, no Mezzanine B Loan Default and no Event of Default is continuing, and provided further that Mortgage Lender or the applicable Other Mezzanine Lender, as applicable, receiving such Discounted Payoff agrees to accept such Discounted Payoff. Notwithstanding anything to the contrary contained in this Agreement, any prepayments made by Mortgage Borrower or an Other Mezzanine Borrower in connection with a Discounted Payoff shall be applied solely to reduce the portion of the Mortgage Loan or related Other Mezzanine Loan, as applicable, held by the Other Mezzanine Lender, as applicable, or participant in such Other Mezzanine Loan accepting such Discounted Payoff by an amount equal to the Face Amount. Notwithstanding such Discounted Payoff, the Mortgage Loan, applicable Other Mezzanine Loan, as applicable, shall be deemed to remain outstanding at the amount of principal then outstanding immediately prior to such Discounted Payoff for purposes of calculating Debt Yield.

(b) Borrower acknowledges and agrees that any Discounted Payoff of the Mortgage Loan or any Other Mezzanine Loan, as applicable, shall in no event be characterized by Borrower as a purchase of an interest in the Mortgage Loan related Other Mezzanine Loan, as applicable.

(c) Lender acknowledges that in connection with each Discounted Payoff, the Mortgage Loan Agreement or applicable Other Mezzanine Loan Agreement, as applicable, shall be automatically amended, without any action or additional documentation required to be executed by the Mortgage Lender, applicable Other Mezzanine Lender, as applicable or Mortgage Borrower or the applicable Other Mezzanine Borrower, as applicable, to reduce the applicable Mortgage Release Amount or Other Mezzanine Release Amount, as applicable, with respect to each Property for the Mortgage Loan or such Other Mezzanine Loan, as applicable, by a fraction, expressed as a percentage, the numerator of which is the applicable Face Amount and the denominator of which is the outstanding principal amount of the Mortgage Loan or the applicable Other Mezzanine Loan, as applicable, as of such date immediately prior to such Discounted Payoff.

(d) Lender acknowledges that any intercreditor or co-lender arrangements among Lender, Mortgage Lender and/or the Other Mezzanine Lenders shall permit Discounted Payoffs of a portion of the Mortgage Loan or an Other Mezzanine Loan, as applicable, without requiring the consent of Lender, Mortgage Lender, any Other Mezzanine Lenders or any participants or holders of the Mortgage Loan or any Other Mezzanine Loan, as applicable.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized representatives, all as of the day and year first above written.

BORROWER:

ESH MEZZANINE C LLC, a Delaware limited liability company

By:

	Name:	William D. Rahm
	Title:	Authorized Signatory

ESH CANADA MEZZANINE C LLC, a Delaware limited liability company

By:

	Name:	William D. Rahm
	Title:	Authorized Signatory

MEZZANINE C Loan Agreement

BORROWER:

ESH MEZZANINE C-2 LLC, a Delaware limited liability company

By:

	Name:	William D. Rahm
	Title:	Authorized Signatory

ESH CANADA MEZZANINE C-2 LLC, a Delaware limited liability company

By:

	Name:	William D. Rahm
	Title:	Authorized Signatory

MEZZANINE C-2 Loan Agreement

LENDER:

JP MORGAN CHASE BANK, NATIONAL ASSOCIATION, a banking association chartered under the laws of the United States of America

By:

Name:
Title:

MEZZANINE Loan Agreement

GERMAN AMERICAN CAPITAL CORPORATION

By:

	Name:	Robert W. Pettinato
	Title:	Managing Director

By:

	Name:	Stephen H. Choe
	Title:	Director

MEZZANINE Loan Agreement

CITIGROUP GLOBAL MARKETS REALTY CORP.

By:

	Name:	Harry Kramer
	Title:	Authorized Signatory

MEZZANINE Loan Agreement

BANK OF AMERICA, N.A.

By:

	Name:	Steven Wasser
	Title:	Managing Director

MEZZANINE Loan Agreement

GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership

By:	Goldman Sachs Real Estate Funding Corp., a New York corporation, its General Partner

By:

	Name:	Rene J. Theriault
	Title:	Vice President

MEZZANINE Loan Agreement

SCHEDULE I

Reserved

SCH. I-1

SCHEDULE II

Reserved

SCH. II-1

SCHEDULE III

Reserved

SCH. III-1

SCHEDULE IV

(Trademark License Agreements)

1.	Trademark License Agreement, dated as of October 8, 2010, by and between ESH Strategies Branding LLC and ESA P Portfolio Operating Lessee Inc., as amended by the First Amendment to Trademark License Agreement, dated as of November 30, 2012, by and between ESH Strategies Branding LLC and ESA P Portfolio Operating Lessee Inc.

2.	Trademark License Agreement, dated as of October 8, 2010, by and between ESH Strategies Branding LLC and ESA Canada Operating Lessee Inc., as amended by the First Amendment to Trademark License Agreement, dated as of November 30, 2012, by and between ESH Strategies Branding LLC and ESA Canada Operating Lessee Inc.

SCH. IV-1

SCHEDULE V

(Maryland Properties)

1.	12450 Milestone Center Dr., Germantown
County: Montgomery
Site # 2405

2.	1500 Aero Drive, Linthicum
County: Anne Arundel
Site # 658

3.	201 Professional Drive, Gaithersburg
County: Montgomery
Site # 2529

4.	46565 Expedition Park Drive, Lexington Park
County: St. Mary’s
Site # 2549

5.	5240 Westview Drive, Frederick
County: Frederick
Site # 2530

6.	6620 Eli Whitney Drive, Columbia
County: Howard
Site # 56

7.	8870 Columbia 100 Parkway, Columbia
County: Howard
Site # 699

8.	104 Chesapeake Centre Ct., Glen Burnie
County: Anne Arundel
Site # 2781

9.	1361 James Way, Bel Air
County: Harford
Site # 2802

10.	205 Professional Drive, Gaithersburg
County: Montgomery
Site # 2528

SCH. V-1

11.	8550 Washington Blvd., Jessup
County: Howard
Site # 2787

12.	8890 Stanford Blvd., Columbia
County: Howard
Site # 9817

13.	9401 Largo Drive West, Landover
County: Prince George’s
Site # 767

14.	9704 Beaver Dam Road, Timonium
County: Baltimore
Site # 2503

15.	1 Womack Drive, Annapolis
County: Anne Arundel
Site # 2705

16.	120 Admiral Cochrane Drive, Annapolis
County: Anne Arundel
Site # 9660

17.	2621 Research Blvd., Rockville
County: Montgomery
Site # 9662

SCH. V-2

SCHEDULE VI

Reserved.

SCH. VI-1

SCHEDULE VII

(Ratable Share)

JPMorgan Chase Bank, National Association	30.0000000000%

German American Capital Corporation	30.0000000000%

Citigroup Global Markets Realty Corp.	13.3333333334%

Bank of America, N.A.	13.3333333334%

Goldman Sachs Mortgage Company	13.3333333334%

SCH. VII-1

SCHEDULE VIII

(Release Amounts)

ID	File Name	Local	State	Mezz C
1	Lexington - Patchen Village	Lexington	KY	$60,000
2	Lexington - Tates Creek	Lexington	KY	$137,000
3	Cincinnati - Springdale - Tri-County Mall	Cincinnati	OH	$60,000
4	Louisville - Hurstbourne	Louisville	KY	$89,000
5	Louisville - St. Matthews	Louisville	KY	$71,000
6	Cincinnati - Fairfield	Cincinnati	OH	$125,000
7	Columbus - East	Columbus (OH)	OH	$119,000
8	Dayton - South	Dayton	OH	$208,000
9	Columbus - Sawmill Rd.	Columbus (OH)	OH	$83,000
10	Knoxville - West Hills	Knoxville	TN	$143,000
11	Indianapolis - North	Indianapolis	IN	$149,000
12	Memphis - Apple Tree	Memphis	TN	$95,000
13	Nashville - Brentwood	Nashville	TN	$161,000
14	Indianapolis - Northwest - College Park	Indianapolis	IN	$95,000
15	Cincinnati - Blue Ash - Reagan Highway	Cincinnati	OH	$143,000
16	St. Louis - Airport	St. Louis	MO	$83,000
17	Nashville - Airport	Nashville	TN	$214,000
18	St. Louis - Westport	St. Louis	MO	$137,000
19	Greenville - Haywood Mall	Greenville/Spartanburg (SC)	SC	$119,000
20	Charlotte - Tyvola Rd. - Executive Park	Charlotte	NC	$184,000
21	Greensboro - Wendover Ave.	Greensboro	NC	$77,000
22	Columbia - West	Columbia (SC)	SC	$119,000
23	Montgomery - Carmichael Rd.	Montgomery	AL	$77,000
24	Charlotte-University Place-E. McCullough Dr	Charlotte	NC	$137,000
25	Birmingham - Inverness	Birmingham	AL	$89,000
26	Raleigh - Cary - Harrison Ave.	Raleigh/Durham	NC	$119,000
27	Birmingham - Wildwood	Birmingham	AL	$131,000
28	Cincinnati - Florence	Cincinnati	KY	$125,000
29	Charleston - North Charleston	Charleston	SC	$172,000
30	Raleigh - North Raleigh	Raleigh/Durham	NC	$101,000
31	Durham - Research Triangle Park	Raleigh/Durham	NC	$71,000
32	Jackson - Ridgeland	Jackson (MS)	MS	$149,000
33	Akron - Copley	Akron	OH	$143,000
34	Dayton - Fairborn	Dayton	OH	$214,000
35	Evansville - East	Evansville	IN	$214,000
36	Fort Wayne - North	Ft. Wayne	IN	$137,000
37	Memphis - Cordova	Memphis	TN	$184,000
38	Atlanta - Peachtree Corners	Atlanta	GA	$125,000
39	Tulsa - Central	Tulsa	OK	$167,000
40	St. Louis - Earth City	St. Louis	MO	$119,000
41	Toledo - Maumee	Toledo	OH	$149,000
42	Atlanta - Alpharetta - Northpoint	Atlanta	GA	$131,000
43	Newport News - I-64 - Jefferson Avenue	Norfolk/Va Beach	VA	$190,000
44	Richmond - Innsbrook	Richmond	VA	$256,000

SCH. VIII-1

45	Dallas - Market Center	Dallas/Ft. Worth	TX	$274,000
46	Dallas - Arlington	Dallas/Ft. Worth	TX	$262,000
47	Cleveland - Airport - North Olmsted	Cleveland	OH	$167,000
48	South Bend - Mishawaka	South Bend	IN	$119,000
49	Houston - Northwest	Houston	TX	$303,000
50	Oklahoma City - Northwest	Oklahoma City	OK	$214,000
51	Little Rock - West	Little Rock	AR	$214,000
52	Dallas - Plano - Plano Parkway	Dallas/Ft. Worth	TX	$184,000
53	Cleveland - Middleburg Heights	Cleveland	OH	$167,000
54	Omaha - West	Omaha	NE	$262,000
55	Rockford - East	Rockford (IL)	IL	$190,000
56	Columbia - Gateway Drive	Baltimore	MD	$369,000
57	Des Moines - West Des Moines	Des Moines	IA	$268,000
58	Detroit - Warren	Detroit	MI	$143,000
59	Cleveland - Westlake	Cleveland	OH	$196,000
60	Tallahassee - Killearn	Tallahassee	FL	$137,000
61	Atlanta - Kennesaw	Atlanta	GA	$161,000
62	Houston - Reliant Pk. - La Concha Ln.	Houston	TX	$345,000
63	Macon - North	Macon	GA	$131,000
64	Houston - Westchase - Westheimer	Houston	TX	$369,000
65	Atlanta - Vinings	Atlanta	GA	$268,000
100	Spartanburg - Asheville Hwy.	Greenville/Spartanburg (SC)	SC	$149,000
102	Columbus - Airport	Columbus (GA)	GA	$363,000
106	Raleigh - North Raleigh	Raleigh/Durham	NC	$268,000
111	Washington, D.C. - Chantilly - Dulles South	DC/No Va/MD	VA	$357,000
115	Charleston - Airport - North Charleston	Charleston	SC	$321,000
121	Knoxville - Cedar Bluff	Knoxville	TN	$274,000
123	Huntsville - U.S. Space and Rocket Center	Huntsville (AL)	AL	$285,000
124	Montgomery - Eastern Blvd.	Montgomery	AL	$226,000
125	Chattanooga - Airport	Chattanooga	TN	$256,000
127	Fayetteville - Owen Dr.	Fayetteville (NC)	NC	$517,000
131	Columbia - Ft. Jackson	Columbia (SC)	SC	$262,000
132	Greenville - Airport	Greenville/Spartanburg (SC)	SC	$238,000
140	Newport News - Oyster Point	Norfolk/Va Beach	VA	$238,000
145	Little Rock - West	Little Rock	AR	$208,000
150	Fremont - Newark	San Jose	CA	$904,000
153	Chicago - Buffalo Grove - Deerfield	Chicago	IL	$422,000
155	Mobile - Spring Hill	Mobile (AL)	AL	$196,000
161	Raleigh - RDU Airport	Raleigh/Durham	NC	$232,000
163	Nashville - Airport - Briley Pkwy.	Nashville	TN	$149,000
172	St. Louis - St. Peters	St. Louis	MO	$268,000
174	Orlando - Convention Center - Westwood Blvd.	Orlando	FL	$262,000
175	Chesapeake - Crossways Blvd.	Norfolk/Va Beach	VA	$399,000
180	Columbia - West	Columbia (SC)	SC	$167,000
186	Wilmington - New Centre Drive	Wilmington (NC)	NC	$220,000
201	Durham - University	Raleigh/Durham	NC	$250,000
206	Charlotte - Tyvola Rd.	Charlotte	NC	$291,000
223	Charleston - Mt. Pleasant	Charleston	SC	$446,000

SCH. VIII-2

231	Asheville - Tunnel Rd.	Asheville (NC)	NC	$339,000
232	Raleigh - Cary - Regency Parkway	Raleigh/Durham	NC	$256,000
247	Fort Wayne - South	Ft. Wayne	IN	$238,000
280	Greensboro - Wendover Ave.	Greensboro	NC	$262,000
291	Roanoke - Airport	Roanoke (VA)	VA	$161,000
295	Lexington - Nicholasville Road	Lexington	KY	$208,000
302	Pensacola - University Mall	Pensacola (FL)	FL	$184,000
303	St. Petersburg - Clearwater	Tampa/St. Petersburg	FL	$303,000
305	Nashville - Brentwood	Nashville	TN	$351,000
307	Denver - Tech Center South	Denver	CO	$226,000
308	Los Angeles - South	Los Angeles	CA	$625,000
309	Sacramento - Roseville	Sacramento	CA	$410,000
311	Colorado Springs - West	Colorado Springs	CO	$274,000
315	Nashville - Airport	Nashville	TN	$297,000
316	Phoenix - Airport	Phoenix	AZ	$214,000
317	Phoenix - Mesa	Phoenix	AZ	$232,000
325	Louisville - Dutchman	Louisville	KY	$172,000
328	Fort Lauderdale - Deerfield Beach	Ft Lauderdale/Boca Raton	FL	$422,000
331	Jackson - North	Jackson (MS)	MS	$119,000
335	Portland - Beaverton - Eider Court	Portland (OR)	OR	$529,000
341	Portland - Vancouver	Portland (OR)	WA	$369,000
352	Salt Lake City - Sandy	Salt Lake City	UT	$410,000
355	Los Angeles - La Mirada	Los Angeles	CA	$482,000
356	Los Angeles - Torrance	Los Angeles	CA	$803,000
361	Pleasant Hill - Buskirk Ave.	Oakland/East Bay	CA	$827,000
362	Salt Lake City - West Valley Center	Salt Lake City	UT	$416,000
370	Winston-Salem - Hanes Mall Blvd.	Winston-Salem	NC	$220,000
371	Charlotte - Pineville - Park Rd	Charlotte	NC	$321,000
373	Atlanta - Clairmont	Atlanta	GA	$339,000
379	Salt Lake City - Union Park	Salt Lake City	UT	$345,000
381	Gainesville - I-75	Gainesville (FL)	FL	$297,000
382	Atlanta - Marietta - Windy Hill	Atlanta	GA	$232,000
396	Orange County - Lake Forest	Orange County (CA)	CA	$678,000
399	Portland - Gresham	Portland (OR)	OR	$333,000
409	Seattle - Federal Way	Seattle	WA	$309,000
410	Richmond - I-64 - West Broad Street	Richmond	VA	$232,000
413	Albuquerque - Northeast	Albuquerque	NM	$167,000
414	Phoenix - Peoria	Phoenix	AZ	$250,000
417	Charlotte - University Place	Charlotte	NC	$250,000
418	Seattle - Renton	Seattle	WA	$500,000
421	Sacramento - Point East Dr.	Sacramento	CA	$161,000
450	Memphis - Sycamore View	Memphis	TN	$250,000
453	Philadelphia - Bensalem	Philadelphia	PA	$387,000
454	Philadelphia - Maple Shade	Philadelphia	NJ	$208,000
455	Philadelphia - Cherry Hill	Philadelphia	NJ	$274,000
463	Philadelphia - Malvern - Great Valley	Philadelphia	PA	$345,000
478	Washington, D.C. - Sterling	DC/No Va/MD	VA	$357,000
479	Philadelphia - Mt. Laurel - Crawford Place	Philadelphia	NJ	$202,000
480	Virginia Beach - Independence Blvd.	Norfolk/Va Beach	VA	$440,000
486	Fresno - North	Fresno (CA)	CA	$476,000

SCH. VIII-3

494	Orange County - Huntington Beach	Orange County (CA)	CA	$541,000
501	Albany - SUNY	Albany (NY)	NY	$440,000
503	Rochester - Henrietta	Rochester (NY)	NY	$387,000
504	Syracuse - Dewitt	Syracuse (NY)	NY	$333,000
507	Pittsburgh - Carnegie	Pittsburgh	PA	$446,000
510	Chicago - Downers Grove	Chicago	IL	$428,000
521	Kansas City - Overland Park	Kansas City	KS	$220,000
522	Kansas City - Airport	Kansas City	MO	$149,000
525	Chicago - Itasca	Chicago	IL	$232,000
526	Merrillville - US Rte. 30	Chicago	IN	$416,000
527	Detroit - Livonia	Detroit	MI	$137,000
530	Chicago - Rolling Meadows	Chicago	IL	$238,000
532	Chicago - Burr Ridge	Chicago	IL	$428,000
541	Chicago - Elmhurst	Chicago	IL	$363,000
547	Philadelphia - Airport	Philadelphia	PA	$583,000
552	Detroit - Madison Heights	Detroit	MI	$196,000
553	Akron - Copley	Akron	OH	$226,000
554	Buffalo - Amherst	Buffalo	NY	$488,000
555	Cincinnati - Sharonville	Cincinnati	OH	$137,000
557	Milwaukee - Wauwatosa	Milwaukee	WI	$351,000
561	Kansas City - South	Kansas City	MO	$131,000
562	Kansas City - Independence	Kansas City	MO	$119,000
564	Toledo - Holland	Toledo	OH	$226,000
565	Cincinnati - Springdale - I-275	Cincinnati	OH	$184,000
574	Edison - Raritan Center	Newark (NJ)	NJ	$604,000
576	Boston - Danvers	Boston	MA	$517,000
590	Columbus - North	Columbus (OH)	OH	$178,000
600	Detroit - Sterling Heights	Detroit	MI	$184,000
629	Cincinnati - Florence	Cincinnati	KY	$244,000
634	Long Island - Bethpage	New York City	NY	$821,000
640	Chicago - Gurnee	Chicago	IL	$238,000
646	Princeton - South Brunswick	Princeton (NJ)	NJ	$351,000
651	New York City - LaGuardia Airport	New York City	NY	$1,053,000
658	Baltimore - BWI Airport	Baltimore	MD	$494,000
659	Cincinnati - Covington	Cincinnati	KY	$315,000
660	Chicago - Naperville	Chicago	IL	$434,000
670	Detroit - Ann Arbor	Detroit	MI	$280,000
675	Detroit - Auburn Hills	Detroit	MI	$250,000
677	Chicago - O’Hare	Chicago	IL	$303,000
679	Appleton - Fox Cities	Appleton (WI)	WI	$256,000
680	Detroit - Novi	Detroit	MI	$345,000
681	Columbus - Dublin	Columbus (OH)	OH	$268,000
691	St. Louis - Airport	St. Louis	MO	$172,000
696	Red Bank - Middletown	Red Bank (NJ)	NJ	$410,000
699	Columbia - Columbia 100 Parkway	Baltimore	MD	$488,000
700	St. Louis - Westport	St. Louis	MO	$285,000
701	Springfield - South	Springfield (MO)	MO	$244,000
731	Madison - West	Madison (WI)	WI	$375,000
733	Minneapolis - Bloomington	Minneapolis	MN	$393,000
734	Minneapolis - Eden Prairie	Minneapolis	MN	$309,000

SCH. VIII-4

737	Minneapolis - Maple Grove	Minneapolis	MN	$297,000
745	Minneapolis - Airport - Eagan	Minneapolis	MN	$309,000
752	Rockford - East	Rockford (IL)	IL	$339,000
753	Chicago - Waukegan	Chicago	IL	$101,000
763	Long Island - Melville	New York City	NY	$1,035,000
765	Rochester - Greece	Rochester (NY)	NY	$351,000
767	Washington, D.C. - Landover	DC/No Va/MD	MD	$541,000
768	Washington, D.C. - Alexandria - Landmark	DC/No Va/MD	VA	$565,000
780	Detroit - Farmington Hills	Detroit	MI	$226,000
785	Milwaukee - Waukesha	Milwaukee	WI	$339,000
788	Atlanta - Gwinnett Place	Atlanta	GA	$149,000
789	Tampa - North - USF/Attractions	Tampa/St. Petersburg	FL	$291,000
802	Seattle - Kent	Seattle	WA	$381,000
805	Tacoma - Fife	Tacoma (WA)	WA	$339,000
806	Seattle - Tukwila	Seattle	WA	$345,000
810	Seattle - Lynnwood	Seattle	WA	$470,000
815	Seattle - Everett - North	Seattle	WA	$387,000
817	Spokane - Valley	Spokane	WA	$131,000
824	Seattle - Bellevue - Downtown	Seattle	WA	$797,000
828	Boise - Airport	Boise	ID	$184,000
831	Tacoma - South	Tacoma (WA)	WA	$452,000
838	Eugene - Springfield	Eugene (OR)	OR	$256,000
851	Phoenix - West	Phoenix	AZ	$89,000
854	Los Angeles - Valencia	Los Angeles	CA	$589,000
860	Las Vegas - Valley View	Las Vegas	NV	$494,000
861	Las Vegas - Boulder Highway	Las Vegas	NV	$125,000
869	Fort Lauderdale-Cypress Creek-Andrews Ave	Ft Lauderdale/Boca Raton	FL	$381,000
876	Tulsa - Central	Tulsa	OK	$262,000
877	Oklahoma City - Airport	Oklahoma City	OK	$262,000
884	Jacksonville - Butler Blvd.	Jacksonville (FL)	FL	$167,000
885	Denver - Cherry Creek	Denver	CO	$297,000
886	El Paso - Airport	El Paso	TX	$369,000
898	San Jose - Milpitas	San Jose	CA	$809,000
901	Denver - Lakewood South	Denver	CO	$297,000
902	Phoenix - Chandler	Phoenix	AZ	$262,000
903	Sacramento - White Rock Rd.	Sacramento	CA	$285,000
911	Los Angeles - Ontario Airport	Los Angeles	CA	$625,000
916	Los Angeles - Arcadia	Los Angeles	CA	$642,000
919	Bakersfield - California Avenue	Bakersfield	CA	$375,000
931	Livermore - Airway Blvd.	Oakland/East Bay	CA	$470,000
932	Los Angeles - Long Beach	Los Angeles	CA	$892,000
936	Sacramento - Northgate	Sacramento	CA	$232,000
939	Sacramento - Arden Way	Sacramento	CA	$339,000
942	Phoenix - Scottsdale	Phoenix	AZ	$387,000
951	San Diego - Oceanside	San Diego	CA	$553,000
974	Los Angeles - San Dimas	Los Angeles	CA	$523,000
976	Santa Rosa - South	Santa Rosa (CA)	CA	$440,000
977	Tucson - Grant Road	Tucson	AZ	$375,000
979	Tucson - Butterfield Drive	Tucson	AZ	$107,000
981	Santa Barbara - Calle Real	Santa Barbara (CA)	CA	$928,000

SCH. VIII-5

985	Shreveport - Bossier City	Shreveport (LA)	LA	$184,000
986	Lake Charles - Sulphur	Lake Charles (LA)	LA	$119,000
990	Atlanta - Marietta - Canton Road	Atlanta	GA	$95,000
991	Atlanta - Jimmy Carter Blvd.	Atlanta	GA	$190,000
992	Atlanta - Norcross	Atlanta	GA	$125,000
993	Atlanta - Riverdale	Atlanta	GA	$60,000
994	Denver - Lakewood West	Denver	CO	$357,000
995	Kansas City - Lenexa - 95th St.	Kansas City	KS	$83,000
996	Atlanta - Lawrenceville	Atlanta	GA	$238,000
1015	Hartford - Farmington	Hartford (CT)	CT	$434,000
1020	Boston - Westborough	Boston	MA	$339,000
1023	Boston - Westborough	Boston	MA	$363,000
1028	Boston - Tewksbury	Boston	MA	$458,000
1029	Boston - Braintree	Boston	MA	$708,000
1087	Boston - Nashua	Nashua (NH)	NH	$399,000
1091	Portland - Scarborough	Portland (ME)	ME	$280,000
1113	Providence - Airport - Warwick	Providence	RI	$321,000
1114	Providence - Airport - West Warwick	Providence	RI	$381,000
1116	Hartford - Manchester	Hartford (CT)	CT	$482,000
1122	Hartford - Meriden	Hartford (CT)	CT	$351,000
1137	Providence - East Providence	Providence	RI	$494,000
1140	Boston - Norton	Boston	MA	$458,000
1250	Ottawa - Downtown	Ottawa	ON	$1,469,000
1251	Toronto - Vaughan	Toronto	ON	$1,320,000
1252	St. John’s - Downtown	St. John’s	NF	$654,000
1500	Winston-Salem - University Parkway	Winston-Salem	NC	$178,000
1501	Atlanta - Alpharetta - Rock Mill Rd.	Atlanta	GA	$214,000
1502	Atlanta - Morrow	Atlanta	GA	$190,000
1510	Fort Lauderdale - Commercial Blvd.	Ft Lauderdale/Boca Raton	FL	$285,000
1514	Durham - Research Triangle Park	Raleigh/Durham	NC	$178,000
1546	Orlando - UCF Area	Orlando	FL	$220,000
1550	Atlanta - Kennesaw	Atlanta	GA	$256,000
1559	Jacksonville - Riverwalk	Jacksonville (FL)	FL	$268,000
1561	Fort Lauderdale - Convention Center - Marina	Ft Lauderdale/Boca Raton	FL	$678,000
1563	Fort Lauderdale - Cypress Creek - NW 6th Way	Ft Lauderdale/Boca Raton	FL	$280,000
1564	Daytona Beach - International Speedway	Daytona Beach	FL	$172,000
1565	Jacksonville - Butler Blvd.	Jacksonville (FL)	FL	$161,000
1567	Melbourne - Airport	Melbourne (FL)	FL	$297,000
1568	West Palm Beach - Northpoint Corporate Park	West Palm Beach	FL	$262,000
1569	Tampa - Airport - Memorial Hwy	Tampa/St. Petersburg	FL	$226,000
1570	Durham-Research Triangle Park-Miami Blvd No	Raleigh/Durham	NC	$167,000
1571	Charlotte - Pineville - Pineville Matthews Rd	Charlotte	NC	$351,000
1576	Raleigh - Cary - Regency Parkway	Raleigh/Durham	NC	$202,000
1577	Orlando - Universal Studios	Orlando	FL	$315,000
1591	Jacksonville - Camp Lejeune	Jacksonville (NC)	NC	$404,000
1594	Greensboro - Airport	Greensboro	NC	$202,000
1595	Atlanta - Perimeter	Atlanta	GA	$280,000
1596	Fayetteville - Cross Creek Mall	Fayetteville (NC)	NC	$511,000

SCH. VIII-6

1599	Richmond - I-64 - West Broad Street	Richmond	VA	$291,000
1600	Miami - Airport at Doral	Miami	FL	$690,000
1613	Orlando - Universal Studios	Orlando	FL	$333,000
1618	Orlando - Maitland - Pembrook Dr.	Orlando	FL	$220,000
1619	Orlando - Lake Mary	Orlando	FL	$244,000
1620	Washington, D.C. - Fairfax - Fair Oaks	DC/No Va/MD	VA	$399,000
1623	Fort Lauderdale - Plantation	Ft Lauderdale/Boca Raton	FL	$565,000
1632	Orlando - Maitland - Pembrook Dr.	Orlando	FL	$131,000
1639	Orlando - Convention Center - Westwood Blvd.	Orlando	FL	$268,000
1664	Columbus - Bradley Park	Columbus (GA)	GA	$285,000
1740	Miami - Coral Gables	Miami	FL	$648,000
1760	Miami - Brickell - Port of Miami	Miami	FL	$755,000
1762	Miami - Airport - Doral	Miami	FL	$630,000
1796	Savannah - Midtown	Savannah (GA)	GA	$315,000
1805	Tampa - Airport - Spruce Street	Tampa/St. Petersburg	FL	$375,000
1813	Washington, D.C. - Springfield	DC/No Va/MD	VA	$726,000
1821	Washington, D.C. - Herndon - Dulles	DC/No Va/MD	VA	$470,000
1828	Lynchburg - University Blvd.	Lynchburg (VA)	VA	$387,000
1831	Hampton - Coliseum	Norfolk/Va Beach	VA	$262,000
1846	Washington, D.C. - Centreville - Manassas	DC/No Va/MD	VA	$375,000
2503	Baltimore - Timonium	Baltimore	MD	$452,000
2504	Washington, D.C. - Germantown	DC/No Va/MD	MD	$410,000
2506	Philadelphia - Exton	Philadelphia	PA	$369,000
2509	Meadowlands - Rutherford	Northern New Jersey	NJ	$547,000
2511	Pittsburgh - Monroeville	Pittsburgh	PA	$452,000
2516	Ramsey - Upper Saddle River	Northern New Jersey	NJ	$482,000
2522	Philadelphia - Mt. Laurel - Pacilli Place	Philadelphia	NJ	$285,000
2525	Pittsburgh - Airport	Pittsburgh	PA	$393,000
2526	Philadelphia - Airport	Philadelphia	PA	$476,000
2528	Washington, D.C. - Gaithersburg - North	DC/No Va/MD	MD	$363,000
2529	Washington, D.C. - Gaithersburg - South	DC/No Va/MD	MD	$357,000
2530	Frederick - Westview Dr.	Frederick (MD)	MD	$494,000
2546	White Plains - Elmsford	New York City	NY	$928,000
2549	Lexington Park - Pax River	DC/No Va/MD	MD	$309,000
2565	Allentown - Bethlehem	Allentown (PA)	PA	$363,000
2649	Secaucus - Meadowlands	Northern New Jersey	NJ	$855,000
2653	Elizabeth - Newark Airport	Newark (NJ)	NJ	$517,000
2655	Somerset - Franklin	Newark (NJ)	NJ	$399,000
2667	Philadelphia - Horsham - Welsh Rd.	Philadelphia	PA	$422,000
2675	Philadelphia - Plymouth Meeting	Philadelphia	PA	$583,000
2676	Princeton - West Windsor	Princeton (NJ)	NJ	$381,000
2705	Annapolis - Womack Drive	Annapolis (MD)	MD	$440,000
2716	Fishkill - Westage Center	Fishkill (NY)	NY	$404,000
2739	Pittsburgh - West Mifflin	Pittsburgh	PA	$488,000
2742	Mt. Olive - Budd Lake	Northern New Jersey	NJ	$369,000
2781	Baltimore - Glen Burnie	Baltimore	MD	$494,000
2787	Columbia - Laurel - Ft. Meade	Baltimore	MD	$494,000
2802	Baltimore - Bel Air - Aberdeen	Baltimore	MD	$375,000
3503	Des Moines - Urbandale	Des Moines	IA	$280,000
3504	Minneapolis - Brooklyn Center	Minneapolis	MN	$309,000

SCH. VIII-7

3508	Minneapolis - Woodbury	Minneapolis	MN	$351,000
3528	Rochester - South	Rochester (MN)	MN	$178,000
3529	Rochester - North	Rochester (MN)	MN	$184,000
4012	Champaign - Urbana	Champaign (IL)	IL	$321,000
4013	Grand Rapids - Kentwood	Grand Rapids (MI)	MI	$244,000
4014	Indianapolis - Airport	Indianapolis	IN	$149,000
4015	Cincinnati - Blue Ash - Kenwood Road	Cincinnati	OH	$232,000
4016	Chicago - Lansing	Chicago	IL	$553,000
4018	Columbus - Easton	Columbus (OH)	OH	$434,000
4019	St. Louis - O’ Fallon, IL	St. Louis	IL	$208,000
4023	Chicago - Romeoville	Chicago	IL	$327,000
4027	Columbus - Worthington	Columbus (OH)	OH	$268,000
4030	Chicago - Woodfield Mall	Chicago	IL	$363,000
4031	Indianapolis - Castleton	Indianapolis	IN	$178,000
4034	Madison - West	Madison (WI)	WI	$268,000
4038	Detroit - Ann Arbor	Detroit	MI	$184,000
4040	Chicago - Lombard - Oak Brook	Chicago	IL	$321,000
4058	Detroit - Novi	Detroit	MI	$256,000
4061	Chicago - Darien	Chicago	IL	$345,000
4063	Chicago - O’Hare	Chicago	IL	$321,000
4075	Cleveland - Brooklyn	Cleveland	OH	$339,000
4082	Chicago - Lisle	Chicago	IL	$285,000
4095	Chicago - Hanover Park	Chicago	IL	$274,000
4096	Chicago - Hillside	Chicago	IL	$393,000
4120	Dayton - North	Dayton	OH	$256,000
4138	Chicago - Skokie	Chicago	IL	$690,000
4165	Chicago - Vernon Hills - Lake Forest	Chicago	IL	$482,000
4178	Cleveland - Beachwood	Cleveland	OH	$274,000
4179	Detroit - Canton	Detroit	MI	$172,000
4190	Chicago - Schaumburg	Chicago	IL	$280,000
4191	Detroit - Metropolitan Airport	Detroit	MI	$208,000
4192	Detroit - Southfield	Detroit	MI	$137,000
4193	Detroit - Roseville	Detroit	MI	$155,000
4194	Peoria - North	Peoria (Il)	IL	$381,000
4196	South Bend - Mishawaka	South Bend	IN	$172,000
4198	Detroit - Dearborn	Detroit	MI	$244,000
4200	Bloomington - Normal	Bloomington (IL)	IL	$375,000
4206	Chicago - Midway	Chicago	IL	$511,000
5003	Memphis - Mt. Moriah	Memphis	TN	$250,000
5023	Memphis - Poplar Avenue	Memphis	TN	$357,000
5045	Nashville - Vanderbilt	Nashville	TN	$636,000
6000	New Orleans - Metairie	New Orleans	LA	$399,000
6002	Baton Rouge - Sherwood Forest	Baton Rouge	LA	$196,000
6005	Houston - Northwest	Houston	TX	$161,000
6011	Houston - Westchase - Richmond	Houston	TX	$280,000
6012	Houston - West Oaks	Houston	TX	$190,000
6016	Dallas - Greenville Avenue	Dallas/Ft. Worth	TX	$244,000
6022	Dallas - Mesquite	Dallas/Ft. Worth	TX	$196,000
6026	Houston - Willowbrook - HWY 249	Houston	TX	$303,000
6027	Austin - Arboretum	Austin	TX	$351,000

SCH. VIII-8

6028	Austin - West	Austin	TX	$285,000
6029	Houston - The Woodlands	Houston	TX	$422,000
6030	Austin - Round Rock - North	Austin	TX	$238,000
6037	Dallas - Irving	Dallas/Ft. Worth	TX	$167,000
6048	Kansas City - Northeast - Worlds of Fun	Kansas City	MO	$125,000
6049	Lafayette - Airport	Lafayette (LA)	LA	$202,000
6055	Houston - Galleria	Houston	TX	$565,000
6057	Houston - Greenway Plaza	Houston	TX	$559,000
6060	Austin - Downtown - 6th St.	Austin	TX	$749,000
6065	Oklahoma City - NW Expressway	Oklahoma City	OK	$244,000
6066	Houston - NASA - Johnson Space Center	Houston	TX	$327,000
6068	Houston - Katy Freeway	Houston	TX	$363,000
6069	Dallas - Farmers Branch	Dallas/Ft. Worth	TX	$167,000
6070	Corpus Christi - Staples	Corpus Christi (TX)	TX	$393,000
6071	Fort Worth - Fossil Creek	Dallas/Ft. Worth	TX	$256,000
6072	Dallas - Bedford	Dallas/Ft. Worth	TX	$226,000
6073	Dallas - Lewisville	Dallas/Ft. Worth	TX	$303,000
6074	Houston - Greenspoint	Houston	TX	$149,000
6078	El Paso - West	El Paso	TX	$220,000
6081	Austin - Metro	Austin	TX	$196,000
6082	Dallas - Las Colinas - Meadow Creek Dr.	Dallas/Ft. Worth	TX	$268,000
6083	San Antonio - Colonnade	San Antonio	TX	$309,000
6084	Fort Worth - City View	Dallas/Ft. Worth	TX	$214,000
6085	Wichita - East	Wichita (KS)	KS	$172,000
6086	Fort Worth - Fossil Creek	Dallas/Ft. Worth	TX	$178,000
6092	Fort Worth - City View	Dallas/Ft. Worth	TX	$226,000
6110	Fayetteville - Springdale	Fayetteville (AR)	AR	$143,000
6166	New Orleans - Kenner	New Orleans	LA	$541,000
6169	Baton Rouge - Citiplace	Baton Rouge	LA	$440,000
6172	Amarillo - West	Amarillo (TX)	TX	$339,000
6174	Laredo - Del Mar	Laredo (TX)	TX	$404,000
6175	Waco - Woodway	Waco (TX)	TX	$303,000
6178	Austin - Southwest	Austin	TX	$517,000
6187	Lubbock - Southwest	Lubbock (TX)	TX	$285,000
6195	Austin - Northwest - Lakeline Mall	Austin	TX	$268,000
6196	Columbia - Stadium Blvd.	Columbia (MO)	MO	$238,000
6197	Austin - Round Rock - South	Austin	TX	$274,000
7003	Salem - North	Salem (OR)	OR	$184,000
7009	Seattle - Bothell - West	Seattle	WA	$428,000
7010	Seattle - Kent - Des Moines	Seattle	WA	$268,000
7011	Tacoma - Puyallup	Tacoma (WA)	WA	$226,000
7018	Tacoma - Hosmer	Tacoma (WA)	WA	$202,000
7020	Seattle - Everett - Silverlake	Seattle	WA	$381,000
7032	Olympia - Tumwater	Olympia (WA)	WA	$357,000
7062	Seattle - Mukilteo	Seattle	WA	$428,000
7065	Billings - West End	Billings (MT)	MT	$452,000
7066	Seattle - Northgate	Seattle	WA	$553,000
7068	Great Falls - Missouri River	Great Falls (MT)	MT	$357,000
7502	Colorado Springs - Airport	Colorado Springs	CO	$262,000
7508	Denver - Thornton	Denver	CO	$232,000

SCH. VIII-9

7512	Albuquerque - Rio Rancho	Albuquerque	NM	$208,000
7513	Denver - Airport - Aurora	Denver	CO	$143,000
7519	Albuquerque - Airport	Albuquerque	NM	$167,000
7527	Denver - Westminster	Denver	CO	$399,000
7568	Denver - Park Meadows	Denver	CO	$303,000
7570	Reno - South Meadows	Reno (NV)	NV	$285,000
8515	Phoenix - Deer Valley	Phoenix	AZ	$232,000
8523	Los Angeles - Torrance Harbor Gateway	Los Angeles	CA	$785,000
8525	Fresno - West	Fresno (CA)	CA	$137,000
8546	San Jose - Morgan Hill	San Jose	CA	$315,000
8561	Oakland - Alameda Airport	Oakland/East Bay	CA	$381,000
8573	San Diego - Hotel Circle	San Diego	CA	$987,000
8574	Dublin - Hacienda Dr.	Oakland/East Bay	CA	$619,000
8580	Los Angeles - Woodland Hills	Los Angeles	CA	$815,000
8581	Los Angeles - LAX Airport	Los Angeles	CA	$1,053,000
8584	Santa Rosa - North	Santa Rosa (CA)	CA	$553,000
8594	Union City - Dyer St.	Oakland/East Bay	CA	$636,000
8621	Oakland - Alameda	Oakland/East Bay	CA	$868,000
8644	Oakland - Emeryville	Oakland/East Bay	CA	$1,071,000
8654	Fremont - Warm Springs	San Jose	CA	$511,000
8718	San Jose - Santa Clara	San Jose	CA	$648,000
8722	San Jose - Edenvale - North	San Jose	CA	$690,000
8724	Richmond - Hilltop Mall	Oakland/East Bay	CA	$571,000
8738	Orange County - Anaheim Convention Center	Orange County (CA)	CA	$666,000
8743	San Ramon - Bishop Ranch - East	Oakland/East Bay	CA	$749,000
8747	San Jose - Edenvale - South	San Jose	CA	$660,000
8750	Orange County - John Wayne Airport	Orange County (CA)	CA	$1,035,000
8754	Los Angeles - Burbank Airport	Los Angeles	CA	$1,088,000
8787	San Diego - Mission Valley - Stadium	San Diego	CA	$648,000
8794	Stockton - March Lane	Stockton (CA)	CA	$375,000
8795	Sacramento - Vacaville	Sacramento	CA	$238,000
8806	San Francisco - Belmont	San Francisco	CA	$940,000
8808	Orange County - Katella Ave.	Orange County (CA)	CA	$732,000
8821	Orange County - Yorba Linda	Orange County (CA)	CA	$583,000
8828	Palm Springs - Airport	Palm Springs (CA)	CA	$488,000
8831	San Diego - Carlsbad Village by the Sea	San Diego	CA	$613,000
8844	Temecula - Wine Country	Orange County (CA)	CA	$607,000
8850	Orange County - Anaheim Hills	Orange County (CA)	CA	$494,000
8852	Los Angeles - Chino Valley	Los Angeles	CA	$500,000
8855	Los Angeles - Simi Valley	Los Angeles	CA	$541,000
8863	Sacramento - Elk Grove	Sacramento	CA	$262,000
8881	Stockton - Tracy	Stockton (CA)	CA	$446,000
8916	Fairfield - Napa Valley	San Francisco	CA	$399,000
8931	Los Angeles - Carson	Los Angeles	CA	$660,000
8986	Sacramento - West Sacramento	Sacramento	CA	$202,000
9011	Los Angeles - Northridge	Los Angeles	CA	$779,000
9600	Birmingham - Perimeter Park South	Birmingham	AL	$280,000
9601	Phoenix - Mesa	Phoenix	AZ	$226,000
9602	Phoenix - Metro Center	Phoenix	AZ	$119,000
9603	Phoenix - Airport - Tempe	Phoenix	AZ	$262,000

SCH. VIII-10

9604	Phoenix - Scottsdale	Phoenix	AZ	$327,000
9605	Fremont - Fremont Blvd. South	San Jose	CA	$613,000
9606	San Jose - Milpitas - McCarthy Ranch	San Jose	CA	$1,029,000
9607	San Jose - Mountain View	San Jose	CA	$1,023,000
9608	Sacramento - South Natomas	Sacramento	CA	$244,000
9609	San Francisco - San Carlos	San Francisco	CA	$833,000
9610	San Jose - Downtown	San Jose	CA	$940,000
9611	San Francisco - San Mateo - SFO	San Francisco	CA	$1,071,000
9612	San Ramon - Bishop Ranch - West	Oakland/East Bay	CA	$714,000
9613	San Jose - Sunnyvale	San Jose	CA	$987,000
9614	Los Angeles - Glendale	Los Angeles	CA	$619,000
9615	Los Angeles - LAX Airport - El Segundo	Los Angeles	CA	$1,117,000
9616	Los Angeles - Monrovia	Los Angeles	CA	$654,000
9617	Los Angeles - Torrance - Del Amo Circle	Los Angeles	CA	$726,000
9618	Orange County - Brea	Orange County (CA)	CA	$619,000
9619	Orange County - Cypress	Orange County (CA)	CA	$684,000
9620	Orange County - Irvine Spectrum	Orange County (CA)	CA	$880,000
9621	San Diego - Sorrento Mesa	San Diego	CA	$910,000
9622	San Diego - Mission Valley	San Diego	CA	$797,000
9623	Denver - Aurora	Denver	CO	$315,000
9624	Denver - Cherry Creek	Denver	CO	$339,000
9625	Denver-Tech Center South-Greenwood Village	Denver	CO	$208,000
9626	Denver - Tech Center South - Inverness	Denver	CO	$220,000
9627	Denver - Tech Center - North	Denver	CO	$309,000
9628	Norwalk - Stamford	Norwalk (CT)	CT	$732,000
9629	Shelton - Fairfield County	Shelton (CT)	CT	$583,000
9630	Newark - Christiana -Wilmington	Newark (DE)	DE	$630,000
9631	Jacksonville - Baymeadows	Jacksonville (FL)	FL	$131,000
9632	Jacksonville - Salisbury Rd.	Jacksonville (FL)	FL	$137,000
9633	Jacksonville - Southside	Jacksonville (FL)	FL	$178,000
9634	Orlando - Altamonte Springs	Orlando	FL	$190,000
9635	Orlando - Lake Mary	Orlando	FL	$226,000
9636	Orlando - John Young Parkway	Orlando	FL	$303,000
9637	Boca Raton - Commerce	Ft Lauderdale/Boca Raton	FL	$351,000
9640	Miami - Airport - Blue Lagoon	Miami	FL	$851,000
9641	Miami - Airport - Miami Springs	Miami	FL	$559,000
9646	Atlanta - Cumberland Mall	Atlanta	GA	$232,000
9649	Atlanta - Perimeter	Atlanta	GA	$399,000
9650	Atlanta - Marietta - Powers Ferry Rd.	Atlanta	GA	$274,000
9651	Chicago - Naperville	Chicago	IL	$470,000
9652	Chicago - Lombard - Oak Brook	Chicago	IL	$375,000
9653	Chicago - Schaumburg	Chicago	IL	$333,000
9654	Chicago - Vernon Hills - Lincolnshire	Chicago	IL	$351,000
9655	Chicago - Westmont - Oak Brook	Chicago	IL	$399,000
9656	Indianapolis - Northwest	Indianapolis	IN	$161,000
9657	Kansas City - Overland Park	Kansas City	KS	$291,000
9658	Kansas City - Shawnee Mission	Kansas City	KS	$161,000
9659	Louisville - Alliant Drive	Louisville	KY	$285,000
9660	Annapolis - Admiral Cochrane Drive	Annapolis (MD)	MD	$488,000
9662	Washington, D.C. - Rockville	DC/No Va/MD	MD	$642,000

SCH. VIII-11

9664	Boston - Burlington	Boston	MA	$666,000
9665	Boston - Marlborough	Boston	MA	$440,000
9666	Boston - Peabody	Boston	MA	$327,000
9667	Boston - Waltham	Boston	MA	$851,000
9668	Detroit - Auburn Hills	Detroit	MI	$262,000
9669	Detroit - Southfield	Detroit	MI	$125,000
9670	Minneapolis - Airport - Eagan	Minneapolis	MN	$327,000
9671	Minneapolis - Eden Prairie	Minneapolis	MN	$321,000
9672	Kansas City - Country Club Plaza	Kansas City	MO	$351,000
9673	Kansas City - Airport	Kansas City	MO	$178,000
9674	St. Louis - Airport	St. Louis	MO	$137,000
9675	St. Louis - Westport	St. Louis	MO	$202,000
9676	Las Vegas - Midtown	Las Vegas	NV	$262,000
9677	Hanover - Parsippany	Northern New Jersey	NJ	$622,000
9678	Meadowlands - East Rutherford	Northern New Jersey	NJ	$622,000
9679	Secaucus - New York City Area	Northern New Jersey	NJ	$833,000
9680	Newark - Woodbridge	Newark (NJ)	NJ	$700,000
9681	Fishkill - Route 9	Fishkill (NY)	NY	$511,000
9682	Charlotte - Airport	Charlotte	NC	$381,000
9683	Durham - University	Raleigh/Durham	NC	$244,000
9686	Raleigh - North Raleigh	Raleigh/Durham	NC	$268,000
9687	Raleigh - Northeast	Raleigh/Durham	NC	$190,000
9688	Cincinnati - Blue Ash	Cincinnati	OH	$232,000
9689	Cleveland - Airport - North Olmsted	Cleveland	OH	$214,000
9690	Cleveland - Beachwood	Cleveland	OH	$369,000
9691	Portland - Beaverton	Portland (OR)	OR	$529,000
9692	Portland - Tigard	Portland (OR)	OR	$434,000
9693	Philadelphia - Horsham - Dresher Rd.	Philadelphia	PA	$476,000
9694	Philadelphia - King of Prussia	Philadelphia	PA	$607,000
9695	Philadelphia - Malvern - Swedesford Rd.	Philadelphia	PA	$339,000
9696	Providence - Airport - Warwick	Providence	RI	$250,000
9697	Charleston - Airport - North Charleston	Charleston	SC	$369,000
9698	Memphis - Airport	Memphis	TN	$226,000
9699	Memphis - Poplar Avenue	Memphis	TN	$416,000
9700	Nashville - Airport	Nashville	TN	$351,000
9701	Nashville - Franklin - Cool Springs	Nashville	TN	$464,000
9702	Austin - Arboretum - South	Austin	TX	$280,000
9703	Austin - Downtown - Town Lake	Austin	TX	$767,000
9704	Dallas - Arlington	Dallas/Ft. Worth	TX	$297,000
9705	Dallas - Las Colinas - Carnaby St.	Dallas/Ft. Worth	TX	$345,000
9706	Dallas - DFW Airport N.	Dallas/Ft. Worth	TX	$250,000
9707	Dallas - North Addison - Tollway	Dallas/Ft. Worth	TX	$214,000
9708	Dallas - North - Park Central	Dallas/Ft. Worth	TX	$250,000
9709	Dallas - Plano	Dallas/Ft. Worth	TX	$303,000
9710	Dallas - Plano - Plano Parkway	Dallas/Ft. Worth	TX	$250,000
9711	Dallas - Richardson	Dallas/Ft. Worth	TX	$434,000
9712	Fort Worth - Medical Center	Dallas/Ft. Worth	TX	$303,000
9713	Houston - Galleria	Houston	TX	$642,000
9714	Houston-Med Ctr-Reliant Pk-Fannin St	Houston	TX	$535,000
9715	Houston - Willowbrook	Houston	TX	$321,000

SCH. VIII-12

9716	San Antonio - Airport	San Antonio	TX	$410,000
9717	Salt Lake City - Mid Valley	Salt Lake City	UT	$321,000
9718	Salt Lake City - Sugar House	Salt Lake City	UT	$535,000
9719	Washington, DC - Alexandria - Eisenhower Ave.	DC/No Va/MD	VA	$607,000
9725	Washington, D.C. - Tysons Corner	DC/No Va/MD	VA	$529,000
9727	Richmond - Midlothian	Richmond	VA	$357,000
9728	Seattle - Bellevue - Factoria	Seattle	WA	$690,000
9729	Seattle - Redmond	Seattle	WA	$934,000
9730	Seattle - Southcenter	Seattle	WA	$369,000
9731	Milwaukee - Brookfield	Milwaukee	WI	$381,000
9800	Phoenix - Midtown	Phoenix	AZ	$250,000
9801	Phoenix - Chandler - E. Chandler Blvd.	Phoenix	AZ	$369,000
9802	Phoenix - Metro Center	Phoenix	AZ	$149,000
9803	Phoenix - Airport - E. Oak St.	Phoenix	AZ	$167,000
9804	Denver - Aurora	Denver	CO	$321,000
9805	Denver - Tech Center - North	Denver	CO	$333,000
9806	Jacksonville - Deerwood Park	Jacksonville (FL)	FL	$202,000
9807	Tampa - Airport - N. West Shore Blvd.	Tampa/St. Petersburg	FL	$458,000
9808	Fort Lauderdale - Cypress Creek - Park North	Ft Lauderdale/Boca Raton	FL	$333,000
9809	Orlando - John Young Parkway	Orlando	FL	$357,000
9810	Orlando - Maitland - Summit	Orlando	FL	$184,000
9811	Atlanta-Marietta-Windy Hill-Int N Pkwy	Atlanta	GA	$178,000
9812	Atlanta - Alpharetta - Northpoint	Atlanta	GA	$208,000
9813	Indianapolis - Airport - W. Southern Ave.	Indianapolis	IN	$250,000
9814	Indianapolis - Northwest - I-465	Indianapolis	IN	$232,000
9815	Kansas City - Overland Park - Metcalf	Kansas City	KS	$345,000
9816	Kansas City - Lenexa - 87th St.	Kansas City	KS	$208,000
9817	Columbia - Columbia Corporate Park	Baltimore	MD	$696,000
9818	Detroit - Auburn Hills - Featherstone Rd.	Detroit	MI	$268,000
9819	Albuquerque - Rio Rancho Blvd.	Albuquerque	NM	$333,000
9820	Las Vegas - East Flamingo	Las Vegas	NV	$428,000
9821	Columbus - Polaris	Columbus (OH)	OH	$494,000
9822	Columbus - Tuttle	Columbus (OH)	OH	$297,000
9823	Portland - Hillsboro	Portland (OR)	OR	$809,000
9824	Columbia - Harbison	Columbia (SC)	SC	$214,000
9825	Memphis - Wolfchase Galleria	Memphis	TN	$351,000
9826	Houston - Med. Ctr. - Braeswood Blvd.	Houston	TX	$642,000
9827	Houston - NASA - Bay Area Blvd.	Houston	TX	$262,000
9828	Dallas - Plano	Dallas/Ft. Worth	TX	$399,000
9829	Austin - Northwest - Research Park	Austin	TX	$333,000
9831	Houston - Stafford	Houston	TX	$232,000
9832	Austin - Arboretum - North	Austin	TX	$387,000
9833	Dallas - Las Colinas - Green Park Dr.	Dallas/Ft. Worth	TX	$291,000
9834	Austin - North Central	Austin	TX	$196,000
9835	Dallas - North - Park Central	Dallas/Ft. Worth	TX	$220,000
9836	Durham-Research Triangle Park-Miami Blvd So	Raleigh/Durham	NC	$285,000
9837	Phoenix - Biltmore	Phoenix	AZ	$202,000
9838	Phoenix - Scottsdale	Phoenix	AZ	$309,000
9839	Pleasanton - Chabot Dr.	Oakland/East Bay	CA	$636,000

SCH. VIII-13

9840	San Jose - Airport	San Jose	CA	$1,059,000
9841	Orlando - Convention Center - Pointe Orlando	Orlando	FL	$434,000
9842	Orlando - Lake Buena Vista	Orlando	FL	$440,000
9843	Atlanta - Lenox	Atlanta	GA	$393,000
9844	Atlanta - Marietta - Powers Ferry Rd.	Atlanta	GA	$208,000
9845	Atlanta - Perimeter	Atlanta	GA	$268,000
9846	Boston - Waltham	Boston	MA	$779,000
9847	Boston - Westborough - Computer Dr.	Boston	MA	$434,000
9848	Boston - Woburn	Boston	MA	$577,000
9849	Piscataway - Rutgers University	Newark (NJ)	NJ	$488,000
9850	Washington, D.C. - Chantilly - Airport	DC/No Va/MD	VA	$291,000
9851	Washington, D.C. - Fairfax	DC/No Va/MD	VA	$363,000
9852	Seattle - Bothell - Canyon Park	Seattle	WA	$416,000
9853	Anchorage - Midtown	Alaska	AK	$1,035,000
9854	Bakersfield - Chester Lane	Bakersfield	CA	$381,000
9855	San Rafael - Francisco Blvd East	San Rafael	CA	$892,000
9856	Atlanta - Gwinnett Place	Atlanta	GA	$274,000
9857	Anchorage - Downtown	Alaska	AK	$553,000
9858	Fairbanks - Old Airport Road	Alaska	AK	$464,000
9859	Juneau - Shell Simmons Drive	Alaska	AK	$535,000
9860	Chesapeake - Churchland Blvd.	Norfolk/Va Beach	VA	$226,000
9861	Chesapeake - Greenbrier Circle	Norfolk/Va Beach	VA	$339,000
9862	Jackson - East Beasley Road	Jackson (MS)	MS	$161,000
9863	Destin - US 98 - Emerald Coast Pkwy.	Destin	FL	$309,000

	Total			$243,000,000

SCH. VIII-14

SCHEDULE IX

Reserved

SCH. IX-1

SCHEDULE X

(Organizational Chart of Borrower)

Attached.

SCH. X-1

CONFIDENTIAL
Dated as of 11/30/12

EXTENDED STAY HOTELS
STRUCTURE AT CLOSING OF 2012 REFINANCING

Operating Leases
Management Agreement
Trademark License Agreement
Mortgage Borrower
Borrowers, Loan Parties and Beneficial Owners subject to the CMBS and Mezzanine Loan Documents (exclusive of certain bad boy guaranties)
Paulson Funds
Centerbridge Funds
BREP VI Funds
Promote Participants
Profit Interest
ESH Hospitality Holdings LLC
ESH Hospitality LLC[1]
Preferred Shareholders
CP ESH Investors, LLC
Extended Stay LLC[2]
ESH Mezzanine 2 Holdings LLC
Paulson Funds
Centerbridge Funds
BREP VI Funds
Paulson Controlled C Corp
Blackstone Controlled C Corp
Promote Participants
Profit Interest
ESH Hospitality Strategies Holdings LLC
ESH Hospitality Strategies LLC
HVM Manager Holdco 1 LLC
HVM Manager Holdco 2 LLC
HVM Manager Holdco 3 LLC
HVM Manager 2 LLC (manager)
HVM Member 1 Corp.
HVM Member 2 Corp.
HVM L.L.C.
HVM Canada Hotel Management ULC (an Alberta unlimited liability corporation)
ESH Canada Mezzanine C LLC
ESH Canada Mezzanine B LLC
ESH Canada Mezzanine A LLC
ESH Mezzanine C LLC
ESH Mezzanine B LLC
ESH Mezzanine A LLC
ESH Canada Mezzanine C-2 LLC
ESH Canada Mezzanine B-2 LLC
ESH Canada Mezzanine A-2 LLC
ESH Mezzanine C-2 LLC
ESH Mezzanine B-2 LLC
ESH Mezzanine A-2 LLC
ESH Strategies Mezzanine B LLC
ESH Strategies Mezzanine A LLC
65%
35%
ESA Canada Operating Lessee Inc., an Ontario corporation (Controlled Foreign Corporation)
ESA P Portfolio MD Beneficiary L.L.C.
ESA Canada Administrator L.L.C.
ESA Canada Beneficiary L.L.C.
New ESA Canada Operating Lessee LLC
New ESA P Portfolio Operating Lessee LLC
ESH Strategies Branding LLC
ESH Strategies Franchise LLC
ESH Strategies Holdings LLC
ESA P Portfolio MD Trust
ESA Canada Properties Trust
ESA P Portfolio Operating Lessee Inc. (Taxable Reit Subsidiary)
ESA P Portfolio L.L.C.
ESA P Portfolio MD Borrower L.L.C.
ESA Canada Properties Borrower L.L.C.
ESH/TN Properties L.L.C.

1 LLC made REIT and C Corp tax elections.
2 Extended Stay LLC will serve as the borrower under the revolving credit facility and owns additional subsidiaries not shown on this chart.

8439038

SCHEDULE XI

(Litigation)

None.

SCH. XI-1

SCHEDULE XII

(Condemnations)

	Site Number	City and State	Case Number	Government Entity	Owner	Description
1	41	Maumee, OH	Not Litigated	Ohio Department of Transportation	ESA P Portfolio LLC	DOT is seeking additional right of way for planned widening of Dussel Drive.
2	46	Arlington - SPH, TX	Not Litigated	Texas Department of Transportation	ESA P Portfolio LLC	Initial notice of potential condemnation.
3	111	Chantilly, VA	Not Litigated	Virginia Department of Transportation	ESA P Portfolio LLC	VDOT is beginning the design for widening Route 50 between Lee Road and Poland Road in Fairfax and Loudoun Counties.
4	355	La Mirada, CA	Not Litigated	California Department of Transportation	ESA Properties LLC (n/k/a ESA P Portfolio LLC)	Initial notice of potential condemnation.
5	373	Atlanta, GA	Not Litigated	Georgia Department of Transportation	ESA P Portfolio LLC	DOT is seeking area for a sidewalk project
6	417	Charlotte, NC	Not Litigated	Charlotte Area Transit System	ESA P Portfolio LLC	CATS is planning to extend a light rail system
7	525	Itasca, IL	Not Litigated	Illinois Department of Transportation	BRE/ESA P Portfolio LLC	The Illinois DOT plans to do improvements near O’Hare Airport and is potentially seeking to take the entire hotel property.
8	660	Chicago-Naperville, IL	2012ED000003	Illinois Department of Transportation	BRE ESA Properties LLC (n/k/a ESA P Portfolio LLC)	DOT is seeking to acquire .078 acres and temporary construction easement as part of road widening project.

SCH. XII-1

	Site Number	City and State	Case Number	Government Entity	Owner	Description
9	990	Marietta, GA	11-1-1766-99	Georgia Department of Transportation	ESA P Portfolio LLC	The Georgia DOT is looking at the acquisition in fee simple and a permanent easement as a result of the widening of Canton Road. This widening will result in loss of parking and relocating entrance to hotel.
10	1550	Kennesaw, GA	Not Litigated	Georgia Department of Transportation	ESA P Portfolio, LLC f/k/a BRE/ESA P Portfolio, LLC	Settlement paperwork being executed
11	6071	Fort Worth, TX	2011-005581-3	Texas Department of Transportation	ESA P Portfolio TXNC Properties LP (n/k/a ESA P Portfolio LLC)	Resolved DOT acquisition of right of way of .0781 acre
12	6072	Bedford, TX	2011-003912-2	Texas Department of Transportation	ESA P Portfolio LLC	Resolved DOT acquisition of right of way of 626 square feet.
13	9621	Sorrento Mesa, CA	Not Litigated	City of San Diego	ESA P Portfolio LLC	The City of San Diego plans to expand Mira Mesa Boulevard to offer turning lanes and is acquiring 921 sq.ft.
14	9628	Norwalk, CT	Not Litigated	Connecticut Department of Transportation	ESH/HV Properties LLC (n/k/a ESA P Portfolio LLC)	In connection with US Route 7/Route 15 Interchange work, the DOT is seeking to acquire temporary construction and access easements.
15	9634	Altamonte Springs, FL	11-CA-4858- 0162-13-L	Florida Department of Transportation	ESH/HV Properties LLC (n/k/a ESA P Portfolio LLC)	The Florida DOT plans to widen State Road 400 and is seeking 7903 square feet.
16	9650	Marietta, GA	11-1-2744-99	Cobb County	ESH/HV Properties LLC (n/k/a ESA P Portfolio LLC)	Settlement paperwork being executed
17	9704	Arlington -HSD, TX	Not Litigated	Texas Department of Transportation	ESA P Portfolio LLC	Initial notice of potential condemnation.

SCH. XII-2

SCHEDULE XIII

Reserved

SCH. XIII-1

SCHEDULE XIV

(Leases)

1.	Antennae Lease, dated September 22, 2000, between Homestead Village Incorporated and Sprint Spectrum LP.

2.	Antennae Lease, dated May 25, 1994, between Homestead Village Incorporated and Nextel South Corp.

3.	Antennae Lease, dated February 26, 2003, between ESH/TX Properties LP and Voicestream GSM I Operating Co LLC.

4.	Antenna Lease, dated March 16, 2006, between ESH/TXGP LLC and Global Tower LLC.

5.	Antenna Lease, dated December 12, 2005, between ESA Operating Lessee Inc. and Global Tower LLC.

6.	Antenna Lease, dated October 26, 2009, between ESA P Portfolio LLC and AboveNet Communications, Inc.; Amendment dated November 20, 2009 between ESA P Portfolio LLC and AboveNet Communications.

7.	Antenna Lease, dated March 20, 2009, between ESH/HV Properties LLC and Global Tower Assets LLC.

8.	Antenna Lease, dated March 23, 2009, between ESA P Portfolio LLC and Global Tower Assets LLC.

9.	Antenna Lease, dated March 17, 2009, between ESA P Portfolio LLC and Global Tower Assets LLC.

10.	Antenna Lease, dated October 26, 2009, between ESA P Portfolio LLC and Global Tower Assets LLC.

11.	Antenna Lease, dated December 17, 2009, between ESA P Portfolio LLC and FPL FiberNet LLC.

12.	Antenna Lease, dated January 24, 2005, between Homestead Village Management LLC and MetroPCS California/Florida Inc.

13.	Oil and Gas Lease, dated November 1, 2009, between ESA P Portfolio TXNC Properties LP and XTO Energy Inc.

14.	Oil and Gas Lease, dated September 1, 2009, between ESA TX Properties LP and XTO Energy Inc.

SCH. XIV-1

15.	Oil and Gas Lease, dated November 1, 2009, between ESA P Portfolio TXNC Properties LP and XTO Energy Inc.

16.	Oil and Gas Lease, dated September 1, 2009, between ESA TX Properties LP and XTO Energy Inc.

17.	Oil and Gas Lease, dated July 29, 1993, between Eight Haggerty Properties II and West Bay Exploration Company.

18.	Billboard Lease, dated June 14, 2005, between BRE/ESA TX Properties LP and The Lamar Companies.

19.	Billboard Lease, dated April 15, 2002, between BRE/ESA Properties LLC and The Lamar Corporation.

20.	Billboard Lease, dated March 29, 1982, between BRE/ESA Properties LLC and National Advertising Company.

21.	Month to month agreement relating to billboard lease between ESA Properties LLC (as successor in interest to ESA Louisiana Inc.) and Viacom Outdoor Inc. (as successor to Outdoor Systems Inc. (based on terms of Outdoor Systems Inc. Lease Agreement, dated December 29, 1998, between AMF Bowling Centers Inc. and Outdoor Systems Inc.

22.	Billboard Lease, date July 3, 1996, between BRE/ESA Properties LLC and National Advertising Company.

23.	Billboard Lease, date August 1, 2009, between ESH/HV Properties LLC and Miller Advertising Company.

24.	Billboard Lease, date November 19, 2002, between Prime Hospitality Corp and American Outdoor Advertising.

25.	Lease Assignment and Amending Agreement, dated February , 2009, between Dantessa Italian Restaurant Inc., 1384253 Ontario LTD and ESA Canada Trustee Inc.

26.	Guest Services/Concierge Desk at the hotel at Site 9842, Lake Buena Vista, Orlando, FL rented to All Guest Services, Inc. on a verbal month to month basis.

27.	License Agreement between HVM Canada Hotel Management ULC and Airport Auto Rental Sales & Leasing, dated March 15, 2010.

28.	Parking Lease by and between BRE/HV Properties L.L.C. and Wells Fargo Bank, N.A., dated February 15, 2007.

29.	Parking Lease by and between ESH/HV Properties LLC and TAW Cameron Run LLC, dated December 1, 2008.

SCH. XIV-2

30.	Parking Lease by and between ESA P Portfolio LLC and US Net Tours, dated November 1, 2009.

31.	Parking Lease by and between ESA P Portfolio LLC and 20259 Ventura Affiliates Blvd, dated January 1, 2010.

32.	Parking Lease by and between ESA P Portfolio LLC and Silicon Valley College, dated August 10, 2008.

33.	Parking Lease by and between ESH/HV Properties LLC and UW Medicine Neighborhood Clinics, dated February 1, 2010.

34.	Antenna Lease, dated April 30, 2010, between ESA Properties, LLC and Global Tower Assets, LLC.

35.	Billboard Lease, dated March 26, 2010, between ESA P Portfolio TXNC Properties, LC and Clear Channel Outdoor, Inc. together with Addendum to Billboard Lease dated May 7, 2010 between ESA P Portfolio TXNC LP and Clear Channel Outdoor, Inc.

36.	Billboard Lease, dated February 1, 2010, between ESA Properties, LLC and Adams Outdoor Advertising, Inc.

37.	Billboard Lease, dated June 1, 2010 between ESA P Portfolio, LLC and Foster Interstate Media, Inc.

38.	Billboard Lease (for digital LED), dated June 1, 2010 between ESA P Portfolio, LLC and Foster Interstate Media, Inc.

SCH. XIV-3

SCHEDULE XIV-A

None.

SCH. XIV-4

SCHEDULE XIV-B

None.

SCH. XIV-5

SCHEDULE XV

Reserved

SCH. XV-1

SCHEDULE XVI

Reserved

SCH. XVI-1

SCHEDULE XVII

Required Capital Expenditures

Property Name	Immediate Repair Cost	Inflated Reserves	Immediate Repair Items
Extended Stay America - Lexington - Patchen Village	$33,452	$38,470	Concrete curbs. Replace, Resolve ADA Issues
Extended Stay America - Lexington - Tates Creek	$14,710	$16,917	Add handrails at two exterior stairs, Resolve ADA Issues
Extended Stay America - Cincinnati - Springdale - Tri- County Mall	$5,696	$6,550	Resolve ADA Issues, Units 114 and 116: Carpet replacement, Unit 321: Repair drywall in bathroom, Swimming pool drain safety device
Extended Stay America - Louisville - Hurstbourne	$5,165	$5,940	Concrete walkways. Replace/repair, Provide handrails at exterior stairs, Resolve ADA Issues
Extended Stay America - Louisville - St. Matthews	$4,795	$5,514	Stair handrails at office stairs, Resolve ADA Issues, Remove and replaced depressed sidewalks
Extended Stay America - Cincinnati - Fairfield	$2,982	$3,429	Resolve ADA Issues, Unit 122 repair bathroom ceiling, Unit 223: Replace tub
Extended Stay America - Columbus - East	$41,235	$47,420	Resolve ADA Issues, Swimming pool drain safety device
Extended Stay America - Dayton - South	$2,931	$3,371	Retaining wall. Patch and monitor, Resolve ADA Issues
Extended Stay America - Columbus - Sawmill Road	$38,655	$44,453	Resolve ADA Issues, Swimming pool drain safety device
Extended Stay America - Knoxville - West Hills	$8,666	$9,966	Resolve ADA Issues
Extended Stay America - Indianapolis - North	$34,813	$40,035	Resolve ADA Issues, Down units. Carpet and paint, Swimming pool drain safety device
Extended Stay America - Memphis - Apple Tree	$3,000	$3,450	Restore down units
Studio Plus - Nashville - Brentwood	$15,225	$17,509	Resolve ADA Issues
Extended Stay America - Indianapolis - Northwest - College Park	$22,687	$26,090	Windows. Repair damaged panes., Resolve ADA Issues
Extended Stay America - Cincinnati - Blue Ash - South	$2,235	$2,570	Resolve ADA Issues, Units 117 and 123: replace carpet
StudioPlus Suites - St. Louis - Airport	$10,650	$12,248	Resolve ADA Issues, Unit 202: walls, doors and hard goods, Unit 325: paint and all flooring replacement, Swimming pool drain safety device

SCH. XVII-1

Property Name	Immediate Repair Cost	Inflated Reserves	Immediate Repair Items
StudioPlus Suites - Nashville - Elm Hill Pike	$4,511	$5,188	Resolve ADA Issues, Restore two down guest rooms (202 & 301)
Studioplus Suites - St. Louis - Westport	$11,400	$13,110	Resolve ADA Issues, Swimming pool drain safety device
Studio Plus - Greenville - Haywood Mall	$19,050	$21,908	Install handrail at office stairs, Resolve ADA Issues, Down unit repairs, Swimming pool drain safety device
Extended Stay America - Charlotte - Tyvola Road	$21,300	$24,495	Resolve ADA Issues
Studio Plus - Greensboro - Wendover Avenue	$23,206	$26,687	Resolve ADA Issues
Studioplus Suites - Columbia - West	$10,300	$11,845	Water heater. Replace (Gas-fired, 100 gallon), Resolve ADA Issues
Studio Plus - Montgomery - Carmichael Road	$26,700	$30,705	Swimming pool deck. Replace, Resolve ADA Issues
Extended Stay America - Charlotte - University Place	$11,200	$12,880	Resolve ADA Issues, Swimming pool drain safety device
Studio Plus - Birmingham - Inverness	$0	$0
Studio Plus Deluxe - Raleigh - Cary - Harrison Avenue	$11,050	$12,708	Resolve ADA Issues, Unit 117: Bedbugs and repairs, Units 113, 223, and 301: replace carpet, Unit 216 and 301: mold remediation
Studio Plus Suites - Birmingham - Wildwood	$0	$0
Studio Plus Suites - Cincinnati - Florence - I-71/75 - Meijer Drive	$2,606	$2,997	Resolve ADA Issues, Swimming pool drain safety device
StudioPlus - Northwoods Blvd.	$8,475	$9,746	Resolve ADA Issues
Studio Plus- Raleigh - Wake Towne Drive	$14,047	$16,154	Swimming pool. Re-line, Resolve ADA Issues, Down Unit (Guest Room No. 113). Kitchen floor replacement, Down Unit (Guest Room No. 306). Bed bugs, Down Unit (Guest Room No. 311). Replace carpet, Down Unit (Guest Room No. 313). Replace carpet and refrigerator
Studio Plus - Durham - Research Triangle Park	$3,418	$3,931	Resolve ADA Issues, Down units. Return to service
Studio Plus - Jackson - Ridgeland	$1,000	$1,150	Unit 322 and 324: Pest treatment
Studio Plus - Akron - Copley East	$3,576	$4,112	Resolve ADA Issues, Down unit repairs, Swimming pool drain safety device
Studio Plus Suites - Dayton - Fairborn	$0	$0

SCH. XVII-2

Property Name	Immediate Repair Cost	Inflated Reserves	Immediate Repair Items
Studioplus Suites - Evansville - East	$5,862	$6,741	Resolve ADA Issues, Unit 122: Replace Carpet, Unit 118: Bathrooms repairs, Swimming pool drain safety device
Studioplus Suites - Fort Wayne - North	$12,925	$14,864	Resolve ADA Issues, Swimming pool drain safety device
Studio Plus - Memphis - Cordova	$9,420	$10,833	Masonry. Repoint, Resolve ADA Issues
Studio Plus - Atlanta - Peachtree Corner	$7,500	$8,625	Resolve ADA Issues
StudioPlus Suites - Tulsa - Central	$11,200	$12,880	Resolve ADA Issues, Swimming pool drain safety device
Studioplus Suites - St. Louis - Earth City	$30,195	$34,724	Resolve ADA Issues, Seven Down Units: Replace carpet, vinyl and wall finishes, Structural and Vibration Study - The building is shaken frequently due to blasting from a nearby quarry resulting in cracks in the walls, deterioration of the lightweight concrete topping, flooring issues and separation of perpendicular walls and ceiling. Concrete walkway repair, Pool drain
Studio Plus Suites - Toledo - Maumee	$4,651	$5,349	Reseal windows, Resolve ADA Issues
Studio Plus - Atlanta - Alpharetta - Northpoint East	$10,000	$11,500	Modify Pool Drain System for Anti- Suction, Resolve ADA Issues
StudioPlus Suites - Newport News - I-64 - Jefferson Avenue	$4,650	$5,348	Resolve ADA Issues, Replace down unit flooring and finishes
Studioplus Suites - Richmond - Innsbrook	$3,906	$4,492	Resolve ADA Issues, Swimming pool drain safety device
Extended Stay Deluxe - Dallas - Market Center	$7,500	$8,625	Resolve ADA Issues
Studioplus Suites - Dallas - Arlington	$5,025	$5,779	Resolve ADA Issues, Units 108 and 118 missing drapes, Unit 216 Missing hard and soft goods
Studioplus Deluxe Studios - Cleveland - Airport - North Olmsted - Great Northern Mall	$820	$943	Resolve ADA Issues, Unit 122 - Replace flooring and paint
Studioplus Suites - South Bend - Mishawaka	$0	$0
Extended Stay America - Houston - Northwest	$8,490	$9,764	Resolve ADA Issues
Extended Stay Deluxe - Oklahoma City - Northwest	$1,950	$2,243	Unit 119: Repair finishes from sink leak, Unit 214: Repair/replace tub

SCH. XVII-3

Property Name	Immediate Repair Cost	Inflated Reserves	Immediate Repair Items
Studio Plus - West Little Rock	$3,762	$4,326	Spa pool equipment. Repair or Replace, Resolve ADA Issues, Unit 222: Replace flooring and paint
Extended Stay Deluxe - Dallas - Plano - Plano Parkway	$975	$1,121	Resolve ADA Issues
Studioplus Suites - Cleveland - Middleburg Heights	$220	$253	Resolve ADA Issues
Studioplus Suites - Omaha - West	$3,757	$4,321	Asphalt paving. Minor repairs, Resolve ADA Issues, Down unit. Bed bugs.
Studioplus Suites - Rockford - East	$0	$0
Extended Stay America - Columbia - Gateway Drive	$10,100	$11,615	Resolve ADA Issues
Studioplus Suites - Des Moines - West Des Moines	$3,820	$4,393	Swimming Pool Anti-entrapment Device. Install., Resolve ADA Issues, Pest control, Unit 113, Carpet, Unit 202
Extended Stay Deluxe - Detroit - Warren	$4,175	$4,801	Resolve ADA Issues
Extended Stay Deluxe - Cleveland - Westlake	$0	$0
StudioPlus - Tallahassee - Killearn	$6,700	$7,705	Resolve ADA Issues, Down Unit (Guest Room No. 321). Carpet replace
Studio Plus - Atlanta - Kennesaw	$10,065	$11,575	Resolve ADA Issues, Swimming pool drain safety device
Extended Stay America - Houston - Medical Center - Reliant Park - La Concha Lane	$7,891	$9,075	Resolve ADA Issues
Extended Stay Deluxe - Macon - North	$8,150	$9,373	Resolve ADA Issues
Extended Stay America - Houston - Westchase - Westheimer	$7,955	$9,148	Resolve ADA Issues
Extended Stay Deluxe - Atlanta - Vinings	$7,500	$8,625	Resolve ADA Issues
Extended Stay America - Spartanburg - Asheville Highway	$8,500	$9,775	Resolve ADA Issues, Down units. Bed Bugs
Extended Stay America - Columbus - Airport	$650	$748	Resolve ADA Issues
Extended Stay America - Raleigh - North Raleigh	$4,850	$5,578	Resolve ADA Issues, Down units

SCH. XVII-4

Property Name	Immediate Repair Cost	Inflated Reserves	Immediate Repair Items
Extended Stay America - Washington, D.C. - Chantilly	$0	$0
Extended Stay America - Charleston - Airport - North Charleston	$4,337	$4,988	Resolve ADA Issues, Down Units. Repair.
Extended Stay America - Knoxville - Cedar Bluff	$975	$1,121	Resolve ADA Issues
Extended Stay America - Huntsville - U.S. Space and Rocket Center	$325	$374	Resolve ADA Issues
Extended Stay America - Montgomery - Eastern Boulevard	$15,000	$17,250	Repair severely corroded exterior stairs
Extended Stay America - Chattanooga - Airport	$850	$978	Resolve ADA Issues, Down Unit 320
Extended Stay America - Fayetteville - Owen Drive	$1,412	$1,624	Resolve ADA Issues
Extended Stay America - Columbia - Ft. Jackson	$0	$0
Extended Stay America - Greenville - Airport	$3,750	$4,313	Resolve ADA Issues
Extended Stay America - Newport News - Oyster Point	$9,000	$10,350	Repair damaged brick veneer, Resolve ADA Issues, Unit 117: Repair ceiling, Units 217 and 333: Replace flooring, Units 300 and 332: pest treatment, Unit 334: Total overhaul
Extended Stay America - Little Rock - West	$25,326	$29,125	Asphalt pavement. Seal/stripe (SF), Elevator machinery. Repair Allowance (Hydraulic), Resolve ADA Issues
Extended Stay America - Fremont - Newark	$8,000	$9,200	Resolve ADA Issues, Repair down unit #504 (bed bugs)
Extended Stay America - Chicago - Buffalo Grove - Deerfield	$0	$0
Extended Stay America - Mobile - Springhill	$3,975	$4,571	Resolve ADA Issues
Extended Stay America - RDU Airport	$0	$0
Crossland Economy Studios - Nashville - Airport - Briley Parkway	$2,250	$2,588	Resolve ADA Issues
Extended Stay America - St. Louis - St. Peters	$1,450	$1,668	Unit 137: Repair shower, Unit 150: Replace flooring, Unit 201: Replace cooktop

SCH. XVII-5

Property Name	Immediate Repair Cost	Inflated Reserves	Immediate Repair Items
Extended Stay America - Orlando - Convention Center - Westwood Boulevard	$1,200	$1,380	Resolve ADA Issues
Extended Stay America - Chesapeake - Greenbrier	$10,700	$12,305	Asphalt pavement. Full depth spot repairs, Repair damaged gutters, Resolve ADA Issues
Extended Stay America - Columbia - West	$1,300	$1,495	Resolve ADA Issues
Extended Stay America - Wilmington - New Centre Drive	$0	$0
Extended Stay America - Durham - University	$1,200	$1,380	Resolve ADA Issues
Extended Stay America - Charlotte - Tyvola Road	$1,200	$1,380	Resolve ADA Issues
Extended Stay America - Charleston - Mount Pleasant	$2,225	$2,559	Resolve ADA Issues
Extended Stay America - Asheville - Tunnel Road	$6,550	$7,533	Resolve ADA Issues
Extended Stay America - Raleigh - Cary - Regency Parkway North	$3,450	$3,968	Resolve ADA Issues, Unit 245: Repair phone line, Unit 307 and 313: Replace carpet
Extended Stay America - Fort Wayne - South	$29,806	$34,277	Asphalt pavement. Full depth spot repairs, Metal pole light. Replace (20’ pole), Resolve ADA Issues
Extended Stay America - Greensboro - Wendover Avenue (Big Tree Way	$2,462	$2,831	Resolve ADA Issues
Extended Stay America - Roanoke - Airport	$750	$863	Unit 128: Replace tub
Extended Stay America - Lexington - Nicholasville Road	$9,215	$10,597	Asphalt pavement. Full depth spot repairs, Elevator repairs (per inspection), Resolve ADA Issues, Down unit. Bed bugs.
Extended Stay America - Pensacola - University Mall	$6,656	$7,654	Resolve ADA Issues
Extended Stay America - St. Petersburg - Clearwater	$0	$0
Extended Stay America - Brentwood Nashville South	$2,712	$3,119	Exterior Stairs - Repair, Scrape and Paint, Resolve ADA Issues
Extended Stay Deluxe - Denver - Tech Center South	$11,200	$12,880	Resolve ADA Issues, Swimming pool drain safety device
Extended Stay America - Los Angeles - South	$0	$0

SCH. XVII-6

Property Name	Immediate Repair Cost	Inflated Reserves	Immediate Repair Items
Extended Stay America - Sacramento - Roseville	$500	$575	Repair sidewalk near main entrance
Extended Stay America - Colorado Springs - West	$8,871	$10,202	Concrete walkways. Replace/repair, Asphalt pavement. Full depth spot repairs, Resolve ADA Issues, Trip hazard
Extended Stay America - Nashville - Airport	$5,000	$5,750	Asphalt pavement. Full depth spot repairs
Extended Stay America - Phoenix - Airport	$0	$0
Extended Stay America - Phoenix - Mesa	$330	$380	Resolve ADA Issues
Extended Stay America - Louisville - Dutchman	$2,000	$2,300	Return Units 212, 220, 222, and 226 to service
Extended Stay America - Fort Lauderdale - Deerfield Beach	$1,200	$1,380	Resolve ADA Issues
Extended Stay America - Jackson - North	$1,000	$1,150	Unit 237: pest treatment, Unit 329: replace countertop
Extended Stay America - Portland - Beaverton Eider Ct.	$1,730	$1,990	Resolve ADA Issues
Extended Stay America - Portland - Vancouver	$0	$0
Extended Stay America - Salt Lake City - Sandy	$11,920	$13,708	Asphalt pavement. Full depth spot repairs, Resolve ADA Issues, Down Unit Renovations
Extended Stay America - Los Angeles - LA Mirada	$2,275	$2,616	Resolve ADA Issues
Extended Stay America - Los Angeles - Torrance	$0	$0
Extended Stay America - Pleasant Hill - Buskirk Avenue	$7,006	$8,057	Exterior Walls (EIFS). Spot Repair., Resolve ADA Issues
Extended Stay America - Salt Lake City - West Valley Center	$12,765	$14,680	Asphalt pavement. Full depth spot repairs, Concrete pavement. Repair, Resolve ADA Issues
Extended Stay America - Winston-Salem - Hanes Mall Boulevard	$1,425	$1,639	Resolve ADA Issues, Unit 317: faucet repair and lamp replacement
Extended Stay America - Charlotte - Pineville - Park Rd.	$11,675	$13,426	Asphalt pavement. Full depth spot repairs, Resolve ADA Issues
Extended Stay America - Atlanta - Clairmont	$3,675	$4,226	Central fire alarm panel. Replace to meet Fire Inspection Violations
Extended Stay America - Salt Lake City - Union Park	$600	$690	Unit 331: Replace floor finishes

SCH. XVII-7

Property Name	Immediate Repair Cost	Inflated Reserves	Immediate Repair Items
Extended Stay America - Gainesville - I-75	$1,200	$1,380	Resolve ADA Issues
Extended Stay America - Atlanta - Marietta - Windy Hill	$0	$0
Extended Stay America - Orange County - Lake Forest	$5,025	$5,779	Resolve ADA Issues
Extended Stay America - Portland - Gresham	$0	$0
Extended Stay America - Seattle - Federal Way	$1,300	$1,495	Resolve ADA Issues
Extended Stay America - Richmond - West Broad Street - Glenside East	$5,425	$6,239	Resolve ADA Issues, Down unit. Repair/replace finishes in unit 234 and 324, Down unit. Replace broken toilet and flange in unit 331, Down unit. Repair ceiling finishes in unit 231, Down unit. Replace entrance door lock
Crossland Studios - Albuquerque - Northeast	$1,200	$1,380	Asphalt reslope and repair
Extended Stay America - Phoenix - Peoria	$1,951	$2,244	Resolve ADA Issues
Extended Stay America - Charlotte - University Place	$106	$122	Resolve ADA Issues
Extended Stay America - Seattle - Renton	$1,300	$1,495	Resolve ADA Issues
Crossland Studios - Sacramento - Point East Drive	$2,562	$2,946	Resolve ADA Issues, Down unit repair
Extended Stay America - Memphis - Sycamore View	$6,000	$6,900	Resolve ADA Issues, Restore down units
Extended Stay America - Philadelphia - Bensalem	$5,706	$6,562	Concrete walkways. Replace/repair, Resolve ADA Issues
Crossland Studios - Philadelphia - Maple Shade	$27,700	$31,855	Metal trim. Replace, Exterior Stairs. Repair, Resolve ADA Issues
Extended Stay America - Philadelphia - Cherry Hill	$1,000	$1,150	Unit 316 and 318: Pest treatment
Extended Stay America - Philadelphia - Malvern - Great Valley	$0	$0
Extended Stay America - Washington, D.C. - Sterlin	$0	$0
Extended Stay America - Philadelphia - Mount Laurel - Crawford Place	$300	$345	Resolve ADA Issues

SCH. XVII-8

Property Name	Immediate Repair Cost	Inflated Reserves	Immediate Repair Items
Extended Stay America - Virginia Beach - Independence Boulevard	$14,371	$16,527	Asphalt pavement. Overlay/stripe, Repair concrete steps, Resolve ADA Issues, Down units. Restore
Extended Stay America - Fresno - North	$0	$0
Extended Stay America - Orange County - Huntington Beach	$1,800	$2,070	Units 214, 221, 310: Replace carpet
Extended Stay America - Albany - Capital	$15,400	$17,710	Asphalt pavement. Full depth spot repairs, Repair gutters and downspouts, Metal Insulated Ductwork. Replace., Resolve ADA Issues
Extended Stay America - Rochester - Henrietta	$9,952	$11,445	Asphalt pavement. Full depth spot repairs, EIFS. Repair, Metal Insulated Ductwork. Replace., Resolve ADA Issues
Extended Stay America - Syracuse - Dewitt	$9,626	$11,070	Asphalt composition shingles. Repair, Dumpster Enclosure. Replace wood gates., Resolve ADA Issues, Repair trip hazard, Electrical wiring. Install conduits
Extended Stay America - Pittsburgh - Carnegie	$14,560	$16,744	Replace wood guardrail, Replace metal guardrail, Resolve ADA Issues, Fire Doors - repair, adjust,
Extended Stay America - Chicago - Downers Grove	$0	$0
Extended Stay America - Kansas City - Overland Park	$0	$0
Extended Stay America - Kansas City - Airport	$0	$0
Extended Stay America - Chicago - Itasca	$0	$0
Extended Stay America - Merrillville - US Route 30	$31,495	$36,219	Asphalt pavement. Overlay/stripe, Concrete curbs. Replace, Concrete walkways. Replace/repair, Resolve ADA Issues
Crossland Studios - Detroit - Livonia	$15,973	$18,369	Asphalt pavement. Seal/stripe, Asphalt pavement. Overlay/stripe, Resolve ADA Issues
Extended Stay America - Chicago - Rolling Meadows	$0	$0
Extended Stay America - Chicago - Burr Ridge	$0	$0
Extended Stay America - Chicago - Elmhurst	$0	$0
Extended Stay America - Philadelphia - Airport	$0	$0

SCH. XVII-9

Property Name	Immediate Repair Cost	Inflated Reserves	Immediate Repair Items
Extended Stay America - Detroit - Madison Heights	$2,580	$2,967	Resolve ADA Issues
Extended Stay America - Akron - Copley - West	$1,826	$2,100	EIFS. Repair, Resolve ADA Issues
Extended Stay America - Buffalo - Amherst	$10,626	$12,220	Concrete walkways. Replace/repair, Asphalt pavement. Full depth spot repairs, Resolve ADA Issues
Extended Stay America - Cincinnati - Sharonville	$1,500	$1,725	Restore down unit.
Extended Stay America - Milwaukee - Wauwatosa	$2,576	$2,962	Resolve ADA Issues
Extended Stay America - Kansas City - South	$6,225	$7,159	Resolve ADA Issues, Down Unit. Repair damaged finishes in RM 228, Down Unit. Replace bed in RM 340
Crossland Studios - Kansas City - Independence	$11,875	$13,656	Retaining Wall. Repair (CMU), Resolve ADA Issues, Down Unit Repair. Bed Bugs
Extended Stay America - Toledo - Holland	$220	$253	Resolve ADA Issues
Extended Stay America - Cincinnati - Springdale - I-275	$3,000	$3,450	Down units. Repair
Extended Stay America - Edison - Raritan Center	$6,781	$7,798	Resolve ADA Issues, Concrete curbs. Modify curb detail to remove trip hazard
Extended Stay America - Boston - Danvers	$1,518	$1,746	Resolve ADA Issues
Extended Stay America - Columbus - North	$650	$748	Resolve ADA Issues
Extended Stay America - Detroit - Sterling Heights	$2,381	$2,738	Resolve ADA Issues
Extended Stay America - Cincinnati - Florence I-71/75 Turfway Rd.	$0	$0
Extended Stay America - Long Island - Bethpage	$2,175	$2,501	Resolve ADA Issues
Extended Stay America - Chicago - Gurnee	$0	$0
Extended Stay America - Princeton - South Brunswick	$2,400	$2,760	Concrete walkways. Replace/repair, Resolve ADA Issues
Extended Stay America - New York City - LaGuardia Airport	$2,067	$2,377	Resolve ADA Issues

SCH. XVII-10

Property Name	Immediate Repair Cost	Inflated Reserves	Immediate Repair Items
Extended Stay America - Baltimore - BWI Airport	$0	$0
Extended Stay America - Cincinnati - Covington	$0	$0
Extended Stay America - Chicago - Naperville	$0	$0
Extended Stay America - Detroit - Ann Arbor - Briarwood Mall	$2,820	$3,243	Resolve ADA Issues
Extended Stay America - Detroit - Auburn Hills - I-75	$3,000	$3,450	Resolve ADA Issues
Extended Stay America - Chicago - O’Hare	$0	$0
Extended Stay America - Appleton - Fox Cities	$7,183	$8,260	EIFS. Repair, Resolve ADA Issues
Extended Stay America - Detroit - Novi - Haggerty Rd.	$1,000	$1,150	Down unit. Inspect for bedbugs
Extended Stay America - Columbus - Dublin	$4,475	$5,146	Resolve ADA Issues, Units 223 and 323, treat for bedbugs
Extended Stay America - St. Louis - Airport	$3,200	$3,680	Down unit. Repair.
Extended Stay America - Red Bank - Middletown	$4,625	$5,319	Concrete walkways. Replace/repair, Resolve ADA Issues
Extended Stay America - Columbia - Columbia 100 Parkway	$0	$0
Extended Stay America - St. Louis - Westport	$6,925	$7,964	Repair landings, Resolve ADA Issues
Extended Stay America - Springfield - South	$4,025	$4,629	Resolve ADA Issues, Unit 124: carpet and soft goods, Unit 332: Repair cracked tub
Extended Stay America - Madison - West	$522	$600	Resolve ADA Issues
Extended Stay America - Minneapolis - Bloomington	$1,718	$1,976	Resolve ADA Issues, Down unit repairs
Extended Stay America - Minneapolis - Eden Prairie	$3,250	$3,738	Resolve ADA Issues
Extended Stay America - Minneapolis - Maple Grove	$8,850	$10,178	Asphalt pavement. Full depth spot repairs, Resolve ADA Issues, Down units - Allowance for drywall repairs, Down units - Bed Bugs, Down units - Missing furniture due to bed bugs
Extended Stay America - Minneapolis - Airport - Eagan	$1,892	$2,176	Resolve ADA Issues, Down unit repairs

SCH. XVII-11

Property Name	Immediate Repair Cost	Inflated Reserves	Immediate Repair Items
Extended Stay America - Rockford - East	$0	$0
Crossland Studios - Chicago - Waukegan	$0	$0
Extended Stay America - Long Island - Melville	$1,631	$1,876	Resolve ADA Issues
Extended Stay America - Rochester - Greece	$12,901	$14,836	Asphalt pavement. Full depth spot repairs, Concrete walkways. Replace/repair, Metal Insulated Ductwork. Replace., Resolve ADA Issues
Extended Stay America - Washington, D.C. - Landover	$4,326	$4,975	Resolve ADA Issues, Remove Trip Hazard
Extended Stay America - Washington, D.C. - Alexandria - Landmark	$756	$869	Resolve ADA Issues
Extended Stay America - Detroit - Farmington Hills	$6,400	$7,360	Asphalt pavement. Full depth spot repairs, Resolve ADA Issues, Bring Unit 336 back to serviceability. Bed bugs, Bring Unit 146 back to serviceability. Plumbing repairs, Bring Unit 144 back to serviceability. Carpet replacement
Extended Stay America - Milwaukee - Waukesha	$326	$375	Resolve ADA Issues
Extended Stay America - Atlanta - Duluth	$0	$0
Extended Stay America - Tampa - Temple Terrace	$650	$748	Resolve ADA Issues
Extended Stay America - Seattle - Kent	$1,300	$1,495	Resolve ADA Issues
Extended Stay America - Tacoma - Fife	$0	$0
Extended Stay America - Seattle - Tukwila	$1,625	$1,869	Resolve ADA Issues
Extended Stay America - Seattle - Lynnwood	$106	$122	Resolve ADA Issues
Extended Stay America - Seattle - Everett - North	$0	$0
Crossland Studios - Spokane - Valley	$0	$0
Extended Stay America - Seattle - Bellevue - Downtown	$0	$0

SCH. XVII-12

Property Name	Immediate Repair Cost	Inflated Reserves	Immediate Repair Items
Extended Stay America - Boise - Airport	$9,171	$10,547	Resolve ADA Issues
Extended Stay America - Tacoma South	$0	$0
Crossland Studios - Eugene - Springfield	$2,200	$2,530	Resolve ADA Issues, Unit 105 and 110, down unit repairs
Crossland Studios - Phoenix - West	$7,955	$9,148	Asphalt pavement. Full depth spot repairs, Asphalt pavement. Seal/stripe (SF)
Extended Stay America - Los Angeles - Valencia	$1,625	$1,869	Resolve ADA Issues
Extended Stay America - Las Vegas - Valley View	$12,365	$14,220	Resolve ADA Issues
Extended Stay America - Las Vegas - Boulder Highway	$11,000	$12,650	Restore 5 down units, Structural Study - Structural movement at the northeast corner of the building,concrete sidewalk spalling and differential settlement at the ground level.
Extended Stay America - Ft Lauderdale - Cypress	$8,706	$10,012	Resolve ADA Issues, Mini Horns. Replace, Fire sprinkler heads. Replace painted and corroded heads
Extended Stay America - Tulsa - Central	$1,200	$1,380	Resolve ADA Issues
Extended Stay America - Oklahoma City - Airport	$4,200	$4,830	Resolve ADA Issues, Down Unit, Flooring Repair.
Extended Stay America - Jacksonville - Lenoir Ave	$7,076	$8,137	Resolve ADA Issues, Restore down units
Crossland Studios - Denver - Cherry Creek	$1,500	$1,725	Restore down unit
Extended Stay America - El Paso - Airport	$750	$863	Resolve ADA Issues
Extended Stay America - San Jose - Milpitas	$0	$0
Extended Stay America - Denver - Lakewood South	$5,707	$6,563	Repair concrete decking, Resolve ADA Issues
Extended Stay America - Phoenix - Chandler	$0	$0
Extended Stay America - Sacramento - White Rock Road	$925	$1,064	Resolve ADA Issues
Extended Stay America - Los Angeles - Ontario - Airport	$1,625	$1,869	Resolve ADA Issues
Extended Stay America - Los Angeles - Arcadia	$0	$0

SCH. XVII-13

Property Name	Immediate Repair Cost	Inflated Reserves	Immediate Repair Items
Extended Stay America - Bakersfield - California Avenue	$0	$0
Extended Stay America - Livermore - Airway Boulevard	$0	$0
Extended Stay America - Los Angeles - Long Beach	$750	$863	Resolve ADA Issues
Extended Stay America - Sacramento - Northgate	$80,100	$92,115	Foundation repair at stair towers, Resolve ADA Issues, Down unit repair
Extended Stay America - Sacramento - Arden Way	$5,412	$6,224	Resolve ADA Issues, Down unit repair
Extended Stay America - Phoenix - Scottsdale	$0	$0
Extended Stay America - San Diego - Oceanside	$0	$0
Extended Stay America - Los Angeles - San Dimas	$650	$748	Resolve ADA Issues
Extended Stay America - Santa Rosa - South	$350	$403	Resolve ADA Issues
Extended Stay America - Tucson - Grant Road	$106	$122	Resolve ADA Issues
Crossland Studios - Tucson - Butterfield Drive	$3,606	$4,147	Resolve ADA Issues, Restore down units
Extended Stay America - Santa Barbara - Calle Real	$8,750	$10,063	Resolve ADA Issues, Structural/Water Infiltration Study
Crossland Economy Studios - Shreveport - Bossier City	$391	$450	Resolve ADA Issues
Crossland Studios - Lake Charles - Sulphur	$4,800	$5,520	Resolve ADA Issues, Structural Study - Units 228 and 130 were down due to an unknown structural movement issue
Home Town Inn -Atlanta- Marietta-Canton	$30,318	$34,866	Balcony guardrails. Replace (Metal pipe), Resolve ADA Issues
Extended Stay America - Atlanta - Jimmy Carter	$45,425	$52,239	Balcony guardrails. Replace, Resolve ADA Issues, Down guestroom-bed bugs, Allowance to repair down unit.
Extended Stay America - Atlanta - Norcross	$41,300	$47,495	Balcony guardrails. Replace spacing 5 inch spacing across 2400 lf, Resolve ADA Issues, Down guestroom-bed bugs, Structural Study - The second story walkway in the vicinity of rooms 221-223 in building C appears to be sagging.

SCH. XVII-14

Property Name	Immediate Repair Cost	Inflated Reserves	Immediate Repair Items
Extended Stay America - Atlanta - Riverdale	$25,818	$29,691	Balcony guardrails. Replace (Metal pipe), Resolve ADA Issues
Extended Stay America - Denver - Lakewood West	$12,606	$14,497	Repair concrete balconies, Upgrade Pool Drain, Resolve ADA Issues
Extended Stay America - Kansas City - Lenexa - 95th Street	$0	$0
Extended Stay America - Atlanta - Lawrenceville	$31,500	$36,225	Balcony guardrails. Replace (Wood), Resolve ADA Issues
Extended Stay Deluxe - Hartford - Farmington	$1,471	$1,692	Resolve ADA Issues
Extended Stay Deluxe - Boston - Westborough - East Main Street	$28,650	$32,948	Allowance for retaining wall repairs, Hot water piping, Repair, Resolve ADA Issues, Repair concrete walk tripping hazard
Extended Stay America - Boston - Westborough - Connector Road	$3,150	$3,623	Resolve ADA Issues, Down Unit Repairs
Extended Stay America - Boston - Tewksbury	$65	$75	Resolve ADA Issues
Extended Stay America - Boston - Braintree	$390	$449	Resolve ADA Issues
Extended Stay America - Boston - Nashua	$0	$0
Extended Stay America - Portland - Scarborough	$7,426	$8,540	Asphalt pavement. Overlay/stripe, Concrete walkways. Replace/repair, Window. Replace cracked window.
Extended Stay America - Providence - Warwick	$2,500	$2,875	Mold. Remediate.
Extended Stay America - Providence - Airport - West Warwick	$0	$0
Extended Stay America - Hartford - Manchester	$500	$575	Unit 314: Repair water damage from repaired roof leak
Extended Stay America - Hartford - Meriden	$326	$375	Resolve ADA Issues
Extended Stay America - Providence - East Providence	$0	$0
Extended Stay America - Boston - Norton	$326	$375	Resolve ADA Issues
Extended Stay Deluxe - Ottawa - Downtown	$45,419	$52,232	Resolve ADA Issues
Extended Stay Deluxe - Toronto - Vaughan	$34,957	$40,201	Resolve ADA Issues

SCH. XVII-15

Property Name	Immediate Repair Cost	Inflated Reserves	Immediate Repair Items
Extended Stay Deluxe - St. John’s - Downtown	$0	$0
Crossland Studios - Winston- Salem - University Parkway	$1,500	$1,725	Unit 200: Repair window leak, Unit 136 and 315: Replace bathroom floor due to mold
Extended Stay America - Atlanta - Alpharetta - Rock Mill Road	$0	$0
Extended Stay America - Atlanta - Morrow	$0	$0
Crossland Studios - Fort Lauderdale - Commercial Boulevard	$8,106	$9,322	Resolve ADA Issues, Down unit repairs, Strobe/horn. Replace
Crossland Studios - Durham - Research Triangle Park	$1,700	$1,955	Resolve ADA Issues, Install GFCI Switches at sink locations
Crossland Economy Studios - Orlando - University of Central Florida Area	$7,980	$9,177	Resolve ADA Issues
Extended Stay America - Atlanta - Kennesaw Town Center	$0	$0
Extended Stay America - Jacksonville - Riverwalk	$7,851	$9,029	Resolve ADA Issues, Sprinkler Head Survey, Sprinkler Head Survey
Extended Stay America - Fort Lauderdale - Cruiseport - Airport	$106	$122	Resolve ADA Issues
Extended Stay America - Ft Lauderdale - Cypress Creek - NW 6th Way	$1,106	$1,272	Resolve ADA Issues, Strobe/Horn. Syncronize strobes, Fire sprinkler heads. Replace painted heads
Extended Stay Deluxe - Daytona Beach - International Speedway	$19,503	$22,428	Asphalt pavement. Seal/stripe (SF), Resolve ADA Issues
Extended Stay Deluxe- Jacksonville - Lenoir Ave South	$12,526	$14,405	Resolve ADA Issues, Sprinkler Head Survey
Extended Stay Deluxe - Melbourne - Airport	$6,301	$7,246	Resolve ADA Issues, Swimming pool drain safety device
Extended Stay Deluxe - West Palm Beach - Northpoint	$3,206	$3,687	Resolve ADA Issues
Extended Stay America - Tampa - Airport - Memorial	$7,720	$8,878	Resolve ADA Issues
Extended Stay Deluxe - Durham - Research Triangle	$2,400	$2,760	Resolve ADA Issues, Units 111, 211: Replace flooring

SCH. XVII-16

Property Name	Immediate Repair Cost	Inflated Reserves	Immediate Repair Items
Park - Miami Boulevard - North
Extended Stay America - Charlotte - Pineville - Pineville Matthews Rd.	$23,125	$26,594	Resolve ADA Issues
Extended Stay Deluxe - Raleigh - Cary - Regency Parkway South	$0	$0
Extended Stay Deluxe - Orlando - Universal Studios	$15,576	$17,912	Resolve ADA Issues
Extended Stay America - Jacksonville - Camp Lejeune	$1,200	$1,380	Down units. Repairs/carpeting
Extended Stay America - Greensboro - Airport	$1,200	$1,380	Resolve ADA Issues
Extended Stay America - Atlanta - Perimeter - Crestline	$0	$0
Extended Stay Deluxe - Fayetteville - Cross Creek Mall	$1,306	$1,502	Resolve ADA Issues
Extended Stay Deluxe - Richmond - West Broad Street - Glenside West	$10,806	$12,427	Roof leak. Repair, Resolve ADA Issues, Bed bug infestation, Exterminate and refurbish, Down unit. Refurbish unit
Extended Stay America - Miami - Airport - Doral - 25th Street (NW 21 Ter)	$3,800	$4,370	Resolve ADA Issues
Extended Stay America - Orlando - Universal Studios (Major Blvd)	$6,876	$7,907	Resolve ADA Issues
Extended Stay America - Orlando - Maitland - Pembrook Drive	$877	$1,009	Resolve ADA Issues, Down unit 108. Bed bugs
Extended Stay America - Orlando - Lake Mary	$1,526	$1,755	Resolve ADA Issues
Extended Stay America - Washington, D.C. - Fairfax - Fair Oaks	$3,500	$4,025	Metal door. Replace, Resolve ADA Issues, Restore Down Unit (Bed Bugs)
Extended Stay America - Fort Lauderdale - Plantation	$4,231	$4,866	Resolve ADA Issues, Swimming pool drain safety device
Extended Stay America - Orlando - Maitland	$7,606	$8,747	Resolve ADA Issues
Extended Stay Deluxe- Orlando - Convention Center - 6443 Westwood Boulevard	$17,986	$20,684	Resolve ADA Issues

SCH. XVII-17

Property Name	Immediate Repair Cost	Inflated Reserves	Immediate Repair Items
Extended Stay America - Columbus - Bradley Park	$3,100	$3,565	Resolve ADA Issues
Extended Stay America - Miami - Coral Gables	$0	$0
Extended Stay America - Miami - Brickell - Port of Miami	$15,000	$17,250	Resolve ADA Issues
Extended Stay Deluxe - Miami - Airport - Doral - 25th Street	$260	$299	Resolve ADA Issues
Extended Stay America - Savannah - Midtown	$500	$575	Down guestroom-bed bugs
Extended Stay America - Tampa - Airport - Spruce Street	$220	$253	Resolve ADA Issues
Extended Stay America - Washington, D.C. - Springfield	$756	$869	Resolve ADA Issues
Extended Stay America - Washington, D.C. - Herndon - Dulles	$975	$1,121	Resolve ADA Issues
Extended Stay America - Lynchburg - University Boulevard	$1,187	$1,365	Resolve ADA Issues
Extended Stay America - Hampton - Coliseum	$0	$0
Extended Stay America - Washington, D.C. - Centreville	$2,115	$2,432	Resolve ADA Issues, Unit 101: Replaced damaged finishes
Extended Stay America - Baltimore - Timonium	$0	$0
Extended Stay America - Washington, D.C. - Germantown	$0	$0
Extended Stay America - Philadelphia - Exton	$0	$0
Extended Stay America - Rutherford/Met Life Stadium	$3,100	$3,565	Resolve ADA Issues
Extended Stay America - Pittsburgh - Monroeville	$756	$869	Resolve ADA Issues
Extended Stay America - Ramsey - Upper Saddle River	$2,565	$2,950	Resolve ADA Issues, Unit 311 pest treatment, Unit 213. Replace finishes
Extended Stay America - Philadelphia - Mount Laurel - Pacilli Place	$0	$0
Extended Stay America - Pittsburgh - Airport	$650	$748	Resolve ADA Issues

SCH. XVII-18

Property Name	Immediate Repair Cost	Inflated Reserves	Immediate Repair Items
Extended Stay America - Philadelphia - Airport (Bartram Ave)	$0	$0
Extended Stay America - Washington, D.C. - Gaithersburg - North	$0	$0
Extended Stay America - Washington, D.C. - Gaithersburg - South	$0	$0
Extended Stay America - Frederick	$925	$1,064	Concrete walkways. Replace/repair, Resolve ADA Issues
Extended Stay America - White Plains - Elmsford	$5,325	$6,124	Concrete deck cracks. Repair and seal, Resolve ADA Issues
Extended Stay America - Lexington Park - Patuxent Naval Air Station	$6,380	$7,337	Concrete curbs and walkways. Replace, Resolve ADA Issues
Extended Stay America - Allentown - Bethlehem	$1,200	$1,380	Resolve ADA Issues
Extended Stay America - Secaucus - Met Life Stadium	$4,491	$5,165	Resolve ADA Issues
Extended Stay America - Elizabeth - Newark International Airport	$1,525	$1,754	Resolve ADA Issues
Extended Stay America - Somerset - Franklin	$6,325	$7,274	Sheet vinyl. Replace (Commercial), Resolve ADA Issues, Unit 323 and 337: pest treatment
Extended Stay America - Philadelphia - Horsham - Welsh Rd.	$1,200	$1,380	Resolve ADA Issues
Extended Stay America - Philadelphia - Plymouth Meeting	$2,700	$3,105	Resolve ADA Issues, Bed Bug Treatment
Extended Stay America - Princeton - West Windsor	$1,200	$1,380	Resolve ADA Issues
Extended Stay America - Annapolis - Womack Drive	$0	$0
Extended Stay America - Fishkill - Westage Center	$3,926	$4,515	Asphalt pavement. Full depth spot repairs, Resolve ADA Issues
Extended Stay America - Pittsburgh - West Mifflin	$2,210	$2,542	Resolve ADA Issues
Extended Stay America - Mt. Olive - Budd Lake	$1,200	$1,380	Resolve ADA Issues

SCH. XVII-19

Property Name	Immediate Repair Cost	Inflated Reserves	Immediate Repair Items
Extended Stay America - Baltimore - Glen Burnie	$0	$0
Extended Stay America - Baltimore - Laurel - Ft. Meade	$0	$0
Extended Stay America - Baltimore - Bel Air - Aberdeen	$0	$0
Extended Stay America - Des Moines - Urbandale	$2,950	$3,393	Concrete pavement. Repair, Unit 304: pest treatment
Extended Stay America - Minneapolis - Brooklyn Center	$3,500	$4,025	Down units - Allowance for miscellaneous repairs
Extended Stay America - Minneapolis - Woodbury	$2,925	$3,364	Resolve ADA Issues
Extended Stay America - Rochester - South	$1,218	$1,401	Resolve ADA Issues, Down unit repairs
Extended Stay America - Rochester - North	$600	$690	Down unit repairs - Replace carpet
Extended Stay America - Champaign - Urbana	$2,175	$2,501	Concrete walkways. Replace/repair, Asphalt composition shingles. Replace, Resolve ADA Issues
Extended Stay America - Grand Rapids - Kentwood	$9,450	$10,868	Cost allowance to repair laundry valve boxes, Cost allowance to repair condensate leak and damaged finishes, Resolve ADA Issues, Down unit - Replace Carpet
Extended Stay America - Indianapolis - Airport	$5,300	$6,095	Resolve ADA Issues, Down Unit Repair. Hard goods, Carpet.
Extended Stay America - Cincinnati - Blue Ash - North	$1,400	$1,610	Resolve ADA Issues, Unit 347: Shower repair
Extended Stay America - Chicago - Lansing	$0	$0
Extended Stay America - Columbus - Easton	$6,740	$7,751	Resolve ADA Issues
Extended Stay America - St. Louis - O’Fallon, IL	$600	$690	Resolve ADA Issues, Down Unit, Repair
Extended Stay America - Chicago - Romeoville	$0	$0
Extended Stay America - Columbus - Worthington	$3,975	$4,571	Resolve ADA Issues, Provide TV in down unit
Extended Stay America - Chicago - Woodfield Mall	$0	$0
Extended Stay America - Indianapolis - Castleton	$2,900	$3,335	Soffit panel. Repair., Resolve ADA Issues, Down units. Replace Carpet.

SCH. XVII-20

Property Name	Immediate Repair Cost	Inflated Reserves	Immediate Repair Items
Extended Stay Deluxe - Madison - West	$17,947	$20,639	Concrete curbs. Replace, Asphalt pavement. Full depth spot repairs, Resolve ADA Issues
Extended Stay America - Detroit - Ann Arbor - University South	$5,550	$6,383	Asphalt pavement. Overlay/stripe, Resolve ADA Issues
Extended Stay Deluxe - Chicago - Lombard - Oak Brook	$500	$575	Resolve ADA Issues
Extended Stay America - Detroit - Novi - Orchard Hill Place	$975	$1,121	Resolve ADA Issues
Extended Stay America - Chicago - Darien	$0	$0
Extended Stay Deluxe - Chicago - O’Hare	$1,200	$1,380	Resolve ADA Issues
Extended Stay America - Cleveland - Brooklyn	$0	$0
Extended Stay America - Chicago - Lisle	$0	$0
Extended Stay America - Chicago - Hanover Park	$5,000	$5,750	Resolve ADA Issues
Extended Stay America - Chicago - Hillside	$0	$0
Extended Stay America - Dayton - North	$0	$0
Extended Stay America - Chicago - Skokie	$2,600	$2,990	Resolve ADA Issues
Extended Stay America - Chicago - Vernon Hills - Lake Forest	$0	$0
Extended Stay America - Cleveland - Beachwood - Orange Place	$1,650	$1,898	Down unit repairs
Extended Stay America - Detroit - Canton	$2,154	$2,477	Dumpster approach slab. Replace, Resolve ADA Issues
Extended Stay America - Chicago - Schaumburg	$0	$0
Extended Stay America - Detroit - Metropolitan Airport	$11,602	$13,342	Asphalt pavement. Seal/stripe, Asphalt pavement. Overlay/stripe
Extended Stay America - Detroit - Southfield - I-696	$11,735	$13,495	Asphalt pavement. Overlay/stripe, Resolve ADA Issues
Extended Stay America - Detroit - Roseville	$765	$880	Resolve ADA Issues

SCH. XVII-21

Property Name	Immediate Repair Cost	Inflated Reserves	Immediate Repair Items
Extended Stay America - Peoria - North	$100	$115	Resolve ADA Issues
Extended Stay America - South Bend - Mishawaka	$16,391	$18,850	Asphalt pavement. Full depth spot repairs, Asphalt pavement. Seal/stripe (SF), Resolve ADA Issues
Extended Stay America - Detroit - Dearborn	$0	$0
Extended Stay America - Bloomington - Normal	$3,250	$3,738	Resolve ADA Issues
Extended Stay America - Chicago - Midway	$0	$0
Extended Stay America - Memphis - Mount Moriah	$106	$122	Resolve ADA Issues
Extended Stay America - Memphis - Quail Hollow	$212	$244	Resolve ADA Issues
Extended Stay America - Nashville - Vanderbilt	$3,675	$4,226	Resolve ADA Issues, Down units. Restore
Extended Stay America - New Orleans - Metairie	$1,520	$1,748	Resolve ADA Issues
Crossland Studios - Baton Rouge - Sherwood Forest	$9,266	$10,656	Repair detached Vinyl siding and Reseal upper floor walkways., Kitchen cabinets. Replace (Composite), Resolve ADA Issues, Down Unit (Guest Room No. 114). Replace shower and missing furnishings.
Crossland Studios - Houston - Northwest	$3,250	$3,738	Resolve ADA Issues
Extended Stay America - Houston - Westchase - Richmond	$3,215	$3,697	Resolve ADA Issues
Crossland Studios - Houston - West Oaks	$2,300	$2,645	Resolve ADA Issues, Down Rooms. Bed Bugs
Extended Stay America - Dallas - Richardson	$0	$0
Crossland Studios - Dallas - Mesquite	$3,000	$3,450	Units 120, 122, 219: treat for bedbugs, Unit 329: overhaul following long term tenant
Extended Stay America - Houston - Willowbrook - Hwy 249	$6,550	$7,533	Resolve ADA Issues
Extended Stay America - Austin - Arboretum	$1,950	$2,243	Resolve ADA Issues

SCH. XVII-22

Property Name	Immediate Repair Cost	Inflated Reserves	Immediate Repair Items
Crossland Studios - Austin - West	$11,170	$12,846	Concrete. Install sealant, Concrete pavement. Repair, Resolve ADA Issues, Down unit. Window repair, Down unit. Replace flooring, Down Unit. Remove bed bugs, Down unit. Drywall repair, Down unit. Missing hard and soft goods
Extended Stay America - Houston - The Woodlands	$1,000	$1,150	Restore down unit
Extended Stay America - Austin - Round Rock - North	$5,915	$6,802	Resolve ADA Issues, Restore Down units. Bed Bugs
Crossland Studios - Dallas - Irving	$0	$0
Crossland Economy Studios - Kansas City - Northeast - Worlds of Fun	$10,200	$11,730	Stained Trim Replace/Refinish, Resolve ADA Issues, Down Unit Repair - Furnishings, Down Unit Repair - Flooring
Extended Stay America - Lafayette - Airport	$0	$0
Extended Stay America - Houston - Galleria - Westheimer	$650	$748	Resolve ADA Issues
Extended Stay America - Houston - Greenway Plaza	$6,550	$7,533	Resolve ADA Issues
Extended Stay America - Austin - Downtown - 6th Street	$18,500	$21,275	Ground cover / fill, Clear downspout debris/Clean facade, Ceramic tile replace, reception vestibule, Windows, replace balances
Extended Stay America - Oklahoma City - Northwest Expressway	$1,525	$1,754	Resolve ADA Issues
Extended Stay America - Houston - NASA	$6,550	$7,533	Resolve ADA Issues
Extended Stay America - Houston - Katy Freeway	$6,550	$7,533	Resolve ADA Issues
Studioplus Suites - Dallas - Farmers Branch	$9,750	$11,213	Resolve ADA Issues
Extended Stay Deluxe - Corpus Christi - Staples	$7,500	$8,625	Resolve ADA Issues
Extended Stay Deluxe - Fort Worth - Fossil Creek	$0	$0
Extended Stay Deluxe - Dallas - Bedford	$1,400	$1,610	Dumpster enclosure. Replace (CMU)
Extended Stay America - Dallas - Lewisville	$650	$748	Resolve ADA Issues

SCH. XVII-23

Property Name	Immediate Repair Cost	Inflated Reserves	Immediate Repair Items
Extended Stay America - Houston - Greenspoint	$325	$374	Resolve ADA Issues
Studioplus Suites - El Paso - West	$12,000	$13,800	Irrigation system. Repair, Retaining wall. Repair (Stone), Resolve ADA Issues
Extended Stay America - Austin - Metro	$870	$1,001	Resolve ADA Issues
Extended Stay Deluxe - Dallas - Las Colinas - Meadow Creek Drive	$2,500	$2,875	Resolve ADA Issues
Extended Stay Deluxe - San Antonio - Colonnade	$0	$0
Extended Stay Deluxe - Fort Worth - City View	$325	$374	Resolve ADA Issues
StudioPlus Suites - Wichita - East	$11,250	$12,938	Concrete walkways. Replace/repair, Resolve ADA Issues, Down Unit Rehabilitation - Bed Bugs, Swimming pool drain safety device
Crossland Studios - Fort Worth - Fossil Creek	$16,200	$18,630	Resolve ADA Issues, Down Unit. Remove bed bugs
Extended Stay America - Fort Worth - City View	$650	$748	Resolve ADA Issues
Extended Stay America - Fayetteville - Springdale	$47,335	$54,435	Sewer line and asphalt repairs, Resolve ADA Issues, Restore Down Units
Extended Stay America - New Orleans - Kenner	$8,370	$9,626	Resolve ADA Issues, Down units 335, 348 and 353
Extended Stay America - Baton Rouge - Citiplace	$712	$819	Resolve ADA Issues
Extended Stay America - Amarillo - West	$975	$1,121	Resolve ADA Issues
Extended Stay America - Laredo - Del Mar	$3,250	$3,738	Resolve ADA Issues
Extended Stay America - Waco - Woodway	$0	$0
Extended Stay America - Austin - Southwest	$325	$374	Resolve ADA Issues
Extended Stay America - Lubbock - Southwest	$975	$1,121	Resolve ADA Issues
Extended Stay America - Austin - Northwest - Lakeline Mall	$165	$190	Resolve ADA Issues
Extended Stay America - Columbia - Stadium Boulevard	$1,850	$2,128	Resolve ADA Issues

SCH. XVII-24

Property Name	Immediate Repair Cost	Inflated Reserves	Immediate Repair Items
Extended Stay America - Austin - Round Rock - South	$1,975	$2,271	Resolve ADA Issues, Repair down unit
Crossland Studios - Salem - North	$2,600	$2,990	Balcony guardrails. Replace (Metal pipe), Down unit repairs
Extended Stay America - Seattle - Bothell - West	$7,500	$8,625	Resolve ADA Issues
Crossland Studios - Seattle - Kent - Des Moines	$0	$0
Crossland Economy Studios - Tacoma - Puyallup	$0	$0
Crossland Studios - Tacoma - Hosmer	$0	$0
Extended Stay America - Seattle - Everett - Silverlake	$0	$0
Extended Stay America - Olympia - Tumwater	$0	$0
Extended Stay America - Seattle - Mukilteo	$500	$575	Down unit repairs
Extended Stay America - Billings - Westend	$0	$0
Extended Stay America - Seattle - Northgate	$0	$0
Extended Stay America - Great Falls - Missouri River	$15,926	$18,315	Packaged Terminal Air Conditioner (PTAC). Replace, Elevator Equipment - replace emergency light and alarm bell, Remedy elevator equipment room temperature issue, Commercial dishwasher. Replace small under- counter unit, Common area laundry dryer. Replace, Resolve ADA Issues, Down unit repairs
Crossland Studios - Colorado Springs - Airport	$1,500	$1,725	Down units. Restore.
Crossland Studios - Denver - Thornton	$5,106	$5,872	Resolve ADA Issues, Asphalt pavement. Full depth repair
Extended Stay America - Albuquerque - Rio Rancho	$537	$618	Resolve ADA Issues
Crossland Studios - Denver - Airport - Aurora	$1,665	$1,915	Resolve ADA Issues, Allowance to make drywall repairs to down units
Extended Stay America - Albuquerque - Airport	$2,500	$2,875	Resolve ADA Issues
Extended Stay America - Denver - Westminster	$1,145	$1,317	Resolve ADA Issues

SCH. XVII-25

Property Name	Immediate Repair Cost	Inflated Reserves	Immediate Repair Items
Extended Stay America - Denver - Park Meadows	$165	$190	Resolve ADA Issues
Extended Stay America - Reno - South Meadows	$1,625	$1,869	Resolve ADA Issues
Extended Stay America - Phoenix - Deer Valley	$6,000	$6,900	Asphalt pavement. Seal/stripe (SF), Asphalt pavement. Full depth spot repairs
Extended Stay America - Los Angeles - Torrance Harbor Gateway	$1,300	$1,495	Resolve ADA Issues
Crossland Studios - Fresno - West	$1,500	$1,725	Unit 235: water and pet damage
Extended Stay America - San Jose - Morgan Hill	$2,500	$2,875	Unit 319: Repair subfloor at entry
Extended Stay America - Oakland - Alameda Airport	$2,500	$2,875	Resolve ADA Issues
Extended Stay America - San Diego - Hotel Circle	$0	$0
Extended Stay America - Dublin - Hacienda Drive	$0	$0
Extended Stay America - Los Angeles - Woodland Hills	$6,624	$7,618	Resolve ADA Issues
Extended Stay America - Los Angeles - LAX Airport	$1,300	$1,495	Resolve ADA Issues
Extended Stay America - Santa Rosa - North	$0	$0
Extended Stay America - Union City - Dyer Street	$15,275	$17,566	Resolve ADA Issues
Extended Stay America - Oakland - Alameda	$2,775	$3,191	Resolve ADA Issues
Extended Stay America - Oakland - Emeryville	$6,975	$8,021	Add ventilation to elevator equipment room, Resolve ADA Issues, Down units. Repair
Extended Stay America - Fremont - Warm Springs	$500	$575	Repair down unit
Extended Stay America - San Jose - Santa Clara	$0	$0
Extended Stay America - San Jose - Edenvale - North	$0	$0
Extended Stay America - Richmond - Hilltop Mall	$975	$1,121	Resolve ADA Issues

SCH. XVII-26

Property Name	Immediate Repair Cost	Inflated Reserves	Immediate Repair Items
Extended Stay America - Orange County - Anaheim Convention Center	$500	$575	Repair Unit 224
Extended Stay America - San Ramon - Bishop Ranch - East	$7,500	$8,625	Resolve ADA Issues
Extended Stay Deluxe - San Jose - Edenvale - South	$925	$1,064	Resolve ADA Issues, Unit 119: Replace carpet
Extended Stay America - Orange County - John Wayne Airport	$1,500	$1,725	Resolve ADA Issues
Extended Stay America - Los Angeles - Burbank Airport	$10,000	$11,500	Repair down units
Extended Stay America - San Diego - Mission Valley - Stadium	$13,000	$14,950	Valve replacement - faulty units, Down unit repairs - Water damaged units, Down unit repairs - Bed bugs
Extended Stay America - Stockton - March Lane	$0	$0
Extended Stay America - Sacramento - Vacaville	$2,500	$2,875	Unit 318: Pest control, Unit 120: plumbing back-up repair, Unit 319: Replacement of mattress and maintenance, Unit 327: Replace PTAC
Extended Stay America - San Francisco - Belmont	$0	$0
Extended Stay America - Orange County - Katella Avenue	$0	$0
Extended Stay America - Orange County - Yorba Linda	$3,000	$3,450	Resolve ADA Issues
Extended Stay America - Palm Springs - Airport	$7,500	$8,625	Resolve ADA Issues
Extended Stay America - San Diego - Carlsbad Village by the Sea	$2,500	$2,875	Swimming pool drain safety device
Extended Stay America - Temecula - Wine Country	$500	$575	Down unit repairs - Bed bugs
Extended Stay America - Orange County - Anaheim Hills	$5,000	$5,750	Repair five down units due to sprinkler break
Extended Stay America - Los Angeles - Chino Valley	$0	$0
Extended Stay America - Los Angeles - Simi Valley	$0	$0

SCH. XVII-27

Property Name	Immediate Repair Cost	Inflated Reserves	Immediate Repair Items
Extended Stay America - Sacramento - Elk Grove	$0	$0
Extended Stay America - Stockton - Tracy	$0	$0
Extended Stay America - Fairfield - Napa Valley	$325	$374	Resolve ADA Issues
Extended Stay America - Los Angeles - Carson	$975	$1,121	Resolve ADA Issues
Extended Stay America - Sacramento - West Sacramento	$0	$0
Extended Stay America - Los Angeles - Northridge	$0	$0
Homestead Studio Suites Hotel - Birmingham - Perimeter Park South	$1,326	$1,525	EIFS. Repair, Resolve ADA Issues
Homestead Studio Suites - Phoenix - Mesa	$1,000	$1,150	Down unit repairs
Homestead Studio Suites - Phoenix - Metro Center	$0	$0
Homestead Studio Suites - Phoenix - Airport - Tempe	$0	$0
Homestead Studio Suites - Phoenix - Scottsdale	$0	$0
Extended Stay America - Fremont - Fremont Boulevard South	$500	$575	Repair down unit
Extended Stay America - San Jose - Milpitas (Cypress Dr)	$0	$0
Extended Stay America - San Jose - Mountain View	$1,106	$1,272	Resolve ADA Issues, Down unit. Repair
Homestead Studio Suites - Sacramento - South Natomas	$0	$0
Extended Stay America - San Francisco - San Carlos	$326	$375	Resolve ADA Issues
Extended Stay America - San Jose - Downtown	$0	$0
Extended Stay America - San Francisco - San Mateo - SFO	$1,326	$1,525	Resolve ADA Issues, Restore down unit
Extended Stay America - San Ramon - Bishop Ranch	$5,000	$5,750	Down unit. Repair

SCH. XVII-28

Property Name	Immediate Repair Cost	Inflated Reserves	Immediate Repair Items
Extended Stay America - San Jose - Sunnyvale	$0	$0
Extended Stay America - Los Angeles - Glendale	$650	$748	Resolve ADA Issues
Extended Stay America - Los Angeles - LAX Airport - El Segundo	$0	$0
Extended Stay America - Los Angeles - Monrovia	$5,730	$6,590	Concrete walkways. Replace/repair, Resolve ADA Issues
Extended Stay America - Los Angeles - Torrance	$0	$0
Extended Stay America - Orange County - Brea	$300	$345	Concrete walkways. Replace/repair
Extended Stay America - Orange County - Cypress	$325	$374	Resolve ADA Issues
Extended Stay America - Orange County - Irvine Spectrum	$650	$748	Resolve ADA Issues
Extended Stay America - San Diego - Sorrento	$1,950	$2,243	Resolve ADA Issues
Extended Stay America - San Diego - Mission Valley	$975	$1,121	Resolve ADA Issues
Homestead Studio Suites - Denver - Aurora	$1,495	$1,719	Resolve ADA Issues, Down unit. Repair
Homestead Studio Suites - Denver - Cherry Creek	$0	$0
Homestead Studio Suites - Denver - Tech Center South - Greenwood Village	$6,656	$7,654	Asphalt pavement. Seal/stripe (SF), Resolve ADA Issues, Mold Assessment - Suspect mold growth was observed in the electrical room. The area affected by the suspect mold was approximately 20 square feet in size.
Homestead Studio Suites - Denver - Tech Center South - Inverness	$3,150	$3,623	Resolve ADA Issues
Homestead Studio Suites - Denver - Tech Center - North	$2,937	$3,378	Asphalt pavement. Full depth spot repairs, Resolve ADA Issues
Extended Stay America - Norwalk - Stamford	$14,165	$16,290	Resolve ADA Issues
Extended Stay America - Shelton - Fairfield County	$0	$0
Extended Stay America - Newark - Christiana	$7,747	$8,909	Resolve ADA Issues, Down Unit (Bed Bugs). Repair

SCH. XVII-29

Property Name	Immediate Repair Cost	Inflated Reserves	Immediate Repair Items
Homestead Suites - Jacksonville - Baymeadows	$8,251	$9,489	Resolve ADA Issues, Restore down unit
Homestead Studio Suites Hotel - Jacksonville - Salisbury Road	$15,476	$17,797	Resolve ADA Issues, Restore down units
Homestead Studio Suites Hotel - Jacksonville - Southside	$4,871	$5,602	Resolve ADA Issues, Down unit rehabilitation
Homestead Suites - Orlando - Altamonte Springs	$5,000	$5,750	Replace photocell, Restore down unit (215), Restore down unit (306)
Homestead Suites - Orlando - Lake Mary (1040 Greenwood)	$46,825	$53,849	Address HVAC condensation issue in first floor exit corridor and replace fire damper, Resolve ADA Issues, Restore down units with cracked tub/shower stalls, Restore down units resultant of dishwasher line leak
Homestead Studio Suites - Orlando - John Young Parkway	$7,500	$8,625	Resolve ADA Issues
Homestead Studio Suites - Boca Raton - Commerce	$1,200	$1,380	Resolve ADA Issues
Homestead Studio Suites - Miami - Airport - Blue Lagoon	$990	$1,139	Resolve ADA Issues
Homestead Studio Suites - Miami - Airport - Miami Springs	$650	$748	Resolve ADA Issues
Homestead Studio Suites - Atlanta - Cumberland Mall	$1,200	$1,380	Resolve ADA Issues
Homewood Studio Suites - Atlanta - Perimeter	$0	$0
Homestead Studio Suites Hotel - Atlanta - Marietta - Powers Ferry Road	$0	$0
Homestead Studio Suites - Chicago - Naperville	$0	$0
Homestead Studio Suites - Chicago - Lombard - Oak Brook	$0	$0
Homestead Studio Suites - Chicago - Schaumburg	$0	$0
Homestead Studio Suites - Chicago - Vernon Hills - Lincolnshire	$0	$0
Homestead Studio Suites - Chicago - Westmont - Oak Brook	$0	$0

SCH. XVII-30

Property Name	Immediate Repair Cost	Inflated Reserves	Immediate Repair Items
Homestead Studio Suites - Indianapolis - Northwest	$1,850	$2,128	Resolve ADA Issues
Homestead Studio Suites - Kansas City - Overland Park	$0	$0
Homestead Studio Suites - Kansas City - Shawnee Mission	$7,200	$8,280	Resolve ADA Issues, Down Unit Rehabilitation
Homestead Studio Suites - Louisville - Alliant Drive	$540	$621	Resolve ADA Issues
Extended Stay America - Annapolis - Admiral Cochrane Drive	$2,000	$2,300	Resolve ADA Issues
Extended Stay America - Washington, D.C. - Rockville	$5,873	$6,754	Concrete walkways. Replace/repair, Resolve ADA Issues
Homestead Studio Suites - Boston - Burlington	$3,000	$3,450	Fan Coil and Condensing Unit. Replace (1.5 ton), Resolve ADA Issues
Homestead Studio Suites - Boston - Marlborough	$38,225	$43,959	Concrete walkways. Replace/repair, Boiler. Replace (Gas-fired, Cast iron, 500,000 BTH/hr), Central fire alarm panel. Replace., Sprinkler System. Contractor Inspection/Repairs, Exterior screen. Install., Resolve ADA Issues, Guest Room 109. Replace damaged cabinets
Homestead Studio Suites - Boston - Peabody	$11,425	$13,139	Pool Natatorium Dehumidifier, Resolve ADA Issues, Ceiling Crack Repair
Homestead Studio Suites - Boston - Waltham	$2,550	$2,933	Concrete walkways. Replace/repair, Repair and re-surface concrete dumpster pad, Resolve ADA Issues
Extended Stay America - Detroit - Auburn Hills - University Drive	$750	$863	Resolve ADA Issues
Extended Stay America - Detroit - Southfield - Northwestern Hwy.	$1,300	$1,495	Resolve ADA Issues
Homestead Studio Suites - Minneapolis - Airport - Eagan	$3,225	$3,709	Resolve ADA Issues, Units 102, 303 and 319: Replace flooring and paint
Homestead Studio Suites - Minneapolis - Eden Prairie	$650	$748	Resolve ADA Issues
Homestead Studio Suites - Kansas City - Country Club Plaza	$3,700	$4,255	Resolve ADA Issues
Homestead Studio Suites - Kansas City - Airport	$10,000	$11,500	Resolve ADA Issues, Swimming pool drain safety device

SCH. XVII-31

Property Name	Immediate Repair Cost	Inflated Reserves	Immediate Repair Items
Homestead Studio Suites - St. Louis - Airport	$4,300	$4,945	Resolve ADA Issues, Down Unit, Repair, Down Unit with pet issues, Repair
Homestead Studio Suites - St. Louis - Westport	$5,000	$5,750	Water Softening Equipment. Replace., Resolve ADA Issues
Homestead Studio Suites - Las Vegas - Midtown	$2,125	$2,444	Concrete walkways. Replace/repair, Resolve ADA Issues
Extended Stay America - Hanover - Parsippany	$9,625	$11,069	Storage Tank. 200-gallons. Replace., Metal door. Replace, Resolve ADA Issues, Concrete walkways. Replace/repair
Extended Stay America - Meadowlands - Met Life Stadium	$5,522	$6,350	Guardrail. Wood. Replace, Resolve ADA Issues
Extended Stay America - Secaucus - New York City Area	$0	$0
Extended Stay America - Woodbridge - Edison	$220	$253	Resolve ADA Issues
Extended Stay America - Fishkill - Route 9	$8,706	$10,012	Drainage devices. Replace, Concrete walkways. Replace/repair, Water heater. Replace (Gas-fired, 100 gallon), Resolve ADA Issues
Extended Stay America - Charlotte - Airport	$13,375	$15,381	Resolve ADA Issues
Homestead Studio Suites - Durham - University (Ivy Creek Blvd)	$1,730	$1,990	Resolve ADA Issues
Homestead Studio Suites - Duke Raleigh North - Wake Forest Rd.	$1,200	$1,380	Resolve ADA Issues
Homestead Studio Suites - Raleigh - Northeast - Capital Blvd.	$15,012	$17,264	Resolve ADA Issues, Down unit 217
Homestead Studio Suites- Cincinnati - Blue Ash - Reed Hartman	$10,000	$11,500	Resolve ADA Issues, Swimming pool drain safety device
Homestead Studio Suites - Cleveland - Airport - North Olmsted - Airport	$7,770	$8,936	Asphalt pavement. Full depth spot repairs, Resolve ADA Issues, Unit 139 and 331: Carpet and paint
Homestead Studio Suites - Cleveland - Beachwood - Chagrin Blvd.	$47,275	$54,366	Asphalt pavement. Full depth spot repairs, Exterior walls. Paint (per unit), Exterior walls, EIFS spot repairs, Remediate mold at laundry storage, Unit 229: Seal and paint ceiling
Extended Stay America - Portland - Beaverton	$500	$575	Down unit repairs - pest remediation

SCH. XVII-32

Property Name	Immediate Repair Cost	Inflated Reserves	Immediate Repair Items
Extended Stay America - Portland - Tigard	$2,125	$2,444	Resolve ADA Issues, Unit 126: Ceiling repairs
Extended Stay America - Philadelphia - Horsham - Dresher Rd.	$15,750	$18,113	Repair loose wheel stops, Boiler. Replace (Gas-fired, Cast iron, 1,275 MBH)
Extended Stay America - Philadelphia - King of Prussia	$1,000	$1,150	Concrete walkways. Replace/repair, Downspouts. Replace
Extended Stay America - Philadelphia - Malvern - Swedesford Rd.	$7,825	$8,999	Resolve ADA Issues
Homestead Studio Suites - Providence - Airport	$1,200	$1,380	Concrete walkways. Replace/repair
Homestead Studio Suites - Charleston - Airport	$9,012	$10,364	Resolve ADA Issues
Homestead Studio Suites - Memphis - Airport	$1,500	$1,725	Repair trip hazard at side walk
Homestead Studio Suites - Memphis - Poplar	$13,765	$15,830	Resolve ADA Issues, Down unit repairs - fire/water damaged units
Homestead Studio Suites- Music City	$7,500	$8,625	Resolve ADA Issues
Homestead Studio Suites - Nashville - Franklin - Cool Springs	$1,920	$2,208	Resolve ADA Issues, Replace carpet in units 219 and 221, Treat Room 106 for pest infestation
Extended Stay America - Austin - Arboretum - South	$325	$374	Resolve ADA Issues
Extended Stay America - Austin - Downtown - Town Lake	$1,037	$1,193	Allowance to find and remediate the cause of standing water in the mechanical room, Resolve ADA Issues
Extended Stay America - Dallas - Arlington	$0	$0
Homestead Studio Suites - Dallas - Las Colinas - Carnaby Street	$0	$0
Homestead Studio Suites - Dallas - DFW Airport North	$1,150	$1,323	Resolve ADA Issues, Down Unit 203. Return to service
Homestead Studio Suites - Dallas - North Addison - Tollway	$7,700	$8,855	Resolve ADA Issues, Down unit renovation, Units 128 and 159, Down unit renovation, Units 127 and 265, Down unit renovation, Unit 148
Homestead Studio Suites - Dallas - North - Park Central	$2,000	$2,300	Resolve ADA Issues
Homestead Studio Suites - Dallas - Plano	$11,000	$12,650	Resolve ADA Issues, Down unit. Replace hard goods

SCH. XVII-33

Property Name	Immediate Repair Cost	Inflated Reserves	Immediate Repair Items
Homestead Studio Suites - Dallas - Plano - Plano Parkway	$0	$0
Homestead Studio Suites - Dallas - Richardson	$17,848	$20,525	Spa Pool. Repair/replace, Resolve ADA Issues, Down unit 112. Return to service, Structural Studies - investigate observed movement at lobby and pool.
Homestead Studio Suites - Fort Worth - Medical Center	$0	$0
Extended Stay America - Houston - Galleria - Uptow	$65	$75	Resolve ADA Issues
Extended Stay America - Houston - Medical Center - Reliant Park - Fannin Street	$5,115	$5,882	Resolve ADA Issues
Extended Stay America - Houston - Willowbrook	$326	$375	Resolve ADA Issues
Homestead Studio Suites - San Antonio - Airport	$2,100	$2,415	Down unit repairs
Homestead Studio Suites - Salt Lake City - Mid Valley	$35,290	$40,584	Asphalt pavement. Seal/stripe (SF), Asphalt pavement. Full depth spot repairs, Exterior Walls(EFIS). Spot Repairs, EIFS. Repair, Resolve ADA Issues, Replace Missing FF&E and floor coverings
Homestead Studio Suites - Salt Lake City - Sugar House	$2,940	$3,381	Resolve ADA Issues
Extended Stay America - Washington, D.C. - Alexandria - Eisenhower Ave.	$2,287	$2,630	Resolve ADA Issues, Unit 138: Seal and paint ceiling
Extended Stay America - Washington, D.C. - Tysons Corner	$1,650	$1,898	Resolve ADA Issues, Restore Down Unit (Missing Furnishings)
Homestead Studio Suites - Richmond - Midlothian	$2,500	$2,875	Moisture infiltration study to identify point of entry, recommend repairs and estimate costs.
Extended Stay America - Seattle - Bellevue - Factoria	$3,000	$3,450	Restore down unit 204 - bed bugs, Structural Study - The exterior corridors on building #3 exhibit significant water damage
Extended Stay America - Seattle - Redmond	$1,000	$1,150	Restore down units 106 & 453 - bed bugs
Extended Stay America - Seattle - Southcenter	$0	$0
Homestead Studio Suites - Milwaukee - Brookfield	$196	$225	Resolve ADA Issues

SCH. XVII-34

Property Name	Immediate Repair Cost	Inflated Reserves	Immediate Repair Items
Extended Stay Deluxe - Phoenix - Midtown	$7,606	$8,747	Resolve ADA Issues
Extended Stay America - Phoenix - Chandler - East Chandler Boulevard	$11,606	$13,347	Resolve ADA Issues, Down Unit. Allowance to restore to proper function
Extended Stay America - Phoenix - Metro Center	$7,712	$8,869	Resolve ADA Issues
Extended Stay America - Phoenix - Airport - East Oak Street	$8,150	$9,373	Resolve ADA Issues
Extended Stay Deluxe - Denver - Aurora	$10,550	$12,133	Vinyl, guest laundry, Resolve ADA Issues, Unit 126 and 128 drywall repair, Unit 206 pest treatment, Unit 210: Repair drywall after roof leak, Unit 346: Replace mattresses and finishes
Extended Stay America - Denver - Tech Center - North	$12,817	$14,740	Concrete tread replacement, Remediate mold and replace damaged finishes, Resolve ADA Issues, Unit 201: Down due to pet damage, Structural Study - The poured in place concrete retaining wall exhibits signs of rotation and cracking.
Extended Stay Deluxe - Jacksonville - Deerwood Park	$13,575	$15,611	Water storage tank. Replace., Resolve ADA Issues
Extended Stay Deluxe - Tampa - Airport - North Westshore Boulevard	$7,826	$9,000	Resolve ADA Issues
Extended Stay Deluxe - Fort Lauderdale - Cypress Creek - Park North	$7,500	$8,625	Resolve ADA Issues
Extended Stay Deluxe - Orlando - John Young Parkway	$23,926	$27,515	Resolve ADA Issues, Swimming pool drain safety device
Extended Stay Deluxe - Orlando - Maitland - Summit	$8,106	$9,322	Resolve ADA Issues, Down unit 160
Extended Stay Deluxe - Atlanta - Marietta - Interstate North Parkway	$7,500	$8,625	Resolve ADA Issues
Extended Stay Deluxe - Atlanta - Alpharetta - Northpoint West	$7,500	$8,625	Resolve ADA Issues
Extended Stay Deluxe - Indianapolis - Airport - West Southern Avenue	$7,096	$8,160	Resolve ADA Issues, Unit 221: Replace hard goods, Swimming pool drain safety device
Extended Stay Deluxe - Indianapolis - Northwest - I- 465	$33,894	$38,978	Earthwork. Regrade, Asphalt pavement. Overlay/stripe, Asphalt pavement. Seal/stripe (SF), Pool drain. Install compliant safety devices., Resolve ADA Issues, Down unit. Repair.

SCH. XVII-35

Property Name	Immediate Repair Cost	Inflated Reserves	Immediate Repair Items
Extended Stay Deluxe - Kansas City - Overland Park - Metcalf	$3,700	$4,255	Resolve ADA Issues
Extended Stay America - Kansas City - Lenexa - 87th Street	$11,200	$12,880	Resolve ADA Issues, Swimming pool drain safety device
Extended Stay America - Columbia - Columbia Corporate Park	$2,500	$2,875	Swimming pool drain safety device
Extended Stay America - Detroit - Auburn Hills - Featherstone Road	$9,043	$10,399	Inspect flashing and caulking at joint between CMU and EIFS surfaces, Remove and Replace windows, check flashing, Resolve ADA Issues, Units 121 and 155: Repair ceiling damage, Unit 146: Replace flooring
Extended Stay Deluxe - Albuquerque - Rio Rancho Boulevard	$0	$0
Extended Stay Deluxe - Las Vegas - East Flamingo	$6,000	$6,900	Resolve ADA Issues
Extended Stay Deluxe - Columbus - Polaris	$24,445	$28,112	Paver walkway repair, Pool Drain safety cover, Resolve ADA Issues
Extended Stay Deluxe - Columbus - Tuttle	$975	$1,121	Resolve ADA Issues
Extended Stay America - Portland - Hillsboro	$8,500	$9,775	Resolve ADA Issues, Fire Code violations. Repair
Extended Stay Deluxe - Columbia - Harbison	$8,800	$10,120	Resolve ADA Issues
Extended Stay Deluxe - Memphis - Wolfchase Galleria	$16,545	$19,027	Asphalt pavement. Full depth spot repairs, Resolve ADA Issues, Restore Down Units
Extended Stay America - Houston - Medical Center - Reliant Park - Braeswood Boulevard	$65	$75	Resolve ADA Issues
Extended Stay America - Houston - NASA - Bay Area Boulevard	$61,755	$71,018	Window and frame. Replace (Aluminum, Sliding), Resolve ADA Issues
Extended Stay Deluxe - Dallas - Plano	$12,125	$13,944	Resolve ADA Issues. Restore down units
Extended Stay America - Austin - Northwest - Research Park	$15,065	$17,325	Broken window and frame. Replace (Aluminum, Sliding), Resolve ADA Issues, Down units. Repair
Extended Stay America - Houston - Stafford	$7,500	$8,625	Resolve ADA Issues

SCH. XVII-36

Property Name	Immediate Repair Cost	Inflated Reserves	Immediate Repair Items
Extended Stay America - Austin - Arboretum - North	$7,500	$8,625	Resolve ADA Issues
Extended Stay Deluxe - Dallas - Las Colinas - Green Park Drive	$2,925	$3,364	Resolve ADA Issues
Extended Stay America - Austin - North Central	$46,900	$53,935	Retaining wall. Repair (Stone), Nonoperational Fan Coil and Condensing Unit. Replace, Resolve ADA Issues, Down units. Repair.
Extended Stay America - Dallas - North - Park Central	$2,925	$3,364	Resolve ADA Issues
Extended Stay Deluxe - Durham - Research Triangle Park - Miami Boulevard - South	$5,491	$6,315	Resolve ADA Issues, Down Unit (Guest Room No. 147). Carpet replace
Extended Stay Deluxe - Phoenix - Biltmore	$19,712	$22,669	Resolve ADA Issues, Repair Down Units
Extended Stay Deluxe - Phoenix - Scottsdale	$0	$0
Extended Stay America - Pleasanton - Chabot Drive	$7,500	$8,625	Resolve ADA Issues
Extended Stay America - San Jose - Airport	$7,500	$8,625	Resolve ADA Issues
Extended Stay Deluxe - Orlando - Convention Center - Pointe Orlando	$15,656	$18,004	Resolve ADA Issues, Down Unit (Guest Room No. 143). Bed Bug Repair., Down Unit (Guest Room No. 201). Pet Cleaning Repair and/or Replace.
Extended Stay Deluxe - Orlando - Lake Buena Vista	$2,500	$2,875	Mold Assessment - Suspect visible mold was observed in unit 138.
Extended Stay America - Atlanta - Lenox	$4,125	$4,744	Resolve ADA Issues, Swimming pool drain safety device
Extended Stay Deluxe - Atlanta - Marietta - Wildwood	$2,500	$2,875	Swimming pool drain safety device
Extended Stay Deluxe - Atlanta - Perimeter - Peachtree Dunwoody	$2,500	$2,875	Swimming pool drain safety device
Extended Stay Deluxe - Boston - Waltham	$21,450	$24,668	Swimming pool deck. Repair/Replace, Resolve ADA Issues, Swimming pool drain safety device
Extended Stay Deluxe - Boston - Westborough - Computer Drive	$21,000	$24,150	Pool Fence. Replace, Resolve ADA Issues, Repair Unit 201 shower valve, Swimming pool drain safety device, Replace/repair, Concrete walkways and ramp at entrance to the site

SCH. XVII-37

Property Name	Immediate Repair Cost	Inflated Reserves	Immediate Repair Items
Extended Stay Deluxe - Boston - Woburn	$405,241	$466,027	Asphalt pavement. Overlay/stripe, Gutters. Replace, Carpet. Replace (Renovations), Walls/ceilings. Paint (Renovations), Swimming pool safety drains. Install., Soft Goods. Replace (Renovations), Guest Room Hard Goods. Replace (Renovations), Guest room microwave. Replace, Flat screen television. Install, Resolve ADA Issues, Complete guest room renovations.
Extended Stay America - Piscataway - Rutgers University	$1,500	$1,725	Units 107 and 220: treatment for bedbugs, Unit 144: Repair leak damaged area
Extended Stay America - Washington, D.C. - Chantilly - Dulles Airport	$12,156	$13,979	Concrete walkways. Replace/repair, EIFS. Repair, Resolve ADA Issues
Extended Stay America - Washington, D.C. - Fairfax	$0	$0
Extended Stay America - Seattle - Bothell - Canyon Park	$7,500	$8,625	Resolve ADA Issues
Extended Stay Deluxe - Anchorage - Midtown	$856	$984	Resolve ADA Issues, Down unit. Replace PTAC.
Extended Stay America - Bakersfield - Chester Lane	$0	$0
Extended Stay America - San Rafael - Francisco Boulevard East	$15,000	$17,250	Resolve ADA Issues
Extended Stay Deluxe - Atlanta - Gwinnett Place	$2,500	$2,875	Swimming pool drain safety device
Extended Stay Deluxe - Anchorage - Downtown	$10,000	$11,500	Resolve ADA Issues, Down rooms. Repair/replace
Extended Stay Deluxe - Fairbanks - Old Airport Way	$7,771	$8,937	Resolve ADA Issues
Extended Stay Deluxe - Juneau - Shell Simmons Drive	$7,565	$8,700	Resolve ADA Issues
Extended Stay America - Chesapeake - Churchland Boulevard	$0	$0
Extended Stay America - Chesapeake - Greenbrier Circle	$780	$897	Resolve ADA Issues
Extended Stay Deluxe - Jackson - East Beasley Road	$8,600	$9,890	Resolve ADA Issues, Unit 237: pest treatment, Unit 329: Missing countertop
Extended Stay America - Destin - US98 - Emerald Coast Pkwy	$1,106	$1,272	Resolve ADA Issues

SCH. XVII-38

Property Name	Immediate Repair Cost	Inflated Reserves	Immediate Repair Items
Homestead Studio Suites - Peachtree Corners	$5,700	$6,555	Guestroom Spaces - replacement of damaged finishes, ADA Compliance
Homestead Studio Suites - Miami - Airport at Doral	$75,500	$86,825	Exterior Walls, Repair Piping, Replace Domestic Hot Water
Homestead Studio Suites Hotel - Washington, D.C. - Fairfax - Fair Oaks	$3,500	$4,025	Refurbish/Repair Exterior Walls, ADA Compliance
Homestead Studio Suites Washington, D.C. - Germantown	$42,900	$49,335	Stop Sign at Egress, Replace Paving and Parking, Repair Flatwork, Exterior Stairs and Railings, Replace Roof Drainage, Repair Fire Sprinklers and Standpipes, Replace/Repair Guestroom Spaces, ADA Compliance
Homestead Studio Suites- Tampa - Brandon	$1,050	$1,208	ADA Compliance
Homestead Studio Suites - Washington, D.C. - Reston	$0	$0
Homestead Studio Suites Hotel- Durham - Research Triangle Park	$8,500	$9,775	Repair Substructure, Replace Guestroom Spaces
Homestead Studio Suites Hotel - Tampa - North Airport	$1,050	$1,208	ADA Compliance
Homestead Studio Suites Hotel - Ft. Lauderdale - Tamarac	$171,220	$196,903	Repair Exterior Walls, Replace Piping, Repair Fire Sprinklers and Standpipes, Refurbish Guestroom Spaces - replace damaged finishes
Homestead Studio Suites Hotel - Washington, D.C. - Sterling	$0	$0
Homestead Studio Suites Baltimore - BWl Airport	$66,834	$76,859	Replace/Refurbish Exterior Stairs and Elevated Walkways, Upgrade Fire Alarm System, Guestroom Spaces - replace damaged finishes, ADA Compliance
Homestead Studio Suites Hotel - Fort Lauderdale / Plantation	$201,800	$232,070	Repair Exterior Walls, Replace Roof, Repair Piping
Homestead Studio Suites Hotel - Washington, D.C. - Falls Church - Merrifield	$5,100	$5,865	Refurbish Landscaping and Appurtenances
Homestead Suites-Raleigh- Crabtree Valley	$50,550	$58,133	Consult on Erosion, Replace Curbing/Wheelstops, Refurbish/Repair Exterior Walls, Refurbish Elevated Walkways, Replace/Repair Roof, Repair Roof Penetrations and Flashings, Repair Piping, Replace/Refurbish/Repair Guestroom Spaces, ADA Compliance

SCH. XVII-39

Property Name	Immediate Repair Cost	Inflated Reserves	Immediate Repair Items
Homestead Studio Suites Hotel- St. Petersburg - Clearwater	$1,050	$1,208	ADA Compliance
Homestead Studio Suites Hotel - Richmond - Innsbrook	$0	$0
Homestead Studio Suites Hotel - Washington, D.C. - Chantilly	$0	$0

Total	$4,614,506	$5,306,682

SCH. XVII-40

SCHEDULE XVIII

(Clearing Banks and Property Banks)

1.	Bank of America, N.A.

2.	Fifth Third Bank, FSB

3.	JPMorgan Chase Bank, National Association

4.	Wells Fargo Bank, N.A.

5.	Bank of Montreal

SCH. XVIII-1

SCHEDULE XIX

(Reserved)

SCH. XIX-1

SCHEDULE XX

(Additional Property)

	Seller	Hotel	Address
1.	HFI Acquisitions Company LLC	Baltimore – Washington Airport	939 International Drive, Linthicum Heights, Maryland 21090
2.	HFI Acquisitions Company LLC	Washington D.C. – Germantown	20141 Century Boulevard, Germantown, Maryland 20874
3.	HFI Acquisitions Company LLC	Washington D.C. – Chantilly	4504 Brookfield Corporate Drive, Chantilly, Virginia 20151
4.	HFI Acquisitions Company LLC	Washington D.C. – Dulles Airport – Sterling	45250 Catalina Court, Sterling, Virginia 20166
5.	HFI Acquisitions Company LLC	Washington D.C. – Fairfax – Fair Oaks	12104 Monument Drive, Fairfax, Virginia 22033
6.	HFI Acquisitions Company LLC	Washington D.C. – Falls Church – Merrifield	8281 Willow Oaks Corporate Drive, Fairfax, Virginia 22031
7.	HFI Acquisitions Company LLC	Washington D.C. – Reston	12190 Sunset Hills Road, Reston, Virginia 20190
8.	HFI Acquisitions Company LLC	Richmond – Innsbrook	10961 West Broad Street, Glen Allen, Virginia 23060
9.	HFI Acquisitions Company LLC	Fort Lauderdale – Tamarac	3873 West Commercial Boulevard, Tamarac, Florida 33309
10.	HFI Acquisitions Company LLC	Miami Airport – Doral	8720 NW 33rd Street, Miami, Florida 33172
11.	HFI Acquisitions Company LLC	Fort Lauderdale – Plantation	7550 State Road 84, Davie, Florida 33317
12.	HFI Acquisitions Company LLC	Tampa – Brandon	330 Grand Regency Boulevard, Brandon, Florida 33510
13.	HFI Acquisitions Company LLC	St. Petersburg – Clearwater	2311 Ulmerton Road, Clearwater, Florida 33762
14.	HFI Acquisitions Company LLC	Tampa – North Airport	5401 Beaumont Center Boulevard East, Tampa, Florida 33634
15.	HFI Acquisitions Company LLC	Durham – Research Triangle Park	4515 NC Highway 55, Durham, North Carolina 27713
16.	HFI Acquisitions Company LLC	Raleigh – Crabtree Valley	4810 Bluestone Drive, Raleigh, North Carolina 27612
17.	HFI Acquisitions Company LLC	Atlanta – Peachtree Corners	7049 Jimmy Carter Boulevard, Norcross, Georgia 30092

SCH. XX-1

SCHEDULE XXI

(Additional Property Management Agreements)

1.	Management Agreement, dated as of December 31, 2009, by and between HFI Acquisitions Company LLC and HVM L.L.C.

2.	Management Agreement, dated as of December 31, 2009, by and between HFI Acquisitions Company LLC and HVM L.L.C.

3.	Management Agreement, dated as of December 31, 2009, by and between HFI Acquisitions Company LLC and HVM L.L.C.

4.	Management Agreement, dated as of December 31, 2009, by and between HFI Acquisitions Company LLC and HVM L.L.C.

5.	Management Agreement, dated as of December 31, 2009, by and between HFI Acquisitions Company LLC and HVM L.L.C.

6.	Management Agreement, dated as of December 31, 2009, by and between HFI Acquisitions Company LLC and HVM L.L.C.

7.	Management Agreement, dated as of December 31, 2009, by and between HFI Acquisitions Company LLC and HVM L.L.C.

8.	Management Agreement, dated as of December 31, 2009, by and between HFI Acquisitions Company LLC and HVM L.L.C.

9.	Management Agreement, dated as of December 31, 2009, by and between HFI Acquisitions Company LLC and HVM L.L.C.

10.	Management Agreement, dated as of December 31, 2009, by and between HFI Acquisitions Company LLC and HVM L.L.C.

11.	Management Agreement, dated as of December 31, 2009, by and between HFI Acquisitions Company LLC and HVM L.L.C.

12.	Management Agreement, dated as of December 31, 2009, by and between HFI Acquisitions Company LLC and HVM L.L.C.

13.	Management Agreement, dated as of December 31, 2009, by and between HFI Acquisitions Company LLC and HVM L.L.C.

14.	Management Agreement, dated as of December 31, 2009, by and between HFI Acquisitions Company LLC and HVM L.L.C.

15.	Management Agreement, dated as of December 31, 2009, by and between HFI Acquisitions Company LLC and HVM L.L.C.

16.	Management Agreement, dated as of December 31, 2009, by and between HFI Acquisitions Company LLC and HVM L.L.C.

17.	Management Agreement, dated as of December 31, 2009, by and between HFI Acquisitions Company LLC and HVM L.L.C.

SCH. XXI-1

EXHIBIT A

RESERVED

EXH. A-1

EXHIBIT B

[FORM OF]

U.S. TAX CERTIFICATE

(For Non-U.S. Co-Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of [            ] (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among [            ], and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.7 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished Agent and Borrower with a certificate of its non-U.S. person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Agent and (2) the undersigned shall have at all times furnished Borrower and Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF CO-LENDER]

By:
Name:
Title:

Date:                  , 20[    ]

EXH. B-1

[FORM OF]

U.S. TAX CERTIFICATE

(For Non-U.S. Co-Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of [            ] (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among [            ], and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.7 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan, (iii) with respect to the extension of credit pursuant to this Agreement, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its direct or indirect partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished Agent and Borrower with IRS Form W-8IMY accompanied by one of the following from each of its partners/members claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Agent and (2) the undersigned shall have at all times furnished Borrower and Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF CO-LENDER]

By:
Name:
Title:

Date:                  , 20[    ]

EXH. B-2

[FORM OF]

U.S. TAX CERTIFICATE

(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of [            ] (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among [            ], and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.7 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Co-Lender with a certificate of its non-U.S. person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Co-Lender in writing and (2) the undersigned shall have at all times furnished such Co-Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                  , 20[    ]

EXH. B-3

[FORM OF]

U.S. TAX CERTIFICATE

(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of [            ] (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among [            ], and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.7 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its direct or indirect partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Co-Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by and IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Co-Lender and (2) the undersigned shall have at all times furnished such Co-Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                  , 20[    ]

EXH B-1

EXHIBIT C

RESTRUCTURING

1.	Guarantor or one or more constituent owners or Affiliates thereof form a corporation organized in the United States (“New Parent”).

2.	New Parent acquires, directly or indirectly through one or more subsidiaries, the direct or indirect equity interests in ESH Mezzanine C-2 LLC and ESH Canada Mezzanine C-2 LLC.

3.	New ESA P Portfolio Operating Lessee LLC (“U.S. Operating Lessee Holdco”) either (a) acquires all the assets and assumes the liabilities of Existing US Operating Lessee, including without limitation, Existing US Operating Lessee’s interest in the applicable Operating Leases, Management Agreement and Trademark License Agreements, subject in each case to the Lien of the applicable Security Instrument (the “U.S. Asset Transfer”), or (b) acquires all or substantially all of the equity interests in the Existing U.S. Operating Lessee (the “U.S. Equity Transfer”).

4.	New ESA Canada Operating Lessee LLC (“Canada Operating Lessee Holdco”) either (a) acquires all the assets and assumes the liabilities of Existing Canada Operating Lessee, including without limitation, Existing Canada Lessee’s interest in the applicable Operating Leases, Management Agreement and Trademark License Agreements, subject in each case to the Lien of the applicable Security Instrument (the “Canada Asset Transfer”; and together with the US Asset Transfer, each an “Asset Transfer” and collectively, the “Asset Transfers”) or (b) acquires, in one or a series of transactions, all or substantially all of the equity interests in Existing Canada Operating Lessee (the “Canada Equity Transfer”; and together with the US Equity Transfer, each an “Equity Transfer” and collectively, the “Equity Transfers”).

5.	In connection with any Asset Transfer, provided that any Operating Lessee assigns 100% of its assets to an Operating Lessee Holdco in accordance with this Exhibit C and satisfying all criteria set forth in Section 5.2.10(d)(vii) hereof, such Operating Lessee may be liquidated, dissolved or otherwise removed from the Loan Party organizational structure. On or after the date the Existing Canadian Operating Lessee is liquidated, dissolved or otherwise removed as permitted hereunder, each of ESH Canada Mezzanine A LLC, ESH Canada Mezzanine B LLC and ESH Canada Mezzanine C LLC may be liquidated, dissolved or otherwise removed from the Loan Party organizational structure.

6.	In connection with an Equity Transfer, each Operating Lessee will be converted to a limited liability company.

7.	New Parent or a newly formed wholly-owned direct or indirect subsidiary of New Parent (“New HVM”) shall acquire all of the assets of HVM (an “HVM Transfer”).

8.	New Parent or a newly formed wholly-owned direct or indirect subsidiary of New Parent (“New HVM Manager”) shall acquire all of the assets of HVM Manager 2 LLC.

EXH C-1

9.	New HVM will assume HVM’s obligations under the Assignment of Management Agreement, the “Subordination of Management Agreement” as such term is defined in each Mezzanine Loan Agreement and the Management Agreements with each Operating Lessee.

10.	If the Manager Collateral Release Date has not occurred, New HVM will assume and become subject to HVM’s obligations under the Manager Appointment Agreement.

11.	If the Manager Collateral Release Date has not occurred, New HVM Manager will assume and become subject to HVM Manager’s obligations under the Manager Appointment Agreement.

Prior to effectuating an Asset Transfer or Equity Transfer, Borrower shall provide an analysis of the transfer tax and income tax which may be imposed on any of the Mortgage Loan Parties as a result thereof and show adequate capitalization or other source of funds reasonably acceptable to Lender to pay any such taxes.

EXH C-2